Exhibit 2.1

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN

EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

CMPL

Share Sale Agreement

Dated

Glencore Operations Australia Pty Limited (ACN 128 115 140) (Seller)

Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) (Buyer)

Metals Acquisition Corp (Buyer Guarantor)

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

Share Sale Agreement

Contents

Details		1
General terms		3
1	Definitions and interpretation	3
1.1	Definitions	3
1.2	General interpretation	19
1.3	Method for Payment	20
1.4	Payment of Final Adjustment Amount	20
2	Conditions Precedent	20
2.1	Conditions Precedent	20
2.2	Reasonable endeavours	21
2.3	Specific obligations of co-operation	21
2.4	Waiver	22
2.5	Termination of agreement	22
2.6	Effect of termination	22
3	Sale and purchase of Shares	22
3.1	Sale and purchase	22
3.2	Free from Encumbrances	22
3.3	Rights attaching to Shares	22
3.4	Seller CGT Declaration	22
4	Purchase Price	23
4.1	Purchase Price	23
4.2	Payment of Purchase Price	23
5	Prohibited Events	23
6	Pre-Completion	24
6.1	Conduct of Business	24
6.2	Exceptions	26
6.3	Access to business premises and Records	27
6.4	Confidentiality undertaking	28
6.5	Clear exit	28
6.6	Buyer to provide information prior to Completion	28
6.7	Seller to provide information prior to Completion	28
6.8	Exclusivity – Buyer Guarantor	28
6.9	Exploration Assets	29
6.10	Potential Re-domiciliation	30
6.11	Transitional Services Agreement	30
7	Estimated Purchase Price	31
7.1	Calculation of Estimated Purchase Price	31
8	Completion	32
8.1	Time and place of Completion	32
8.2	Seller obligations	32

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8.3	Buyer obligations	33
8.4	Buyer Guarantor’s obligations at Completion	34
8.5	Seller’s obligations in respect of Rollover Shares	34
8.6	Simultaneous actions at Completion	34
8.7	Post-Completion notices	34
8.8	Release of Financial Assurances	34
8.9	Notice to ASIC of release of class order guarantee	35
9	Conduct of business after Completion	35
9.1	Exclusion of officers from liability	35
9.2	Use of Seller intellectual property	36
9.3	Phase out of use of Seller name and marks	36
9.4	Payment of Intercompany Amounts	36
9.5	Compliance with Seller Group Member contracts	36
9.6	Seller Group Insurance Policies	36
9.7	Records	37
9.8	Wrong Pockets	37
9.9	Rollover elections	38
10	Final Adjustment Amount	38
10.1	Completion Statements	38
10.2	Calculation of Final Adjustment Amount	38
10.3	Access to information	39
10.4	Review of Completion Statements and dispute resolution procedure	39
10.5	Review of Tax Adjustment Statement	41
10.6	Payment of Final Adjustment Amount	41
11	Warranties and representations	41
11.1	Accuracy of Warranties	41
11.2	Separate Warranties	41
11.3	Matters disclosed	41
11.4	Buyer acknowledgements	43
11.5	Release	44
11.6	No knowledge of Warranty breach	45
11.7	Personal Liability	45
12	Limitations of Liability	45
12.1	Notice of Claims	45
12.2	Third Party Claims	46
12.3	Seller to defend Claim	46
12.4	Seller not liable	47
12.5	Other limitations	48
12.6	Recovery	49
12.7	Adjustment to Purchase Price	49
12.8	Time limit on Claim	49
12.9	Minimum amount of Claim	49
12.10	Maximum Liability	50
12.11	Exclusion of consequential liability	50
12.12	Insured Claim or loss	50
12.13	Later recoveries	51
12.14	Obligation to mitigate	51
12.15	Tax benefit	51
12.16	No double recovery	51

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12.18	Remedies for breach of Warranties	52
12.19	Knowledge and belief	52
12.20	Insurance	52
12.21	Independent limitations	52
13	Taxation	53
13.1	Tax Indemnity	53
13.2	Payment	53
13.3	Refund	53
13.4	Gross up	54
13.5	Pre-Effective Time Tax matters	54
14	Tax returns	55
14.1	Tax Returns before Effective Time	55
14.2	Tax Returns after Effective Time	55
14.3	Copy of Straddle Return	55
14.4	Review of Straddle Return	55
14.5	Incorporation of comments into Straddle Returns	56
14.6	Access and assistance	56
14.7	Costs	56
14.8	Tax Expert	56
15	Buyer and Buyer Guarantor warranties	57
15.1	Buyer and Buyer Guarantor warranties	57
15.2	Indemnity	60
16	Guarantee and indemnity	60
16.1	Consideration	60
16.2	Guarantee	60
16.3	Indemnity	60
16.4	Extent of guarantee and indemnity	61
16.5	Obligation to pay interest	61
16.6	Compounding	61
16.7	Payments	61
16.8	No merger	62
16.9	Rights of the Seller are protected	62
16.10	Buyer Guarantor’s rights are suspended	63
16.11	Reinstatement of rights	63
16.12	Costs	64
17	Default	64
17.1	Remedies of the Seller	64
17.2	Remedies of the Buyer	64
17.3	Termination for Material Adverse Change	65
17.4	No termination or rescission	65
18	Confidential Information	65
18.1	Confidential Information	65
18.2	Disclosure of Confidential Information	65
18.3	Public Filings	65
18.4	Use of Confidential Information	66
18.5	Excluded Information	66
18.6	Delivery of materials	66
18.7	Disclosure prior to the date of this document	66

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18.8	Use of Personal Information by the Seller after Completion	66
18.9	Tax reporting	66
18.10	Survival of termination	67
19	Announcements	67
19.1	Public announcements	67
19.2	Public announcements required by law	67
20	Costs and Duty	67
20.1	Legal costs	67
20.2	Duty	67
21	Notices and other communications	67
21.1	Form	67
21.2	Delivery	68
21.3	When effective	68
21.4	Receipt - post	68
21.5	Receipt - email	68
21.6	Receipt outside business hours	68
22	GST	68
22.1	Definitions and interpretation	68
22.2	GST exclusive	69
22.3	Payment of GST	69
22.4	Adjustment events	69
22.5	Reimbursements	69
23	General	69
23.1	Variation and waiver	69
23.2	Consents, approvals or waivers	69
23.3	Discretion in exercising rights	70
23.4	Partial exercising of rights	70
23.5	Conflict of interest	70
23.6	Remedies cumulative	70
23.7	Indemnities and reimbursement obligations	70
23.8	Inconsistent law	70
23.9	Supervening law	70
23.10	Counterparts	70
23.11	Representations and undertakings continue	71
23.12	Entire agreement	71
23.13	Further steps	71
23.14	Prompt performance	71
23.15	Assignment or other dealings	71
23.16	No liability for loss	71
23.17	Severability	71
23.18	Rules of construction	71
23.19	Payment with withholding or deduction	71
23.20	No Claims Against Trust Account	72
24	Governing law	74
24.1	Governing law and jurisdiction	74
24.2	Serving documents	74

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Schedule 1	Shares	75
Schedule 2	Mining Tenements	76
Schedule 3	Properties	77
Schedule 4	Prohibited Events	80
Schedule 5	Warranties	84
Schedule 6	Accounting Principles	92
Schedule 7	Completion Balance Sheet	94
Schedule 8	Completion Net Debt Statement	96
Schedule 9	Completion Working Capital Statement	97
Schedule 10	Issuance of Rollover Shares / Preparation of Proxy Statement / Extraordinary General Meeting	98
Schedule 11	Financial Assurances	102
Signing page		103
Annexure A	Transitional Services Agreement	103
Annexure B	Form of officer release	109
Annexure C	Going Concern Declaration	115
Annexure D	No Prohibited Events Declaration	116
Annexure E	Offtake Agreement	117
Annexure F	Registration Rights Agreement	118
Annexure G	Royalty Deed	119
Annexure H	Tenement Mortgage	120

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Share Sale Agreement

Details

Parties	Seller, Buyer and Buyer Guarantor
Seller	Name	Glencore Operations Australia Pty Limited
	ACN	128 115 140
	Address	Level 44 Gateway 1 Macquarie Place Sydney NSW 2000
	Attention	[***]
	Email	[***]
Buyer	Name	Metals Acquisition Corp. (Australia) Pty Ltd
	ACN	657 799 758
	Address	Suite 400, 425 Houston St, Ft Worth, Texas, 76102
	Attention	Michael McMullen (Director)
	Email	[***]
Buyer Guarantor	Name	Metals Acquisition Corp
	Cayman Islands Registration Number	372802
	Address	Suite 400, 425 Houston St, Ft Worth, Texas, 76102
	Attention	Michael McMullen (CEO and Director)
	Email	[***]
Governing law	New South Wales, Australia
Recitals	A Seller is the registered holder and beneficial owner of the Shares.

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B       Seller has agreed to sell, and the Buyer has agreed to buy, the Shares on the terms of this document.

C       The Buyer has made an offer (Rollover Offer) to acquire from the Seller the Shares for a combination of the issue of Rollover Shares and cash.

D       The Seller has accepted the Rollover Offer on the terms of this document.

E        The Buyer Guarantor has agreed to guarantee the obligations of the Buyer and acknowledges incurring obligations and giving rights under this document for valuable consideration received from the Seller.

F         In connection with Completion, each of Seller, Buyer and Buyer Guarantor after Completion will enter into an Amended and Restated Registration Rights Agreement substantially in the form set out in Annexure F (the “Registration Rights Agreement”).

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Share Sale Agreement

General terms

1	Definitions and interpretation

1.1	Definitions

Unless the contrary intention appears, these meanings apply:

Accounting Principles means the principles and methodology set out in Schedule 6.

Accounting Standards means:

(a)	accounting standards as defined in the Corporations Act; and

(b)	to the extent consistent with paragraph (a), other accounting standards, principles and practices generally accepted in Australia for a business similar to the Company, consistently applied.

Acelight means Acelight Pty. Limited (ACN 084 303 444).

Actual Net Debt Amount has the meaning given in clause 10.2.

Actual Tax Adjustment Amount means any Tax on income (including any net capital gain) that is or will become payable (applying the assumptions in paragraph (a) and (b) of this definition below) by the Seller Head Company that is referrable to any act, matter or transaction of the Company occurring on or (i) after the Effective Time and (ii) before Completion. For the avoidance of doubt:

(a)	such an estimate will be expressed as a positive number and prepared ignoring any tax losses or other tax attributes (including capital losses) of the Seller Consolidated Group; and

(b)	where (i) the Company sells or otherwise disposes of any property (including copper or silver) to another member of the Seller Consolidated Group (first sale) and (ii) that member (or another member of the Seller Consolidated Group) subsequently sells or disposes of that property to an entity that is not a member of the Seller Consolidated Group (second sale), then any Tax on income that is or will be payable (applying the assumption in paragraph (a) above) by the Seller Head Company as a result of that second sale will be taken to be referrable to the first sale by the Company, provided that such Tax will be calculated on the assumption that the purchase price for the second sale equals the purchase price for the first sale.

Actual Working Capital Amount has the meaning given in clause 10.2.

Actway means Actway Pty. Limited (ACN 090 165 174).

Affiliate means in respect of a person (Primary Person):

(a)	a person Controlled directly or indirectly by the Primary Person;

(b)	a person Controlling directly or indirectly the Primary Person;

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(c)	a person directly or indirectly Controlled by a person who Controls the Primary Person (whether alone or with another person or persons); or

(d)	a person directly or indirectly under the common Control of the Primary Person and another person or persons.

Annual Program and Budget means the annual program and budget in respect of the Mine.

Approval means any Licence, consent, certificate, notification, declaration or other authorisation required for the lawful conduct of the Business.

ASIC means the Australian Securities and Investments Commission.

Assets means all assets legally or beneficially owned by the Company in connection with the Business.

Authorised Officer means a director or secretary of a party or any other person nominated by a party to act as an Authorised Officer for the purposes of this document.

Back to Back Financial Assurance means, in respect of an Unreleased Financial Assurance, a bank guarantee, in favour of the Seller Group Member on whose behalf the Unreleased Financial Assurance was made, on terms satisfactory to the Seller acting reasonably.

Base Working Capital has the meaning given in clause 7.1(b).

Business means the business undertaken by the Company as at the date of this document comprising commercial actions undertaken to facilitate and enable mining activities at the Mine and product sales to be conducted by the Company.

Business Combination has the meaning ascribed to such term in the Buyer Guarantor’s Prospectus.

Business Day means any day, other than a Saturday or Sunday or public holiday in Sydney, New South Wales, on which banks are open for general banking business.

Business Warranty means each Warranty given in Part B of Schedule 5.

Buyer Group means the Buyer and any Related Body Corporate of the Buyer and Buyer Group Member means any one of them.

Buyer Guarantor means the person so described in the Details.

Buyer Guarantor Class A Shares means Class A ordinary shares, par value US$0.0001 per share, of Buyer Guarantor.

Buyer Guarantor Ordinary Shares means the (i) Class A ordinary shares, par value US$0.0001 per share, of Buyer Guarantor and (ii) Class B ordinary shares, par value US$0.0001 per share, of Buyer Guarantor.

Buyer Guarantor’s Prospectus means the Buyer Guarantor’s final prospectus dated July 28, 2021.

Buyer Guarantor Shareholder Approval means, assuming a quorum is present at the Extraordinary General Meeting, the approval of a majority of the issued and outstanding Buyer Guarantor Ordinary Shares of the Buyer Guarantor Shareholder Matters attending in person or by proxy.

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Buyer Guarantor Shareholder Matters has the meaning given in Schedule 10.

Buyer Guarantor Shareholder Redemptions has the meaning given in Schedule 10.

Buyer Guarantor Shareholders means the holders of Buyer Guarantor Ordinary Shares.

Buyer Guarantor Warrants means a warrant that entitles the holder to purchase one Buyer Guarantor Class A Share at a price of $11.50 per share.

Buyer’s Cure Notice has the meaning given in clause 17.1(a).

Cash Consideration means:

(a)	the Estimated Purchase Price; minus

(b)	the Rollover Aggregate Amount.

Claim means any allegation, debt, cause of action, action, dispute, Liability, claim, proceeding, investigation, inquiry, prosecution, litigation, arbitration, mediation, audit, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, and whether at law, in equity, under statute or otherwise.

Clear Exit Amount means the amount (if any) that the Company is required to pay to leave the Seller Consolidated Group clear of each Group Liability for the purposes of section 721-35 of the Tax Act.

Company means Cobar Management Pty. Limited (ACN 083 171 546).

Company Books means the minute books, statutory books and registers of the Company, or any of them as the context requires.

Completion means completion of the sale and purchase of the Shares in accordance with clause 8 and Complete has a corresponding meaning.

Completion Balance Sheet means the aggregated balance sheet of the Company as at the Effective Time prepared in accordance with the Accounting Principles and in the form set out in Schedule 7.

Completion Date means:

(a)	the first Business Day of the month immediately following the month in which all of the Conditions Precedent have been satisfied or waived (or, if such Conditions Precedent have been satisfied or waived less than 2 Business Days before the last Business Day of a month, on the first Business Day of the second following month); or

(b)	such other date as the Seller and the Buyer may agree in writing.

Completion Net Debt Statement means the statement setting out the Actual Net Debt Amount in the form set out in Schedule 8 as extracted from the Completion Balance Sheet.

Completion Statements means the Completion Balance Sheet, the Completion Net Debt Statement and the Completion Working Capital Statement.

Completion Working Capital Statement means the statement setting out the Actual Working Capital Amount in the form set out in Schedule 9 as extracted from the Completion Balance Sheet.

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Conditions Precedent means the conditions precedent set out in clause 2.

Confidential Information means all Information disclosed to the Receiving Party, any of its Related Bodies Corporate or any of their respective Representatives, in connection with this document, including:

(a)	the existence and contents of this document and each draft document referred to in, or to be entered into in connection with, this document (including the Offtake Agreement and Royalty Deed);

(b)	all discussions and correspondence between the parties and any of their respective Related Bodies Corporates or Representatives that have taken place, are taking place or will take place in relation to this document, each draft document referred to in, or to be entered into in connection with, this document, and the Transaction (including the fact that such discussions have taken place, are taking place or may in the future take place and their content);

(c)	information which, either orally or in writing, is designated or indicated as being the proprietary or confidential information of the Disclosing Party or any of its Related Bodies Corporate;

(d)	information derived or produced partly or wholly from the Information including any calculation, conclusion, summary or computer modelling; and

(e)	trade secrets or information which is capable of protection at law or equity as confidential information,

whether the Information was disclosed:

(f)	orally, in writing or in electronic or machine-readable form;

(g)	before, on or after the date of this document;

(h)	as a result of discussions between the parties relating to or arising out of the acquisition of the Business; or

(i)	by the Disclosing Party or any of its Representatives, any of its Related Bodies Corporate, any Representatives of its Related Bodies Corporate or by any third person.

Consistent Policies has the meaning given in Schedule 6.

Consolidated Group has the meaning given to that expression in section 703-5 of the Tax Act and includes a “MEC Group” as defined in section 995-1 of the Tax Act.

Control of an entity includes the power to directly or indirectly:

(a)	determine the management or policies of the entity;

(b)	control the membership of the board or other governing body of the entity; or

(c)	control the casting of more than one half of the maximum number of votes that may be cast at a general meeting of the entity,

regardless of whether the power is in writing or not, enforceable or unenforceable, expressed or implied, formal or informal or arises by means of trusts, agreements, arrangements, understandings, practices or otherwise.

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Controller has the meaning it has in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Costs means costs, charges and expenses, including those incurred in connection with advisers and any legal costs on a full indemnity basis.

Cut Off Time means the date which is 2 Business Days before the date of this document.

Data Room means the

(a)	the Datasite Data Room; and

(b)	online file sharing site “KWM Share Support” secured by kiteworks which was made available to the Buyer and its Representatives.

Datasite Data Room means electronic data room named “Project Chariot” established by or on behalf of the Seller and hosted by Datasite.

Deed of Cross Guarantee means the deed so entitled, dated 4 December 2018 between Glencore Investment Pty Limited (ACN 076 513 034), the Company and others, executed pursuant to ASIC Class Order 2016/785.

Details means the section of this document headed “Details”.

Disclosing Party means the party disclosing Confidential Information.

Disclosure Letter means the letter from the Seller addressed to the Buyer and dated and delivered to it before the date of this document and includes all of its schedules and annexures.

Disclosure Material means:

(a)	all of the information and material contained in the Data Room as at the Cut Off Time; and

(b)	the matters disclosed in the Disclosure Letter.

Dispute Notice has the meaning given in clause 10.4(a).

Due Diligence means the enquiries and investigations into the Company, the Business and the Assets carried out by the Buyer and its Representatives.

Duty means any stamp, transaction or registration duty or similar charge which is imposed by any Government Agency, together with any fines, penalties and interest in connection with them.

Duty Exemption Letter means the letter of exemption issued under section 273B(1) of the Duties Act 1997 (NSW) by NSW Government Department of Revenue, dated 14 May 2021.

Effective Time means 11.59pm Sydney, Australia time on the last day of the month immediately preceding the month in which Completion occurs.

Employees means the employees of the Company at Completion.

Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement and any “security interest” as defined in sections 12(1) or 12(2) of the PPSA, or any agreement to create any of them or allow them to exist, but excludes any Permitted Encumbrance.

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Environment means all of the physical surroundings of humans including:

(a)	land, water, atmosphere, climate, sound, odour and taste;

(b)	the biological factors of animals and plants; and

(c)	the social factor of aesthetics affecting any human individually or in their social groupings.

Environmental Law means any law (including the laws of tort, negligence and nuisance) relating to the Environment.

Estimated Adjustment Amount has the meaning given in clause 7.1(b).

Estimated FX Rate has the meaning given in clause 7.1(b).

Estimated Net Debt Amount has the meaning given in clause 7.1(b).

Estimated Purchase Price means the amount determined in accordance with clause 7.1(c).

Estimated Statements has the meaning given in clause 7.1(a).

Estimated Tax Adjustment Amount has the meaning given in clause 7.1(b).

Estimated Working Capital Adjustment Amount has the meaning given in clause 7.1(b).

Estimated Working Capital Amount has the meaning given in clause 7.1(b).

Exchange Act means the Securities Exchange Act of 1934, as amended.

Excluded Information means Confidential Information which:

(a)	is in or becomes part of the public domain other than through breach of this document or an obligation of confidence owed to the Disclosing Party or any Related Body Corporate of the Disclosing Party;

(b)	the Receiving Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Disclosing Party or its Related Bodies Corporate or Representatives (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c)	the Receiving Party acquires from a source other than the Disclosing Party or any Related Body Corporate or Representative of the Disclosing Party where such source is entitled to disclose it.

Exploration JV Documents has the meaning given in clause 6.9(a)(iii).

Exploration Licences means each of the following exploration licences:

(a)	EL 5693;

(b)	EL 5983; and

(c)	EL 6907,

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	8

together with all renewals, extensions and amendments to those exploration licences (including exploration licences granted in substitution of them) and all rights and obligations arising from them.

Extraordinary General Meeting means an extraordinary general meeting of the holders of Buyer Guarantor Ordinary Shares to be held for the purpose of considering and if thought fit approving the Buyer Guarantor Shareholder Matters.

Final Adjustment Amount has the meaning given in clause 10.2.

Final Adjustment Interest Amount means simple interest paid on the absolute value of the Final Adjustment Amount from Completion until the date on which the Final Adjustment Amount is paid, calculated daily at the rate per annum equal to the Interest Rate as at Completion.

Final Net Debt Adjustment Amount has the meaning given in clause 10.2.

Final Working Capital Adjustment Amount has the meaning given in clause 10.2.

Financial Assurances means the bank guarantees or securities provided by or on behalf of the Company or its Related Bodies Corporate to the State in respect of the environmental Approvals for the Mining Tenements and in accordance with the Mining Act, which at the date of this document are set out in Schedule 11 and are for an aggregate amount of A$36,853,000.00.

FIRB means the Foreign Investment Review Board.

FIRB Act means the Foreign Acquisitions and Takeovers Act 1975 (Cth).

FIRB Application means a foreign investment application in respect of the proposed Transaction prepared and submitted (or to be submitted) by the Buyer in accordance with the requirements of the FIRB Act and any regulations made thereunder.

Forward Looking Information means:

(a)	any statement of opinion or intent, estimate, business plan, forecast, projection or judgement as to future matters (that is, matters after the time at which the statement of opinion, estimate, business plan, forecast, projection or judgement was made);

(b)	any information on the future financial performance or prospects of the Company, the Business or any part of it (including any opinions, estimates, projections, business plans, budget information or other forecasts in respect of the Company, the Business or any part of it); and

(c)	any financial modelling relating to the Company, to the extent relating to periods after the date as at which the relevant financial modelling was prepared.

FX Adjustment has the meaning given in clause 10.2.

Glencore Investment means Glencore Investment Pty Limited (ACN 076 513 034).

Government Agency means any government, governmental, semi-governmental, administrative, fiscal or judicial body department, commission, authority, tribunal, agency or entity and includes any other person authorised by law to give consents or impose requirements in connection with the Environment.

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Group Liability means, in respect of the Company, a group liability (within the meaning given to that expression in section 721-10 of the Tax Act) of the Seller Head Company where the Company was a member of the Seller Consolidated Group for at least part of the period to which the group liability relates.

GST has the meaning given in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Group has the meaning given in section 195-1 of the GST Act.

Guarantee means the guarantee and indemnity in clause 16.

Head Company has the meaning given in section 995-1 of the Tax Act.

Incoming Officers means the persons nominated by the Buyer pursuant to clause 6.6(a) to be a director or the public officer of the Company from Completion.

Indemnified Person means the Seller and its Representatives and each other Seller Group Member and their Representatives.

Independent Expert means the independent expert appointed by the parties in accordance with the procedure set out in clause 10.

Indirect Tax Sharing Agreement means an indirect tax sharing agreement entered into in accordance with section 444-90 of the Tax Act.

Information means all information regardless of its Material Form relating to or developed in connection with:

(a)	the business, technology or other affairs of the Disclosing Party or any Related Body Corporate of the Disclosing Party, or in the case of the Seller only, the Company; or

(b)	any systems, technology, ideas, concepts, know-how, techniques, designs, specifications, plans, blueprints, tracings, diagrams, models, functions, capabilities and designs (including computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information which is marked “confidential” or is otherwise indicated to be subject to an obligation of confidence owned or used by or licensed to the Disclosing Party or a Related Body Corporate of the Disclosing Party, or in the case of the Seller only, the Company.

Insolvency Law means any law relating to liquidation, administration, insolvency or the protection of creditors.

A person is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to any of its property; or

(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this document); or

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(d)	an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of the things described in paragraphs (a), (b) or (c), in each case in connection with that person, in respect of any of the things described in paragraphs (a), (b) or (c); or

(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(f)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this document reasonably deduces it is so subject); or

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)	something having a substantially similar effect to any of the things described in paragraphs (a) to (g) happens in connection with that person under the law of any jurisdiction.

Intercompany Debt means all amounts (including any accrued interest) outstanding from, or payable to, a Related Body Corporate of the Company and comprises Intercompany Payables and Intercompany Receivables.

Intercompany Payables means all Intercompany Debt payable to a Related Body Corporate of the Company by the Company. For the purpose of this definition, “Related Body Corporate” means a Related Body Corporate of the Company at the time immediately prior to Completion.

Intercompany Receivables means all Intercompany Debt outstanding from a Related Body Corporate of the Company to the Company. For the purpose of this definition, “Related Body Corporate” means a Related Body Corporate of the Company at the time immediately prior to Completion.

Interest Rate means the Australian Bank Bill Swap Reference Rate administered by ASX Benchmark Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) at or about 10.30am (Sydney time) plus 5% per annum, provided that if the Australian Bank Bill Swap Reference Rate would be less than zero it will be deemed to be zero.

Isokind means Isokind Pty. Limited (ACN 081 732 498).

ITSA Deed of Release means a deed of release substantially in the form set out in Schedule 5 of the Seller Indirect Tax Sharing Agreement.

Last Accounts means the balance sheet included in the December-21 Monthly Report on the tab labelled “BS” located at folder 3.2.40 of the Datasite Data Room.

Leaving Indirect Tax Contribution Amount means the amount (if any) of the payment (as contemplated by section 444-90 of Schedule 1 to the Tax Act) to be made by the Company to the Seller Representative Member.

Liability means any liability or obligation (whether actual, contingent or prospective), including for any Loss irrespective of when the acts, events or things giving rise to the liability occurred but excluding liability for any consequential or indirect losses, economic losses or loss of profits.

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Licence means a statutory, municipal, contractual or other licence, consent, permission, permit, right or authority.

Loss means all damage, loss, cost and expense (including legal costs and expenses of whatsoever nature or description) but excluding any liability for consequential or indirect losses, economic losses or loss of profits.

Material Adverse Change means an event, change, condition, matter, circumstance or thing occurring on or after the date of this document and before Completion that is outside of the ordinary course of business and has a physical effect on the Assets (each a “Specified Event”) which, whether individually or when aggregated with all other Specified Events that have occurred or are reasonably likely to occur, has had, or would be considered reasonably likely to have, a physical effect on the Assets which reduces the operating cash flows of the Company by at least US$250,000,000 in any financial year against what it would reasonably be expected to have been but for such Specified Event. The following will not constitute a Specified Event and will not be factored into any calculation of reduction in operating cash flows of the Company:

(a)	a pandemic;

(b)	a government directive, sanction, order, ban, rule or guideline in relation to any event (including a pandemic);

(c)	a strike or industrial dispute which has as its result a national or statewide application;

(d)	changes in general economic, political or business conditions (including declared or undeclared acts of war, armed hostilities, terrorism, financial market fluctuations, changes in interest rates);

(e)	the unavailability (at commercially reasonable prices) of critical inputs required for the operation of the Business supplied by third parties;

(f)	any general applicable change in law (including subordinate legislation);

(g)	any change or effect that is cured (including by payment of money) or ceases to exist on or before the date of Completion;

(h)	changes that affect the copper mining industry generally;

(i)	any change in foreign exchange rates, financial, securities, or other market conditions (including prevailing commodities prices) generally and any other changes to macroeconomic factors; and

(j)	any fact, matter or circumstance disclosed in writing by or on behalf of the Seller Group to the Buyer Group or its Representatives prior to the date of this document.

Material Business Contract means:

(a)	a contract entered into by the Company (in its own capacity and solely for its own benefit) establishing an obligation on the Company to pay in aggregate over the term of the contract in excess of $15,000,000;

(b)	the document entitled “Supply Contract – Supply of PPX Parts, GET, Drilling Consumables, Services and Other Items” between Mount Isa Mines Limited (in its personal capacity and as agent for EHM and CSA) and Sandvik Mining and Construction Australia Pty Ltd; and

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(c)	the document entitled “Mobile Equipment Supply Contract – Supply of Capital Equipment and Associated Services” between Mount Isa Mines Limited (in its personal capacity and as agent for EHM and CSA) and Sandvik Mining and Construction Australia Pty Ltd dated 30 June 2020.

Material Form includes any form (whether visible or not) of storage from which reproductions can be made.

Memorandum and Articles of Association means Buyer Guarantor’s Memorandum and Articles of Association, as amended, and in effect on the date hereof.

Mine means the CSA underground copper (silver by-product) mine located approximately 12km north of Cobar, New South Wales.

Minimum Working Cash Amount means $15,000,000 being available in cleared funds in an account or accounts in the name of and/or controlled by the Company.

Mining Act means the Mining Act 1992 (NSW).

Mining Tenements means the consolidated mining leases, mining purpose lease and exploration licences specified in Schedule 2 and any other mining tenements which may be granted to the Company, together with all renewals, extensions and amendments to those mining leases and other mining tenements (including mining tenements granted in substitution of them) and all rights and obligations arising from them.

Ministerial Approval has the meaning given in clause 6.9(a)(i).

Net Debt means the aggregate of the consolidated assets of the Company less the aggregate of the consolidated liabilities of the Company as recorded in the general ledger codes listed under the heading 'Net Debt' as set out in the Completion Balance Sheet (which may be a positive or negative number).

No Prohibited Events Declaration means a declaration substantially in the form set out in Annexure D.

Notice has the meaning given in clause 21.1(a).

Offtake Agreement means the offtake agreement to be entered into between Glencore International AG and the Company, effective from Completion, attached as Annexure E.

Payout Debt Amount means any promissory note(s) issued by the Company under clause 6.5(c) or clause 6.5(d) and outstanding immediately prior to Completion.

Permitted Encumbrance means:

(a)	a charge or lien arising in favour of a Government Agency by operation of statute unless there is default in payment of money secured by that charge or lien;

(b)	any mechanics’, workmen’s or other like lien arising in the ordinary course of business;

(c)	any retention of title arrangement undertaken in the ordinary course of day-to-day trading;

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(d)	any encumbrance in respect of deposits of money or property by way of security for the performance of any contractual or statutory obligations owing in the ordinary course of business (other than obligations for borrowed moneys on the deferred purchase price of goods or services);

(e)	any banker’s lien arising by operation of law in respect of moneys lodged or deposited with a banker;

(f)	any claim lodged over land under the Native Title Act 1993 (Cth) or at common law by a person or persons claiming to hold native title;

(g)	any encumbrance granted by a Seller Group Member or the Company in favour of another joint venturer or party to the Exploration JV Documents or the Shuttleton Heads of Agreement; or

(h)	an interest of the kind referred to in section 12(3) of the PPSA where the transaction concerned does not, in substance, secure payment or performance of an obligation.

Personal Information has the meaning given in the Privacy Act 1988 (Cth).

PPSA means the Personal Property Securities Act 2009 (Cth).

PPSR means the personal properties securities register established under the PPSA.

Pre-Effective Time Return has the meaning given in clause 14.1.

Pre-Effective Time Tax Event has the meaning given in clause 13.5(a).

Prohibited Event means any fact, matter or circumstance that causes, or is reasonably likely to cause, any of the statements contained in Schedule 4 to be incorrect or inaccurate.

Prohibited Event Information means any documents and information, including “know-your-counterparty” statements, in relation to any Buyer Group Member or the Buyer Guarantor, in connection with bribery, corruption, money laundering, tax evasion, economic or financial sanctions or trade embargoes.

Properties means the real property titles specified in Schedule 3.

Proxy Statement has the meaning given in Schedule 10.

Purchase Price means the Unadjusted Purchase Price, as adjusted in accordance with clauses 7 and 10 (and any other relevant provisions of this document).

Re-Domiciliation has the meaning given in clause 6.10.

Re-Domiciled Buyer Guarantor has the meaning given in clause 6.10.

Receiving Party means the recipient of Confidential Information.

Records means originals and copies, in any Material Form, of all books, files, reports, records, correspondence, documents and other material of the Company, of or relating to or used in connection with a Business, including:

(a)	Company Books;

(b)	books of account;

(c)	all trading and financial records; and

(d)	lists of all regular suppliers and customers,

but, for the avoidance of doubt, excludes any records of the Company which do not relate exclusively to a Business, except to the extent that the Company is required by law to retain such records.

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Recovered Sum means the amount recovered by the Buyer under clause 12.6.

Registration Rights Agreement has the meaning given in the Recitals.

Related Body Corporate has the meaning it has in the Corporations Act.

Released Trust Claims has the meaning given in clause 23.20(c).

Replacement FA Guarantees means bank guarantees or securities, on behalf of the Buyer, in favour of the State and in compliance with the requirements of the State in respect of the Financial Assurances, in the relevant amounts of each Financial Assurance.

Representative of a party includes an employee, agent, officer, director, auditor, adviser, partner, consultant, joint venturer or sub-contractor of that party.

Resolution Institute means the means the dispute resolution organisation of that name in Australia.

Restructure means the corporate reconstruction involving the Company’s acquisition of the Properties, Western Lands Leases, Water Licences and Mining Tenements, mining information, plant and equipment, approvals, remits, licences, consents and authorisations, business contracts, inventory from certain Seller Group Members conducted under the terms of the Restructure Agreements.

Restructure Agreements means the Restructure ASA and Restructure Land Sale Contract.

Restructure ASA means the document entitled ‘Asset Sale and Purchase Agreement – Cobar’ between Isokind, Acelight and the Company dated 29 November 2021.

Restructure Land Sale Contract means the document entitled ‘Contract for Sale and Purchase of Land – Cobar’ between Isokind, Acelight and the Company dated 29 November 2021.

Retiring Officers means the existing directors, secretaries and public officer of the Company.

Rollover Aggregate Amount means the amount equal to the number of Rollover Shares issued in accordance with clause 8.4 multiplied by the Rollover Share Issue Price.

Rollover Shares means the Buyer Guarantor Class A Shares to be issued to the Seller under clause 8.4.

Rollover Share Issue Price means $10.00 per Rollover Share.

Rollover Shares Warranty means each Warranty given in Part C of Schedule 5.

Royalty Deed means the royalty deed to be entered into between the Seller, the Buyer Guarantor and the Company, effective from Completion, attached as Annexure G.

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SEC means the United States Securities and Exchange Commission.

Seller CGT Declaration means a valid declaration (or multiple declarations, if applicable) (in the ATO form NAT 74879-06.2016) from the Seller that either:

(a)	the Seller is a resident of Australia as defined in the Tax Act; or

(b)	the relevant Shares are not indirect Australian real property interests as defined in the Tax Act,

and that covers the time this document is entered into up to and including Completion.

Seller Consolidated Group means the Consolidated Group of which Glencore Investment is, as at the date of this document, the Head Company.

Seller Group means Glencore plc and each of its Related Bodies Corporate and Seller Group Member refers to any one of them.

Seller Group Insurance Policies means all insurance and/or reinsurance policies (whether under policies maintained with third party insurers or any Seller Group Member) maintained by the Seller Group (other than the Company) under which, immediately prior to the date of this document, the Company is entitled to any benefit.

Seller GST Group means the GST Group of which Glencore Operations Australia Pty Limited is, as at the date of this document, the Seller Representative Member and of which the Company is a member (as defined in the GST Act).

Seller Head Company means the head company (as defined in section 995-1 of the Tax Act) of the Seller Consolidated Group (from time to time).

Seller Indirect Tax Sharing Agreement means the Indirect Tax Sharing Agreement between the Seller Representative Member and members of the Seller GST Group dated 26 March 2021 (as amended from time to time).

Seller Representative Member means the representative member (as defined in section 195-1 of the GST Act) of the Seller GST Group (from time to time).

Seller Tax Funding Agreement means the Tax Funding Agreement between the Seller Head Company and members of the Seller Consolidated Group dated 1 December 2014 (as amended from time time).

Seller Tax Sharing Agreement means the Tax Sharing Agreement between the Seller Head Company and members of the Seller Consolidated Group dated 1 December 2014 (as amended from time time).

Seller’s Cure Notice has the meaning given in clause 17.2(a).

Shares means the issued shares in the capital of the Company agreed to be sold under this document, as set out in Schedule 1, and Share means any one of those shares.

Shuttleton Heads of Agreement means the document titled “Heads of Agreement NSW Exploration Joint Venture” dated May 2005 between the Company and AuriCula Mines Pty Limited (ACN 108 362 027).

Specific Policies has the meaning given in Schedule 6.

State means the State of New South Wales.

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Statutory Claim has the meaning given in clause 12.17.

Straddle Return has the meaning given in clause 14.2.

Straddle Tax Period has the meaning given in clause 13.3.

Sunset Date means 23 December 2022, or such later date agreed by the Seller and the Buyer in writing.

Tax means any tax, levy, impost, royalty, charge and Duty paid or payable to, or assessed as being payable by, any fiscal Government Agency, together with any associated fines, penalties and interest.

Tax Act means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) or the Taxation Administration Act 1953 (Cth), as the context requires.

Tax Adjustment Statement means the statement prepared by the Seller setting out the Actual Tax Adjustment Amount.

Tax Assessment means an assessment, notice or amended assessment issued or action by or on behalf of a fiscal Government Agency whether before or after the date of this document, to the extent to which it:

(a)	relates to a Tax Period (or part period) up to and including the Effective Time; and

(b)	relates to any act, transaction, event or omission occurring up to and including the Effective Time (including as a result of the Restructure).

Tax Assessment Amount means the amount of Tax that the Company is liable to pay under a Tax Assessment to the extent to which it relates to a Tax Period (or part period) up to and including the Effective Time.

Tax Claim means a Claim under the Tax Indemnity or for breach of a Tax Warranty.

Tax Expert means an individual with at least 20 years’ relevant experience in Tax and either:

(a)	as agreed to by the Buyer and the Seller; or

(b)	if the Buyer and the Seller are unable to agree within 10 Business Days of one party requesting the appointment, the person appointed by the President of the Law Society of New South Wales, at the request of either the Buyer or the Seller.

Tax Funding Agreement means any agreement where the Company may be required to pay an amount or be entitled to receive an amount calculated by reference to Tax as a result of it being a member of a Tax group.

Tax Indemnity means the indemnity provided in clause 13.1.

Tax Law means a law with respect to or imposing any Tax.

Tax Period means an income year, tax year, franking year or other period of time referable to the relevant Tax.

Tax Return means any return relating to Tax including any document which must be lodged with a Government Agency or which a taxpayer must prepare and retain under a Tax Law (such as an activity statement, amended return, schedule or election and any attachment).

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Tax Return Review Period has the meaning given in clause 14.4.

Tax Sharing Agreement means a tax sharing agreement entered into in accordance with section 721-25 of the Tax Act.

Tax Warranty means each Warranty given under paragraph 14 in Part B of Schedule 5.

Tenement Mortgage means the tenement mortgage to be entered into between the Company and the Seller, attached as Annexure H.

Third Party Claim has the meaning given in clause 12.2.

Title Warranty means each Warranty given in Part A of Schedule 5.

Title Warranty Claim means a Claim for breach of a Title Warranty.

TFA Deed of Release means a deed of release substantially in the form set out in Schedule 4 of the Seller Tax Funding Agreement.

Trading Day means a day on which shares of Buyer Guarantor Class A Shares are traded on the NYSE.

Transaction means the transactions the subject of this document including the sale and purchase of the Shares in accordance with this document.

Transaction Personal Information means Personal Information which:

(a)	is in the possession or under the control of the Company;

(b)	is collected, used or disclosed in connection with a Business; and

(c)	is or has been disclosed by the Seller to the Buyer under or in connection with this document.

Transitional Services Agreement means the transitional services agreement to be negotiated and executed by the parties in accordance with clauses 6.11, 8.2(b)(viii) and 8.3(b)(vi) of this document.

TSA Deed of Release means a deed of release substantially in the form set out in Schedule 4 of the Seller Tax Sharing Agreement.

Treasurer means the Treasurer of the Commonwealth of Australia.

Trust Account has the meaning given in clause 23.20.

Trust Agreement has the meaning given in clause 23.20.

Unadjusted Purchase Price means US$1,100,000,000.

Unreleased Financial Assurance has the meaning given in clause 8.8(e).

Warranties means the Title Warranties, Business Warranties and Rollover Shares Warranties.

Water Licences means water licences WAL28539, WAL36334, WAL36335, WAL36336 and WAL36337 and any water allocation held in any water account in connection with the foregoing water licences as at Completion.

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Western Lands Leases means Western Lands Lease 731, Western Lands Lease 3667, Western Lands Lease 9565 and Western Lands Lease 14587.

Working Capital means the aggregate of the assets of the Company less the aggregate of the liabilities of the Company as recorded in the general ledger codes listed under the heading "Working Capital” as set out in the Completion Balance Sheet.

1.2	General interpretation

Headings (including those in brackets at the beginning of a paragraph), and labels used for definitions, are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this document:

(a)	the singular includes the plural and vice versa;

(b)	a reference to a document includes any agreement or other legally enforceable arrangement created by it (whether the document is in the form of an agreement, deed or otherwise);

(c)	a reference to a document also includes any variation, replacement or novation of it;

(d)	the meaning of general words is not limited by specific examples introduced by “including”, “for example”, “such as” or similar expressions;

(e)	a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;

(f)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g)	a reference to a time of day is a reference to Sydney, Australia time;

(h)	a reference to A$, AUD or Australian dollars is a reference to the currency of Australia;

(i)	a reference to $, US$, USD or US Dollars, is a reference to the currency of the United States of America;

(j)	a reference to “law” includes common law, principles of equity and legislation (including regulations);

(k)	a reference to any legislation includes regulations under it and any consolidations, amendments, re-enactments or replacements of any of them;

(l)	a reference to “regulations” includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations);

(m)	a representation, warranty or indemnity given by two or more persons binds them jointly and severally;

(n)	a reference to any thing (including an amount) is a reference to the whole and each part of it;

(o)	a period of time starting from a given day or the day of an act or event, is to be calculated exclusive of that day;

(p)	if a party must do something under this document on or by a given day and it is done after 5.00pm on that day, it is taken to be done on the next day; and

(q)	if the day on which a party must do something under this document is not a Business Day, the party must do it on the next Business Day.

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1.3	Method for Payment

Each payment required to be made to the Seller, or a Seller Group Member pursuant to this document must be made in US Dollars by direct deposit of immediately available cleared funds to the credit of an Australian bank account specified in writing by the Seller or Seller Group Member (as applicable) to the Buyer.

1.4	Payment of Final Adjustment Amount

The parties acknowledge and agree that no Rollover Shares will be issued in respect of the Final Adjustment Amount. The Final Adjustment Amount, whether payable by the Buyer or by the Seller, is payable in cash.

2	Conditions Precedent

2.1	Conditions Precedent

Completion is conditional on each of the following Conditions Precedent being satisfied or waived in accordance with this document:

Item	Condition Precedent	Party entitled to benefit
(a)

(FIRB approval) Either:

(i) the Treasurer (or the Treasurer’s delegate) has provided a written no objections notification to the proposed Transaction, either without conditions or with conditions acceptable to the Buyer (acting reasonably), acknowledging that it will not be reasonable to determine the conditions are unacceptable if they are tax conditions published at the time of the no objections notification in Guidance Note 12 issued by the Foreign Investment Review Board must be accepted by the Buyer; or

(ii) following notice of the proposed Transaction having been given by the Buyer to the Treasurer via the FIRB Application, under the FIRB Act the Treasurer has ceased to be empowered to make any order under Part 3 of the FIRB Act because the applicable time limit on making orders and decisions under the FIRB Act has expired.

Buyer
(b)	(de-SPAC Process) The Buyer Guarantor obtaining the Buyer Guarantor Shareholder Approval.	Buyer
(c)	(Net Tangible Assets) Buyer Guarantor shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after giving effect to any payments required to be made in connection with the Buyer Guarantor Shareholder Redemptions.	Buyer & Seller
(d)	(NYSE) The Buyer Guarantor Class A Shares (A) meet the listing requirements of, and remain listed on, NYSE and (B) those to be issued to Seller shall have been approved for listing on the NYSE.	Buyer & Seller
(e)

(Ministerial Approval) the secretary or minister responsible for administering the Mining Act (or their delegate) gives approval under the Mining Act for and formally registers, subject to any conditions specified in such approval which are satisfactory to the Seller and Buyer (acting reasonably), the transfer to the Company of the Exploration Licences.

Buyer & Seller

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2.2	Reasonable endeavours

Each party must use its reasonable endeavours to obtain the satisfaction of the Conditions Precedent, including procuring performance by a third party. The parties must keep each other informed of any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms.

2.3	Specific obligations of co-operation

Without limiting clause 2.2:

(a)	each party must make all necessary and appropriate notifications, applications, filings and submissions which it is obliged to make and supply all necessary and appropriate information for the purpose of enabling the Conditions Precedent to be satisfied (including as required under Schedule 10);

(b)	no party may take any action that would or would be likely to prevent or hinder the fulfilment of the Conditions Precedent;

(c)	the Buyer must keep the Seller informed in a timely manner of the status of the satisfaction of the Conditions Precedent including the status of any discussions or negotiations with relevant third parties regarding the Conditions Precedent and, upon the request of the Seller or following the occurrence of any material development, will provide updates as to the status of any voting support and/or non-redemption agreements or PIPE commitments;

(d)	the Seller must as soon as practicable provide any information reasonably requested by the Buyer in connection with the preparation and submission of the FIRB Application;

(e)	each party must supply to the other copies of all information supplied for the purpose of enabling the Conditions Precedent to be fulfilled, provided that no party is obliged to provide confidential or commercially sensitive information to any other party;

(f)	the parties must keep each other informed of any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms; and

(g)	each party must notify the other parties within 1 Business Day after becoming aware of the satisfaction of each Condition Precedent or of a Condition Precedent becoming incapable of being fulfilled.

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2.4	Waiver

If a Condition Precedent is expressed to be for the benefit of the Buyer or the Seller, then the relevant party that has the benefit of that Condition Precedent, or both the Seller and the Buyer where a Condition Precedent is expressed to be for the benefit of both the Buyer and the Seller, may waive that Condition Precedent by written notice given to the other party.

2.5	Termination of agreement

If by the Sunset Date each Condition Precedent has not been duly satisfied or waived by the party or parties entitled to waive it in accordance with clause 2.4, this document may be terminated by either party at any time before Completion by notice given to the other party, provided the terminating party is not in default under this document and that it has complied with its obligations under clauses 2.2 and 2.3.

2.6	Effect of termination

If this document is terminated, including under clauses 2.5, 5(a)(ii) or 17.1(b)(ii) or 17.3, then in addition to any other rights, powers or remedies provided by law:

(a)	each party is released from its obligations under this document other than its obligations under clauses 2.6(c), 16, 17.1(c), 18, 20, 21, 23 and 24;

(b)	each party retains the rights it has against any other party in connection with any breach or Claim that has arisen before termination (subject to the limitations in this document, including under clauses 11 and 12); and

(c)	the Buyer must return to the Seller all documents and other materials in any medium in its possession, power or control which contain any information relating to the Company, including the Records.

3	Sale and purchase of Shares

3.1	Sale and purchase

The Seller agrees to sell the Shares to the Buyer and the Buyer agrees to buy those Shares, on the terms of this document.

3.2	Free from Encumbrances

The Shares must be transferred to the Buyer free from any Encumbrance.

3.3	Rights attaching to Shares

Subject to the terms of this document, the Seller shall retain all rights attached or accruing to the Shares on and from the date of this document until Completion.

3.4	Seller CGT Declaration

(a)	The Buyer acknowledges that it has received an executed Seller CGT Declaration from the Seller prior to the execution of this document.

(b)	If Completion is to occur after the period covered by the declaration in clause 3.4(a), the Seller must provide the Buyer, at least two Business Days before Completion, with a further Seller CGT Declaration such that the Buyer will receive Seller CGT Declarations that covers the period from (and including) the date of this document until (and including) the Completion Date.

(c)	The Buyer agrees that, on the basis of the receipt of the Seller CGT Declaration(s) referred to in this clause 3.4, no payment will be required to be made under Subdivision 14-D of Schedule 1 of the Tax Act.

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4	Purchase Price

4.1	Purchase Price

The total consideration payable for the Shares is the Purchase Price.

4.2	Payment of Purchase Price

The Purchase Price will be paid as follows:

(a)	by the Buyer paying the Cash Consideration on Completion in accordance with clause 8.3(a);

(b)	by the issue of the Rollover Shares to the Seller, in accordance with clause 8.4;

(c)	if payable by the Buyer to the Seller, by the Buyer paying the Final Adjustment Amount and Final Adjustment Interest Amount in accordance with clause 10.6; and

(d)	any other adjustments to the Purchase Price are payable in accordance with this document.

5	Prohibited Events

(a)	Despite any other provision of this document, if any Prohibited Event exists at any time between the date of this document and Completion, then the Seller in its absolute discretion may, by notice in writing to the Buyer:

(i)	waive the Buyer’s obligation to provide to the Seller a No Prohibited Events Declaration from each of the Buyer and the Buyer Guarantor under clause 8.3(b)(ii); or

(ii)	terminate this document.

(b)	The Buyer, within 2 Business Days after becoming aware of any Prohibited Event, must notify the Seller in writing of the Prohibited Event and each relevant statement contained in Schedule 4 that is, or is reasonably likely to be, incorrect or inaccurate.

(c)	The Seller may reasonably request, and the Buyer must provide within 5 Business Days after such reasonable request, any Prohibited Event Information.

(d)	If this document is terminated by the Seller under clause 5(a)(ii), then the Seller may sue the Buyer for damages for breach of this document and clause 2.6 will apply with the necessary changes.

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6	Pre-Completion

6.1	Conduct of Business

Subject to clause 6.2, the Seller must ensure that (except as permitted by this document or consented to after the date of this document by the Buyer in writing) from the date of this document until Completion:

(a)	(related party contract) the Company, including as principal in connection with any agency relationship, will not enter into any new contract or arrangement in connection with the Business in which any Related Party of the Company is interested, directly or indirectly unless the same or a similar arrangement has existed in the two years preceding the date of this document or any such contract or arrangement is a non-material amendment of, or variation to, any existing arrangements;

(b)	(conduct of business) the Company conducts the Business materially in its ordinary and usual course;

(c)	(no material commitments) the Company does not enter into or vary any commitment or series of related commitments which will involve:

(i)	capital expenditure or an obligation relating to the Business in excess of $10,000,000; and/or

(ii)	other expenditure relating to the Business in excess of $10,000,000 in any year,

other than where any proposed capital expenditure or expenditure on such items will be less than or equal to 110% of the corresponding cost reflected in the relevant Annual Program and Budget;

(d)	(no compromise) the Company does not, except in the ordinary and usual course of the Business, settle, offer or propose to settle, compromise, assign or release any debts, obligations or other claims of the Business;

(e)	(no external guarantees) the Company does not guarantee the obligations of any person, except in accordance with the Deed of Cross Guarantee;

(f)	(Mining Tenements) the Company:

(i)	complies in all material respects with the terms of the relevant Mining Tenements, keeps each relevant Mining Tenement in good standing, and renews each relevant Mining Tenement before its expiry date; and

(ii)	does not surrender, relinquish or terminate any relevant Mining Tenement;

(g)	(Approvals) the Company:

(i)	complies in all material respects with the terms of Approvals which are material to the Business; and

(ii)	does not surrender any material Approval;

(h)	(no disposals) except for the sale of copper, silver and gold (as ore, concentrate or metal) in the ordinary and usual course of business, there is no disposal of, agreement to dispose of, encumbrance or grant of an option over, or declaration of a trust in respect of, any Mining Tenement (regardless of its value), or any asset or series of related assets of the Business worth more than $10,000,000 (based on the greater of market value and book value) other than in accordance with the relevant Annual Program and Budget;

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(i)	(insurances) the Company maintains in force insurance policies equivalent in nature (including conditions) and level of cover provided as the insurance policies maintained in force in respect of the Business as at 30 June 2021 and as disclosed in the Disclosure Material;

(j)	(employees) the Company does not hire any person or dismisses any Employee whose annual aggregate compensation is in excess of $500,000, except:

(i)	if necessary to comply with applicable laws, any budget or operating plan in respect of the Mine;

(ii)	the termination of any Employee for cause in accordance with that Employee’s contract of employment;

(iii)	the hiring of any person to fill an existing vacancy or to replace any Employee that has resigned or has been terminated for cause; or

(iv)	if there is no material change to the terms of employment of any Employee;

(k)	(industrial award) no state or federal industrial award or agreement in respect of any Employee is entered into or varied;

(l)	(mergers, acquisitions and other transactions) the Company will not:

(i)	merge or consolidate with any other corporation or acquire all or substantially all of the shares or the business or assets of any other person, firm, association, corporation or business organisation, or agree to do any of the foregoing; or

(ii)	enter into any agreement with another person creating a joint venture, partnership, royalty, streaming transaction or other similar arrangement;

(m)	(no Encumbrances) the Company does not encumber any Asset other than in the ordinary course of business;

(n)	(Material Business Contracts) the Company does not enter into, amend in a material respect, or terminate, any Material Business Contract in each case other than in the ordinary course of the Business, or enters into (or make any binding offer to enter into) any other obligation which is not in the ordinary course of the Business;

(o)	(Offtake) other than the Offtake Agreement, the Company does not enter into any agreement or arrangement for the sale, transfer or disposal of copper, silver and gold (as ore, concentrate or metal) that will apply or be binding on the Company on or at any time after Completion; and

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(p)	(Share Capital) the Company does not:

(i)	distribute or return any capital to its members or otherwise reduce its capital;

(ii)	buy back any of its shares;

(iii)	transfer any of the Shares; or

(iv)	issues any shares, options or securities that are convertible into shares in the Company,

provided that this clause 6.1(p) will not prevent the Company from reducing or increasing its share capital in order to settle any Intercompany Payables or Intercompany Receivables.

6.2	Exceptions

(a)	Notwithstanding the terms of clause 6.1, the Company may:

(i)	(mandatory surrender) surrender, transfer, cancel or abandon mining tenements where the surrender, transfer, cancellation or abandonment is for the purpose of renewal, substitution, consolidation, conversion, minor tenement boundary adjustments or to meet mandatory surrender obligations;

(ii)	(permitted transactions) do anything which is contemplated, authorised or required by this document or any other agreement, arrangement or material that is disclosed in the Disclosure Material;

(iii)	(emergency) do anything which is reasonably required in order to respond to an emergency, including to protect the health and safety of any person;

(iv)	(compliance with law) do anything which is required by law, regulations or a Government Agency;

(v)	(distributions) other than to the extent it would result in the Company having less that the Minimum Working Cash Amount as at Completion, declare, determine or pay, on or before the Effective Time, any dividend or other distribution of profits, non-trade payables, non-trade receivables or assets (including any return of capital) to or for the benefit of any Seller Group Member;

(vi)	(debt forgiveness) cancel, discount, waive, release or forgive (or agree to cancel, discount, waive, release or forgive), on or before the Effective Time, any indebtedness for money owed to the Company by any Seller Group Member or another company, or waive any claim or right against any Seller Group Member or another company;

(vii)	(clear exit) do anything which is required under, or to give effect to, a Tax Sharing Agreement, Indirect Tax Sharing Agreement or Tax Funding Agreement, including anything to ensure that the Company obtains a clear exit, executing any releases, and doing anything else necessary or desirable to ensure that no amounts are owing to or from the Company under a Tax Sharing Agreement, Indirect Tax Sharing Agreement or Tax Funding Agreement at Completion; and

(viii)	(debt forgiven) have any indebtedness for money owed from the Company to any Seller Group Member or another company cancelled, discounted, waived, released or forgiven (or agree to have cancelled, discounted, waived, released or forgiven), or have any claim or right against the Company waived, in each case on or before the Effective Time.

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(b)	In complying with its obligations under clause 6.1, the Seller is not required to do, omit to do, or allow to be done, anything which in the Seller’s reasonable opinion would:

(i)	unreasonably disrupt the Company or the operation of any aspect of the Business;

(ii)	cause a breach of any obligation that the Seller or its Related Bodies Corporate owe to any third party; or

(iii)	materially prejudice the likelihood of Completion occurring.

6.3	Access to business premises and Records

(a)	Subject to clause 6.3(b), the Seller agrees to allow the Buyer and its Representatives access to the Mine and the Records, on reasonable notice and at all reasonable times before the Completion Date, to familiarise itself with the Business.

(b)	Access to the Mine under clause 6.3(a) is subject to the Seller receiving a written notice from the Buyer at least 5 Business Days in advance of a requested Mine visit during Business Hours and is limited to no more than two Mine visits per month during the period prior to Completion (unless otherwise agreed by the Seller, with such agreement not to be unreasonably withheld or delayed).

(c)	The Buyer acknowledges and agrees that:

(i)	subject to clause 2.6(c), the Buyer and its Representatives cannot copy or remove any Records before Completion, other than to the extent the Buyer is reasonably required to do so, directly or indirectly, for the purposes of satisfying Conditions Precedent 2.1(a) or 2.1(b);

(ii)	the Seller or its Representatives may supervise any access to the Mine by the Buyer or its Representatives under this clause 6.3; and

(iii)	the Buyer and its Representatives will not be permitted to consult with or otherwise maintain communications with any employees of the Company other than:

(A)	for the purposes of ensuring continuity of the Company’s workforce post Completion provided this is conducted on the terms proposed by the Seller (acting reasonably) and under the supervision of the Seller’s Representatives; or

(B)	unless expressly permitted by the Seller in writing.

(d)	In exercising its rights under this clause 6.3, the Buyer and its Representatives must not cause disruption to, or have an adverse effect on, the day to day conduct of the Business and must strictly comply with all instructions and procedures of the Company and the Seller (including any site or safety requirements).

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6.4	Confidentiality undertaking

Before any of its Representatives obtains access under clause 6.3, the Buyer must ensure that each Representative enters into a confidentiality agreement with the Seller which includes an undertaking similar to that contained in clause 18.1.

6.5	Clear exit

(a)	The Seller must, no less than 5 Business Days before the Completion Date, provide the Buyer with a copy of all exit calculations in relation to the Clear Exit Amount and Leaving Indirect Tax Contribution Amount for the Buyer’s review.

(b)	The Seller must consider, in good faith, any comments or objections from the Buyer in relation to any exit calculations made in accordance with clause 6.5(a).

(c)	The Seller must procure that the Company pays the Clear Exit Amount (by promissory note or otherwise) prior to Completion.

(d)	The Seller must procure that the Company pays the Leaving Indirect Tax Contribution Amount (by promissory note or otherwise) prior to Completion.

6.6	Buyer to provide information prior to Completion

The Buyer must provide to the Seller no later than 10 Business Days before the Completion Date:

(a)	the full name of each proposed Incoming Officer;

(b)	the address of the proposed registered office of the Company;

(c)	details of any changes proposed to the authorities for the bank accounts of the Company; and

(d)	copies of the draft form of Replacement FA Guarantees which the Buyer intends on providing at Completion under clause 8.3(b)(iii) such that the Seller can provide reasonable comments on the terms of those proposed Replacement FA Guarantees, which the Seller must consider and incorporate to the extent it is reasonably practicable to do so.

6.7	Seller to provide information prior to Completion

The Seller must provide to the Buyer, no later than 2 Business Days before the Completion Date, a notice containing the amount of the Payout Debt Amount and the relevant details to enable the Buyer to pay the Payout Debt Amount to the persons to whom those amounts are due.

6.8	Exclusivity – Buyer Guarantor

During the period following the date of this document and prior to Completion, Buyer Guarantor shall not take, nor shall it permit any of its respective Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than Seller and/or any of its Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination as defined in Buyer Guarantor’s organizational documents (a “Business Combination Proposal”) other than with Seller and its Affiliates and Representatives. Buyer Guarantor shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

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6.9	Exploration Assets

(a)	The Seller must procure that each of Acelight, Isokind and Actway (as applicable):

(i)	take all reasonable steps to promptly seek a waiver of a minor procedural matter under section 387C(a) of the Mining Act in respect of a previous approval of the minister to transfer the Exploration Licences to the Company and/or promptly apply for ministerial approval to transfer the Exploration Licences to the Company in accordance with the relevant provisions of the Mining Act (Ministerial Approval);

(ii)	upon receiving the relevant waiver under paragraph (i) above and/or Ministerial Approval, promptly, and by not later than 5 Business Days after the date the relevant waiver or Ministerial Approval is received, prepare and lodge all relevant tenement transfer forms to effect the registration of the transfer of the Exploration Licences to the Company; and

(iii)	use all reasonable endeavours to assign all of their respective rights and interests (as applicable) in the following documents to the Company prior to Completion:

(A)	Termination and Royalty Deed Isokind Projects (EL6140, EL6501, EL6739) originally entered into by Isokind, Oxley Exploration Pty Ltd, Helix Resources Ltd and Glencore International AG dated on or around 8 February 2022; and

(B)	‘Mt Hope’ Joint Venture between the Company, Actway Pty Ltd (ACN 090 165 174) and AuriCula Mines Pty Ltd (ACN 108 362 027);

(together, the “Exploration JV Documents”).

(b)	The Seller must procure that the Company uses all reasonable endeavours to:

(i)	apply for and register the transfer of the Exploration Licences to the Company in accordance with clause 6.9(a)(ii);

(ii)	accept any assignment to it under clause 6.9(a)(iii) and assume all obligations and Liabilities of Isokind and Actway (as applicable) under or in connection with the Exploration JV Documents; and

(iii)	if required under an Exploration JV Document, enter into any deed of covenant with any third parties to the Exploration JV Document in order to give effective to the assignment under clause 6.9(a)(iii) and not agree to any variation to the current terms of the Exploration JV Document, other than with the Buyer’s prior written consent (acting reasonably).

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(c)	In the event that any obligations under clauses 6.9(a)(iii) and 6.9(b) are not satisfied prior to Completion, then, on and from Completion:

(i)	the Seller must continue and use its reasonable endeavours to procure performance by each of Acelight, Isokind and Actway under clause 6.9(a);

(ii)	the Seller will no longer be responsible for its obligations under clauses 6.9(b)(ii) and 6.9(b)(iii);

(iii)	the Buyer must immediately assume the Seller’s performance of any obligations under clauses 6.9(b)(ii) and 6.9(b)(iii) and cooperate in good faith with the Seller and the Seller will use its reasonable endeavours to give effect to the assignment of and assumption of the Isokind and Actway interests under the Exploration JV Documents, unless and until such time as the Buyer and the Seller agree (at their absolute discretion) in writing that it is unfeasible to do so at which point their obligations under this clause will cease.

6.10	Potential Re-domiciliation

(a)	The Seller acknowledges that, prior to Completion, the Buyer Guarantor may, with the consent of the Seller (such consent not to be unreasonably withheld or delayed), undertake a re-domiciliation of the Buyer Guarantor by way of an amalgamation, merger, scheme of arrangement or other form of business combination as permitted under applicable law (the “Re-Domiciliation”), the surviving entity of which will be the ultimate holding company of the Buyer (the “Re-Domiciled Buyer Guarantor”), provided that in no event shall such Re-Domiciliation result in a delay to Completion and the Buyer Guarantor shall determine the terms of such Re-Domiciliation as promptly as practicable following the date of this document and disclose such terms to the Seller in connection with seeking the Seller’s consent. If required by the Seller, the Re-Domiciled Buyer Guarantor must enter into a deed of covenant with the Seller (on terms acceptable to the Seller, acting reasonably) under which the Re-Domiciled Buyer Guarantor covenants to be bound by, observe and duly perform the terms and conditions of this document as though it was the Buyer Guarantor.

(b)	Upon any Re-Domiciliation occurring:

(i)	all provisions of this document and any other document related to the Transaction will continue in full force and effect;

(ii)	the Re-Domiciled Buyer Guarantor will assume all of the rights and obligations of the Buyer Guarantor under this document; and

(iii)	references in this document, and all other documents entered into in connection with the Transaction, to the Buyer Guarantor will be a reference to the Re-Domiciled Buyer Guarantor.

6.11	Transitional Services Agreement

The Buyer and the Seller must each, acting reasonably and in good faith, promptly negotiate and finalise the terms of the Transitional Services Agreement which is to generally take the form of the document set out in Annexure A (subject to necessary changes to give effect to the nature of the services sought by or on behalf of the Buyer).

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7	Estimated Purchase Price

7.1	Calculation of Estimated Purchase Price

(a)	The Seller must, acting reasonably, at least 2 Business Days prior to the Completion Date, provide the Buyer with a statement setting out the Estimated Net Debt Amount, the Estimated Working Capital Amount and the Estimated Tax Adjustment Amount (the “Estimated Statements”). The Estimated Statements will be used by the Seller to determine the Estimated Adjustment Amount and will be prepared in accordance with the Accounting Principles.

(b)	The Estimated Net Debt Amount, the Estimated Working Capital Amount, the Estimated Tax Adjustment Amount and the Estimated Adjustment Amount must be calculated as follows:

Estimated Adjustment Amount means the amount calculated in accordance with the following formula:

A + B + C

Whereby:

A means the Estimated Net Debt Amount;

B means the Estimated Working Capital Adjustment Amount; and

C means the Estimated Tax Adjustment Amount.

Estimated Net Debt Amount means the Seller’s estimate of the Actual Net Debt Amount (in US$) provided to the Buyer in accordance with clause 7.1(a).

Estimated Working Capital Adjustment Amount means the amount (in US$) (which may be positive or negative) equal to the Estimated Working Capital Amount less the Base Working Capital.

Estimated Working Capital Amount means the Seller’s estimate (in US$) of the Actual Working Capital Amount provided to the Buyer in accordance with clause 7.1(a).

Estimated Tax Adjustment Amount means the Seller’s estimate of the Actual Tax Adjustment Amount as at Completion provided to the Buyer in accordance with clause 7.1(a).

Base Working Capital means AUD -$7,158,431, which is to be converted to US$ in accordance with paragraph 2.2 of the Accounting Principles on the basis of the Seller’s estimate of the relevant AUD to USD foreign exchange rate as at the Effective Time (Estimated FX Rate).

(c)	If the Seller’s assessment of the Estimated Adjustment Amount is:

(i)	positive, the Estimated Purchase Price will be an amount (in US$) equal to the Unadjusted Purchase Price for the Shares plus the Estimated Adjustment Amount;

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(ii)	zero, the Estimated Purchase Price will be an amount (in US$) equal to the Unadjusted Purchase Price for the Shares; and

(iii)	negative, the Estimated Purchase Price will be an amount (in US$) equal to the sum of Unadjusted Purchase Price for the Shares and the negative Estimated Adjustment Amount (which will mean the Estimated Purchase Price is lower than the Unadjusted Purchase Price for the Shares).

8	Completion

8.1	Time and place of Completion

Completion will take place at 11am (Sydney time) on the Completion Date at the offices of King & Wood Mallesons in Sydney or any other time and place agreed between the Seller and the Buyer.

8.2	Seller obligations

On Completion, the Seller must:

(a)	(repayment of debt) subject to the Buyer complying with its obligations under clause 8.3(a)(ii), procure that any Payout Debt Amount is applied such that the relevant Payout Debt Amount is paid in full;

(b)	deliver to the Buyer:

(i)	(Share certificates and transfers) the share certificate(s) for the Shares, and the share transfer form(s), duly executed by the Seller, in favour of the Buyer for of all Shares;

(ii)	(Company Books and common seal) the Company Books and the common seal (if any) of the Company, except that if the Seller is legally required to retain any of the documents, the Seller may deliver copies of those documents to the Buyer;

(iii)	(resignations) written resignations of the Retiring Officers, effective on Completion;

(iv)	(directors’ resolution) a copy of a resolution of the directors of the Company resolving with effect from Completion that:

(A)	the transfer(s) of the relevant Shares be duly registered (subject only to payment of any applicable Duty);

(B)	each Incoming Officer be appointed to the board of directors (or as the public officer, as applicable) of the Company;

(C)	the resignation of each Retiring Officer be accepted (but so that a properly constituted board of directors of the Company is in existence at all times);

(D)	the registered office of the Company be changed to that notified by the Buyer pursuant to clause 6.6(b); and

(E)	the authorities for the bank accounts of the Company be changed in accordance with the changes notified by the Buyer pursuant to clause 6.6(c).

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(v)	(release in favour of Retiring Officers) a release executed by the Company in favour of the relevant Retiring Officers substantially in the form set out in Annexure B;

(vi)	(TFA Deed of Release and TSA Deed of Release) a copy of the TFA Deed of Release and the TSA Deed of Release executed by the Company and the Seller Head Company;

(vii)	(ITSA Deed of Release) a copy of the ITSA Deed of Release executed by the Company and the Seller Representative Member;

(viii)	(Transitional Services Agreement) a counterpart of the Transitional Services Agreement duly executed by all relevant Seller Group Members and the Company;

(ix)	(Clear Exit Payment) evidence that any Clear Exit Amount and Leaving Indirect Tax Contribution Amount has been paid (whether by the issue of a promissory note or otherwise) by the Company (if a payment is required to be made);

(x)	(release of class order guarantee) a copy of a certificate of the directors of Glencore Investment certifying that the sale of the relevant Shares to the Buyer under this document is a bona fide sale and that the consideration for the sale is fair and reasonable pursuant to clause 4.2(c)(i) of the Deed of Cross Guarantee;

(xi)	(Registration Rights Agreement) a counterpart of the Registration Rights Agreement duly executed by all relevant Seller Group Members;

(xii)	(Offtake Agreement) a counterpart of the Offtake Agreement duly executed by the Company and all relevant Seller Group Members; and

(xiii)	(Royalty Deed) a counterpart of the Royalty Deed and Tenement Mortgage duly executed by the Company and all relevant Seller Group Members.

8.3	Buyer obligations

On Completion the Buyer must:

(a)	(payment) pay:

(i)	the Seller the Cash Consideration; and

(ii)	as directed by the Seller, any Payout Debt Amount pursuant to clause 6.7 (as required and which will give rise to commensurate amounts owing by the Company the Buyer); and

(b)	deliver to the Seller:

(i)	(going concern declaration) an executed declaration of intention to operate the Company as a going concern to the directors of the Company in the form set out in Annexure C;

(ii)	(No Prohibited Events Declarations) executed No Prohibited Events Declarations from each of the Buyer and the Buyer Guarantor;

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(iii)	(replacement Financial Assurances) the Replacement FA Guarantees, in each case on terms and in a form satisfactory to the Seller (acting reasonably), which the Seller considers necessary or desirable to replace the Financial Assurances together with a valid and duly executed power of attorney granting the Seller with the power to effect and lodge such Replacement FA Guarantees on behalf of the Buyer with the State;

(iv)	(consents to act) executed consents to act of each Incoming Officer;

(v)	(Registration Rights Agreement) a counterpart of the Registration Rights Agreement duly executed by all relevant Buyer Group Members;

(vi)	(Transitional Services Agreement) a counterpart of the Transitional Services Agreement duly executed by all relevant Buyer Group Members; and

(vii)	(Royalty Deed) a counterpart of the Royalty Deed duly executed by the Buyer Guarantor and all relevant Buyer Group Members.

8.4	Buyer Guarantor’s obligations at Completion

At Completion, Buyer Guarantor must issue to the Seller 5,000,000 Rollover Shares in accordance with Schedule 10.

8.5	Seller’s obligations in respect of Rollover Shares

The Seller:

(a)	agrees to accept the issue of the Rollover Shares, and to become a member of Buyer Guarantor; and

(b)	agrees to execute the Registration Rights Agreement to constitute the Seller as holder of the Rollover Shares.

8.6	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the parties under this document are interdependent; and

(b)	unless otherwise stated, all actions required to be performed by a party at Completion are taken to have occurred simultaneously on Completion.

8.7	Post-Completion notices

Each party will immediately give to the other parties all payments, notices, correspondence, information or enquiries in relation to the Company which it receives after Completion and which belong to the other parties.

8.8	Release of Financial Assurances

(a)	On and from Completion, the Seller and the Buyer must use all reasonable endeavours to procure the full release of each Financial Assurance (including by lodging the Replacement FA Guarantees with the State within 5 Business Days after Completion).

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(b)	The Buyer must promptly do everything reasonably necessary to assist the Seller with the release of the Financial Assurances including:

(i)	lodging duly completed and executed forms as may be required by the State; and

(ii)	providing the State with any further financial assurance amount in relation to the Mining Tenements and related environmental Approvals if required by the State.

(c)	If any amount is drawn against the Financial Assurances after Completion the Buyer must immediately on demand pay to the Seller an amount equal to the amount drawn.

(d)	Without limiting clause 8.8(c), on and from Completion the Buyer agrees to indemnify and hold harmless the Seller and its Related Bodies Corporate from and against any Liability the Seller or its Related Bodies Corporate may incur or sustain in relation to the Financial Assurances (including any amount drawn down on such Financial Assurances).

(e)	If, despite the Buyer and/or the Seller (as applicable) using all of their respective reasonable endeavours to lodge the Replacement FA Guarantees with the State, any Financial Assurance has not been duly released by the State within 20 Business Days after Completion (Unreleased Financial Assurance), the Buyer must immediately provide to the Seller a Back to Back Financial Assurance. Drafts of all such Back to Back Financial Assurances must be provided to the Seller by no later than 5 Business Days prior to the aforementioned date.

(f)	If any Unreleased Financial Assurance is subsequently released, the Seller agrees to immediately release, to the same extent, any corresponding Back to Back Financial Assurance.

8.9	Notice to ASIC of release of class order guarantee

(a)	No later than the next Business Day after Completion:

(i)	the Seller must procure that Glencore Investment lodges with ASIC the certificate referred to in clause 8.2(b)(x) in accordance with clause 4.2(c)(ii) of the Deed of Cross Guarantee; and

(ii)	the Buyer must procure that the Company lodges with ASIC a copy of the certificate referred to in clause 8.9(a)(i) and a notice of disposal of the Company, in accordance with clause 4.2(c)(ii) and (iii) of the Deed of Cross Guarantee.

9	Conduct of business after Completion

9.1	Exclusion of officers from liability

(a)	From Completion, the Buyer, to the maximum extent permitted by law, will ensure that the Company does not take any action or proceeding or make any Claim or demand against any of the present or former officers, including directors and secretaries, of the Company.

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(b)	The Buyer acknowledges that this clause 9.1 is for the benefit of those officers and is held on trust for them by the Seller.

9.2	Use of Seller intellectual property

Except as permitted by clause 9.3, the Buyer must not and must ensure that the Company does not, after Completion use any name, intellectual property or trade mark which is substantially identical or deceptively similar to a name, intellectual property or trade mark owned by the Seller or any of its Related Bodies Corporate.

9.3	Phase out of use of Seller name and marks

The Buyer must use its best endeavours to ensure that, no later than two months after Completion, no sign on, or related to, any of the premises or assets used in connection with the Business displays any name or trade mark owned by the Seller or a Related Body Corporate of the Seller including the name “Glencore” or any words which may be similar to or likely to be confused with the name “Glencore”.

9.4	Payment of Intercompany Amounts

(a)	On and from Completion, the Buyer must pay (or ensure that the Company pays) the Intercompany Payables to the Seller Group Member, or as the Seller otherwise directs, when they fall due in the ordinary course of business and in no event later than 30 days after Completion.

(b)	On and from Completion, the Seller must pay (or ensure that a Seller Group Member pays) to the Company, or as directed by the Buyer, the Intercompany Receivables when they fall due in the ordinary course of business and in no event later than 30 days after Completion.

9.5	Compliance with Seller Group Member contracts

The Buyer must procure that, on and from Completion, the Company complies with its obligations under any contract between the Company (which for the avoidance of doubt includes any contract that is entered into on the Company’s behalf by an agent) and a Seller Group Member.

9.6	Seller Group Insurance Policies

(a)	The Buyer acknowledges and agrees that as at the date of this document, all insurances in relation to the Company and the Business exist under group insurance policies arranged by the Seller Group and that:

(i)	other than in respect of any Claim arising as a result of any fact, matter or circumstance occurring prior to Completion, such insurances will cease to apply to the Company and the Business on and from Completion; and

(ii)	from Completion, the Buyer will be responsible for arranging any insurances that are necessary, or which it considers are desirable, in relation to the Company and the Business.

(b)	Subject to clause 9.6(c), in the period before, on or after Completion:

(i)	the Seller must make any property damage Claim in connection with the Company or the Business under the Seller Group’s property damage insurance policy for an insurable event occurring in the period prior to Completion, where appropriate or necessary (in the reasonable opinion of the Seller); and

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(ii)	except for proceeds relating to a property damage Claim to the extent that the damaged property has been repaired or reinstated prior to Completion, the Seller must ensure and procure that, any proceeds received (net of deductibles) on account of a property damage claim arising out of property damage insurance policy of a Seller Group Member in connection with the Company or the Business are held for the benefit of the Buyer or the Company and are:

(A)	before Completion, utilised for the purposes of repair or reinstatement of the damaged property; or

(B)	on or after Completion, paid to the Buyer or the Company in respect of the relevant loss (or other third parties as required by the policy), within 10 Business Days after receipt.

(c)	For the avoidance of doubt:

(i)	to the extent that there is any Claim or potential Claim under any Seller Group Insurance Policy other than a Claim under a property damage policy as set out in clause 9.6(b) (for example, a Claim under a business interruption policy or public liability policy), the Buyer, and the Company after the Effective Time, have no rights in relation to such Claim including to commence, continue or recover under such Claim; and

(ii)	where an insurance policy is a combined policy which covers property damage and another component of loss (e.g. a property damage and business interruption policy), clause 9.6(b) will only apply to the property damage component of such policy and will not apply to any other component and/or loss under that policy.

(d)	The Buyer agrees to provide all co-operation reasonably required by the Seller Group after Completion with respect to outstanding insurance claims in connection with the Company or the Business.

9.7	Records

(a)	For 12 years after the Completion Date the Buyer will keep and preserve the Company Books, any Records and other documents delivered to it on Completion.

(b)	After Completion the Buyer, upon written request, will permit the Seller to have access to those Company Books, Records and documents during Business Hours as the Seller reasonably requires and at the Seller’s Cost. The Buyer permits the Seller to keep a copy of all Company Books, Records, files and documents on and from Completion and permits the use, and disclosure to a court or third party, of those documents in connection with the conduct or defence of any Claim.

9.8	Wrong Pockets

If, after Completion, the Buyer is or becomes aware that any material asset, Approval, authorisation, tenure or other property that, before the date of this document, is or has been used by the Seller or any of its Related Bodies Corporate for the purposes of conducting the Business, and which is required in order for the Company to operate the Business following Completion, is not effectively held and vested in the Company as at Completion (Further Asset), then the Buyer must promptly notify the Seller in writing and the Seller must, and must procure that its Related Bodies Corporate must, if required by the Buyer, at the Seller’s sole cost (including any Tax):

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(a)	acknowledge the Company’s title to that Further Asset and hold the Further Asset on trust for the Company and at the Buyer’s direction; and

(b)	within 10 Business Days of notice being given under this clause, execute all further documents and do all things necessary to transfer, or procure the transfer of, the relevant Further Asset to the Company for the aggregate consideration of $1.00.

9.9	Rollover elections

(a)	The parties acknowledge that the Seller intends to make all necessary elections to ensure that the Seller obtains the capital gains tax rollover relief on disposal of the Shares to the Buyer contained in Subdivision 124-M of the Tax Act.

(b)	The Buyer Guarantor must not, at any time, make a choice under section 124-795(4) of the Tax Act to prevent the Seller from choosing rollover relief under subdivision 124-M of the Tax Act.

(c)	The Buyer Guarantor will, if requested by the Seller, make a choice to obtain the roll-over in subdivision 124-M of the Tax Act with respect to the Shares for the purposes of section 124-780(3)(d) of the Tax Act.

10	Final Adjustment Amount

10.1	Completion Statements

The Seller must, as soon as reasonably practicable after Completion (and, in any event, within 90 days after that date), prepare and deliver to the Buyer drafts of the Completion Statements and the Tax Adjustment Statement together with their draft calculation of the Final Adjustment Amount.

10.2	Calculation of Final Adjustment Amount

The Final Adjustment Amount is to be calculated as follows:

Final Adjustment Amount means the amount (in US$) calculated in accordance with the following formula:

D + E + F + G

Whereby:

D means the Final Net Debt Adjustment Amount (in US$);

E means the Final Working Capital Adjustment Amount (in US$);

F means the Final Tax Adjustment Amount (in US$); and

G means the FX Adjustment.

Final Net Debt Adjustment Amount means the amount (in US$ and which may be positive or negative) equal to the Actual Net Debt Amount less the Estimated Net Debt Amount.

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Actual Net Debt Amount means Net Debt (in US$) as at the Effective Time as set out in the Completion Net Debt Statement and calculated in accordance with the Accounting Principles.

Final Working Capital Adjustment Amount means the amount (in US$ and which may be positive or negative) equal to the Actual Working Capital Amount less the Estimated Working Capital Amount.

Actual Working Capital Amount means Working Capital (in US$) as at the Effective Time as set out in the Completion Working Capital Statement and calculated in accordance with the Accounting Principles.

Final Tax Adjustment Amount means the amount (which may be positive or negative) equal to the Actual Tax Adjustment Amount less the Estimated Tax Adjustment Amount.

FX Adjustment means the amount (in US$ and which may be positive or negative) equal to the Estimated Adjustment Amount calculated in the same way as set out in clause 7.1, except that the Base Working Capital will be converted to US$ in accordance with paragraph 2.2 of the Accounting Principles on the basis of the actual AUD to USD foreign exchange rate as at the Effective Time (instead of the Estimated FX Rate) less the Estimated Adjustment Amount.

10.3	Access to information

After Completion, the Buyer shall provide the Seller and its Representatives with reasonable and free access during normal business hours to such personnel, properties, books, records and work papers of the Business which relate to the period prior to Completion as the Seller may reasonably request from time to time, which access shall be provided until the Completion Statements have become final and binding on the Buyer and the Seller.

10.4	Review of Completion Statements and dispute resolution procedure

(a)	The Completion Statements shall become final and binding upon the Buyer and the Seller 30 Business Days following the Buyer’s receipt thereof (including relevant supporting calculations, schedules, analyses and related working papers) unless the Buyer gives written notice of its disagreement with any component of the Completion Statements to the Seller prior to such date, setting out:

(i)	reasonable details of each of the matters in dispute; and

(ii)	a separate Australian Dollar value for each of those matters,

(Dispute Notice).

(b)	If a Dispute Notice is received by the Seller in accordance with clause 10.4(a), then the Completion Statements shall become final and binding upon the earlier of:

(i)	the date on which any disputes with respect to the matters specified in the Dispute Notice are resolved in writing by agreement of the Seller and the Buyer; or

(ii)	the date on which the relevant disputes are finally resolved in writing by the Independent Expert.

(c)	If the Buyer issues a Dispute Notice under clause 10.4(a), the Buyer and the Seller must negotiate in good faith and use commercially reasonable endeavours to resolve the matters the subject of the Dispute Notice and agree upon the form and content of the Completion Statements, within 10 Business Days after the issue of the Dispute Notice (or any longer period agreed in writing between the parties).

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(d)	If any of the matters the subject of the Dispute Notice are not resolved and the form and content of the Completion Statements are not agreed in the period referred to in clause 10.4(c), the Seller and the Buyer must within 2 Business Days request the Resolution Institute to appoint an Independent Expert to resolve the unresolved matters the subject of the Dispute Notice.

(e)	The Independent Expert shall consider only such matters that remain in dispute. For the avoidance of doubt, to the extent the Independent Expert's written statement purports to make any determination with respect to anything other than the disputed items and amounts submitted to the Independent Expert, it shall be disregarded by the Buyer and the Seller.

(f)	The Independent Expert shall determine any disputed items based solely on the provisions of this document, the application of the Accounting Principles and the written submissions of the Seller and the Buyer and the responses to those submissions, and shall not conduct an independent review of any related financial statements.

(g)	In no event may the Independent Expert assign a value to any item greater than the greatest value for such item claimed by either the Seller in the applicable Completion Statement or the Buyer in the Dispute Notice or less than the smallest value for such item claimed by either the Seller in the applicable Completion Statement or the Buyer in the Dispute Notice.

(h)	The Independent Expert shall afford the Seller and the Buyer a reasonable opportunity to make a written submission in support of their respective positions and require that each of the Seller and the Buyer supply the other with a copy of any written submission made to the Independent Expert. The Independent Expert shall provide the Seller and the Buyer a reasonable opportunity to submit a written response to the other's submission. Unless otherwise agreed by the Independent Expert, all submissions must be provided to the Independent Expert no later than 10 Business Days after the appointment of the Independent Expert.

(i)	The Seller and the Buyer shall use their respective good faith efforts to cause the Independent Expert to render a decision resolving the matters in dispute within 15 Business Days following the submission of such matters to the Independent Expert.

(j)	The Independent Expert must act as an expert and not as an arbitrator. The Independent Expert's determination shall be set forth in a written statement delivered to the Seller and the Buyer and shall include reasons for each relevant determination unless otherwise agreed to by the Seller and the Buyer and shall be final, binding and non-appealable absent manifest error or fraud.

(k)	All fees and expenses of the Independent Expert shall be shared equally by the Seller, on the one hand, and the Buyer, on the other. Each of the Seller and the Buyer must bear their own costs of any dispute under this clause 10.4.

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10.5	Review of Tax Adjustment Statement

Clause 10.4 shall apply, with all necessary changes, to the Tax Adjustment Statement as if the references to Completion Statements were references to the Tax Adjustment Statement and the references to Independent Expert were references to the Tax Expert (unless the Seller and the Buyer agree in writing that an Independent Expert should be appointed, in which case the references to Independent Expert should be to that Independent Expert).

10.6	Payment of Final Adjustment Amount

The absolute value of the:

(a)	Final Adjustment Amount; and

(b)	Final Adjustment Interest Amount,

must be paid:

(c)	if the Final Adjustment Amount is positive, by the Buyer to the Seller; or

(d)	if the Final Adjustment Amount is negative, by the Seller to the Buyer,

within five Business Days after the Completion Statements and the Tax Adjustment Statement become final and binding pursuant to clause 10.4 and clause 10.5.

11	Warranties and representations

11.1	Accuracy of Warranties

(a)	The Seller warrants to the Buyer that each Warranty is true and correct on the date of this document (except where a Warranty is expressed to be given at a particular time, in which case it is given at that time only).

(b)	The Seller warrants to the Buyer that the Title Warranties, Rollover Shares Warranties and the following Business Warranties are also given as at the time immediately before Completion, Business Warranty 5.2, 7, 8.2, 9.1, 10.1, 11, 12, 14, 15, 17 and 18.

11.2	Separate Warranties

Each Warranty is to be treated as a separate warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.

11.3	Matters disclosed

Each Warranty is to be read down and qualified by any information:

(a)	provided for in this document or any agreement entered into pursuant to this document;

(b)	which is otherwise within the actual knowledge of the Buyer, its Related Bodies Corporate or Representatives of the Buyer or its Related Bodies Corporate (except in relation to any adviser, to the extent that the adviser had a bona fide duty of confidence to a third party in respect of the fact, matter or circumstance and could not disclose the fact, matter or circumstance to the Buyer or any employee of the Buyer) as at the date of this document, or which ought reasonably to have been known by any of them having regard to their knowledge of the copper, silver and gold industries generally;

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(c)	fairly disclosed in writing to the Buyer by the Seller;

(d)	that would have been disclosed to the Buyer had the Buyer conducted searches prior to the Cut Off Time of records open to public inspection maintained by:

(i)	ASIC,

(ii)	the Fair Work Commission;

(iii)	IP Australia;

(iv)	the PPSR;

(v)	the Australian Government Department of Agriculture, Water and the Environment;

(vi)	the Australian Government Department of Industry, Science, Energy and Resources;

(vii)	the High Court, the Federal Court, the New South Wales Supreme Court and the New South Wales Land and Environment Court,

(viii)	New South Wales Department of Industry – Resources and Energy Division;

(ix)	New South Wales Department of Planning, Industry and Environment;

(x)	New South Wales Environment Protection Authority;

(xi)	New South Wales Land Registry Services, New South Wales Department of Primary Industries – Water;

(xii)	the relevant local governments via applications for planning certificates identifying matters relating to land under sections 149(2) and (5) of the Environmental Planning and Assessment Act 1979 (NSW) and any other relevant Government Agency or utilities;

(xiii)	Commonwealth Department of the Environment;

(xiv)	National Native Title Tribunal; and

(xv)	Office of the Registrar of the Aboriginal Land Rights Act 1983 (NSW);

(e)	fairly disclosed in, or is otherwise reasonably identifiable or determinable from, the Disclosure Material; and

(f)	all other written information and data provided or communicated to the Buyer, its Related Bodies Corporate or any of their Representatives by the Seller or their Representatives on or before the date of this document in connection with the Transaction, including all written information and data provided or communicated as part of or during:

(i)	management presentations conducted by employees or Representatives of the Seller (to the extent identified in any written summary of those management presentations prepared by the Representatives of the Seller);

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(ii)	visits by the Buyer to the sites, including the Mine, at which the Company conducts the Business (to the extent identified in any written summary of those site visits prepared by the Representatives of the Seller and provided to the Buyer or its Representatives); and

(iii)	any formal information request process conducted by or on behalf of the Seller in conjunction with the review by the Buyer of the Disclosure Material,

which is or may be inconsistent with that Warranty and, to the extent that any Warranty is incorrect or misleading having regard to any such information, that Warranty is deemed not to have been given. No amount will be recoverable by the Buyer in respect of any breach of Warranty to the extent that the breach arises by reason of or in relation to any such information.

In this clause 11.3, ‘otherwise reasonably identifiable or determinable’ in relation to a fact, matter or circumstance or Liability means reasonably likely to result in a prudent prospective Buyer for value of the business of the type conducted by the Company, that has performed a thorough examination of the Disclosure Material by or through its Representatives and other suitably qualified legal, accounting, financial and other professional advisers and consultants, including industry consultants, acting competently, professionally and collaboratively, becoming aware of, or being put on notice of, the relevant fact, matter, circumstance or Liability.

11.4	Buyer acknowledgements

The Buyer acknowledges and agrees that, notwithstanding any other provision of this document:

(a)	in relation to Forward Looking Information:

(i)	the Seller Group is under no obligation to provide Forward-Looking Information but may do so for illustrative purposes or to assist the Buyer in forming its own views;

(ii)	there are uncertainties inherent in Forward-Looking Information given that different opinions may be held in respect of Forward-Looking Information;

(iii)	the Buyer takes full responsibility for making its own independent evaluation of the adequacy and accuracy of Forward-Looking Information provided to it and the Buyer warrants and represents that it is capable of so doing; and

(iv)	the Seller Group gives no warranty or representation, express or implied, in relation to Forward-Looking Information and is not liable under any Claim arising out of or relating to any Forward-Looking Information;

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(b)	the Seller Group gives no warranty or representation, express or implied, in relation to:

(i)	any economic, fiscal or other similar interpretations or evaluations by the Seller or any person acting on behalf of or associated with the Seller or any other person;

(ii)	the principles to be applied by Government Agencies with respect to the regulation of the mining industry or any part of it and, in particular, matters affecting production, revenue, labour costs, prices and changes and service levels; and

(iii)	the regulation of the mining industry (including any act or omission by any Government Agency) and other industries (and the relationship of such other industry regulation to the regulation of the mining industry);

(c)	it has received and understood the contents of the Disclosure Materials;

(d)	it has had the opportunity to conduct due diligence and has satisfied itself in relation to matters arising from the Due Diligence;

(e)	irrespective of whether or not the Due Diligence was as full or exhaustive as the Buyer would have wished, it has nevertheless independently and without the benefit of any inducement, representations or warranty (other than the Warranties) from the Seller Group, its officers, employees, advisors or agents, decided to enter into, and agreed to the terms under, this document;

(f)	the disclosures regarding the Company and the Business including, the information, forecasts and statements of intent contained in material provided to the Buyer and made in management presentations are accepted by the Buyer and that neither the Seller Group nor any of its agents, directors, officers, employees or advisers has made or makes any representation or warranty as to the accuracy or completeness of those disclosures or that information;

(g)	other than for fraud, neither the Seller Group nor any of its agents, directors, officers or employees:

(i)	accepts any duty of care in relation to the Buyer in respect of any disclosure or the provision of any information referred to in clause 11.4(f); or

(ii)	is to be liable to the Buyer or its Related Bodies Corporate if, for whatever reason, any such information is or becomes inaccurate, incomplete or misleading in any particular way; and

(h)	subject to any law to the contrary and except as expressly provided in the Warranties, all terms, conditions, representations, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded, and, other than for fraud, the Seller (on behalf of itself and the Seller Group) disclaims all Liability in relation to them, to the maximum extent permitted by law.

11.5	Release

To the maximum extent permitted by law, other than for fraud, the Buyer releases each Indemnified Person from, and agrees not to make, and waives any right it might have to make, any Claim against any Indemnified Person in relation to anything referred to in clause 11.4.

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11.6	No knowledge of Warranty breach

(a)	The Buyer represents and warrants that, on the basis of the Due Diligence and other information of which it is aware as at the date of this document, it does not have knowledge or belief of any matter which is, or would with the passage of time be reasonably likely to become, a breach of any Warranty other than any potential breaches of a Warranty disclosed in the Disclosure Material.

(b)	The Seller acknowledges that the representation and warranty given by the Buyer in clause 11.6(a) does not give the Seller a cause of action against the Buyer and may only be raised by the Seller as a defence to any Claim by the Buyer.

11.7	Personal Liability

The Buyer acknowledges and agrees that, other than for fraud:

(a)	no natural person will bear any Liability to the Buyer or its Related Bodies Corporate under or in connection with this document or the Transaction;

(b)	no existing or former Representative of the Seller or its Related Bodies Corporate, acting in that capacity in relation to the Transaction, will bear any Liability to the Buyer or its Related Bodies Corporate in respect of any act, matter, or thing which occurred before, on or after Completion;

(c)	neither it nor any of its Related Bodies Corporate may commence any proceeding or make any claim or allegation in connection with the Business or the Transaction against the persons referred to in clauses 11.7(a) and 11.7(b); and

(d)	the persons referred to in clauses 11.7(a) and 11.7(b) are entitled to the benefit of this clause 11.7 and the Seller holds such benefit on trust for those persons and the Seller is entitled to enforce this clause 11.7 on behalf of those persons.

12	Limitations of Liability

12.1	Notice of Claims

If the Buyer becomes aware of any matter or circumstance that may give rise to a Claim under or in connection with this document:

(a)	the Buyer must promptly and without delay give notice of the Claim to the Seller; and

(b)	the notice must contain full details of:

(i)	the facts, matters or circumstances that may give rise to the Claim;

(ii)	if it is alleged that the facts, matters or circumstances referred to in paragraph (i) constitute a breach of this document, the basis for that allegation; and

(iii)	an estimate of the amount of the Loss, if any, arising out of or resulting from the Claim or the facts, matters or circumstances that may give rise to the Claim.

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12.2	Third Party Claims

If the matter or circumstance that may give rise to a Claim against the Seller under or in connection with this document, is a result of or in connection with a Claim (including a potential Claim) by or liability to a third party (Third Party Claim) (which, for the avoidance of doubt, includes a Tax Assessment) then:

(a)	the Buyer must promptly and without delay give notice of the Third Party Claim to the Seller;

(b)	the notice must contain full details of:

(i)	the facts, matters or circumstances that may give rise to the Third Party Claim;

(ii)	if it is alleged that the facts, matters or circumstances referred to in sub-clause (i) constitute a breach of this document, the basis for that allegation; and

(iii)	an estimate of the amount of the Loss, if any, arising out of or resulting from the Third Party Claim or the facts, matters or circumstances that may give rise to the Third Party Claim;

(c)	at the expense and direction of the Seller, the Buyer must:

(i)	take such action (including legal proceedings or making claims under any insurance policies) as the Seller may reasonably require to avoid, dispute, resist, defend, appeal, compromise or mitigate the Third Party Claim; and

(ii)	offer the Seller the option to assume defence of the Third Party Claim for and on behalf and in the name of the Company at any time; and

(d)	the Buyer must not settle, make any admission of liability or compromise any Third Party Claim, or any matter which gives or may give rise to a Third Party Claim, without the prior consent of the Seller, such consent may be withheld or delayed by the Seller (at their absolute discretion), and must at all times act reasonably and in good faith, having regard to the likelihood of success and not take or persist in any course that might reasonably be regarded as harmful to the goodwill, reputations, affairs or operation of any Seller Group Member.

12.3	Seller to defend Claim

If the Seller exercises the option in clause 12.2(c)(ii), then:

(a)	the Buyer agrees to co-operate with the Seller and do all things reasonably requested by the Seller in respect of the Third Party Claim to enable the Seller to assume defence of the Third Party Claim on behalf of and in the name of the Company;

(b)	the Seller agrees, at its own expense, to defend the Third Party Claim;

(c)	the Seller may settle or compromise the Third Party Claim with the consent of the Buyer, such consent not to be unreasonably withheld; and

(d)	the Seller agrees to consult with the Buyer in relation to the conduct of the Third Party Claim and not take or persist in any course that might reasonably be regarded as harmful to the goodwill or reputation of the Buyer or the Company.

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12.4	Seller not liable

The Seller is not liable to the Buyer (or any person deriving title from the Buyer) for any Claim under or in connection with this document or the Transaction:

(a)	if the Buyer fails to comply strictly with clause 12.1 or clause 12.2 as the case may be;

(b)	if the Buyer has ceased after Completion to own or Control the Company;

(c)	if the Claim is as a result of or in consequence of any voluntary act, omission, transaction or arrangement of or on behalf of any Buyer Group Member or Company after Completion;

(d)	if the Claim is in relation to any liability which is contingent, prospective, not ascertained or ascertainable, unless and until such liability becomes an actual liability and is due and payable;

(e)	the Claim related to an amount on account of legal costs which were not reasonably incurred by the Buyer;

(f)	arising out of or in connection with Forward Looking Information;

(g)	to the extent the Claim arises or is increased as a result of an increase in the rates, method of calculation or scope of Tax after the date of this document;

(h)	to the extent the Claim could only have been avoided by a member of the Seller Group breaching its obligations at law or under this document or an agreement entered into pursuant to this document;

(i)	to the extent the Claim arises or is increased as a result of any change in Accounting Standards (or the adoption of a different accounting group policy or position than was previously adopted by the Company prior to Completion) after the date of this document;

(j)	if the Claim arises or is increased as a result of action taken or not taken by the Seller after consultation with and the prior approval of the Buyer;

(k)	to the extent an allowance, note, reserve, accrual or provision has been made for any fact, matter or circumstance giving rise to a Claim in the Last Accounts;

(l)	to the extent an allowance, reserve, accrual or provision has been made for any fact, matter or circumstance giving rise to a Claim in the Completion Net Debt Statement and/or Completion Working Capital Statement;

(m)	if the Buyer was aware on or before the date of this document of any fact, matter or circumstance, which gives rise to or forms the basis of the Claim; or

(n)	if the Claim arises from, or to the extent the Claim is increased as a result of or in consequence of, as applicable:

(i)	any change to, or the announcement, introduction or enactment of, any legislation, regulation, order or rule; or

(ii)	any change in the interpretation of any legislation, regulation, order or rule by any Government Agency or judicial body, or of any practice or policy of any Government Agency or judicial body, as the case may be, after the date of this document (including where such change takes effect retrospectively).

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12.5	Other limitations

In addition to the exclusions in clause 12.4, the Seller is not liable to the Buyer (or any person deriving title from the Buyer) for any Tax Claim to the extent that the Tax Claim arises from, or is increased as a result of or in consequence of, as applicable:

(a)	the failure by the Company or a Buyer Group Member after Completion, in a timely manner, to:

(i)	lodge any return, notice, objection or other document;

(ii)	claim all or any portion of any allowance, deduction, credit, rebate or refund;

(iii)	disclose or correctly describe in any return, notice, objection or other document any fact, matter or thing;

(iv)	make any rollover or other election, claim or application to any Government Agency; or

(v)	take any other action which the Company or a Buyer Group Member is required or permitted to take under this document or any Tax Law;

(b)	any Tax that has been paid or discharged;

(c)	an act, omission or occurrence occurring (including any income recognised) on or after the Effective Time or any Tax that relates to any Tax Period (or part thereof) after the Effective Time (for clarity, Tax can relate to a Tax Period in circumstances where the Tax is not assessed by reference to a period (e.g. Duty));

(d)	the failure by the Buyer to supply to the Seller, on a timely basis, information which is reasonably requested by the Seller in relation to the particular Claim;

(e)	the Buyer, a Buyer Group Member or any Related Body Corporate of the Buyer taking a position in relation to the application of a Tax Law that is inconsistent with the position adopted before Completion (including any position adopted in relation to the calculation of any reserve or provision relating to Tax in the Last Accounts) unless that position is required under a Tax Law;

(f)	a matter that is timing in nature, to the extent that a benefit (including the non-inclusion of an amount in assessable income) is actually received by the Company or a Buyer Group Member in a different period;

(g)	the Company joining a new group for Tax purposes on or after Completion; or

(h)	a failure by the Company or a Buyer Group Member to:

(i)	recover GST from the recipient of a supply after Completion; or

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(ii)	claim an input tax credit that is available after Completion to be claimed by the Company or a Buyer Group Member.

The Buyer must notify the Seller of any change described in clause 12.5(e) describing the circumstances of the inconsistent position at least 15 Business Days before the relevant Buyer Group Member adopts it.

12.6	Recovery

Where a Buyer Group Member or the Company is or may be entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, the Buyer will:

(a)	use its reasonable endeavours to recover (or procure the Company or Buyer Group Member recovers) that sum before making the Claim;

(b)	keep the Seller at all times fully and promptly informed of the conduct of such recovery; and

(c)	reduce the amount of the Claim by the amount of the recovered sum.

If the recovery is delayed until after the Claim has been paid by the Seller to the Buyer, clause 12.13 will apply.

12.7	Adjustment to Purchase Price

Excluding payments made as part of Completion:

(a)	if payment is made by the Seller to the Buyer under this document, the payment is to be treated as a reduction in the purchase price; and

(b)	if payment is made by the Buyer to the Seller under this document, the payment is to be treated as an increase in the purchase price.

12.8	Time limit on Claim

The Buyer may not make any Claim under this document or otherwise relating to or in connection with the matters dealt with in this document (including for breach of a Warranty or under the Tax Indemnity) unless full details of the Claim have been notified to the Seller in accordance with clause 12.1 or clause 12.2 within:

(a)	for Tax Claims – 5 years after Completion; and

(b)	for all other Claims – 18 months after Completion.

A Claim will not be enforceable against the Seller and is to be taken for all purposes to have been withdrawn unless any legal proceedings in connection with the Claim are commenced within 6 months after written notice of the Claim is served on the Seller in accordance with clause 12.1 or clause 12.2.

12.9	Minimum amount of Claim

The Buyer may not make any Claim under this document or otherwise relating to or in connection with the matters dealt with in this document (including for breach of a Warranty):

(a)	if the amount of the Claim is less than $10,000,000; and

(b)	unless and until the aggregate amount of all Claims properly made under this document exceeds $25,000,000.

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12.10	Maximum Liability

(a)	Subject to clause 12.10(b), the Seller’s total liability for loss or damage of any kind not excluded by clause 12.11 however caused, in contract, tort, (including negligence), under any statute or otherwise under or in connection with this document or its subject matter is limited in respect of:

(i)	a Title Warranty Claim – 100% of the Purchase Price; and

(ii)	any and all other Claims in aggregate (except for those specified in clause 12.10(a)(i)) made under or in connection with this document – 20% of the Purchase Price.

(b)	The maximum aggregate liability of the Seller for loss or damage of any kind in respect of any and all Claims under or connection with this document, whenever made, is limited to 100% of the Purchase Price.

12.11	Exclusion of consequential liability

Notwithstanding any other provisions of this document, the Seller excludes all liability for any economic loss, indirect and consequential loss or damage which includes any:

(a)	loss of income, profits or business;

(b)	any failure to achieve any anticipated savings;

(c)	damage to goodwill or reputation;

(d)	loss of opportunity; and

(e)	punitive or exemplary damages that may otherwise be awarded against it,

whether arising in contract, tort (including negligence), under any statute or otherwise arising under or in connection with this document or its subject matter.

12.12	Insured Claim or loss

(a)	The Seller will not be liable for any Claim under or in connection with this document, unless the Buyer has first caused the Company to make a Claim under any insurance policy held by that Company which may cover that Claim and that Claim has been denied in whole or in part by the relevant insurer. If the Buyer has still incurred some damage or Loss, that remaining amount will be the amount of the Buyer’s Loss for the purposes of this document.

(b)	On Completion, the Buyer must, or must procure that the Company, takes out insurance policies with reputable insurers:

(i)	on terms and coverage no less favourable than the Seller Group Insurance Policies which are in existence as at the date of this document; and

(ii)	which provide coverage for the Company, the Business and the Assets in respect of the period on and from Completion.

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12.13	Later recoveries

If, after the Seller has made a payment to the Buyer pursuant to a Claim under or in connection with this document, the Buyer, the Company or any Buyer Group Member receives a payment or benefit (including any benefit in relation to Tax not otherwise taken into account under clause 12.15) in relation to the fact, matter or circumstance to which the Claim related, then the Buyer must repay to the Seller the amount of the payment or benefit received or, if less, the amount of the payment or benefit which was received by the Company or Buyer Group Member (as the case may be).

12.14	Obligation to mitigate

Nothing in this clause 12 in any way restricts or limits the general obligation at law of the Buyer to mitigate any Loss or damage which it or the Company may incur in consequence of any breach by the Seller of the terms of this document including breach of a Warranty.

12.15	Tax benefit

In calculating the Liability of the Seller for a Claim arising under or in connection with this document, there must be taken into account any benefit accruing to the Company or a Buyer Group Member, including any amount by which any Tax for which the Company or a Buyer Group Member is, or may be liable to be, assessed or accountable is reduced or extinguished in the income year in which the Seller is required to pay any monies in relation to the Claim or any earlier income year (including any amount of any relief, allowance, exemption, exclusion, set off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of Tax under any law obtained or obtainable by the Company or a Buyer Group Member), arising directly or indirectly from the matter that gives rise to that Claim.

12.16	No double recovery

The Buyer is not entitled to recover any Liability or obtain payment, reimbursement, restitution, indemnity or damages more than once in respect of any one Liability, shortfall, deficiency or other set of circumstances which gives rise to more than one Claim by the Buyer under or in connection with this document.

12.17	Statutory actions

(a)	To the maximum extent permitted by law, the Buyer agrees not to make, and releases any right it may have to make, against the Seller, each Seller Group Member or any of their Representatives, any Claim based on:

(i)	Part 7.10 (including section 1041H) of the Corporations Act;

(ii)	Part 2 Division 2 (including section 12DA or 12DB) of the Australian Securities and Investments Commission Act 2001 (Cth);

(iii)	the Australian Consumer Law (as contained in Schedule 2 to the Competition and Consumer Act 2010 (Cth) or the corresponding provision of any Australian State or Territory legislation); or

(iv)	a corresponding or similar provision under any Australian State or Territory legislation or any similar provision of any legislation in any relevant jurisdiction or any other applicable laws, (each a “Statutory Claim”), for any act or omission in respect of the Company, the Business or the Assets or for any statement or representation about any of those things which is not expressly contained in this document.

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(b)	The Buyer indemnifies and agrees to hold harmless each Indemnified Person from and against all Liability arising directly or indirectly from or in connection with a Statutory Claim made against any Seller Group Member by the Buyer under or in connection with this document. The Seller holds the benefit of this clause 12.17 on trust for each other Indemnified Person to the extent that this clause 12.17 applies to those Indemnified Persons, and the Seller is entitled to enforce this clause 12.17 on behalf of those other Indemnified Persons.

12.18	Remedies for breach of Warranties

Notwithstanding any other provision of this document, the Buyer acknowledges and agrees that:

(a)	the Buyer is the only person entitled to make a Claim for breach of a Warranty; and

(b)	its sole remedy for breach of a Warranty is damages.

12.19	Knowledge and belief

Where a Warranty is given to the Seller’s awareness, knowledge or belief, including to the best of its knowledge, awareness or belief or so far as the Seller is aware, the Seller will be deemed to know or be aware of a particular fact, matter or circumstance only if one or more of:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***],

is actually aware of that fact, matter or circumstance as at the date of this document or ought to have been aware as at the date of this document after having made reasonable enquiries of their direct reports. No other knowledge will be imputed to the Seller. The Buyer acknowledges and agrees that each individual referred to in this clause 12.19 is not in any way personally responsible for the accuracy of the Warranties and will not be personally liable for any Claim.

12.20	Insurance

The Seller will not be liable for any Claim under or in connection with this document if and to the extent that the Loss in respect of which the Claim is made: (i) is covered by a policy of insurance, or (ii) would have been covered if the policies of insurance for the benefit of the Company in force as at Completion had been maintained after Completion on no less favourable terms.

12.21	Independent limitations

Each qualification and limitation in this clause 12 is to be construed independently of the others and is not limited by any other qualification or limitation.

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13	Taxation

13.1	Tax Indemnity

(a)	Subject to Completion occurring, the Seller agrees that, if at any time the Company receives or suffers a Tax Assessment, then the Seller must pay the Buyer, an amount equal to the Tax Assessment Amount for that Tax Assessment, except to the extent that the Seller’s liability is limited or qualified under this document.

(b)	No Claim may be made in respect of Tax other than a Tax Claim.

13.2	Payment

No amount is payable under clause 13.1 or in relation to a breach of a Tax Warranty to the Buyer until the later of:

(a)	5 Business Days before the latest date on which the Tax Assessment Amount may lawfully be made without incurring any penalty or additional tax for late payment;

(b)	10 Business Days after receiving notice of the relevant Tax Claim under clause 12.1;

(c)	if a Government Agency has agreed to defer recovery of some or all of the Tax Assessment Amount, 5 Business Days before the last date (taking into account any extensions) on which the Government Agency may commence recovery of that Tax Assessment Amount; and

(d)	if bona fide discussions are being conducted with a Government Agency in relation to deferring the recovery of some or all of any Tax, 5 Business Days following the date on which the Government Agency confirms in writing that it will not defer the recovery of that Tax.

13.3	Refund

If:

(a)	following payment by the Seller of an amount in connection with a Tax Claim, an amount of Tax which is referable to the Tax Claim is refunded either in cash or by credit to a Buyer Group Member or the Company (including any amount or credit received following a successful objection or appeal); or

(b)	a Buyer Group Member or the Company receives (whether in cash or by way of credit or offset against an amount owed to a Government Agency) or would be entitled to receive a refund of all or part of an amount of Tax that was paid by the Company or the Seller, or a payment in relation to Tax in respect of a period prior to the Effective Time, then the Buyer must immediately pay:

(c)	in the case of clause 13.3(a), notify the Seller (in writing) of the amount of the refund and pay an amount to the Seller, equal to the lesser of the refund and the amount of the payment made by the Seller with respect to the particular Tax Claim; and/or

(d)	in the case of clause 13.3(b), notify the Seller (in writing) of the amount of the refund or payment and pay an amount to the Seller equal to the refund.

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For the purposes of clause 13.3(b), in determining whether a Buyer Group Member or the Company receives or would be entitled to receive a refund of an amount of Tax, treat the Tax Period in which the Effective Time occurs (“Straddle Tax Period”) as two distinct Tax Periods with the first commencing at the beginning of the Straddle Tax Period and ending on the Effective Time and the second commencing immediately after the Effective Time and ending at the end of the Straddle Tax Period.

13.4	Gross up

(a)	If a party (the “payor”) is liable to pay an amount to another party (the “recipient”) under a Claim, and as a consequence of the payment, an amount of assessable income arises for the recipient under a Tax Law then the payment must be grossed up by such an amount as is necessary to ensure that the net amount retained by the recipient after any such payment of Tax equals the amount the recipient would have retained had the Tax not been payable.

(b)	For the purposes of this clause 13.4 an amount of assessable income will be taken to arise for the recipient to the extent that an amount of assessable income arises for a member of a Consolidated Group of which the recipient is a member.

13.5	Pre-Effective Time Tax matters

(a)	Except in relation to the preparation and lodgement of a Pre-Effective Time Tax Return or a Straddle Return (to which clause 14.1 or clause 14.2 applies), the parties agree that without limiting the Seller’s rights or Buyer’s obligations under this document, the Buyer must keep the Seller informed of any disclosures made to any Government Agency which relate to any event, act, matter or transaction or amount derived (or deemed to be derived) by the Company or expenditure incurred by the Company before, on, or as a result of, the Effective Time (Pre-Effective Time Tax Event).

(b)	The Buyer agrees that it will (and will procure that, from Completion, the Company will):

(i)	not disclose any information to a Government Agency to the extent to which it relates to a Pre-Effective Time Tax Event without the prior written consent of the Seller (not to be unreasonably withheld), except as required by law (in which case notice must be provided to Seller at least 10 Business Days prior to such disclosure, unless such notice is prohibited by law or it is impossible to provide notice at least 10 Business Days prior to such disclosure, in which case the Seller will give notice as soon as possible);

(ii)	not file, or cause to be filed, any amended Tax Return or seek any advice from a Government Agency (including seeking a ruling) for the Company which relates to a Tax Period (or part thereof) ending on or before the Effective Time without the prior written consent of the Seller;

(iii)	promptly provide the Seller with copies of any correspondence with, or material provided to or by, a Government Agency and keep the Seller informed of any communications with any Government Agency in relation to any Pre-Effective Time Tax Event. In the case of correspondence or material provided to a Government Agency, such copies must be provided at least 10 Business Days prior to the provision of the correspondence or material to the Government Agency; and

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(iv)	in the event that a Government Agency commences an audit or investigation of the Company which relates (whether in whole or in part) to a Tax Period which commenced before the Effective Time:

(A)	the Buyer must allow the Seller, at its own expense, to participate in any dealings with the Government Agency with respect to the audit or investigation; and

(B)	the Buyer must not enter into any settlement with respect to the audit or investigation without the Seller’s written consent.

If, as a result of an audit or investigation to which this clause 13.5(b)(iv) applies, the Buyer notifies the Seller of a Claim in accordance with clause 12.1 or clause 12.2, clause 12.3 will thereafter apply with respect to the conduct of the audit or investigation and not clause 13.5(b).

14	Tax returns

14.1	Tax Returns before Effective Time

The Seller must prepare and the Buyer must lodge all Tax Returns for the Company for any Tax Period that ends on or before the Effective Time and which have not been lodged before the Effective Time (Pre-Effective Time Return). For the avoidance of doubt this clause 14.1 does not apply to the consolidated income Tax Return of the Seller Consolidated Group.

14.2	Tax Returns after Effective Time

The Buyer must prepare and lodge all Tax Returns for the Company for any:

(a)	Tax Period commencing before the Effective Time but ending after the Effective Time (Straddle Return); or

(b)	Tax Period commencing on or after the Effective Time.

14.3	Copy of Straddle Return

The Buyer must provide a copy of any Straddle Return to the Seller together with any work papers relating to the Straddle Return no less than 20 Business Days (or 10 Business Days if it is a GST return) prior to its due date for lodgement with a Government Agency.

14.4	Review of Straddle Return

The Seller will have a period of 15 Business Days (or a period of 7 Business Days if a GST return) from receipt of a Straddle Return (Tax Return Review Period) in which to review the Straddle Return and provide the Buyer with any comments that relate to the period before the Effective Time. If the Seller does not provide comments to the Buyer within the relevant Tax Return Review Period, the Seller is deemed to agree with the manner in which the Straddle Return has been prepared.

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14.5	Incorporation of comments into Straddle Returns

(a)	The Buyer must give the Seller notice in writing within 3 Business Days of receiving the Seller’s comments advising whether all of the Seller’s comments have been incorporated into the Straddle Return and to the extent that the Seller's comments have not been incorporated into the Straddle Return, detailed reasons why those comments were not incorporated (Confirmation Notice).

(b)	If the Buyer does not incorporate all of the Seller’s comments, the Seller may provide the Buyer with a notice of dispute within 3 Business Days of receipt of the Confirmation Notice (Tax Dispute Notice).

(c)	If the Seller does not provide a Tax Dispute Notice in relation to a Straddle Return in accordance with clause 14.5(b), the Seller is deemed to have agreed to the content of the Straddle Return.

(d)	If the Seller provides a Tax Dispute Notice in accordance with clause 14.5(b), the parties agree to work together to resolve the dispute (Tax Return Dispute) as soon as reasonably possible. If the dispute remains unresolved 3 Business Days following receipt of the Tax Dispute Notice, the parties agree to refer the dispute to a Tax Expert in accordance with clause 14.8.

(e)	The Buyer must, subject to clause 14.5(f), amend any Straddle Return which is the subject of a Tax Dispute Notice in accordance with the Tax Expert’s decision prior to lodgement.

(f)	If a Straddle Return is due for lodgement before the process in this clause 14.5 completed, the Buyer must, to the extent it will not be a breach of applicable law, delay lodgement of the Straddle Return until such time that the Tax Expert has made a decision, unless otherwise agreed with the Seller.

14.6	Access and assistance

The parties agree to provide each other with all reasonable assistance and access to records and documents (including all electronic records and documents) required to comply with this clause 14. The parties must also provide reasonable access to any Representative or other person who has information relating to the Company which is necessary to comply with this clause.

For the avoidance of doubt, nothing in this clause 14.6 requires the Seller to provide access to or copies of any Tax Returns, work papers or other documentation of the Seller Consolidated Group.

14.7	Costs

Each party must pay its own costs in connection with this clause 14.

14.8	Tax Expert

(a)	The Seller and the Buyer may make submissions to the Tax Expert in relation to the Tax Return Dispute.

(b)	The Tax Expert is appointed as an expert and not an arbitrator and will determine the procedures for settling the Tax Return Dispute.

(c)	The Tax Expert must provide written notice of its decision on the Tax Return Dispute to the Seller and the Buyer and the decision of the Tax Expert is conclusive and binding on the parties in the absence of manifest error.

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(d)	The Seller will pay one half of the Tax Expert’s costs and expenses in relation to the Tax Return Dispute and the Buyer will pay one half of the Tax Expert’s costs and expenses in relation to the Tax Return Dispute.

15	Buyer and Buyer Guarantor warranties

15.1	Buyer and Buyer Guarantor warranties

Each of the Buyer and Buyer Guarantor warrants and represents to the Seller that each of the following statements is correct, and not misleading in any material respect, on the date of this document (unless otherwise stated) and will be correct and not misleading as at Completion as if made on and as at each of those dates:

(a)	it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as its business is now being conducted;

(b)	it has the power to enter into and, subject to clause 2.1, perform this document and, subject to clause 2.1, has obtained all necessary consents and authorisations to enable it to do so;

(c)	the entry into and performance of this document by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking by which it is bound;

(d)	this document constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy;

(e)	this document and Completion do not conflict with or result in a breach of or default under any applicable law, any provision of its constitution or any material term or provision of its constitution or any material term or provision of any agreement or deed or writ, order or injunction, judgment, law, rule or regulation to which it is party or is subject or by which it is bound;

(f)	it is not Insolvent;

(g)	the Buyer is a wholly-owned subsidiary of the Buyer Guarantor;

(h)	on issue, the Rollover Shares issued to the Seller will be:

(i)	validly issued, fully paid and non-assessable; and

(ii)	free from all Encumbrances except for any such Encumbrances under the constitution of Buyer Guarantor;

(i)	all of the Rollover Shares issued to the Seller will be issued at the Rollover Share Issue Price;

(j)	all holders of Buyer Guarantor Class B Shares have irrevocably waived any anti-dilution adjustment as to the ratio by which Buyer Guarantor Class B Shares convert into Buyer Guarantor Class A Shares or any other measure with an anti-dilutive effect, in any case, that results from or is related to the Business Combination, including, but not limited to those anti-dilution protections in Article 17 of the Memorandum and Articles of Association;

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(k)	the Buyer Guarantor has dealt with the Sellers on an arm’s length basis with respect to the acquisition of the Shares;

(l)	the Buyer Guarantor is the ultimate holding company (as defined in the Tax Act) of a wholly-owned group (as defined in the Tax Act) that includes the Buyer as a member;

(m)	it has not, and will not, make a choice to deny rollover relief for the Seller and nothing has happened which would deny rollover relief under section 124-780(3)(f) of the Tax Act;

(n)	the Buyer has sufficient financial and technical resources to enable it to procure compliance by the Company, post-Completion, with the conditions of all Mining Tenements;

(o)	it has not caused the Seller to incur any Liability by virtue of section 16C of the Privacy Act 1988 (Cth);

(p)	the board of directors of Buyer Guarantor has: (i) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (ii) approved the transactions contemplated by this document as a Business Combination; (iii) determined that this document is in the best interests of Buyer Guarantor and the shareholders of Buyer Guarantor, and declared it advisable, to enter into this document and each of the Transactions, (iv) approved this document and the Transactions, in each case, on the terms and subject to the conditions of this document, and (v) adopted a resolution recommending that this document be adopted by the shareholders of Buyer Guarantor (the “Buyer Guarantor Board Recommendation”);

(q)	as of the date hereof, there is at least $250,000,000 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated July 28, 2021, by and between Buyer Guarantor and the Trustee (the “Trust Agreement”);

(r)	as of the date hereof, there are no claims or proceedings pending with respect to the Trust Account and since July 29, 2021, Buyer Guarantor has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement);

(s)	as of the date hereof, following the Completion, no shareholder of Buyer Guarantor shall be entitled to receive any amount from the Trust Account except to the extent such shareholder shall have elected to tender its Buyer Guarantor Class A Shares for redemption pursuant to the Buyer Guarantor Shareholder Redemption.

(t)	the Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Buyer Guarantor and the Trustee, enforceable in accordance with its terms;

(u)	there are no side letters and there are no contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would entitle any Person (other than shareholders of Buyer Guarantor who shall have elected to redeem their Buyer Guarantor Class A Shares pursuant to the Buyer Guarantor Shareholder Redemption or the underwriters of Buyer Guarantor’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account;

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(v)	the share capital of Buyer Guarantor consists of 221,000,000, including (i) 200,000,000 Buyer Guarantor Class A Shares, (ii) 20,000,000 Buyer Guarantor Class B ordinary shares with a par value of US$0.0001 each (Buyer Guarantor Class B Shares) and (iii) 1,000,000 preference shares, with a par value of US$0.0001 each (Buyer Guarantor Preference Shares), of which (A) 26,514,780 Buyer Guarantor Class A Shares are issued and outstanding as of the date of this document, (B) 6,628,695 Buyer Guarantor Class B Shares are issued and outstanding as of the date of this document and (C) no Buyer Guarantor Preference Shares are issued and outstanding as of the date of this document. Buyer Guarantor has issued 14,373,564 Buyer Guarantor Warrants that entitle the holders to purchase Buyer Guarantor Class A Shares at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement. All of the issued and outstanding Buyer Guarantor Ordinary Shares and Buyer Guarantor Warrants (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance in all material respects with applicable law, and (iii) were not issued in breach or violation of any pre-emptive rights or contract;

(w)	except for this document and the transactions contemplated hereby (including the financing arrangements for the transactions contemplated in this agreement) and the Buyer Guarantor Warrants, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Buyer Guarantor Ordinary Shares or the equity interests of Buyer Guarantor, or any other contracts to which Buyer Guarantor is a party or by which Buyer Guarantor is bound obligating Buyer Guarantor to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Buyer Guarantor, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or other compensatory or incentive equity rights in Buyer Guarantor;

(x)	there are no outstanding bonds, debentures, notes or other indebtedness of Buyer Guarantor having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Buyer Guarantor’s shareholders may vote;

(y)	the Rollover Shares, when issued in accordance with this document, will be duly authorized and validly issued, and will be fully paid and non-assessable and free of pre-emptive rights, subscription rights or any similar right under any provision of Law, Buyer Guarantor’s organizational documents or any contract to which Buyer Guarantor is a party or by which Buyer Guarantor is bound; and

(z)	the issued and outstanding units of Buyer Guarantor, each such unit comprised of one Buyer Guarantor Class A Share and one-third of one Buyer Guarantor Warrant, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “MTAL-U”. The issued and outstanding Buyer Guarantor Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “MTAL”. The issued and outstanding Buyer Guarantor Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “MTAL-WS”. There is no action pending or, to the knowledge of Buyer Guarantor, threatened against Buyer Guarantor by the SEC with respect to any intention by such entity to deregister the Buyer Guarantor Class A Shares or Buyer Guarantor Warrants. None of Buyer Guarantor or its Affiliates has taken any action in an attempt to terminate the registration of the Buyer Guarantor Class A Shares or Buyer Guarantor Warrants under the Exchange Act except as contemplated by this document;

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(aa)	on Completion, all Buyer Guarantor Class B Shares will convert to Buyer Guarantor Class A Shares on a one-for-one basis without any anti-dilution adjustment; and

(bb)	the Proxy Statement (and any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933 (the “Securities Act”). On the date the Proxy Statement is first mailed to the Buyer Guarantor shareholders, and at the time of the Extraordinary General Meeting, none of the information relating to Buyer Guarantor supplied or to be supplied by Buyer Guarantor or its Related Bodies Corporate, Affiliates or Representatives in the Proxy Statement (together with any amendments or supplements thereto), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Buyer Guarantor makes no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to Buyer Guarantor by or on behalf of Seller specifically for inclusion in the Proxy Statement.

15.2	Indemnity

The Buyer and the Buyer Guarantor indemnify the Seller against any Loss that the Seller may incur to the extent caused by any breach of the warranties and representations in clause 15.1.

16	Guarantee and indemnity

16.1	Consideration

The Buyer Guarantor acknowledges that the Seller is acting in reliance on the Buyer Guarantor incurring obligations and giving rights under this Guarantee.

16.2	Guarantee

(a)	The Buyer Guarantor unconditionally and irrevocably guarantees to the Seller the Buyer’s compliance with the Buyer’s obligations in connection with this document, including each obligation to pay money.

(b)	If the Buyer does not comply with those obligations on time and in accordance with this document, then the Buyer Guarantor agrees to comply with those obligations on demand from the Seller. A demand may be made whether or not the Seller has made demand on the Buyer.

16.3	Indemnity

The Buyer Guarantor indemnifies the Seller against any liability or loss arising from, and any Costs it incurs, if:

(a)	the Buyer does not, or is unable to, comply with an obligation it has (including any obligation to pay money) in connection with this document; or

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(b)	an obligation the Buyer would otherwise have under this document (including an obligation pay money) is found to be void, voidable or unenforceable; or

(c)	an obligation the Buyer Guarantor would otherwise have under clause 16.2 is found to be void, voidable or unenforceable; or

(d)	a representation or warranty by the Buyer in this document is found to have been incorrect or misleading when made or taken to be made.

The Buyer Guarantor agrees to pay amounts due under this clause on demand from the Seller.

The Seller need not incur expense or make payment before enforcing this right of indemnity.

16.4	Extent of guarantee and indemnity

Each of the Guarantee in clause 16.2 and the indemnity in clause 16.3 is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Buyer’s obligations in connection with this document. The Buyer Guarantor waives any right it has of first requiring the Seller to commence proceedings or enforce any other right against the Buyer or any other person before claiming from the Buyer Guarantor under this Guarantee.

16.5	Obligation to pay interest

The Buyer Guarantor agrees to pay interest at the Interest Rate on any amount under this Guarantee which is not paid on the due date for payment and is not otherwise incurring interest.

The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days.

The Buyer Guarantor agrees to pay interest under this clause on demand from the Seller.

16.6	Compounding

Interest payable under clause 16.5 which is not paid when due for payment may be added to the overdue amount by the Buyer at intervals which the Seller determines from time to time or, if no determination is made, every 30 days. Interest is payable on the increased overdue amount at the Interest Rate and in the manner set out in clause 16.5.

16.7	Payments

(a)	The Buyer Guarantor agrees to make payments under this Guarantee:

(i)	in full without set-off or counterclaim, and without any withholding or deduction in respect of Taxes unless required by law; and

(ii)	in the currency in which the payment is due, and otherwise in Australian dollars, in immediately available funds.

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(b)	If the Buyer Guarantor is required to make any withholding, deduction or payment for or on account of Tax or by any Government Agency, the Buyer Guarantor:

(i)	must pay or procure the payment of the full amount of the withholding or deduction, or make or procure the making of the payment, to the appropriate Government Agency under applicable law; and

(ii)	at the same time as the relevant deduction, withholding or payment, pay such additional amount to the Seller as is required to ensure the net amount received by the Seller is equal to the full amount which would have been received by the Seller had no such deduction, withholding or payment been required to be made.

16.8	No merger

This Guarantee does not merge with or adversely affect, and is not adversely affected by, any of the following:

(a)	any other guarantee, indemnity, mortgage, charge or other encumbrance, or other right or remedy to which the Seller is entitled; or

(b)	a judgment which the Seller obtains against the Buyer Guarantor, the Buyer or any other person in connection with this document.

The Seller may still exercise its rights under this Guarantee as well as under the judgment, mortgage, charge or other encumbrance or the right or remedy.

16.9	Rights of the Seller are protected

The rights given to the Seller under this Guarantee, and the Buyer Guarantor’s liabilities under it, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)	varying or replacing in any way and for any reason any agreement or arrangement under which the obligations guaranteed under clause 16.2 are expressed to be owing;

(ii)	releasing the Buyer or giving the Buyer a concession (such as more time to pay);

(iii)	releasing any person who gives a guarantee or indemnity in connection with any of the Buyer’s obligations;

(iv)	by which the obligations of any person who guarantees any of the Buyer’s obligations (including obligations under this Guarantee) may become unenforceable;

(v)	by which any person who was intended to guarantee any of the Buyer’s obligations does not do so, or does not do so effectively; or

(vi)	by which a person who is co-surety or co-indemnifier is discharged under an agreement or by operation of law;

(b)	a person dealing in any way with this document or this Guarantee;

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(c)	the death, mental or physical disability, or liquidation, administration or insolvency of any person, including the Buyer Guarantor or the Buyer;

(d)	changes in the membership, name or business of any person; or

(e)	acquiescence or delay by the Buyer or any other person.

16.10	Buyer Guarantor’s rights are suspended

As long as any obligation is required, or may be required, to be complied with in connection with this Guarantee, the Buyer Guarantor may not, without the Seller’s consent:

(a)	reduce its liability under this Guarantee by claiming that it or the Buyer or any other person has a right of set-off or counterclaim against the Seller; or

(b)	claim, or exercise any right to claim to be entitled (whether by way of subrogation or otherwise) to the benefit of another guarantee, indemnity, mortgage, charge or other encumbrance:

(i)	in connection with this document or any other amount payable under this Guarantee; or

(ii)	in favour of a person other than the Seller in connection with any obligations of, or any other amounts payable, by the Buyer to, or for the account of, that other person; or

(c)	claim an amount from the Buyer, or another guarantor (including a person who has signed this Guarantee as “Buyer Guarantor”), under a right of indemnity or contribution; or

(d)	claim an amount in the liquidation, administration or insolvency of the Buyer or of another guarantor of any of the Buyer’s obligations (including a person who has signed this Guarantee as “Buyer Guarantor”).

If the Seller requests, the Buyer Guarantor agrees to notify any relevant person of the terms of this clause and other parts of this Guarantee that may be relevant. The Buyer Guarantor also authorises the Seller to do so at any time in its discretion and without first asking the Buyer Guarantor to do it. This applies despite anything else in this Guarantee.

This clause continues after this Guarantee ends.

16.11	Reinstatement of rights

Under any Insolvency Law, a person may claim that a transaction (including a payment) in connection with this Guarantee or this document is void or voidable. If a claim is made and upheld, conceded or compromised, then:

(a)	the Seller is immediately entitled as against the Buyer Guarantor to the rights in connection with this Guarantee or this document to which it was entitled immediately before the transaction; and

(b)	on request from the Seller, the Buyer Guarantor agrees to do anything (including signing any document) to restore to the Seller any mortgage, charge or other encumbrance (including this Guarantee) held by it from the Buyer Guarantor immediately before the transaction.

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The Buyer Guarantor’s obligations under this clause are continuing obligations, independent of the Buyer Guarantor’s other obligations under this Guarantee and continue after this Guarantee ends.

16.12	Costs

The Buyer Guarantor agrees to pay or reimburse the Seller on demand for:

(a)	the Seller’s Costs in making, enforcing and doing anything in connection with this Guarantee including legal Costs in accordance with any written agreement as to legal costs or, if no agreement, on whichever is the higher of a full indemnity basis or solicitor and own client basis; and

(b)	all duties, fees, Taxes (other than tax on income) and charges which are incurred by a Seller Group Member and are payable in connection with this Guarantee or a payment or receipt or other transaction contemplated by it.

17	Default

17.1	Remedies of the Seller

(a)	If the Buyer does not Complete, other than as a result of a default of the Seller, the Seller may give the Buyer a notice of default requiring the Buyer to Complete (Buyer’s Cure Notice).

(b)	If the Buyer does not Complete within 5 Business Days after receipt of the Buyer’s Cure Notice, without limiting the remedies available to the Seller at law or in equity, the Seller may sue the Buyer for breach, seek damages for breach of this document and, in addition, do any or all of the following:

(i)	elect to seek specific performance of this document by the Buyer; or

(ii)	terminate this document.

(c)	If this document is terminated by the Seller under this clause 17.1 then clause 2.6 will apply with necessary changes.

17.2	Remedies of the Buyer

(a)	If the Seller does not Complete, other than as a result of a default of the Buyer, the Buyer may give the Seller a notice of default requiring the Seller to Complete (Seller’s Cure Notice).

(b)	If the Seller does not Complete within 5 Business Days after receipt of the Seller’s Cure Notice, the Buyer may sue the Seller for breach and, in addition, do any or all of the following:

(i)	elect to seek specific performance of this document by the Seller; or

(ii)	seek damages for breach of this document.

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17.3	Termination for Material Adverse Change

(a)	If before Completion a Material Adverse Change occurs, then the Buyer may immediately terminate this document by giving notice in writing to the Seller.

(b)	Termination of this document in accordance with clause 17.3(a) does not affect any accrued rights or remedies of either party.

(c)	Clauses 1, 2.6, 12, 17.1(c), 18, 20, 21, 22, 23 and 24 of this document as well as any other term by its nature intended to survive termination of this document, survive and continue to apply after termination of this document in accordance with clause 17.3(a).

17.4	No termination or rescission

(a)	Except in accordance with the express terms of this document, no party is entitled to terminate this document for any reason.

(b)	No party is entitled to rescind this document in any circumstances.

18	Confidential Information

18.1	Confidential Information

Subject to clause 18.3, clause 18.7, clause 18.8 and clause 18.9, no Confidential Information may be disclosed by the Receiving Party to any person except:

(a)	to Representatives of the Receiving Party or its Related Bodies Corporate requiring the information for the purposes of this document;

(b)	in the case of the Buyer or Buyer Guarantor, to any bona fide senior lenders to the Buyer Group for the purposes of obtaining finance in connection with the Transaction;

(c)	with the consent of the Disclosing Party;

(d)	if the Receiving Party is required to do so by law, a stock exchange or any regulatory authority; or

(e)	if the Receiving Party is required to do so in connection with legal proceedings relating to this document except that this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies.

18.2	Disclosure of Confidential Information

If the Receiving Party discloses information under clause 18.1(a) or 18.1(b) the Receiving Party must use its reasonable endeavours to ensure that recipients of the Confidential Information do not disclose the Confidential Information except in the circumstances permitted in clause 18.1.

18.3	Public Filings

(a)	The parties acknowledge that the Buyer Group may be required to prepare and file a Proxy Statement and/or other filings required by the SEC or under the rules of any securities exchange or regulatory authority (Public Filings).

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(b)	To the maximum extent permitted by law and/or the rules of any relevant securities exchange, the Buyer and Buyer Guarantor must:

(i)	promptly give notice of the intended disclosure to, and consult with, the Seller in respect of the form and content of the Public Filings; and

(ii)	use its reasonable endeavours to minimise the disclosure of any Confidential Information in connection with the preparation, filing and distribution of any Public Filings (including through seeking confidential treatment from the SEC or any other relevant securities exchanges or regulatory authorities and applying appropriate redactions where practicable, in each case, in respect of commercially sensitive information of the Seller Group set forth in this document, the Royalty Deed and/or the Offtake Agreement, whether disclosed in agreed form or final executed copy).

18.4	Use of Confidential Information

Except for Confidential Information of the Business, the Buyer or its Related Bodies Corporate must not use any Confidential Information except for the purpose of performing its obligations under this document.

18.5	Excluded Information

Clauses 18.1, 18.2 and 18.3 do not apply to Excluded Information.

18.6	Delivery of materials

The Receiving Party must, on request of the Disclosing Party, immediately deliver to the Disclosing Party or otherwise destroy all documents or other materials containing or referring to Confidential Information of the Disclosing Party which are in the possession, power or control of:

(a)	the Receiving Party; or

(b)	persons who have received Confidential Information under clause 18.1(a) or 18.1(b).

18.7	Disclosure prior to the date of this document

The Buyer acknowledges that the Seller and its Related Bodies Corporate have disclosed information prior to the date of this document which may be of a confidential nature and that clause 18.1 does not apply to any such disclosure prior to the date of this document.

18.8	Use of Personal Information by the Seller after Completion

If the Seller is required or authorised under this document or by law to retain any Transaction Personal Information which is part of the Confidential Information, the Seller may use and disclose that Transaction Personal Information for the purpose for which it is required or authorised to be retained under this document or by law.

18.9	Tax reporting

Notwithstanding anything else in this document, the Buyer and the Seller may disclose the transactions under this document to the Australian Taxation Office.

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18.10	Survival of termination

This clause 18 will survive termination of this document.

19	Announcements

19.1	Public announcements

Subject to clause 19.2, no party may, before, on, or after Completion, make or send a public announcement, communication or circular relating to the Transaction unless it has first obtained the written consent of the Buyer and the Seller which consent is not to be unreasonably withheld or delayed.

19.2	Public announcements required by law

Clauses 18.1 and 19.1 do not apply to a public announcement, communication or circular required by law or a regulation of a stock exchange, if the party required to make or send it has:

(a)	provided the other parties with sufficient notice to enable them to seek a protective order or other remedy; and

(b)	provided all assistance and co-operation that the other parties consider necessary to prevent or minimise that disclosure.

20	Costs and Duty

20.1	Legal costs

The Seller and the Buyer agree to pay their own Costs in connection with the preparation, negotiation, execution and completion of this document, except for amounts covered by clause 20.2.

20.2	Duty

The Buyer:

(a)	agrees to pay or reimburse all Duty chargeable, payable or assessed as being payable in relation to the execution or performance of this document and any transaction contemplated by this document (including any fees, fines, penalties and interest in connection with any of those amounts); and

(b)	indemnifies the Seller against, and agrees to reimburse and compensate the Seller for, any liability incurred by the Seller as a result of the Buyer not complying with clause 20.2(a).

The Buyer agrees to pay amounts due to the Seller under this clause 20.2 within 3 Business Days of demand from the Seller.

21	Notices and other communications

21.1	Form

(a)	Unless this document expressly states otherwise, all notices, demands, certificates, consents, approvals, waivers and other communications (Notices) in connection with this document must be in writing and signed by the sender (if an individual) or an Authorised Officer of the sender.

(b)	All Notices must also be marked for the attention of the person referred to in the Details (or, if the recipient has notified otherwise, then marked for attention in the way last notified).

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21.2	Delivery

Notices must be:

(a)	left at the address referred to in the Details;

(b)	sent by express post (airmail if appropriate) to the address referred to in the Details; or

(c)	sent by email to the email address set out or referred to in the Details.

However, if the intended recipient has notified changed contact details, then Notices must be sent to the changed contact details.

21.3	When effective

Notices take effect from the time they are received or taken to be received under clauses 21.4 or 21.5 (whichever happens first) unless a later time is specified in the Notice.

21.4	Receipt - post

If sent by express post, Notices are taken to have been received seven days after posting (or fourteen days after posting if posted to or from a place outside Australia).

21.5	Receipt - email

If sent by email, Notices are taken to have been received:

(a)	when the sender receives an automated message confirming delivery; or

(b)	4 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that delivery failed.

21.6	Receipt outside business hours

Despite anything else in this clause 21, if Notices are received or taken to be received under clauses 21.4 or 21.5 after 5.00pm on a Business Day or on a non-Business Day, they are taken to be received at 9.00am on the next Business Day.  For the purposes of this clause, the place in the definition of Business Day is taken to be the place specified in the Details as the address of the recipient and the time of receipt is the time in that place.

22	GST

22.1	Definitions and interpretation

For the purposes of this clause 22:

(a)	words and phrases which have a defined meaning in the GST Act have the same meaning when used in this clause 22, unless the contrary intention appears; and

(b)	each periodic or progressive component of a supply to which section 156-5(1) of the GST Act applies is to be treated as if it were a separate supply.

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22.2	GST exclusive

Unless expressly stated otherwise, all consideration to be provided under this document is exclusive of GST.

22.3	Payment of GST

(a)	If GST is payable, or notionally payable, on a supply made in connection with this document, the party providing the consideration for the supply agrees to pay to the supplier an additional amount equal to the amount of GST payable on that supply (GST Amount).

(b)	Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time as the GST-exclusive consideration for the supply, or the first part of the GST-exclusive consideration for the supply (as the case may be), is payable or is to be provided.

(c)	This clause does not apply to the extent that the consideration for the supply is expressly stated to include GST or the supply is subject to a reverse-charge.

22.4	Adjustment events

If an adjustment event arises for a supply made in connection with this document, the GST Amount (or the GST component of any consideration expressed to be inclusive of GST) must be recalculated to reflect that adjustment. The supplier or the party providing the consideration for the supply (as the case may be) agrees to make any payments necessary to reflect the adjustment and the supplier agrees to issue an adjustment note.

22.5	Reimbursements

Any payment, indemnity, reimbursement or similar obligation that is required to be made in connection with this document which is calculated by reference to an amount paid by another party must be reduced by the amount of any Input Tax Credits which the other party (or the representative member of any GST group of which the other party is a member) is entitled. If the reduced payment is consideration for a taxable supply, clause 22.3 applies to the reduced payment.

23	General

23.1	Variation and waiver

A provision of this document, or right, power or remedy created under it, may not be varied or waived except in writing signed by the party to be bound.

23.2	Consents, approvals or waivers

By giving any approval, consent or waiver a party does not give any representation or warranty as to any circumstance in connection with the subject matter of the consent, approval or waiver.

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23.3	Discretion in exercising rights

Unless this document expressly states otherwise, a party may exercise a right, power or remedy or give or refuse its consent, approval or a waiver in connection with this document in its absolute discretion (including by imposing conditions).

23.4	Partial exercising of rights

Unless this document expressly states otherwise, if a party does not exercise a right, power or remedy in connection with this document fully or at a given time, it may still exercise that right, power or remedy later.

23.5	Conflict of interest

Each party may exercise its rights, powers and remedies in connection with this document even if this involves a conflict of duty or it has a personal interest in the exercise of those rights, powers or remedies.

23.6	Remedies cumulative

The rights, powers and remedies in connection with this document are in addition to other rights, powers and remedies given in any other document or by law independently of this document.

23.7	Indemnities and reimbursement obligations

Unless specified otherwise, any indemnity, reimbursement or similar obligation in this document:

(a)	is a continuing obligation despite the satisfaction of any payment or other obligation in connection with this document, any settlement or any other thing, including Completion;

(b)	is independent of any other obligations under this document or any other document; and

(c)	continues after this document, or any obligation arising under it, ends.

It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity in connection with this document.

23.8	Inconsistent law

To the extent the law permits, this document prevails to the extent it is inconsistent with any law.

23.9	Supervening law

Any present or future law which operates to vary the obligations of a party in connection with this document with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent its exclusion is prohibited or rendered ineffective by law.

23.10	Counterparts

This document may consist of a number of copies, each signed by one or more parties to it. If so, the signed copies are treated as making up a single document and the date on which the last counterpart is executed is the date of the document.

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23.11	Representations and undertakings continue

Each representation, warranty and undertaking in this document is a continuing obligation despite Completion.

23.12	Entire agreement

This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

23.13	Further steps

The parties agree to do anything (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed), which another party asks and considers necessary to:

(a)	bind the parties and any other person intended to be bound under this document; or

(b)	show whether the parties are complying with this document.

23.14	Prompt performance

Each party agrees to perform its obligations under this document promptly, unless a specific time for performance is expressly stated in this document. Time is of the essence in this document in respect of an obligation of a party to pay money.

23.15	Assignment or other dealings

No party may assign or otherwise deal with its rights under this document or allow any interest in its rights to arise or be varied, in each case without the consent of the other parties, which consent must not be unreasonably withheld.

23.16	No liability for loss

Unless this document expressly states otherwise, a party is not liable for any loss, liability or Costs arising in connection with the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right, power or remedy in connection with this document.

23.17	Severability

If the whole or any part of a provision of this document is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this document or is contrary to public policy.

23.18	Rules of construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of or seeks to rely on this document or any part of it.

23.19	Payment with withholding or deduction

(a)	The Buyer agrees to make all payments under this document:

(i)	in full without set-off or counterclaim, and without any deduction in respect of Tax unless such deduction is required by law; and

(ii)	unless otherwise agreed in writing between the relevant payer(s) and payee(s), in Australian dollars in immediately available funds.

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(b)	If the Buyer is required to make any withholding, deduction or payment for or on account of Tax or by any Government Agency, the Buyer:

(i)	must pay or procure the payment of the full amount of the withholding or deduction, or make or procure the making of the payment, to the appropriate Government Agency under applicable law; and

(ii)	at the same time as the relevant deduction, withholding or payment, pay such additional amount to the Seller as is required to ensure that the net amount received by the Seller is equal to the full amount which would have been received by the Seller had no such deduction, withholding or payment been required to be made.

(c)	If:

(i)	the Buyer:

(A)	pays, or procures the payment of, an amount to a Government Agency in accordance with clause 23.19(b)(i) (Tax Payment); and

(B)	pays an additional amount to the Seller in accordance with clause 23.19(b)(ii); and

(ii)	a Seller Group Member obtains and utilises a credit against Tax that is attributable to the Tax Payment,

then the Seller shall pay an amount to the Buyer equal to the amount of such credit against Tax.

(d)	A Seller Group Member will take reasonable steps to utilise such a credit against Tax (Relevant Tax Credit). For the avoidance of doubt, this does not require a Seller Group Member to utilise a Relevant Tax Credit in priority to any other Tax credits or relief.

23.20	No Claims Against Trust Account

(a)	The Seller acknowledges that it has read the Buyer Guarantor’s Prospectus and all other registration statements and reports filed by the Buyer Guarantor with the SEC since July 28, 2021 and the Trust Agreement and understands that the Buyer Guarantor has established the Trust Account for the benefit of the Buyer Guarantor’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement.

(b)	Each such party further acknowledges that, if the Transaction, or, in the event of a termination of this document, another Business Combination, is not consummated by July 28, 2023 or such later date as approved by the Buyer Guarantor Shareholders to complete a Business Combination, the Buyer Guarantor will be obligated to return to its shareholders the amounts being held in the Trust Account.

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(c)	For and in consideration of the Buyer Guarantor entering into this document and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each such party hereby agrees on behalf of itself and its Related Parties that, notwithstanding anything to the contrary in this document:

(i)	neither such party, nor any of its Related Parties do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or shall make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this document or any proposed or actual business relationship between the Buyer Guarantor or its Representatives, on the one hand, and the Seller or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, “Released Trust Claims”) provided, however, that nothing herein shall serve to limit or prohibit the Seller’s right to pursue a claim against Buyer Guarantor or any of its Affiliates or for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this document) or for specific performance, injunctive or other equitable relief in connection with the consummation of the Transactions so long as such claim would not affect Buyer Guarantor’s ability to fulfil its obligation to effectuate the Buyer Guarantor Shareholder Redemptions;

(ii)	the Seller on behalf of itself and its Related Parties hereby irrevocably waives any Released Trust Claims that it or any of its Related Parties may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Buyer Guarantor or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with the Buyer Guarantor or its Related Parties);

(iii)	the Seller agrees and acknowledges that such irrevocable waiver is material to this document and specifically relied upon by the Buyer Guarantor and its Related Parties to induce the Buyer Guarantor to enter into this document, and such party further intends and understands such waiver to be valid, binding and enforceable against it and each of its Related Parties under applicable law;

(iv)	to the extent the Seller or any of its Related Parties commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Buyer Guarantor or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Buyer Guarantor or its Representatives, the Seller hereby acknowledges and agrees that it and its Related Parties’ sole remedy shall be against funds held by the Buyer Guarantor outside of the Trust Account and that such claim shall not permit the Seller or its Related Parties (or claimant on any of their behalves or in lieu of any of them) to have any claim against the Trust Account.

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24	Governing law

24.1	Governing law and jurisdiction

The law in force in the place specified in the Details governs this document. The parties submit to the non-exclusive jurisdiction of the courts of that place.

24.2	Serving documents

Without preventing any other method of service, any document in an action in connection with this document may be served on a party by being delivered or left at that party’s address for services of notices under clause 21.2 or, in respect of the Buyer Guarantor, in accordance with clause 24.3.

24.3	Appointment of process agent

(a)	The Buyer Guarantor irrevocably appoints Squire Patton Boggs (AU) of Level 21, 300 Murray Street, Perth WA 6000, as its agent to accept service of process in Australia in any legal action or proceedings arising out of this document, service upon which shall be deemed completed whether or not forwarded to or received by the Buyer Guarantor. The Buyer Guarantor acknowledges that it has provided the Seller with a copy of a written acceptance of appointment by that process agent.

(b)	The Buyer Guarantor agrees to inform the Seller in writing of any change of address of such process agent within 5 Business Days of such change.

(c)	If such process agent ceases to be able to act as such or to have an address in Australia, the Buyer Guarantor irrevocably agrees to appoint promptly a new process agent in Australia acceptable to Seller (acting reasonably) and to deliver to the Seller within 10 Business Days a copy of a written acceptance of appointment by the process agent. In the event that the Buyer Guarantor fails to appoint a new process agent, it shall be effective service to serve the process upon the last known address in Australia of the last known process agent for the Buyer Guarantor under this clause 24.3 notwithstanding that such process agent is no longer found at such address or has ceased to act, provided that the Buyer Guarantor is also notified in accordance with clause 21.

EXECUTED as an agreement

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Share Sale Agreement

Schedule 1	Shares

Seller	Class of shares	Number of shares	Percentage of share class	Beneficial owner	Fully paid?
Glencore Operations Australia Pty Limited (ACN 128 115 140)	Ordinary	1	100%	Yes	Yes

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Share Sale Agreement

Schedule 2	Mining Tenements

1             PART A – Company Tenements

Mining Tenement	Registered Permit holder	Legal interest of Company	Beneficial interest of Company
CML 5	Company	100%	100%
MPL 1093	Company	100%	100%
MPL 1094	Company	100%	100%
EL6223	AuriCula Mines Pty Ltd	0%	90%

2             PART B – Exploration Licences

Exploration Licence	Registered permit holder as at date of this document	Legal interest as at date of this document	Beneficial interest as at date of this document
EL 5693	Isokind	Isokind – 100%	Isokind – 60% Acelight – 40%
EL 5983	Isokind	Isokind – 100%	Isokind – 60% Acelight – 40%
EL 6907	Actway	Actway – 100%	Actway – 90%

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Share Sale Agreement

Schedule 3         Properties

Lot	Title Reference	Tenure	Registered Holder
Lot 10 in Deposited Plan 792294	10/792294	Freehold	Company
Lot 10 in Deposited Plan 860711	10/860711	Freehold	Company
Lot 10 in Deposited Plan 793808	10/1115073	Freehold	Company
Lot 13 in Deposited Plan 793808	13/793808	Freehold	Company
Lot 16 in Deposited Plan 792294	16/792294	Freehold	Company
Lot 16 in Deposited Plan 806636	16/806636	Freehold	Company
Lot 22 in Deposited Plan 806636	22/806636	Freehold	Company
Lot 31 in Deposited Plan 1115073	31/1115073	Freehold	Company
Lot 32 in Deposited Plan 1115073	32/1115073	Freehold	Company
Lot 33 in Deposited Plan 129492	33/129492	Freehold	Company
Lot 33 in Deposited Plan 1115073	33/1115073	Freehold	Company
Lot 35 in Deposited Plan 261594	35/261594	Freehold	Company
Lot 36 in Deposited Plan 1115073	36/1115073	Freehold	Company

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Lot	Title Reference	Tenure	Registered Holder
Lot 38 in Deposited Plan 220704	38/220704	Freehold	Company
Lot 41 in Deposited Plan 847169	41/847169	Freehold	Company
Lot 42 in Deposited Plan 792294	42/792294	Freehold	Company
Lot 42 in Deposited Plan 860711	42/860711	Freehold	Company
Lot 43 in Deposited Plan 860711	43/860711	Freehold	Company
Lot 46 in Deposited Plan 1115073	46/1115073	Freehold	Company
Lot 48 in Deposited Plan 220704	48/220704	Freehold	Company
Lot 49 in Deposited Plan 220704	49/220704	Freehold	Company
Lot 56 in Deposited Plan 863149	56/863149	Freehold	Company
Lot 60 in Deposited Plan 860711	60/860711	Freehold	Company
Lot 70 in Deposited Plan 860711	70/860711	Freehold	Company
Lot 122 in Deposited Plan 1057930	122/1057930	Freehold	Company
Lot 123 in Deposited Plan 1057930	123/1057930	Freehold	Company
Lot 399 in Deposited Plan 43571	399/43571	Freehold	Company
Lot 4277 in Deposited Plan 766965	4277/766965	Leasehold	Company

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Lot	Title Reference	Tenure	Registered Holder
Lot 6336 in Deposited Plan 769222	6336/769222	Leasehold	Company
Lot 1/15 in Deposited Plan 758254	1/15/758254	Freehold	Company
Lot 1 in Deposited Plan 1105750	1/1105750	Leasehold	Company
Lot 1 in Deposited Plan 1115073	1/1115073	Freehold	Company
Lot 1 in Deposited Plan 1186316	1/1186316	Leasehold	Company
Lot 2 in Deposited Plan 247893	2/247893	Freehold	Company
Lot 2 in Deposited Plan 262665	2/262665	Freehold	Company
Lot 2 in Deposited Plan 1115073	2/1115073	Freehold	Company
Lot 5 in Deposited Plan 860711	5/860711	Freehold	Company
Lot 6 in Deposited Plan 860711	6/860711	Freehold	Company
Lot 7 in Deposited Plan 1115073	7/1115073	Freehold	Company
Lot 8 in Deposited Plan 260360	8/260360	Freehold	Company
Lot 9 in Deposited Plan 860711	9/860711	Freehold	Company

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Share Sale Agreement

Schedule 4	Prohibited Events

Part A – Statements

1	Bribery, corruption, money laundering and tax evasion

1.1          SSA

(a)	All Prohibited Event Information (if any) is complete, accurate and up-to-date.

(b)	The matters contemplated by this document, including the Transaction, and any benefit derived therefrom will not, directly or indirectly, be used by any Restricted Person to provide any payment, gift or any other improper benefit to any Public Official or its agent, or any other company or entity owed, directly or indirectly, by a Public Official or its agent. For the avoidance of doubt nothing in this document prevents, limits or prohibits any Legitimate Public Official Benefit being paid or received.

(c)	This document does not violate any current legislative provision, including legislation enacted by member states and signatories implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions 1997.

(d)	The Buyer is acting under this document as principal for its own account and not for the benefit of any other person (including whether as agent, trustee or otherwise).

(e)	The Buyer Guarantor is acting under this document as principal for its own account and not for the benefit of any other person (including whether as agent, trustee or otherwise) except for the Buyer.

1.2          Restrictions

In connection with the subject matter of this document, including the Transaction, each Restricted Person:

(a)	has complied with and will comply with all relevant laws, regulations, ordinances and rules regarding Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Tax Evasion Laws; and

(b)	has not authorised, offered, promised, paid or otherwise given, and will not authorise, offer, promise, pay or otherwise give, whether directly or indirectly, any financial or other advantage to or for the use or benefit of any Public Official or any private individual:

(i)	for the purpose of inducing or rewarding that person’s improper performance of their relevant function; or

(ii)	that would be a breach of any applicable law.

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2             Sanctions

(a)	Each Restricted Buyer Group Member is not, nor is it 50% or more owned or controlled by any individual or entity that is, the subject of any Sanctions, or based, organised or resident in any Sanctioned Country (collectively, a “Sanctioned Person”).

(b)	No Sanctioned Person has any beneficial or other property interest in this document or the Transaction, and nor will any Sanctioned Person have any participation in or derive any other financial or economic benefit from this document or the Transaction.

(c)	Each Restricted Buyer Group Member does not intend to use, nor make available, the Shares sold by the Seller under this document:

(i)	to fund or facilitate any activities or business of, with or related to, any Sanctioned Country or Sanctioned Person;

(ii)	in any manner that would result in a violation of Sanctions; or

(iii)	for any activities or business that could result in the designation of the Seller as a Sanctioned Person.

Part B – Definitions

3             Definitions

Unless the contrary intention appears, these meanings apply in this schedule:

Affiliate means, in respect of a person, each other person that is Controlled by the first person or that Controls it, and each other person that is Controlled by such person who Controls the first person.

Anti-Bribery and Corruption Law means:

(a)	the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions 1997;

(b)	the Criminal Code Act 1995 (Cth);

(c)	the Foreign Corrupt Practices Act of 1977 (USA) as amended;

(d)	the Bribery Act 2010 (UK);

(e)	the Swiss Criminal Code;

(f)	any rules or regulations under any of the laws referred to in paragraphs (b) to (e) above; and

(g)	any other laws, rules and regulations relating to anti-bribery or corruption matters applicable to any Restricted Person, the Seller or the Company.

Anti-Money Laundering Laws means any anti-money laundering or counter-terrorism legislation, rules, regulations or policies with the force of law, that are applicable to any Restricted Person, the Seller or the Company, in any jurisdiction, including Australia, the Proceeds of Crime Act 2002 (Cth), Parts 5.3 and 5.5 of the Criminal Code Act 1995 (Cth), the Proceeds of Crime Act 2002 (UK), the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (UK) and the Terrorism Act 2000 (UK).

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Anti-Tax Evasion Laws means the Criminal Code Act 1995 (Cth), Income Tax Assessment Act 1936 (Cth), Income Tax Assessment Act 1997 (Cth), Taxation Administration Act 1953 (Cth), Part 3 (Corporate offences of failure to prevent facilitation of tax evasion) of the Criminal Finances Act 2017 (UK), any rules or regulations under any of the foregoing and any other laws, rules or regulations relating to tax evasion applicable to any Restricted Person, the Seller or the Company.

Control means in respect of a person, the direct or indirect ability of another person to ensure that the activities and business of that person are conducted in accordance with the wishes of that other person, and a person shall be deemed to have Control of a person if that person possesses the majority of the issued share capital or the voting rights in that person.

Government Authority means:

(a)	a federal or national government, any political subdivision thereof, or any local jurisdiction therein;

(b)	an instrumentality, board, commission, court or agency, whether civilian or military, of any of the above, however constituted;

(c)	a public organisation, being an organisation whose members are:

(i)	countries or territories;

(ii)	governments of countries or territories; or

(iii)	other public international organisations including the World Bank, the United Nations, the International Monetary Fund and the OECD; or

(d)	any company, association, organisation, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by, any person listed in paragraphs (a) to (c) above.

Legitimate Public Official Benefit means a bona-fide benefit or payment received by a Restricted Buyer Group Member whom is also a Public Official, but only where the benefit or payment is:

(a)	received by the Restricted Buyer Group Member in their capacity as a shareholder, director or senior manager and not in connection with their position as a Public Official; and

(b)	an arm’s length commercial benefit or payment.

Public Official means:

(a)	an employee or officer of, or any person otherwise acting in an official capacity for or on behalf of, a Government Authority;

(b)	a person holding a legislative, administrative or judicial position of any kind, regardless of whether elected or appointed, of a Government Authority;

(c)	an officer of, or individual who holds a position in, a political party;

(d)	a candidate for political office;

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(e)	an individual who holds any other official, ceremonial or other appointed or inherited position with a Government Authority; or

(f)	any individual who exercises a public function for or on behalf of a country or territory or for any public agency or public enterprise of that country or territory.

Restricted Buyer Group Member means each of the Buyer, the Buyer Guarantor, their respective Affiliates, and the officers, directors and senior executives of any of them, and any other person on whose behalf any aforementioned person is, to the knowledge of the aforementioned person, acting in connection with the subject matter of this document, including the Transaction.

Restricted Person means each of the Buyer, the Buyer Guarantor, and their respective Affiliates.

Sanctioned Country means any country or territory that is the subject of comprehensive (that is, country-wide or territory-wide) Sanctions (including, as at the date of this document, Crimea, Cuba, Iran, Libya, North Korea, Russia and Syria).

Sanctioned Person has the meaning given in paragraph 2(a) above.

Sanctions means any economic or financial sanctions or trade embargoes administered or enforced by the Australian Government Department of Foreign Affairs and Trade, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Departments of State or Commerce, the United Nations Security Council, the European Union, Switzerland or any other applicable sanctions authority.

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Share Sale Agreement

Schedule 5	Warranties

Part A – Title Warranties

1             Seller capacity

(a)	The Seller has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business.

(b)	The Seller has the power to enter into and perform this document and has obtained all necessary consents and authorisations to enable it to do so.

(c)	The entry into and performance of this document by the Seller does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking by which it is bound.

(d)	This document constitutes valid and binding obligations upon the Seller enforceable in accordance with its terms by appropriate legal remedy.

(e)	This document and Completion do not conflict with or result in a breach of or default under any applicable law, any provision of the Seller’s constitution, writ, order or injunction, judgment, law, rule or regulation to which it is party or is subject or by which it is bound.

(f)	The Seller is not Insolvent.

2             Company incorporation and power

2.1          Status

The Company has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted.

2.2          Compliance with constituent documents

The affairs of the Company have at all times been and continue to be conducted in accordance with its constitution.

3             Shares

3.1	Details

The details contained in Schedule 1 are true and accurate.

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3.2          Title

The Seller is the registered and beneficial owner of the relevant Shares as set out in Schedule 1.

3.3          No Encumbrances

There are no Encumbrances over the Shares.

3.4          No restriction

As at Completion, there is no restriction on the transfer of the Shares to the Buyer.

3.5          Proportion of capital

The Shares comprise all of the issued capital of the Company and are fully paid.

3.6          Issue and allotment

The Shares have been properly and validly issued and allotted.

3.7          Consents

As at Completion, the Seller has obtained all consents necessary to enable it to transfer the relevant Shares to the Buyer.

3.8          No convertible securities

At Completion there will be no securities convertible into shares of the Company and no options or other entitlements over the Shares or to have shares issued.

4             Solvency

The Company is not Insolvent.

Part B – Business Warranties

5             Compliance with laws

5.1	Compliance with laws

So far as the Seller is aware, the Company has complied in all material respects with laws applicable to the Company, the Business and operation of the Mine and no allegation has been made of any material breach of any applicable law.

5.2	Status of licences and approvals

The Company holds all Approvals that are material to the conduct of the Business and the operation of the Mine as it is being carried on as at the time immediately prior to Completion and has complied with all material terms, conditions and other provisions of or applicable to such material Approvals.

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5.3	Records

The Company’s Records are in possession of the Company and, as far as necessary, have been prepared in accordance with the requirements of the Corporations Act.

6             Litigation

6.1          Current Litigation and investigations

The Company is not:

(a)	party to or the subject of any action;

(b)	the subject of any ruling, judgement, order or decree by any Government Agency; or

(c)	the subject of any investigation, inquiry, prosecution or enforcement proceedings by any Government Agency,

which may have a material adverse effect upon the relevant Business.

6.2          Pending, threatened or anticipated actions

So far as the Seller is aware, there is no action, judgment, order or decree pending, threatened or anticipated, against the Company which, if decided against any such Company, may have a material adverse effect on the relevant Business.

7             Assets

On Completion, other than Permitted Encumbrances, there will be no Encumbrances over the material Assets of the Company and the Business.

8             Material Business Contracts

8.1          Disclosure of Material Business Contracts

So far as the Seller is aware, all Material Business Contracts which relate to the Mine have been disclosed.

8.2          No default by the Company

The Company is not in material default of any Material Business Contract, nor has anything occurred or been omitted which would be a material default but for the requirement of notice or lapse of time or both.

8.3          Exploration Joint Ventures & Royalty

So far as the Seller is aware, as at the date of this document, there is no material outstanding breach of any of the Exploration JV Documents.

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9             Employment

9.1          Employees

So far as the Seller is aware, the Company has complied in all material respects with obligations under all applicable industrial awards, enterprise agreements, legislation and contracts of employments in respect of all of its Employees.

9.2          Notice of termination

So far as the Seller is aware, no Employee of the Company has given, or been given, notice of termination of his or her employment with that Company or will be entitled to terminate his or her employment, in each case as a result of the execution and performance of this document.

10          Properties

10.1       Complete

The Properties comprise all of the premises and land which are owned, used or occupied by the Company in connection with the Mine and the Business.

10.2       No adverse property notices

So far as the Seller is aware, the Company has not received a material notice (statutory or otherwise) from any person in respect of any of the Properties owned by it and no proposal has been made:

(a)	in respect of the compulsory acquisition or resumption of all or any part of any of the Properties owned by it;

(b)	requiring work to be done or expenditure to be made on or in respect of any of the Properties owned by it; and

(c)	in respect of any contemplated, pending or threatened change to the planning, zoning or other ordinances,

which would have a material adverse effect on the operation of the Mine or the Business.

11          Mining Tenements

11.1       List of Mining Tenements

The details set out in Schedule 2 with respect to the Company are correct.

11.2       Ownership

(a)	The Mining Tenements comprise all of the mining tenements owned and/or used by the Company in connection with the Mine.

(b)	At Completion, the Company will be the registered holder of the Mining Tenements, other than EL 6223.

11.3       No Encumbrances

At Completion, there will be no Encumbrances over or affecting any of the Company’s interest in the Mining Tenements.

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11.4       Good Standing

(a)	Each Mining Tenement is valid, in good standing and is not liable to forfeiture, termination, cancellation or suspension for any reason.

(b)	So far as the Seller is aware, there is no unremedied material breach by the Company, nor has anything occurred or been omitted which would be a material breach by the Company but for the requirement of notice or lapse of time or both, of any statutory requirement or any other conditions relating to each Mining Tenement.

(c)	All rent, royalties and other statutory payments due in respect of each Mining Tenement have been paid.

12          Environment & Approvals

12.1       Compliance with Environmental Laws

So far as the Seller is aware, the Company has complied in all material respects with all Environmental Laws relevant to the conduct of the Mine.

12.2       Approvals

(a)	So far as the Seller is aware, the Company currently holds all material Approvals in relation to the Mining Tenements which are necessary for the lawful conduct of the Mine.

(b)	So far as the Seller is aware, there is no fact or matter which might prejudice the continuation or renewal, or result in the revocation or variation in any material respect, of any Approval held by the Company in relation to the Mine or any Mining Tenement.

13          Last Accounts

13.1	Last Accounts

The Last Accounts of the Company and the Business:

(a)	were prepared in accordance with the same accounting policies as were applied in the preparation of the management accounts of the Seller Group in the previous 12 months; and

(b)	give a materially accurate view of the assets, liabilities and financial position of the Company and Business as at and for the period in respect of which they have been prepared but the Buyer acknowledges that:

(i)	they are not audited as a standalone entity but as part of the Seller Group;

(ii)	the Restructure occurred in the 12 month period prior to the date of this document and the Last Accounts have been prepared on the basis of an aggregated position of the assets and liabilities of each of Acelight, Isokind and the Company; and

(iii)	the Last Accounts do not reflect the liabilities of the Company and the receivables of Acelight and Isokind arising from the Restructure and that are owed from the Company to Acelight and Isokind.

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14          Tax

14.1       Taxes paid

At the Effective Time, all Taxes for which the Company is liable that are or have been due and payable, including any penalty or interest, have been paid or are adequately provided for in the Completion Balance Sheet.

14.2       Tax Returns

All Tax Returns required to be lodged by the Company with a Government Agency have been lodged with the relevant Government Agency. Where Tax Returns were lodged after their due date, no penalties were imposed or if penalties were imposed by a Government Agency these penalties have been settled in full.

14.3       Withholding tax

At the Effective Time, any obligation on the Company under any Tax Law to withhold amounts at source on account of Tax has been complied with.

14.4       Records

So far as the Seller is aware, the Company has adequate records to enable it to comply in all material respects with its obligations to:

(a)	prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b)	prepare any accounts necessary for compliance with any Tax Law; and

(c)	retain necessary records as required by any Tax Law.

14.5       Duty

In the three years before the Effective Time, every document and transaction in respect of which ad valorem Duty has been payable and to which the Company has been a party and is liable to pay such Duty, has been lodged and stamped with the relevant Government Agency (if it required lodgement and stamping), and the ad valorem Duty has been paid.

14.6       GST

The Company is registered for GST.

15          Insurance

So far as the Seller is aware, nothing has been done or omitted to be done which would make any insurance policy of the Company held in relation to the Mine or the Business, void, voidable or unenforceable.

16          Disclosure Material

The Disclosure Material has been prepared in good faith by the Seller and its Representatives and in so doing, so far as the Seller is aware, the Seller has not deliberately or carelessly:

(a)	omitted any information from the Disclosure Material that is known to the Seller and would, in the Seller’s reasonable opinion, be material to the value of the Shares; and

(b)	included any information in the Disclosure Material that, in the Seller’s reasonable opinion, is materially misleading.

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17          Restructure

17.1       Restructure Completed

On both the Effective Time and Completion, the Company will have completed the Restructure and will have good and marketable title or rights to use all assets used in connection with the Mine, any Mining Tenement or the Business:

(a)	as it being operated at the date of this document; and

(b)	as it has operated for the two years prior to Completion, save for any assets that, during such time, were sold, forfeited or otherwise disposed of in the ordinary course of business.

17.2       Restructure Conditions

To the extent relevant to the transactions the subject of the Restructure, the Company has complied with all conditions of, the Duty Exemption Letter.

18          Minimum Cash

As at Completion the Company will hold not less than the Minimum Working Cash Amount.

Part C – Rollover Shares Warranties

19          Rollover Shares

(a)	Seller is acquiring the Rollover Shares in an "offshore transaction" meeting the requirements of Rule 903 of Regulation S under the Securities Act, (B) Seller understand that the offering meets the exemptions from filing under FINRA Rule 5123(c), (C) Seller is aware that the sale to it is being made in reliance on a private placement exemption from, or in a transaction not subject to, registration under the Securities Act, and Seller is located outside the United States and is not a U.S. person and has not acquired such Rollover Shares for the account or benefit of any person located in the United States or who is a U.S. person, or entered into any arrangement for the transfer of such Rollover Shares or any economic interest therein to any person located in the United States or any U.S. person, (D) Seller is authorized to consummate the purchase of the Rollover Shares offered pursuant to this Subscription in compliance with all applicable laws and regulations of the jurisdiction where such sales are to be made. In either case, the Rollover Shares have not been registered under the Securities Act or any other applicable securities laws of any other jurisdiction, are being offered in transactions not requiring registration under the Securities Act, and unless so registered, may not be reoffered, resold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Seller understands that the Rollover Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Seller absent an effective registration statement under the Securities Act, except (i) to the Buyer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry positions or certificates representing the Rollover Shares shall contain the legend set forth in this Section 4(d). Seller understands and agrees that the Rollover Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, Seller may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Rollover Shares and may be required to bear the financial risk of an investment in the Rollover Shares for an indefinite period of time. Seller understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or disposition of any of the Rollover Shares.

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Each book entry for the Rollover Shares shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form (or to substantially the following effect):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF METALS ACQUISITION CORP. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)       TO THE BUYER OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)	PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY PERMITTED TRANSFER IN ACCORDANCE WITH THE ABOVE, THE BUYER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(b)	Seller represents and acknowledges that Seller has adequately analysed and fully considered the risks of an investment in the Rollover Shares and that Seller is able at this time and in the foreseeable future to bear the economic risk of a total loss of Seller’s investment in the Buyer. Seller acknowledges specifically that a possibility of total loss exists;

(c)	Seller understands that the Buyer or the Buyer’s transfer agent may refuse to register any transfer of the Rollover Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act;

(d)	Seller understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Rollover Shares or made any findings or determination as to the fairness of this investment; and

(e)	Seller does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Seller has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Buyer.

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Share Sale Agreement

Schedule 6           Accounting Principles

1             Consistent Policies

a)	The Completion Statements shall be drawn up in the format prescribed in Schedule 7 (Completion Balance Sheet), Schedule 8 (Completion Net Debt Statement) and Schedule 9 (Completion Working Capital Statement) and in accordance with the following order of precedence:

(i)	the accounting principles, policies, procedures, categorisations, definitions, methods, practices and techniques set out in paragraphs 2.1 to 2.13 below (the “Specific Policies”);

(ii)	to the extent not otherwise addressed in paragraph (i) above, the accounting principles, policies, procedures, categorisations, assets recognition bases, definitions, methods, practices and techniques (including in respect of the exercise of management judgment) adopted in the Last Accounts applied on a consistent basis (the “Consistent Policies”); and

(iii)	to the extent not otherwise addressed in paragraphs (i) and (ii) above, Accounting Standards as at the Completion Date.

b)	For the avoidance of doubt, paragraph (i) shall take precedence over paragraph (ii) and paragraph (iii), and paragraph (ii) shall take precedence over paragraph (iii).

2             Specific Policies

2.1	The Completion Statements shall include the assets and liabilities which are accounted for within the line items set out in the Completion Balance Sheet. Items will be classified in the Completion Statements on a basis consistent with the Completion Balance Sheet except as otherwise set out within the Specific Policies set out in this paragraph 2. No other categories of assets or liabilities shall be included in the Completion Statements, provided that, in the event of any clear error or omission in the calculation or determination, the Seller and the Buyer shall cooperate in good faith to agree on the appropriate line items which should apply for the purposes of the Completion Statements.

2.2	The Completion Statements shall be prepared in USD using the aggregate of the information extracted from the accounting records of the Company, being the USD ledgers in Glencore’s SAP accounting system at the Effective Time. Any amounts in AUD shall be converted to USD by the Seller in a manner consistent with the Seller’s past practice.

2.3	The Completion Statements shall be drawn up at the Effective Time. No account shall be taken of events taking place after the Effective Time and regard shall only be had to information available to the Seller and the Buyer up to the earlier of the date of delivery by the Buyer to the Seller of the Dispute Notice and the date on which the Completion Statements become binding on the Seller and the Buyer.

2.4	The Completion Statements shall be prepared on the basis that the Company is a going concern and shall exclude the effect of change of control or ownership of the Shares and will not take into account the effects of any post-Completion reorganisations or the post-Completion intentions or obligations of the Buyer.

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2.5	The Completion Statements shall be prepared so as to include no provision or accrual with respect to any fact, matter or circumstance which is the subject of an indemnity, contractual right or other means of financial recovery in favour of the Buyer under the terms of this document.

2.6	The provisions of this Schedule 6 (“Accounting Principles”) shall be interpreted so as to avoid double counting (whether positive or negative) of any item to be included the Completion Statements or in this document.

2.7	The Completion Statements shall be prepared on the basis that the Completion Date represents an annual financial period end for the Company and those specific procedures that are adopted at a financial year end shall be performed including a detailed analysis of prepayments and accruals, physical inventory count, cut-off procedures, and other financial period end adjustments but always subject to the requirements of the specific policies set out in this Schedule 6 (“Accounting Principles”).

2.8	Subject to any other Specific Policies set out in this paragraph 2, where an accrual, creditor or provision was made in the Last Accounts in relation to any matter or series of related matters, no increase in that accrual, creditor or provision shall be made in the Completion Statements unless and to the extent that since the preparation of the Last Accounts new facts or circumstances have arisen which, in accordance with the Consistent Policies set out above at paragraph 1, justify such increase.

2.9	Copper concentrate inventory and work in progress broken stocks inventory must be surveyed or counted as at the Effective Time (or near the Effective Time with appropriate roll forward or back procedures) and valued at the Effective Time in a manner consistent with the principles, policies, procedures, methods, practices and techniques (including in respect of the exercise of management judgement) adopted in the preparation of Last Accounts.

2.10	Consumables and spares recorded in stores inventory account 13200100 Suppl&Consumbl shall be valued on the basis of historical cost.

2.11	Prepayments for items of plant property and equipment that have been paid prior to the Effective time and where the equipment has yet to be capitalised in the accounts of the Company, such that a prepayment is no longer recognised as at the Effective Time shall be accounted as items of Net Debt and recorded in account 12000102 DownPaysVendors.

2.12	Any amounts in the accounts of the Company arising from unmatched invoices in respect of prepayments for items of plant property and equipment that give rise to equal and offsetting assets and liabilities shall not be included in the Completion Statements such that there is an equal and offsetting impact on the Completion Working Capital Statement and the Completion Net Debt Statement and there is no double counting of assets or liabilities.

2.13	An amount equal to any Clear Exit Amount and any Leaving Indirect Tax Contribution Amount (which may be reflected in a promissory note issued by the Company) will be included in the Completion Statements.

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	93

Share Sale Agreement

Schedule 7                       Completion Balance Sheet

Completion Balance Sheet

Account Code	Account Description	Working capital	Net debt	Excluded Balances

10001000	PettyCash1		X
10002980	Main bank CBA USD		X
10002983	CBA USD Incoming		X
10002984	CBA USD Outgoing		X
10002990	Main bank CBA AUD		X
10002993	CBA AUD Incoming		X
10002994	CBA AUD Outgoing		X
10010000	FXRevalOpenItemBanks		X
12000100	TradeRec	X
12000101	FXRevalARCtrlAcc	X
12000102	DownPaysVendors		X
12000103	FXRevalVendorDownpmt		X
12000110	TradeRecManual	X
12002200	STLoanDepo	X
12003100	EmplAdvLoan	X
12003101	FXRevalEmpAdvance	X
12005100	PrepaidExp	X
12005102	PrepayPropRateTax	X
12005103	PrepayInsurance	X
12006100	VATRec	X
12007100	OthTaxRec	X
12007110	Fuel tax credits	X
12008100	OthRec	X
12008110	FXRevalOthRec	X
12050102	Rec IC - Accrual	X
12050105	PblesDebitBalanceIC	X
13200100	Suppl&Consumbl	X
13201100	Int prod. stock 1	X
13209100	ProvSuppl&Consumbl	X
13300100	WIPInv	X
13400100	FinishGdsCu	X
15400300	LTLoanEmpl			X
15400310	FXReval-LTLoanEmpl			X
15400501	LTNonBankDepo			X
15400510	FXReval-OthLTRec			X
15470100	LTLoanIC		X
16000100	Furnit&Fixture			X
16000200	OfficeMach			X
16000300	Soft&Hardware			X
16000400	Vehicles			X
16000401	EarthMov&MiningEquip			X
16000600	OthMovableProp			X
16008100	AccDepFurnit&Fixture			X
16008200	AccDepOfficeMach			X
16008300	AccDepSoft&Hardware			X
16008400	AccDepVehicles			X
16008401	AccDepEarthMovMinEq			X
16008600	AccDepOthMovProp			X
16100100	Land			X
16100200	Buildings			X
16100400	Plant&Equip			X

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	94

16100401	OthFixedProp			X
16100500	MineralResources1			X
16100700	ExplorEvaluation			X
16100800	CIP			X
16100900	Rehab&Restor			X
16108200	AccDepBuildings			X
16108400	AccDepPlant&Equip			X
16108401	AccDepOthFixedProp			X
16108500	AccDepMineralResour1			X
16108700	AccDepExplorEval			X
16108900	AccDepRehabRestor			X
16109800	AccImpCIP			X
16109904	FixAssetAssTechClear			X
16200020	LeasedOffBldg			X
16209020	AccDepLeaseOffBldg			X
16400200	UGMineDevExpenditure			X
16408200	AccDepUGMineDevExpe			X
16410200	InsurCriticalSpare			X
16418200	AccDepInsurCritSpare			X
17100100	OthIntangWaterRights			X
17110100	IntangAssetSoftware			X
17118100	AccAmoSoftware			X
20901800	STPortionFinLeaseObl			X
21000100	TradePayables	X
21000110	FXRevalAPCtrlAccs	X
21000111	OthCreditor	X
21000112	AccrualFreightDuties	X
21000160	GdsRcvdInvRcvd	X
21000180	GdsRcvdNotInvoiced	X
21000190	FXRevalGRIRAcc	X
21000810	AdvReceived	X
21009000	PhysMatAccrual	X
21010100	IntPayable	X
21010110	FXRevalInterestPayab	X
21010200	STEmplBenef	X
21010201	PayrollWagesSalaries	X
21010202	PayrollBonus	X
21010203	PayrollVacationAccru	X
21010204	PayrollTaxDue	X
21010207	PayrollGarnishment	X
21010210	FXRevalSTEmplBenef	X
21010211	ST WorkersComp	X
21010212	Fringe benefits tax	X
21010300	VATPayable	X
21010304	VAT/QST CtrlAcct	X
21010900	OthTaxPayable	X
21010901	MiningRoyaltiesGvmt	X
21012000	AccrualUtilities	X
21012001	AccrualPower	X
21012002	OthAccrual	X
21012010	FXRevalOthPayableAcc	X
21020010	PayablesIC	X
21020011	Payable IC – Accrual	X
22010110	STProv	X
22010240	STRehabRestorProv	X
23260010	IncTaxPayable			X
25000080	LTFinLeaseOblig			X
25100220	OthLTEmplBenef			X
25200100	DefIncTaxLiab			X
26010120	LTRehabRestorProv			X
26110000	LTOthLiab			X
26270000	LTLoanIC		X
29001100	ShareCapCommonShares			X
29200010	RetainedEarningsProf			X

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	95

Share Sale Agreement

Schedule 8                       Completion Net Debt Statement

Net Debt Statement

Account Code	Account Description	Net debt

10001000	PettyCash1	X
10002980	Main bank CBA USD	X
10002983	CBA USD Incoming	X
10002984	CBA USD Outgoing	X
10002990	Main bank CBA AUD	X
10002993	CBA AUD Incoming	X
10002994	CBA AUD Outgoing	X
10010000	FXRevalOpenItemBanks	X
12000102	DownPaysVendors	X
12000103	FXRevalVendorDownpmt	X
15470100	LTLoanIC	X
26270000	LTLoanIC	X

Total Net Debt

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	96

Share Sale Agreement

Schedule 9                       Completion Working Capital Statement

Account Code	Account Description	Working capital

12000100	TradeRec	X
12000101	FXRevalARCtrlAcc	X
12000110	TradeRecManual	X
12002200	STLoanDepo	X
12003100	EmplAdvLoan	X
12003101	FXRevalEmpAdvance	X
12005100	PrepaidExp	X
12005102	PrepayPropRateTax	X
12005103	PrepayInsurance	X
12006100	VATRec	X
12007100	OthTaxRec	X
12007110	Fuel tax credits	X
12008100	OthRec	X
12008110	FXRevalOthRec	X
13200100	Suppl&Consumbl	X
13201100	Int prod. stock 1	X
13209100	ProvSuppl&Consumbl	X
13300100	WIPInv	X
13400100	FinishGdsCu	X
21000100	TradePayables	X
21000110	FXRevalAPCtrlAccs	X
21000111	OthCreditor	X
21000112	AccrualFreightDuties	X
21000160	GdsRcvdInvRcvd	X
21000180	GdsRcvdNotInvoiced	X
21000190	FXRevalGRIRAcc	X
21000810	AdvReceived	X
21009000	PhysMatAccrual	X
21010100	IntPayable	X
21010110	FXRevalInterestPayab	X
21010200	STEmplBenef	X
21010201	PayrollWagesSalaries	X
21010202	PayrollBonus	X
21010203	PayrollVacationAccru	X
21010204	PayrollTaxDue	X
21010207	PayrollGarnishment	X
21010210	FXRevalSTEmplBenef	X
21010211	ST WorkersComp	X
21010212	Fringe benefits tax	X
21010300	VATPayable	X
21010304	VAT/QST CtrlAcct	X
21010900	OthTaxPayable	X
21010901	MiningRoyaltiesGvmt	X
21012000	AccrualUtilities	X
21012001	AccrualPower	X
21012002	OthAccrual	X
21012010	FXRevalOthPayableAcc	X
21020010	PayablesIC	X
21020011	Payable IC – Accrual	X
22010110	STProv	X
22010240	STRehabRestorProv	X

Total Working Capital

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	97

Share Sale Agreement

Schedule 10                  Issuance of Rollover Shares / Preparation of Proxy Statement / Extraordinary General Meeting

1	Issuance of Rollover Shares

1.1	Share Issuance

Subject to the terms and conditions hereof, at Completion, Buyer Guarantor hereby agrees to issue and sell to Seller the Rollover Shares. Unless otherwise mutually agreed by the parties in writing, the Rollover Shares will be uncertificated, with record ownership reflected only in the stock transfer ledger of Buyer Guarantor. Buyer Guarantor will deliver a letter of instruction, in form and substance reasonable acceptable to Seller, to Continental Stock Transfer & Trust Company, a New York corporation, acting as Buyer Guarantor’s transfer agent (the “Transfer Agent”) directing the Transfer Agent to reflect the issuance of the Rollover Shares in the name of Seller on the stock transfer ledger of Buyer Guarantor, effective as of the Completion Date.

2	Preparation, Filing and Mailing of Proxy Statement

2.1	Cooperation

Each of Seller, Buyer and Buyer Guarantor shall be available to, and each of Seller, Buyer and Buyer Guarantor and their respective Related Bodies Corporate shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, the other parties and their respective counsel in connection with (i) the drafting of the Proxy Statement and (ii) responding in a timely manner to comments on the Proxy Statement from the SEC. Without limiting the generality of the foregoing, each of the parties will (i) cooperate with the other parties in connection with the preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC), (ii) reasonably assist the other parties in causing to be prepared in a timely manner any other financial information or statements that involve financial information or statements of Buyer, Buyer Guarantor or the Company (as the case may be) and that are required to be included in the Proxy Statement and (iii) obtain the consents of its auditors with respect to the foregoing as may be required by applicable law or requested by the SEC.

From and after the date on which the Proxy Statement is mailed to Buyer Guarantor’s shareholders, each of Seller, Buyer and Buyer Guarantor will give the other parties prompt written notice of any action taken or not taken by such party of any development regarding such party, which is known by such party, that would cause the Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, the parties shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement, such that the Proxy Statement no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

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2.2	Preparation, Filing and Mailing of Proxy Statement

(a)	As soon as reasonably practicable following the delivery by the Seller to the Buyer of the information set forth in item 2.3 of this Schedule 10, Buyer Guarantor shall file, and each of the other parties will reasonably cooperate (including causing each of their Related Bodies Corporate and Representatives to reasonably cooperate) with Buyer Guarantor to file, with the SEC, a proxy statement or other applicable form in connection with the Transactions and in connection with the Extraordinary General Meeting, including any amendments thereto (the “Proxy Statement”) to be sent to the shareholders of Buyer Guarantor in advance of the Extraordinary General Meeting with respect to, among other things: (A) providing Buyer Guarantor Shareholders with the opportunity to redeem Buyer Guarantor Class A Shares by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is at least two (2) Business Days prior to the date of the Extraordinary General Meeting (the “Buyer Guarantor Shareholder Redemption”); and (B) soliciting proxies from holders of Buyer Guarantor Class A Shares to vote at the Extraordinary General Meeting, as adjourned or postponed, in favour of: (1) the adoption of this document and approval of the Transactions;(2) the issuance of Buyer Guarantor Class A Shares in connection with the Transactions to the extent required under NYSE listing requirements; (3) any other proposals that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Proxy Statement or in correspondence related thereto; and (4) any other proposals the Parties agree are necessary or desirable to consummate the Transactions (clauses (1) through (4), collectively, the “Buyer Guarantor Shareholder Matters”). Each of parties shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. Without the prior written consent of Seller, the Buyer Guarantor Shareholder Matters shall be the only matters (other than procedural matters) which Buyer Guarantor shall propose to be acted on by Buyer Guarantor’s shareholders at the Extraordinary General Meeting, as adjourned or postponed. The Proxy Statement will comply as to form and substance with the applicable requirements of the SEC and the rules and regulations thereunder. Each of the parties shall furnish all information concerning such party as may reasonably be requested by the other parties in connection with such actions and the preparation of the Proxy Statement. Buyer Guarantor shall (I) file the definitive Proxy Statement with the SEC, and (II) cause the Proxy Statement to be mailed to its shareholders of record, as of the record date to be established by the board of directors of Buyer Guarantor in accordance with Section 2.2(d) of this Schedule 10, as promptly as practicable (but in no event later than three (3) Business Days unless otherwise required by applicable Law) following the date that the SEC clears such Proxy Statement (such earlier date, the “SEC Clearance Date”).

(b)	Buyer Guarantor will advise Seller promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) the filing of any supplement or amendment to the Proxy Statement; (C) any request by the SEC for amendment of the Proxy Statement; (D) any comments from the SEC relating to the Proxy Statement and responses thereto; (E) requests by the SEC for additional information; and (F) the issuance of any stop order or the suspension of the qualification of the Buyer Guarantor Class A Shares for offering or sale in any jurisdiction or of the initiation or written threat of any proceeding for any such purpose.

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	99

(c)	Prior to filing with the SEC, Buyer Guarantor will make available to Seller and its counsel drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide Seller and its counsel with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Buyer Guarantor shall not file any such documents with the SEC without the prior consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed). Each of the parties shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned), any response to comments of the SEC or its staff with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto. If, at any time prior to the Extraordinary General Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Buyer Guarantor shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Completion, any of the parties discovers any information, event or circumstance relating to such Party, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then (x) such party shall promptly inform the other parties and (y) each party shall cooperate fully and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned) an amendment or supplement to the Proxy Statement. Each of the parties shall use reasonable best efforts to cause the Proxy Statement to be cleared by the SEC under the Securities Act and the Exchange Act as promptly as practicable after it is filed with the SEC.

(d)	Buyer Guarantor shall file the Proxy Statement in accordance with the rules and regulations of the Securities Act and the Exchange Act. Each of the parties shall use reasonable best efforts to, as promptly as practicable (and in any event, within seven (7) Business Days after the SEC Clearance Date), (i) establish the record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting in accordance with applicable Laws for a date no later than 20 Business Days following the SEC Clearance Date and (ii) cause the Proxy Statement to be disseminated to Buyer Guarantor Shareholders in compliance with applicable law.

2.3	Financial Information.

The Seller shall (i) as soon as reasonably practicable after the date of this document, deliver to Buyer the balance sheets of the Company as of December 31, 2019, December 31, 2020 and December 31, 2021, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the years then ended, together with the auditor’s reports thereon, in each case, audited in accordance with applicable Public Company Accounting Oversight Board auditing standards and (ii) from the date hereof through the Completion Date, within forty (40) calendar days following the end of each three-month quarterly period, the Seller shall deliver to Buyer, for the first three quarters of the year, the unaudited balance sheet of the Company and related unaudited statements of operations, cash flows and shareholders’ equity for each such quarter, including any other financial information reasonably necessary for Buyer Guarantor to produce the pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	100

3	Extraordinary General Meeting

3.1	Buyer Guarantor’s Extraordinary General Meeting

Buyer Guarantor shall take, in accordance with applicable Law, NYSE rules and the Buyer Guarantor’s organizational documents, all actions necessary (in its discretion) to duly convene and hold the Extraordinary General Meeting as promptly as reasonably practicable after the SEC Clearance Date and to obtain the approval of Buyer Guarantor Shareholder Matters at the Extraordinary General Meeting, as adjourned or postponed, including by soliciting proxies as promptly as practicable for the purpose of seeking the approval of Buyer Guarantor Shareholder Matters. Buyer Guarantor shall include the Buyer Guarantor Board Recommendation in the Proxy Statement. The board of directors of Buyer Guarantor shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Guarantor Board Recommendation for any reason. Buyer Guarantor agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting for the purpose of seeking approval of Buyer Guarantor Shareholder Matters shall not be affected by any intervening event or circumstance, and Buyer Guarantor agrees to establish a record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting and submit the Buyer Guarantor Shareholder Matters for the approval of the Buyer Guarantor Shareholders, regardless of any intervening event or circumstance. Notwithstanding anything to the contrary contained in this document, Buyer Guarantor shall be entitled to (and, in the case of the following clauses (i), (ii) and (iii), at the request of Seller, shall) postpone or adjourn the Extraordinary General Meeting for a period of no longer than 20 days if: (i) necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is disclosed to Buyer Guarantor Shareholders and for such supplement or amendment to be promptly disseminated to Buyer Guarantor Shareholders prior to the Extraordinary General Meeting; (ii) if a postponement or adjournment is required by applicable Law; (iii) as of the time for which the Extraordinary General Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Buyer Guarantor Class A Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Extraordinary General Meeting; or (iv) in order to solicit additional proxies from shareholders for purposes of obtaining approval of Buyer Guarantor Shareholder Matters; provided, that in the event of any such postponement or adjournment, Buyer Guarantor shall keep Seller reasonably informed regarding all matters relating to the Buyer Guarantor Shareholder Matters and the Extraordinary General Meeting and the Extraordinary General Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	101

Share Sale Agreement

Schedule 11                  Financial Assurances

Issued Date	Provider	Purpose	Guarantee No.	Amount ($AUD)
15-Sep-2003	Macquarie Bank Limited	EL5693	Guarantee No. 198-08-03	A$20,000
15-Sep-2003	Macquarie Bank Limited	EL5983	Guarantee No. 199-08-03	A$10,000
24-Oct-2005	Macquarie Bank Limited	EL6223	Guarantee No. 405-10-05	A$10,000
29-Mar-2007	Macquarie Bank Limited	EL6907	Guarantee No. 195-03-07	A$10,000
26-Feb-2019	ANZ Banking Group Limited	CML5, MPL1093, MPL1094	DG762003418	A$24,553,000
2-Dec-2021	ANZ Banking Group Limited	CML5, MPL1093, MPL1094	DG975813418	A$12,250,000
			TOTAL:	A$36,853,000

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	102

Share Sale Agreement

Signing page

DATED:______________________

SIGNED by Nicholas Talintyre as attorney for Glencore Operations Australia Pty LIMITED (ACN 128 115 140) under power of attorney dated

16 March 2022 in the presence of:

/s/ Jay Jools

Signature of witness

Jay Jools

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Nicholas Talintyre By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

[Signature page to CMPL Share Sale Agreement]

EXECUTED by Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

/s/ Marthinus J. Crouse

Signature of director

Marthinus J. Crouse

Name of director (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Michael McMullen

Signature of director/company secretary*

*delete whichever is not applicable

Michael McMullen

Name of director/company secretary* (block letters)

*delete whichever is not applicable

EXECUTED for Metals Acquisition Corp by:

/s/ Michael McMullen

Signature of director

Michael McMullen

Name of director (block letters)

[Signature page to CMPL Share Sale Agreement]

Share Sale Agreement

Annexure A        Transitional Services Agreement

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	105

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Transitional Services Agreement

Dated

[insert] (Service Provider)

[insert] (Company)

[insert name of Buyer Guarantor] (Buyer Guarantor)

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

Transitional Services Agreement

Contents

Details		1
General terms		3
1	Defined terms and interpretation	3
1.1	Defined terms	3
1.2	Interpretation	5
1.3	Headings	6
2	Commencement and Term	6
2.1	Commencement	6
2.2	Term	6
3	Services	6
3.1	Provision of Services	6
3.2	Delegation to third parties	7
3.3	Company to provide information and assistance	7
3.4	Reduction of Services	7
3.5	Access to premises and equipment	7
3.6	Access to IT Systems	8
3.7	Indemnity for third party services and IT Systems	9
4	Performance standards	9
4.1	Service Standards	9
4.2	Failure to Perform	10
5	Payment for Services	11
5.1	Fees	11
5.2	Invoicing	11
5.3	Payment	11
6	Third Party Consents	11
6.1	Service Provider to obtain	11
6.2	Inability to obtain consents	11
7	Intellectual property	12
7.1	Licence to Company	12
7.2	Licence to Service Provider	12
7.3	Indemnity for use of Intellectual Property	12
7.4	Data	12
8	Records and inspection of records	13
8.1	Maintain records	13
8.2	Access to Records	13
9	Termination	13
9.1	Termination for default	13
9.2	Termination not to affect accrued rights	13
9.3	Termination by agreement	13

© King & Wood Mallesons 56326318_2	Transitional Services Agreement 17 March 2022	i

9.4	Termination for change in control	13
10	Confidentiality and privacy	13
10.1	Undertaking by Service Provider	13
10.2	Undertaking by the Company	14
10.3	Confidentiality continues	14
10.4	Exceptions	14
10.5	Return of confidential information	14
10.6	Privacy	15
11	Warranties	15
11.1	Warranties	15
12	Liability	16
12.1	No liability	16
12.2	Exclusion	16
12.3	Limit on liability	16
13	GST	16
13.1	Interpretation	16
13.2	Consideration is GST exclusive	16
13.3	Gross up of consideration	16
13.4	Reimbursements (net down)	17
13.5	Revenue (net down)	17
13.6	Tax invoices	17
13.7	Adjustment events	17
14	Guarantee	17
14.1	Consideration	17
14.2	Guarantee and indemnity	17
14.3	Non-payment or non-performance	18
14.4	Demands	18
14.5	Immediate recourse	18
14.6	Continuing obligations	18
14.7	Extent of guarantee and indemnity	19
14.8	Principal and independent obligation	19
14.9	Deferral of certain rights	20
14.10	Prove in liquidation	20
14.11	Enforcement against Buyer Guarantor	20
14.12	Limitation	20
15	Force Majeure	21
15.1	Suspension of Obligations	21
15.2	Mitigation of Force Majeure	21
15.3	Third party supply	21
15.4	Termination	21
16	Dispute Resolution	21
16.1	Dispute resolution procedure	21
16.2	Contract performance	22
17	Notices and other communications	22
17.1	Service of notices	22
17.2	Effective on receipt	22

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18	Miscellaneous	22
18.1	Alterations	22
18.2	Approvals and consents	23
18.3	Assignment	23
18.4	Survival	23
18.5	Costs	23
18.6	Counterparts	23
18.7	No merger	23
18.8	Entire agreement	23
18.9	Further action	23
18.10	Severability	23
18.11	Waiver	23
18.12	Relationship	24
18.13	Indemnities	24
18.14	Announcements	24
18.15	Governing law and jurisdiction	24
Schedule 1 Services		25
Annex - IT Migration Activities		26
Signing page		27

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Transitional Services Agreement

Details

Parties	Service Provider, Company and Buyer Guarantor
Service Provider	Name	[insert]
	ABN	[insert]
	Formed in	[insert]
	Address	[insert]
	Telephone	[insert]
	Email	[insert]
	Attention	[insert]
Company	Name	Cobar Management Pty. Limited
	ABN	38 083 171 546
	Address	[insert]
	Telephone	[insert]
	Email	[insert]
	Attention	[insert]
Buyer Guarantor	Name
	Formed in	The Cayman Islands
	Address	Suite 400, 425 Houston St, Ft Worth, Texas, 76102, United States of America
	Telephone	[insert]
	Email	[insert]
	Attention	[insert]
Recitals	A The Seller, the Buyer and the Buyer Guarantor have entered into a share sale agreement dated [insert date] (Sale Agreement) under which the Buyer agreed to purchase the Shares on the terms and conditions set out in the Sale Agreement with effect from the Completion Date.

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B The parties have agreed to enter into this agreement which sets out the terms on which the Service Provider will provide certain transitional services to the Company for a transitional period following Completion of the Sale Agreement.
C The Buyer Guarantor has agreed to enter into this agreement for the purposes of guaranteeing the due and punctual performance of the Company’s obligations contained in this agreement.

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Transitional Services Agreement

General terms

25	Defined terms and interpretation

25.1	Defined terms

Unless the contrary intention appears these meanings apply:

Business means the operations of the Company as at the Completion Date.

Business Day means a day on which banks are open for general banking business in Sydney, New South Wales (not being a Saturday, Sunday or public holiday in that place).

Business Hours means from 9.00am to 5.00pm on a Business Day.

Buyer has the meaning given in the Sale Agreement.

Buyer Group means the Buyer and its Related Bodies Corporate.

Claim means any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

Company Guaranteed Obligations has the meaning set out in clause 14.2(a).

Completion Date has the meaning given in the Sale Agreement.

Consequential Loss means any:

(b)	consequential loss, indirect loss, loss of income, loss of revenue, loss of profit, loss of financial opportunity, loss of business, loss of contract, loss of use, increase in financing costs and operating costs, loss of production or any other economic loss; or

(c)	loss of goodwill, loss of business reputation, or costs that are special, or punitive and in each case, whether arising in contract, tort (including negligence) or otherwise,

but excluding:

(d)	any liability referred to in paragraph (a) of this definition which arises directly and naturally in the ordinary course of things from the applicable breach; and

(e)	in respect of any loss or liability under clauses 3.6 and 3.7 only, any loss or corruption of data.

Data has the meaning set out in clause 7.4(a).

Force Majeure means any event, cause or occurrence as a direct result of which the party relying on the event, cause or occurrence is prevented from or delayed in performing any of its obligations (other than a payment obligation) under this agreement and that is beyond the reasonable control of that party, including acts of God, strikes, war, applicable laws and other similar events.

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Indemnified Party means the Service Provider, each Related Body Corporate of the Service Provider and any of its Representatives.

Intellectual Property Rights has the meaning given in clause 7.1(a).

IT Systems means the computer and information technology systems of the Service Provider and the Seller Group.

Law means the common law and any statute, regulation, order, rule, subordinate legislation, or other document enforceable under any statute, regulation, order, rule or subordinate legislation.

Liability means any liability or obligation (whether actual, contingent or prospective), including for any Loss irrespective of when the acts, events or things giving rise to the liability occurred but excluding liability for any consequential or indirect losses, economic losses or loss of profits.

Loss means all damage, loss, cost and expense (including legal costs and expenses of whatsoever nature or description) but excluding any liability for consequential or indirect losses, economic losses or loss of profits.

Notice has the meaning set out in clause 17.1.

Personal Information has the meaning given in the Privacy Act 1988 (Cth).

Privacy Laws means:

(a)           the Privacy Act 1988 (Cth); and

(b)	any other requirement under Australian law, industry code, policy or statement relating to the handling of Personal Information.

Recipient has the meaning set out in clause 13.3(a).

Related Bodies Corporate has the meaning given in the Corporations Act 2001 (Cth).

Representatives means an employee, agent, officer, director, auditor, adviser, partner, associate, consultant, joint-venturer or sub-contractor.

Sale Agreement has the meaning set out in Recital A.

Seller has the meaning given in the Sale Agreement.

Seller Group means Glencore plc and each of its Related Bodies Corporate excluding, on and from Completion, the Company, and Seller Group Member means any one of them.

Service Credits has the meaning set out in clause 4.2(b).

Service Fee means in relation to the Services, the amount of $[insert].

Service Problem has the meaning set out in clause 4.2(a)(i).

Service Standards has the meaning set out in clause 4.1(a).

Services means the services specified in Schedule 1.

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Shares has the meaning given in the Sale Agreement.

Subsidiary has the meaning given in the Corporations Act 2001 (Cth) and Subsidiaries has a corresponding meaning.

Supplier has the meaning set out in clause 13.3.

Supplier’s Intellectual Property has the meaning set out in clause 0.

Transition Period means, in relation to each Service, the period specified for that Service in Schedule 1.

25.2	Interpretation

In this agreement, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, $A, dollar or $ is to Australian currency;

(f)	a reference to US$, $US, USD or US Dollars is a reference to the currency of the United States of America;

(g)	a reference to time is to time in Sydney, Australia;

(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party's executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act 2001 (Cth) has the meaning given to it in the Corporations Act 2001 (Cth);

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

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(n)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(o)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it; and

(p)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

25.3	Headings

Headings are for ease of reference only and do not affect interpretation.

26	Commencement and Term

26.1	Commencement

This agreement commences on the Completion Date.

26.2	Term

(a)	This agreement continues until the expiration of all Transition Periods, unless terminated earlier in accordance with this agreement.

(b)	The Service Provider and the Company may agree in writing to extend the Transition Period for any Services.

27	Services

27.1	Provision of Services

(a)	Subject to clause 3.1(c), the Service Provider will provide to the Company the Services for the duration of the applicable Transition Period in accordance with the terms and conditions of this agreement.

(b)	The Company must pay the Service Fee to the Service Provider in accordance with clause 5.

(c)	The Service Provider is not obliged to provide, and may cease providing immediately, any Services:

(i)	to the extent that providing that Service would cause the Service Provider or any member of the Seller Group to:

(A)	breach any agreement with a third party (provided that in order to rely on this paragraph (A) the Service Provider must have notified the Company of the contract requirements in that agreement that it considers would be breached by the provision of the Service a reasonable period before it seeks to exercise a right to cease to provide the relevant Service on this basis); or

(B)	contravene any Law; or

(ii)	if the Company is in breach of any provision of this agreement including clause 3.1(b).

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27.2	Delegation to third parties

The Service Provider may sub-contract the Services or any part of them to a third party or any member of the Seller Group without the consent of the Company. The appointment of any sub-contractors by the Service Provider will not relieve the Service Provider of any obligations under this agreement.

27.3	Company to provide information and assistance

(a)	The Company must provide all information and assistance reasonably necessary to enable the Service Provider, or any person appointed as a sub-contractor by the Service Provider as contemplated under clause 3.2, to perform the Services.

(b)	Neither the Service Provider nor any person appointed as a sub-contractor by the Service Provider as contemplated under clause 3.2 shall be obliged to perform the Services to the extent that the Company fails to provide or delays in providing such information or assistance.

27.4	Reduction of Services

(a)	The Company may, by notice in writing to the Service Provider, request that the scope of any one or more of the Services and such Service(s) be reduced and the date on which it wishes for the Service(s) to be reduced (which must not be less than one month after the date of the notice).

(b)	The Service Provider must act reasonably in considering any request made by the Company under clause 3.4(a) and provide a response to the Company within 14 days of receiving such request.

(c)	If the Service Provider agrees to reduce the scope of Services in accordance with a request made by the Company under clause 3.4(a):

(i)	the Services and such Service(s) will, to the extent agreed, be deemed to be deleted from Schedule 1 to this agreement from the date set out in the Company's notice; and

(ii)	the Service Provider and the Company will agree in good faith an appropriate adjustment to be made to the Service Fee charged under this agreement for the relevant Service.

(d)	The revised Service Fee will apply from the date on which the reduction in the scope of the relevant Service becomes effective.

27.5	Access to premises and equipment

(a)	For the period from the Completion Date until the expiry of the last Transition Period, the Company must give the Service Provider and any person appointed as a sub-contractor by the Service Provider as contemplated under clause 3.2 access to premises and equipment as is reasonably required by the Service Provider to supply the Services to the Company.

(b)	Where the Service Provider (or any of its Representatives) is granted access to premises, information, facilities or personnel under clause 3.5(a), the Service Provider must ensure that it and any such Representatives comply with all reasonable regulations, procedures and policies of the Company that apply in relation to such premises, information, facilities or personnel from time to time.

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27.6	Access to IT Systems

(a)	Where the provision of the Services requires that the Company or any of its Representatives be granted access to the IT Systems, the Company must, and must procure that its Representatives:

(i)	access the applicable IT Systems in strict accordance with any reasonable instructions provided by the Service Provider;

(ii)	only access, or attempt to obtain access to, the Service Provider’s relevant IT Systems for which the Company is expressly permitted to use or access as part of the Services, and only to the extent necessary to receive the benefit of those Services;

(iii)	comply with all reasonable regulations, procedures and policies of the Service Provider or the Seller Group that apply in relation to such IT Systems from time to time;

(iv)	maintain reasonable security measures to protect the Service Provider’s IT Systems from third parties, and in particular from disruption by any virus, software or routine intended or designed to:

(A)	permit access to, or use of, the Service Provider’s IT Systems by a third person other than as expressly authorised; or

(B)	disable, damage or erase or disrupt or impair the normal operation of the Service Provider’s IT Systems,

(Harmful Code), and if the Company becomes aware that any Harmful Code has been introduced into the Service Provider’s IT Systems, notify the Service Provider as soon as reasonably practicable;

(v)	not damage or compromise the security or integrity of, or cause any deterioration to, the Service Provider’s IT Systems or data including by circumventing or attempting to circumvent or remove any firewalls or other security measures put in place from time to time;

(vi)	not access the Service Provider’s data except the data for which the Company is expressly permitted to access as part of delivering or receiving the Services (as applicable);

(vii)	not alter or attempt to alter the configuration of the Service Provider’s IT Systems;

(viii)	not add new hardware or software to the Service Provider’s IT Systems or environment generally, without the prior written consent of the Service Provider; and

(ix)	immediately notify the Service Provider if it detects a breach of any of the above obligations by it, any Buyer Group Member or their respective Representatives and promptly act to prevent or mitigate the effects of the breach.

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(b)	Notwithstanding anything else in this agreement, the Service Provider may suspend access to, or use by the Company of, the IT Systems (and provision of the Services (or any part thereof) to the extent which they necessarily depend on such access):

(i)	if required in an emergency, including to protect the health and safety of any person or in the event of a Data Security Breach;

(ii)	for routine maintenance purposes; or

(iii)	for modification and upgrade purposes,

provided that the Service Provider uses reasonable endeavours to:

(iv)	provide the Company with reasonable notice of a suspension in advance (as soon as practicable following notice to the Seller Group, and no fewer than two days’ advance notice except in the case of an emergency); and

(v)	minimise the duration and extent of any adverse impact of a suspension on the Company in a comparable way to the way that it would in respect of its own business.

The Company is responsible for making its own arrangements to address the impact of any suspension or interruption under this clause 3.6(b).

(c)	Despite the Company or any of its Representatives being granted with access to the relevant IT Systems, the IT Systems remain the sole property of the Service Provider or applicable Seller Group Member.

27.7	Indemnity for third party services and IT Systems

The Company unconditionally and irrevocably indemnifies each Indemnified Party from and against and in respect of all Claims which an Indemnified Party incurs or sustains in connection with or arising out of:

(a)	(indemnity for third party services) a breach of a contract between an Indemnified Party and a third party from whom the relevant Indemnified Party has procured Services to the extent, and only to the extent, that such breach was caused by or contributed to by the actions of the Company or the Buyer Group (or either of their respective Representatives); and

(b)	(IT Systems) any access to or use of the IT Systems by the Company or its Representatives.

28	Performance standards

28.1	Service Standards

(a)	Except for Services described in clause 4.1(b) and subject to clause 4.1(c), the Service Provider must provide the Services to a standard reasonably equivalent and consistent with the standard to which the equivalent service was performed by the Service Provider for the Business in the 6 month period prior to execution of the Sale Agreement (Service Standards) in accordance with this agreement and all applicable Laws.

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(b)	Where any Services are procured by the Service Provider from a third party, and those Services were provided by a third party to the Business prior to the Completion Date, the Service Provider must use its reasonable endeavours to procure that the third party provides the Services to a standard reasonably equivalent and consistent with the standard to which the equivalent service was performed by that third party in the 6 month period prior to the execution of the Sale Agreement.

(c)	Nothing in this clause 4.1 requires the Service Provider to engage additional employees, acquire additional equipment or invest in capital improvements beyond that which was applicable as at the Completion Date in order to comply with its obligations under this agreement.

28.2	Failure to Perform

If the Service Provider fails to meet the Service Standards in respect of any Services, and the Company notifies the Service Provider of such failure in writing, the Service Provider must:

(a)	promptly, at no additional cost to the Company:

(i)	investigate the underlying causes of the failure to meet the Service Standards (Service Problem) and use reasonable endeavours to preserve any data indicating the cause of the Service Problem;

(ii)	take reasonable action to minimise the impact of the Service Problem and prevent it from recurring;

(iii)	take reasonable action to correct the Service Problem and restore the Services to the Service Standards; and

(iv)	advise the Company of the steps being taken under this clause 4.2 in respect of the Service Problem; and

(b)	as compensation for such failure, deduct performance-related rebates proportionate to the level the Service Provider failed to meet the Service Standards when calculated against the Service Fee payable with respect to the Services as if they were provided at the Service Standards (Service Credits) from its next invoice issued in connection with this agreement (and, if the next invoice is insufficient to deduct the full amount of the Service Credits, subsequent invoices until the full amount of the Service Credits has been deducted).

28.3	Service Credit Acknowledgement

The Service Provider acknowledges and agrees that:

(a)	the Service Credits represent a reduction in the Service Fee payable under this agreement to reflect the provision by the Service Provider of a lower level of service than is required under this agreement and do not constitute a penalty; and

(b)	the payment of Service Credits do not waive or prejudice any other rights or remedies that the Company may have in connection with the failure to provide Services to the Service Standards prescribed by this agreement.

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29	Payment for Services

29.1	Fees

(a)	The Company must pay the Service Fee to the Service Provider.

(b)	Where Services are procured by the Service Provider from a third party:

(i)	if those Services will be provided solely to, or for the benefit of, the Company, the Service Provider may either arrange for the third party to charge and invoice the Company directly for those Services or include such charges on its invoice, in each case, without mark-up and on a zero-margin basis to the Service Provider; or

(ii)	if those Services will be provided to the Service Provider and the Company, the portion of the costs of acquiring those Services from the third party that is attributable to the Company will be determined by the Service Provider (acting reasonably), provided that the Service Provider must provide reasonable evidence to the Company of the attribution of the portion of costs for acquiring the relevant services on behalf of the Company.

29.2	Invoicing

The Service Provider must invoice the Company for the Service Fee within 20 Business Days after the end of each calendar month during which the Service Provider has provided the relevant Services to the Company.

29.3	Payment

The Company must pay the amount shown in each invoice rendered by the Service Provider pursuant to clause 5.2, in cleared funds to an account nominated by the Service Provider, within 10 Business Days after receipt of each invoice.

30	Third Party Consents

30.1	Service Provider to obtain

(a)	To the extent that the consent or agreement of a third party is required for the lawful supply of the Services to the Company, the Service Provider must use reasonable endeavours to obtain such consents or agreements.

(b)	Costs incurred in obtaining third party consents will be borne by the Company.

30.2	Inability to obtain consents

Where the consent or agreement of a third party cannot be obtained by the Service Provider, the Service Provider and the Company must each use reasonable endeavours to agree (if possible) acceptable and lawful arrangements to ensure the continuity of the provision of the Services (or a suitable substitute).

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31	Intellectual property

31.1	Licence to Company

(a)	The Company agrees that if the Service Provider, in the performance of its obligations under this Agreement, makes available to it any intellectual property rights owned by, or licensed to, the Service Provider or a Related Body Corporate of the Service Provider (Intellectual Property Rights):

(i)	those Intellectual Property Rights will remain the sole property of the Service Provider or the relevant Related Body Corporate of the Service Provider (as appropriate); and

(ii)	the Service Provider or the relevant Related Body Corporate of the Service Provider, or their licensors (as appropriate) owning such Intellectual Property Rights or materials, shall own all Intellectual Property Rights subsisting in any and all adaptions of, modifications and enhancements to and works derived from such materials or Intellectual Property Rights, all such Intellectual Property Rights being the “Supplier’s Intellectual Property”.

(b)	The Company shall be licensed to use the Supplier’s Intellectual Property solely for, and only to the extent necessary for, the receipt of the Services for the duration of the Transition Period.

31.2	Licence to Service Provider

The Company grants to the Service Provider and the Seller Group a nonexclusive, non-transferable, royalty-free licence during the term of this agreement to use its Intellectual Property Rights in any materials made available by or on behalf of the Company under this agreement solely for the purposes of providing the Services and performing its obligations under this agreement.

31.3	Indemnity for use of Intellectual Property

The Company unconditionally and irrevocably indemnifies each Indemnified Party from and against and in respect of all Claims which an Indemnified Party incurs or sustains arising out of or in connection with the use by the Company of any Intellectual Property Rights in the Supplier’s Intellectual Property.

31.4	Data

The Service Provider acknowledges:

(a)	that all new documents, client files, publications, policies and procedures generated by or on behalf of the Company as a result of the provision of the Services, including all electronic records produced from the use of the Service Provider’s IT Systems as a result of the provision of the Services (Data), are the sole property of the Company and the Service Provider agrees not to challenge the Company's ownership of or right and title to such Data; and

(b)	that it must deliver the Data to the Company at the end of the Transition Period in such form as reasonably requested by the Company.

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32	Records and inspection of records

32.1	Maintain records

The Service Provider must maintain records of all Services supplied to the Company under this agreement for at least two years after the date the Services are provided.

32.2	Access to Records

Subject to any confidentiality obligations, the Service Provider must permit the Company and its Representatives on reasonable notice, for the purpose of monitoring compliance with this agreement, reasonable access during Business Hours to examine and copy the Service Provider's books and records relating to this agreement.

33	Termination

33.1	Termination for default

(a)	(Termination by Service Provider) If the Company fails to pay an amount payable as shown in any invoice issued in accordance with this agreement which is not in dispute by the due date for payment and does not rectify that failure within ten Business Days of receiving a notice from the Service Provider requiring it to do so, the Service Provider may immediately terminate this agreement.

(b)	(Termination by Company) If the Service Provider breaches any material provision of this agreement and does not rectify that breach within ten Business Days of receiving a notice from the Company requiring it to do so, the Company may immediately terminate this agreement.

33.2	Termination not to affect accrued rights

Termination of this agreement under clause 9.1 does not affect the obligation of any party which accrued prior to such termination or any obligation of the Company to pay any cost under clause 5 of this agreement which accrued prior to such termination.

33.3	Termination by agreement

The Service Provider and the Company may agree in writing to terminate this agreement at any time.

33.4	Termination for change in control

If, after the date of this agreement, the Company undergoes a change of control, the Service Provider may terminate this agreement immediately by giving notice to the Company. For the purposes of this clause, the Company undergoes a change of control if it ceases to be a Subsidiary of the Buyer Guarantor.

34	Confidentiality and privacy

34.1	Undertaking by Service Provider

The Service Provider must keep confidential all information relating to the Business which comes into its possession or control as a result of this agreement and which would reasonably be considered to be commercially sensitive for the Business.

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34.2	Undertaking by the Company

The Company and the Buyer Guarantor must keep confidential all information relating to the Service Provider's business which comes into its possession or control as a result of this agreement and which would reasonably be considered to be commercially sensitive for the purposes of the Service Provider's business.

34.3	Confidentiality continues

The obligation of confidentiality is a continuing obligation and remains in force during the term of, and after termination or expiry of, this agreement.

34.4	Exceptions

The parties agree that each of the Company, the Buyer Guarantor and the Service Provider may only use confidential information of the other for the purposes of this agreement, and must keep the existence and terms of this agreement and any confidential information of the other confidential except in relation to:

(a)	any information which is in or comes into the public domain (except by reason of a breach of this clause);

(b)	any information which the party giving the undertaking is required to disclose as a consequence of a statutory, governmental, legal or regulatory requirement; or

(c)	any information which the party giving the undertaking is compelled to disclose in the course of any legal proceedings, whether by way of litigation or arbitration, provided that the party makes application to the court or arbitrator for an order that parties to the litigation or arbitration keep such information confidential, in which case clauses 10.1, 10.2 and 10.3 do not apply.

34.5	Return of confidential information

Upon termination or expiration of this agreement:

(a)	the Company and the Buyer Guarantor must return to the Service Provider, procure the return to the Service Provider or destroy (at the Company's option), all confidential information of the Service Provider and other materials relating to the Service Provider (other than any records which the Company is required to retain by law) acquired by the Company, the Buyer Guarantor or any of the Company's employees, agents and contractors under or as a result of this agreement (including in relation to the Service Provider's payroll and accounting and financial data and information);

(b)	the Service Provider must return to the Company, procure the return to the Company or destroy (at the Service Provider's option) all confidential information of the Company and other materials relating to the Company (other than any records which the Service Provider is required to retain by law) acquired by the Service Provider or any of the Service Provider's employees, agents and contractors under or as a result of this agreement; and

(c)	each party must promptly certify in writing to the other party that it has complied with its obligations under this clause 10.5.

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34.6	Privacy

Each party must, in respect of Personal Information to which that party has access as a result of this agreement:

(a)	comply with all applicable Privacy Laws;

(b)	comply with any privacy policy which has been adopted by another party and which has been notified to the first party prior to the execution of this agreement to the extent such privacy policy purports to apply to third parties providing services, or receiving services, analogous to the party as if the party were bound by that policy;

(c)	comply with any reasonable written direction of another party in relation to the means of compliance with any applicable Privacy Laws or privacy policy; and

(d)	cooperate with each party in the resolution of any complaint alleging a breach of applicable Privacy Laws or privacy policy.

35	Warranties

35.1	Warranties

Each of the Service Provider and the Company warrants to the other party and its Representatives that:

(a)	it has the power and authority to enter into, exercise its rights, and perform and comply with its obligations under this agreement;

(b)	all actions and conditions required to be taken, fulfilled and done by it (including the obtaining of any consents necessary to enable it to lawfully enter into, exercise its rights and perform and comply with its obligations under this agreement and to ensure that its obligations under this agreement are valid, legally binding and enforceable) have been taken, fulfilled and done;

(c)	its entry into, exercise of its rights and performance of or compliance with its obligations under this agreement do not and will not violate or, so far as it is aware, exceed any restrictions imposed by any Law to which it is subject or its constituent documents;

(d)	it will not breach any third party Intellectual Property Rights in performing its obligations under this agreement;

(e)	its obligations under this agreement are valid, binding and enforceable; and

(f)	its entry into, exercise of or compliance with its obligations under this agreement do not and will not violate any agreement to which it is a party or which is binding on its assets.

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36	Liability

36.1	No liability

Except in the case of gross negligence or wilful default on the part of the Service Provider, the Service Provider shall not be liable to the Company whether in contract (including under any indemnity) in tort, under statute or otherwise under or in connection with this agreement or the provision of the Services.

36.2	Exclusion

Neither party shall be liable for any Consequential Loss.

36.3	Limit on liability

Except in the case of:

(a)	any gross negligence or wilful default on the part of the Service Provider; and

(b)	the Company’s obligation to pay the Service Fee,

but otherwise without limitation, the aggregate liability of a party under or in connection with this agreement or the provision of the Services shall in total be limited to 100% of the Service Fee paid under this agreement. This clause 12.3 does not limit the Company’s Liability under the indemnities in clause 3.7 or 7.3.

37	GST

37.1	Interpretation

Words or expressions used in clause 13 which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning in this clause.

37.2	Consideration is GST exclusive

Any consideration to be paid or provided for a supply made under or in connection with this agreement, unless specifically described in this agreement as 'GST inclusive', does not include an amount on account of GST.

37.3	Gross up of consideration

Despite any other provision in this agreement, if a party (Supplier) makes a supply under or in connection with this agreement on which GST is payable (not being a supply the consideration for which is specifically described in this agreement as 'GST inclusive'):

(a)	the consideration payable or to be provided for that supply under this agreement but for the application of this clause (GST exclusive consideration) is increased by, and the recipient of the supply (Recipient) must also pay to the Supplier, an amount equal to the GST exclusive consideration multiplied by the prevailing rate of GST (GST Amount); and

(b)	subject to clause 13.6, the GST Amount must be paid to the Supplier by the Recipient without set off, deduction or requirement for demand, at the same time as the GST exclusive consideration is payable or to be provided.

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37.4	Reimbursements (net down)

If a payment to a party under this contract is a reimbursement or indemnification or otherwise calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any input tax credit to which that party, or the representative member of the GST group that party is a member of (as the case may be), is entitled in respect of that loss, cost or expense.

37.5	Revenue (net down)

If the consideration for a supply under this agreement is calculated by reference to the consideration for another supply, in performing that calculation, the consideration payable or to be provided for the supply under this agreement excludes any GST payable included in the consideration payable for that other supply.

37.6	Tax invoices

The Recipient need not pay the GST Amount in respect of a taxable supply made under or in connection with this agreement until the Supplier has given the Recipient a tax invoice in respect of that taxable supply.

37.7	Adjustment events

If an adjustment event arises in respect of a supply made under or in connection with this agreement, then:

(a)	if the Supplier's corrected GST Amount is less than the previously attributed GST Amount, the Supplier will refund the difference to the Recipient; or

(b)	if the Supplier's corrected GST Amount is greater than the previously attributed GST Amount, the Recipient will pay the difference to the Supplier; and

(c)	the Supplier must issue an adjustment note to the Recipient.

38	Guarantee

38.1	Consideration

The Buyer Guarantor acknowledges:

(a)	entering this agreement in return for the Service Provider agreeing to enter into this agreement and to provide the Services to the Company and for other valuable consideration; and

(b)	that the Service Provider has relied on the operation of this clause 14.

38.2	Guarantee and indemnity

The Buyer Guarantor unconditionally and irrevocably:

(a)	guarantees to the Service Provider the due and punctual performance and observance by the Company of all of the obligations contained in or implied under this agreement that must be performed and observed by the Company (Company Guaranteed Obligations); and

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(b)	indemnifies the Service Provider against any liability suffered or incurred by the Service Provider in relation to:

(i)	any Company Guaranteed Obligation (or provision which would be or become a Company Guaranteed Obligation if enforceable, valid and not illegal) being or becoming unenforceable, invalid or illegal;

(ii)	the Company failing, or being unable, to pay any amount or to perform any of its Company Guaranteed Obligations in accordance with this agreement; or

(iii)	any amount that the Company is required to pay in respect of its Company Guaranteed Obligations under this agreement not being recoverable from the Company,

in each case, for any reason and whether or not the Service Provider knew or ought to have known about those matters.

38.3	Non-payment or non-performance

If the Company does not:

(a)	pay any amount it is obliged to pay under the Company Guaranteed Obligations in accordance with this agreement, the Buyer Guarantor must pay that amount on demand as if it was the Company; or

(b)	perform any of the other Company Guaranteed Obligations under this agreement, the Buyer Guarantor must perform, or procure the performance of, those obligations (on demand by the Service Provider) in accordance with this agreement.

38.4	Demands

A demand under this clause 14 may be made at any time and from time to time. A demand need only specify the obligation to be fulfilled.

38.5	Immediate recourse

The Buyer Guarantor waives any right it may have to require the Service Provider to proceed against, or enforce any other rights or claim payment from, any other person before claiming from the Buyer Guarantor under this clause 14.

38.6	Continuing obligations

The guarantee and indemnity in this clause 14:

(a)	extends to the present and future balance of all the money payable by the Company in connection with this agreement;

(b)	is not wholly or partially discharged by the payment of any amount payable by the Company under this agreement or the settlement of any account by the Company; and

(c)	continues until all obligations of the Company under this agreement have been completely fulfilled.

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38.7	Extent of guarantee and indemnity

This clause 14 applies and the obligations of the Buyer Guarantor are not reduced or discharged by (whether or not the Company or Service Provider are aware of it or consents to it and despite any legal rule to the contrary):

(a)	any transaction or agreement, or amendment, novation or assignment of this agreement, whether with or without the Buyer Guarantor's knowledge or consent;

(b)	a rule of law or equity to the contrary;

(c)	an insolvency event affecting a person or the death of a person;

(d)	a change in the constitution, membership, or partnership of a person;

(e)	the partial performance of the Company Guaranteed Obligations;

(f)	any judgment or order being obtained or made against, or the conduct of any proceedings by, the Company or another person;

(g)	one or more of the Company Guaranteed Obligations, this agreement or any provision of this agreement being void, voidable, unenforceable (whether by reason of a legal limitation, disability or incapacity on the part of the Company and whether this agreement is void ab initio or is subsequently avoided), defective, released, waived, novated, enforced or impossible or illegal to perform;

(h)	any amount that the Company is required to pay under this agreement not being recoverable;

(i)	the exercise or non-exercise of any right, power, discretion or remedy of the Service Provider;

(j)	any set-off, combination of accounts or counterclaim;

(k)	any default, misrepresentation, negligence, breach of contract, misconduct, acquiescence, delay, waiver, mistake, failure to give notice or other action or inaction of any kind (whether or not prejudicial to the Company) by a party to this agreement or any other person;

(l)	the Service Provider granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing the Company or the Buyer Guarantor of an obligation; or

(m)	another thing happening that might otherwise release, discharge or affect the obligations of the Buyer Guarantor under this agreement.

38.8	Principal and independent obligation

Each guarantee, indemnity and other obligation of the Buyer Guarantor in this agreement is:

(a)	a principal obligation and is not to be treated as ancillary, collateral or limited by reference to another right or obligation; and

(b)	independent of and not in substitution for or affected by another security interest or guarantee or other document or agreement which the Service Provider or another person may hold concerning the Company Guaranteed Obligations.

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38.9	Deferral of certain rights

Until all Company Guaranteed Obligations have been performed, the Buyer Guarantor may not (either directly or indirectly) without the Service Provider's prior written consent:

(a)	claim, exercise or attempt to exercise a right of set-off, counterclaim or any other right or raise any defence against the Company which might reduce or discharge the Buyer Guarantor's liability under this clause 14;

(b)	claim or exercise a right of subrogation or contribution or otherwise claim the benefit of a security or guarantee, irrespective of whether or not that security or guarantee:

(i)	relates to the Company Guaranteed Obligations;

(ii)	is given by the Buyer Guarantor; or

(iii)	is in favour or for the benefit of the Service Provider,

and any money a Buyer Guarantor receives in breach of this clause 14.9(b) must be paid promptly to the Service Provider; or

(c)	unless the Service Provider have given a direction to do so (in which case the Buyer Guarantor must do so in accordance with the direction as trustee for the Service Provider):

(i)	prove, claim or exercise voting rights in the Company's liquidation, or otherwise claim or receive the benefit of any distribution, dividend or payment arising out of the Company's liquidation on any account; or

(ii)	demand, or accept payment of, any money owed to the Buyer Guarantor by the Company,

and any such money it receives must be paid promptly to the Service Provider.

38.10	Prove in liquidation

The Buyer Guarantor irrevocably authorises the Service Provider to prove in the liquidation or other relevant insolvency event affecting the Company for all money that the Buyer Guarantor can claim against the Company on any account. The Service Provider need only account to the Buyer Guarantor for distributions it receives in excess of any Company Guaranteed Obligations, without interest.

38.11	Enforcement against Buyer Guarantor

The Service Provider may enforce this clause 14 against the Buyer Guarantor without first having to resort to another guarantee or security interest or other agreement relating to the Company Guaranteed Obligations.

38.12	Limitation

In no event will the Buyer Guarantor's liability for a Claim under this agreement exceed the amount that would have been recoverable from the Company for a Claim on the same subject matter.

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39	Force Majeure

39.1	Suspension of Obligations

An obligation of a party under this agreement (other than an obligation to pay money) will be suspended during the time and to the extent that the party is prevented from or delayed in complying with that obligation by an event of Force Majeure but not to the extent that the party is prevented from or delayed in complying with that obligation because it has failed to fully implement its disaster recovery and business continuity plans.

39.2	Mitigation of Force Majeure

(a)	A party affected by an event of Force Majeure must give to the other party particulars of the event of Force Majeure within 72 hours, specifying the obligations it cannot perform, fully describing the event of Force Majeure and estimating the time during which the event of Force Majeure will continue.

(b)	The party affected by the event of Force Majeure must take all reasonable steps to remove or mitigate the relevant event of Force Majeure and resume performance of its obligations as soon as reasonably possible, as well as all reasonable steps to mitigate any loss suffered by another party or another party’s Related Bodies Corporate as a result of its failure to carry out its obligations under this agreement.

39.3	Third party supply

(a)	If by reason of an event of Force Majeure, the delay or non-performance of the Services, including but not limited to compliance with the Service Standards, continues for more than 10 Business Days, or as otherwise agreed, the Company may obtain those Services from a third party while the delay or non-performance continues.

(b)	The Service Provider will co-operate with the Company with respect to the provision of the Services by a third party in these circumstances.

39.4	Termination

If by reason of the event of Force Majeure, the delay or non-performance of the obligations, including but not limited to compliance with the Service Standards, continues for more than 20 Business Days or as otherwise agreed, the Company may terminate the provision of each affected Service.

40	Dispute Resolution

40.1	Dispute resolution procedure

If a dispute arises between the parties in respect of any matter concerning this agreement, including its interpretation or application or the determination of any matter required to be determined pursuant to any provision of this agreement (Dispute), then before starting court proceedings (except proceedings for interlocutory relief):

(a)	a party claiming that a Dispute has arisen must notify the other party to the Dispute giving details of the Dispute; and

(b)	during the seven day period after a notice is given under clause 16.1(a) (or longer period unanimously agreed in writing by the parties to the Dispute) each party to the Dispute must nominate a representative of its senior management for the purpose of meeting to resolve the Dispute, which person must use his or her best efforts to resolve the Dispute within the following 10 Business Days.

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40.2	Contract performance

Each party must continue to perform it obligations under this agreement notwithstanding the existence of a Dispute.

41	Notices and other communications

41.1	Service of notices

A notice, demand, consent, approval or communication under this agreement (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post or email to the recipient's address specified in the Details, as varied by any Notice given by the recipient to the sender.

41.2	Effective on receipt

A Notice given in accordance with clause 17.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, on the second Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia);

(c)	if sent by email:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that delivery failed,

whichever happens first;

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

42	Miscellaneous

42.1	Alterations

This agreement may be altered only in writing signed by each party.

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42.2	Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

42.3	Assignment

A party may only assign this agreement or a right under this agreement with the prior written consent of each other party.

42.4	Survival

The provisions of clauses 3.6, 9.2, 10 to 12 (inclusive), 14 and 18.13 survive termination of this agreement.

42.5	Costs

Each party must pay its own costs of negotiating, preparing and executing this agreement.

42.6	Counterparts

This agreement may be executed in counterparts. All executed counterparts constitute one document.

42.7	No merger

The rights and obligations of the parties under this agreement do not merge on completion of any transaction contemplated by this agreement.

42.8	Entire agreement

This agreement constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

42.9	Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this agreement and any transaction contemplated by it.

42.10	Severability

A term or part of a term of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining terms or parts of the terms of this agreement continue in force.

42.11	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

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42.12	Relationship

Except where this agreement expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership between the parties.

42.13	Indemnities

The Service Provider holds on trust, for the benefit of each Indemnified Party, any indemnities provided by the Company to each Indemnified Party, including under clauses 3.6 and 7.2 of this agreement.

42.14	Announcements

A public announcement in connection with this agreement or any transaction contemplated by it must be agreed by the parties before it is made, except if required by Law or a regulatory body (including a relevant stock exchange), in which case the party required to make an announcement must, to the extent practicable, first consult with and take into account the reasonable requirements of each other party.

42.15	Governing law and jurisdiction

This agreement is governed by the law of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

EXECUTED as an agreement

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Transitional Services Agreement

Schedule 12	Services

No.	Service	Service Description	Service Charge	Service Term
1.	IT	IT infrastructure carve-out and migration services.

Company shall pay the following Fees for the Services:

(a)           a one-time, upfront, non-refundable fixed fee of USD $[***], which the Parties acknowledge and agree is for [***] days of effort by Service Provider towards the performance of the Services; and

(b)           a time and materials rate of USD $[***] per day for any Services performed by Service Provider after its completion of [***] days of effort towards the performance of the Services, [as may be requested by Service Recipient and agreed in writing by Service Provider from time to time under a separate purchase order that incorporates and is subject to the terms and conditions of this Agreement].

[TBC]

SAP / ERP:

Provide extracts of data from SAP in a reasonable format to be mutually agreed by the parties.

Provide existing “As Is” ERP Services relating to SAP and related components as of Completion Date.

•         Provisioning and maintaining users;

•         Support existing integrations to third party applications;

•         Support existing printers as required;

•         Support existing functionality within SAP and related components;

•         Support existing batch jobs and schedules; and

•         Support existing period-end closure and execution of internal controls.

[TBC]

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Annex - IT Migration Activities

Service Provider will provide all such services as mutually determined by the Parties from time to time in relation to the separation of the Company from Service Provider’s information technology systems, including in relation to the following:

Service	Description	Area	Services to be setup post	Owner		Comments
				GIAG	CMPL
Active Directory	User and Computer Authentication, GPO, DNS, Site and Services, etc.	IT	Install new Forest with Local Domain called cobar.local	x		Using current local infrastructure
Email (Internal)	User mailbox allocated on Exchange 2019 on-premise	IT	Migrate to MS O365	x	x	Buyer must create contract for Microsoft 365 Tenant and provide Service Provider
Email (External)	Mail Security - IronPort (policies, attachment, Antivirus, SPAM, phishing, etc.)	IT	Use Buyers (at cutover)		x	Buyer must provide new gateways
Email Archiving	Symantec Enterprise Vault (if applicable)	IT	Export Email to PST file from archiving servers in regional data centres	x
Email Domain	glencore.com.au is currently managed by GIAG	IT	Migrate mail relays to Buyer and handover to local IT Team	x	x
Firewall & VPN	Fortigate Firewalls to be made locally managed	IT	Give local admin access & VPN setup	x
Antivirus	Endpoint solution for Antivirus, etc.	IT	Carve-out licence and or buyer deploys own solution	x	x	If deploying their own the Buyer needs to provide license and binaries
Backup	General software	IT	Purchase Licence Locally		x
Microsoft Licence	License of Window Server, Windows client, Office, etc.	IT	Migrate to MS 0365		x	Buyer needs to implement their own agreement
MECM	MS Patching, Apps deployment, Windows Installation, etc.	IT	Implement local WSUS only	x
Wireless	Standard Wireless access will be implemented using Certificate and Radius Server	IT	Migrate Wireless to use local infrastructure	x
Backups Service	Two complete backups to be taken of all data in CMPL and provided to GAH	IT	N/A	x		To be verified by Glencore Regional IT on behalf of GIAG (prior to closing)

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Signing page

DATED:

EXECUTED by [INSERT] in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	) ) ) ) ) )
)
Signature of director	)	Signature of director/company secretary
)
)
)
Name of director (block letters))		Name of director/company secretary (block letters)

EXECUTED by [INSERT] in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	) ) ) ) ) )
)
Signature of director	)	Signature of director/company secretary
)
)
)
Name of director (block letters))		Name of director/company secretary (block letters)

[INSERT BUYER GUARANTOR EXECUTION BLOCK]

Annexure B Form of officer release

Officer’s release

Dated

[insert relevant company] (“Company”)
[insert name of director or secretary] (“Officer”)

King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com

© King & Wood Mallesons 56164620_13	Officer’s release 16 March 2022	29

Officer’s release

Details

Parties

Company	Name	[full name]

	ACN	[ACN]

	Address	[address]

	Attention	[position]

Officer	Name	[full name]

	Address	[address]

Recitals	A	The Officer is a [director/secretary] of the Company.

1	B	The Officer will resign as a [director/secretary] of the Company on completion of the sale of the Company from [name of Seller(s)] to [name of Buyer] (ACN [insert Buyer ACN]) (“Completion”).

1	C	The Company agrees to release the Officer to the maximum extent permitted by law on the terms set out in this document.

© King & Wood Mallesons 56164620_13	Officer’s release 16 March 2022	30

Officer’s release

1             Interpretation

Unless the contrary intention appears “Claim” means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise and which either party has or may have against the other in connection with the cessation of the Officer’s employment with or engagement by the Company.

2             Release of Officer

To the maximum extent permitted by law, the Company agrees:

(a)	to unconditionally release the Officer from all rights and Claims relating to his or her employment with or his or her engagement by the Company; and

(b)	not to issue any proceedings in respect of all rights and Claims relating to the Officer’s employment with or engagement by the Company.

The Officer may plead this document in bar to any Claim or proceedings by the Company or any person claiming on their behalf in respect of Claims or any matter related thereto other than a Claim in relation to a breach of this document by the Officer.

3             Indemnity

To the maximum extent permitted by law the Company will indemnify the Officer against all Claims which the Company or any shareholder of the Company has or may have at any time against the Officer in respect of his or her employment with or his or her engagement by the Company and any conduct of the Officer involving or relating in any way whatsoever to other shareholders of the Company as at Completion.

4             Costs

Each party agrees to pay its own Costs in connection with the preparation, negotiation, execution and completion of this document.

5             General

5.1	Variation and waiver

A provision of this document or right, power or remedy created under it, may not be varied or waived except in writing signed by the party to be bound.

5.2	Partial exercising of rights

Unless this document expressly states otherwise, if a party does not exercise a right, power or remedy in connection with this document fully or at a given time, that party may still exercise the right, power or remedy later.

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5.3	Remedies cumulative

The rights, powers and remedies in connection with this document are in addition to other rights, powers and remedies given by law independently of this document.

5.4	Supervening law

Any present or future legislation which operates to vary the obligations of a party in connection with this document with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

5.5	Counterparts

This document may consist of a number of copies, each signed by one or more parties to it. If so, the signed copies are treated as making up a single document.

5.6	Entire agreement

This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

5.7	Severability

If the whole or any part of a provision of this document is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this document or is contrary to public policy.

5.8	Indemnities and reimbursement obligations

Any indemnity, reimbursement or similar obligation in this document:

(a)	is a continuing obligation despite the satisfaction of any payment or other obligation in connection with this document, any settlement or any other thing;

(b)	is independent of any other obligations under this document; and

(c)	continues after this document, or any obligation arising under it, ends.

It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity in connection with this document.

6             Governing law

6.1	Governing law and jurisdiction

The law in force in [New South Wales] governs this document. The parties submit to the non-exclusive jurisdiction of the courts of that place.

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6.2	Serving documents

, any document in an action in connection with this document may be served on a party by being delivered or left at that party’s address for service of notices in the Details.

EXECUTED as a deed.

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Officer’s release

Signage

DATED:______________________

EXECUTED by [COMPANY NAME] in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	) ) ) ) ) )
)
Signature of director	)	Signature of director/company secretary**delete whichever is not applicable
)
)
)
Name of director (block letters))		Name of director/company secretary* (block letters)*delete whichever is not applicable

SIGNED, SEALED AND DELIVERED by [OFFICER NAME] in the presence of:	) ) ) ) ) )
)
Signature of witness	)
)
)
)
Name of witness (block letters))		Signature of [OFFICER NAME]

© King & Wood Mallesons 56164620_13	Officer’s release 16 March 2022	34

Share Sale Agreement

Annexure C       Going Concern Declaration

[Insert date]

Glencore Operations Australia Pty Limited

Level 44, Gateway

1 Macquarie Place

SYDNEY NSW 2000

Attn: The Directors

Dear Directors

Declaration of intention to finance

We are the directors of Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) (“Buyer”).

The Buyer proposes to purchase 100% of the issued shares in the capital of Cobar Management Pty. Limited (ACN 083 171 546) (“Company”) from Glencore Operations Australia Pty Limited (ACN 128 115 140) (“Seller”) pursuant to the CMPL Share Sale Agreement dated [insert] between the Buyer, Metals Acquisition Corp and the Seller (“SSA”).

Pursuant to the SSA, the Buyer hereby reaffirms its intention to finance the Company on and from Completion (as that term is defined in the SSA) such that the Company continues to be a going concern.

Yours faithfully

[insert authorised representative execution block]

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Share Sale Agreement

Annexure D       No Prohibited Events Declaration

[Insert date of Completion]

Glencore Operations Australia Pty Limited

Level 44, Gateway

1 Macquarie Place

SYDNEY NSW 2000

Attn: The Directors

Dear Directors

Declaration of no Prohibited Events

We are the directors of Metals Acquisition Corp (“Buyer Guarantor”).

The Buyer Guarantor proposes to guarantee the obligations of Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) (“Buyer”) to purchase 100% of the issued shares in the capital of Cobar Management Pty. Limited (ACN 083 171 546) from Glencore Operations Australia Pty Limited (ACN 128 115 140) (“Seller”) pursuant to the CMPL Share Sale Agreement dated [insert] between the Buyer, the Buyer Guarantor and the Seller (“SSA”).

Pursuant to the SSA, the Buyer Guarantor hereby confirms there has not been any Prohibited Event (as that term is defined in the SSA) in existence between the date of the SSA and Completion (as that term is defined in the SSA).

Yours faithfully

[insert Buyer Guarantor authorised representative execution block]

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	36

Share Sale Agreement

Annexure E        Offtake Agreement

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 2022	37

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

GLENCORE

I N T E R N A T I O N A L  A G

CONTRACT NO. 101-22-12153-P

This CONTRACT is made on [insert] 2022.

BETWEEN:	COBAR MANAGEMENT PTY LIMITED

CSA Mine, Louth Road

PO Box 31

Cobar NSW 2835

Australia

(hereinafter called "Seller")

AND	GLENCORE INTERNATIONAL AG

Baarermattstrasse 3

6340 Baar

Switzerland

(hereinafter called "Buyer")

1.	DEFINITIONS:

1 kilogram	=	1000 grams.
1 ounce	=	1 troy ounce of 31.1035 grams.
1 pound	=	453.593 grams.
1 ton	=	1 metric ton of 1000 kilograms or 2204.62 lbs.
1 unit	=	1% of the dry net weight.
AM/PM	=	ante meridiem/post meridiem.
Benchmark Terms	=	Is a set of economic terms which includes the base treatment charge, treatment charge basis (i.e. the copper price being the basis for the treatment charge scales) and treatment charge scale agreed each Calendar Year between Escondida/ BHP, Freeport/Grasberg and the main Asian smelters and as referenced by Brook Hunt /Cru.

Registered address: Baarermattstrasse 3% 6340 Baar % Switzerland
Mailing address: Baarermattstrasse 3 % P.O. Box 1363 % CH-6341 Baar % Switzerland

Telephone +41 41 709 20 00 % Telefax +41 41 709 30 00

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Benchmark Interest Rate	=	means the Bloomberg Short-Term Bank Yield Index (BSBY) administered by Bloomberg for US Dollars and for a period of three months as displayed on the relevant Bloomberg screen, as at or around 7:00 (EST) on the date of Buyer’s advance payment.
Buyer Group	=	means the Buyer and Glencore plc and each of its Related Bodies Corporate.
Calendar Year	=	Shall mean a period commencing on 01 January and ending on 31 December, except for:
(a) the Calendar Year 2022, which shall commence on the effective date of this Contract and end on 31 December 2022; and (b) the Calendar Year referenced in sub-clauses 8.2.1(b) and 8.2.2(b).
[***]	=	[***].
CIF	=	Cost, Insurance and Freight (according to INCOTERMS 2020).
Cobar Mine	=	shall mean the mine located on the Mining Tenements.
Date and Month of Arrival	=	In respect of any shipment of Material shall at discharge port mean the calendar day on which, respectively the calendar month during which the carrying vessel tendered valid Notice of Readiness (as evidenced in the Statement of Facts) at discharge port or as otherwise stated in the Contract.
Date and Month of Shipment	=	In respect of any shipment of the Material shall mean the calendar day, respectively the calendar month, during which the Bill of Lading is dated.
dmt	=	dry metric tons.
F.O.	=	"Free Out" shall mean that Buyer shall arrange for and bear the expenses of unloading from the vessel's hold at the port of discharge.
Financier	=	shall have the meaning given to that term in Clause 21.3.
FOB	=	Free on Board (according to INCOTERMS 2020).

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GST	=	shall mean any goods and services tax, value added tax or any tax analogous thereto but excludes any statutory late payment interest or penalties.
Incoterms	=	Shall mean the International Chamber of Commerce's Official Rules for the Interpretation of Trade Terms known as Incoterms 2020 or as later amended or replaced.
LBMA	=	London Bullion Metal Association.
LME	=	London Metal Exchange.
Material	=	shall mean all copper concentrate produced by the Seller that is derived from Minerals within the Mining Tenements, produced by the Operations or produced or derived from any ore, minerals or concentrates which are inputted to and/or processed through the Plant (including any ore, minerals or concentrate produced or derived from any mining lease that is not the Mining Tenements) or as further set out in Clause 4. QUALITY below.
Minerals	=	shall mean any and all marketable and metal bearing material in whatever form or state that is mined, produced, extracted or otherwise recovered from the Operations, including any such material contained in tailings, reprocessed materials, waste rock, dumps or stockpiles derived from the Operations and including ore and other products resulting from the milling, processing or other beneficiation of such materials.
Mining Tenements	=	shall mean mining leases (Consolidated Mining Lease No. 5 (CML5), Mining Purpose Lease 1093 (MPL 1093) and Mining Purpose Lease 1094 (MPL 1094)) and the exploration licences (Exploration Licence (CSA Regional) (EL5693), Exploration Licence (Delta) wholly within EL5693 (EL5983), Exploration Licence (Shuttleton), JV with AuriCular Mines Pty Ltd (EL6223) but only to the extent of the beneficial interest the Seller has in EL6223 and Exploration lease (EL6907) but only to the extent of the beneficial interest the Seller has in EL6907), in each case as may be renewed, extended, substituted, replaced or consolidated.

GLENCORE	Contract No. 101-22-12153-P	Page 4/35

Operations	=	shall mean the following operations conducted by Seller:
-	The exploration and prospecting for and analysis, study, assessment and evaluation of copper, silver and gold within the Mining Tenements and the progressive development of the Mining Tenements;
-	The mining, treatment and processing, handling, stockpiling, transportation from and loading of copper ore at the mines within the Mining Tenements;
-	All activities necessary for or incidental to the carrying on of the abovementioned activities, including but not limited to the provision of necessary administration and support facilities, power and water, housing for mine employees and contractors, communication facilities and community support and donations; and
-	The production of copper concentrate produced from copper ore within the Mining Tenements that is Owned by the Seller.
Owned by the Seller	=	all copper concentrate or copper ore (as applicable) derived from the Minerals within the Mining Tenements and/or produced by the Operations.
Plant	=	shall mean the copper concentrator and associated facilities located at the Cobar Mine.
Proxy Statement	=	shall have the meaning give to it in Schedule 11 of the Share Sale Agreement.
Related Body Corporate	=	has the meaning it has in the Corporations Act 2001 (Cth).
S.T.	=	“Stowed and Trimmed” shall mean that the Seller shall arrange for and bear the expenses loading the Material free on board of the carrying vessel stowed and trimmed in Ship's hold at port of loading.

GLENCORE	Contract No. 101-22-12153-P	Page 5/35

SEC	=	means the United States Securities and Exchange Commission.
Security	=	shall have the meaning given to that term in Clause 21.3.
Seller Group	=	means the Seller and each of its Related Bodies Corporate.
Seller Guarantor	=	Metals Acquisition Corporation with ROC#372802 and registered at Suite 400, 425 Houston St, Ft Worth, Texas, 76102.
Share Sale Agreement	=	shall mean the Share Sale Agreement dated 17th March 2022 (Sydney, Australia time), between Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd and the Seller Guarantor.
Shipment Lot	=	shall mean a parcel size of 11’000 (eleven thousand) wmt, plus/minus 10% (ten percent) of Material.
USD and USc	=	Dollars and Cents are United States currency
wmt	=	wet metric tons.
Working / Business day	=	Monday to Friday; Saturday, Sunday and legal holidays in Baar and/or Zurich, Switzerland and/or Cobar, Australia and/or London, United Kingdom excluded.

2.	duration:

This Offtake Contract shall commence on the date of “Completion” as defined in the Share Sale Agreement (‘Effective Date’) and shall continue for the entire life of the Cobar Mine.

Notwithstanding the above, the Contract shall remain in full force until all delivery and financial obligations set out under this Contract have been fulfilled by Buyer and Seller.

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3.	QUANTITY:

3.1	The Seller undertakes to sell, and the Buyer undertakes to purchase and pay for 100% (one hundred) of the Material produced at the Cobar Mine.

3.2	For each Contractual Year after 2023, the Seller shall advise the yearly estimated production forecast to Buyer no later than the 30th November of the preceding Contractual Year. For Contractual Year 2023, the Seller will advise the yearly estimated production forecast to Buyer no later than 6 (six) calendar months after the Effective Date.

3.3	The Seller shall provide Buyer with a quarterly production forecast no later than 7 (seven) calendar days prior to the commencement of the respective calendar quarter and shall provide a monthly rail schedule to Buyer no later than the 1st (first) calendar day of every calendar month.

3.4	The parties acknowledge that the forecasts provided by the Seller to Buyer under sub-clause 3.2 above are forecast estimates only and are not binding on the Seller. However, the Seller must use reasonable endeavours to notify the Buyer if there will be any material variation in any forecast estimate given, without undue delay.

3.5	In case for any reason, Seller fails to deliver the yearly estimated production forecast as set out above, during any Contractual Year, Buyer shall have the option to take such shortfall of tonnage during the immediately following Contractual Year of delivery.

The applicable commercial terms for any quantity to be carried over into the immediately following Contractual Year shall either be those applicable to the Contractual Year of contractual shipment or those of the Contractual Year of actual shipment, in Buyer's option.

3.6	To the extent that the Seller produces direct shipping ore by the Operations or from the Minerals within the Mining Tenements, the Buyer and Seller agree the direct shipping ore shall be sold by Seller and purchased by Buyer within the scope of the contract and Buyer and Seller agree they will negotiate pricing for such ore in good faith.

GLENCORE	Contract No. 101-22-12153-P	Page 7/35

4.	QUALITY:

4.1	Cobar copper concentrates with the following indicative assays:

Element	Unit	Min	Max	Typical
B	ppm	0	20	10
Bi	ppm	80	500	120
Cd	ppm	0	500	10
Co	ppm	120	220	160
Mo	ppm	0	10	2
Sb	ppm		900
Be	ppm		<1
Hg	ppm		100
Ni	ppm	20	40	30
Se	ppm	200	300	240
Sn	ppm	300	500	400
Te	ppm		<1
Al2O3%		1	2	2
CaO	%		<1
SiO2%		6	8	7
TiO2%			<1
Fe	%	28	38	35
MgO	%		<1
MnO	%		<1
Cl	ppm	100.0	1000	100.0
F	ppm		1000
Cu	%	25	29	27
S	%	23	30
Pb	%		3
Zn	%		5
Ag	ppm	30	110	90
As	ppm		5000
Mn	ppm	160	240	200

4.2	If for any reason the above mentioned assay changes significantly outside the agreed indicative qualities set out in sub-clause 4.1, Seller will advise Buyer in good time prior to the shipping allocations being made and Buyer and Seller will discuss in good faith in order to overcome any problem that may be created by the change in quality and, if appropriate, will agree an adjustment which reflects the difference in value between the quality of the Material actually produced against the quality as set out in this clause above.

GLENCORE	Contract No. 101-22-12153-P	Page 8/35

4.3	The Material shall otherwise be free from deleterious impurities that are harmful to the normal smelting and refining processes or would prevent the Material from being treated by the smelting and refining process of the Buyer's receiving smelter.

4.4	The Moisture Content (which is percentage loss of mass on drying at 105[o]C) of the Material received shall be less than the Transportable Moisture Limit (TML) for the Material as defined by the of the International Maritime Solid Bulk Cargoes (IMSBC) Code of the International Maritime Organization (IMO) prevailing at the time of shipment (or any amendments successor to IMO code regulations addressing safe practices with respect to solid bulk cargos).

4.5	The Seller will provide the Buyer a copy of the Flow Moisture Point (FMP) /Transportable Moisture Limit (TML) test certificate for the current production provided by an Australian Maritime Safety Authority (AMSA) approved testing facility at intervals of not less than six (6) months or if there has been changes to the processing flow sheet that may impact the TML. This includes Material delivered truck or containers for road transport and safety handling requirements. The Buyer has right to reject and/or apply additional costs to condition the Material if the moisture content received exceeds the current Transportable Moisture Limit (TML).

4.6	Buyer shall charge Seller with all the costs resulting from and associated to a claim should the Materials chemical composition not conform to ranges given in the contractual specification as set out under sub-clause 4.1 and such deviance is of material impact on Buyer's receiving smelter smelting and refining processes, or there are deleterious elements found which are not given in the contractual specification and Buyer has faced a financial claim from its receiving smelter.

5.	SHIPMENT:

5.1	Shipment Lots, in bulk, according to a shipping schedule to be mutually agreed on an annual basis between Buyer and Seller during November of the Contractual Year preceding the Contractual Year of shipments, subject to availability of suitable vessel space.

5.2	Seller to provide a cargo declaration at least 35 (thirty five) calendar days prior to the scheduled Month of Shipment. The cargo declaration will include shipment quantity of Material and set load readiness. Laycan shall be as per Buyers vessel nomination and always subject to vessel availability.

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6.	Delivery TERMS:

6.1	Subject to sub-clause 6.2 below, the Material shall be delivered basis CIF or FOB in Buyer’s option and in accordance with the terms as set out below.

6.2	If the Buyer elects to have Material delivered basis FOB and the Buyer’s nominated vessel fails to perform 2 (two) times consecutively, then within 5 (five) Business days of the last of second vessel failure, the nominees of each party as set out in Clause 26. NOTICES shall meet and discuss in good faith and find a mutually agreeable solution.

6.3	For CIF deliveries:

6.3.1	[***] or parity, in Buyer’s option.

6.3.2	Buyer shall name the port of discharge at least 30 (thirty) calendar days prior to the commencement of the Month of Shipment.

6.3.3	Discharge conditions (unless otherwise specified in this Contract including its Appendices), including demurrage and despatch shall be as per Sellers's Charter Party, subject to Buyer's approval (not to be unreasonably withheld or delayed).

6.3.4	Vessel Nominations Sanctions Clause:

6.3.4.1	The Seller warrants, represents and undertakes that it will not nominate any vessel in the performance of its obligations under this Contract:

(a)	which is subject to Sanctions or is registered in a Sanctioned Country or is owned or controlled or managed or chartered by, or has a master who is, a Sanctioned Person (as defined in the Clause 29. SANCTIONS CLAUSE) below titled “Sanctions”);

(b)	which, due to Sanctions, may compromise Buyer’s finance, insurance or other arrangements relating to this Contract and/or the voyage and/or prevent Buyer from involving United States and/or European Union and/or Swiss persons in transactions relating to this Contract and/or the voyage; or

(c)	that has operated, is operating, or will operate, under the term of this Contract in a manner designed to preclude, disguise or otherwise impede the detection of its identity or location, including but not limited to by deactivating its Automatic Identification System ("AIS") or manipulating AIS data, other than where operating in such manner is due to a demonstrable malfunctioning or other similar demonstrable external event beyond the control of the owners and/or operators and/or master of the vessel.

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6.3.4.2	The Seller warrants, represents and undertakes that it is aware of the US Guidance to Address Illicit Shipping and Sanctions Evasion Practices and that it maintains policies and procedures to adequately address such practices and mitigate the related risks.

6.3.4.3	Buyer will have the right to reject any nomination which (i) is made by Seller in breach of the sub-clause 6.3.4.1 here above, or (ii) otherwise involves a vessel that is the subject of any Sanctions (including, but not limited to, vessels that are the subject of Sanctions due to ownership or country of registration, or that appear on any Sanctions list or that have a master who is who is a Sanctioned Person), or (iii) if accepted, would or could, in Buyer’s reasonable opinion, result in a violation of Sanctions or the designation of Buyer as a Sanctioned Person, by serving a rejection notice on the Seller detailing the grounds for the rejection. Service of such notice shall not constitute a breach of this Contract and Buyer shall not be liable to the Seller for any losses, claims, costs, expenses, damages or liabilities arising in connection with any such rejection. If Buyer serves a rejection notice, the Seller shall nominate an alternative vessel within 2 (two) working days after Buyer’s rejection but without prejudice to the other terms and conditions of this Contract which shall remain unaffected (including but not limited to the terms and conditions in relation to the delivery period).

6.3.4.4	Buyer shall be entitled, in its sole discretion and without prejudice to any of its other rights or remedies under this Contract, to exercise any and all of its rights and remedies under sub-clause 6.3.4.5 here below in the following circumstances:

a)	Seller fails to nominate an alternative vessel that complies in all respects with Clause 6.3.4.1 here above within 2 (two) working days after receiving a rejection notice from Buyer under Clause 6.3.4.3 here above and/or Buyer accepting the nomination of the alternative vessel nominated by Seller would or could, Buyer’s reasonable opinion, result in a violation of Sanctions or result in the designation of Buyer as a Sanctioned Person; or

b)	Buyer accepts a nomination in circumstances where:

i)	Seller failed to disclose information in connection with the nominated vessel prior to it being accepted which, had that information been disclosed, would have entitled Buyer to reject the nomination under sub-clause 6.3.4.3 here above; or

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ii)	After accepting the nominated vessel, the accepted vessel becomes a vessel which Buyer would have been entitled to reject under sub-clause 6.3.4.3 here above at the time of nomination;

iii)	After accepting the nominated vessel, the accepted vessel enters or transits though a Sanctioned Country.

6.3.4.5	Upon the occurrence of the circumstances described in sub-clause 6.3.4.4(a) or sub-clause 6.3.4.4(b) here above, Buyer may (without incurring any liability of any nature whatsoever) terminate or suspend all or any part of the Contract with immediate effect by notice to the Seller or take any other action it deems necessary in order for Buyer to comply with applicable Sanctions or avoid Sanctionable Activity, as defined under Clause 29. SANCTIONS CLAUSE. Further and in any event, Buyer may rely on all of its rights and remedies under Clause 29. SANCTIONS CLAUSE below titled “Sanctions”.

6.3.4.6	To the full extent permitted by applicable law, Seller shall indemnify Buyer against any and all costs, expenses, losses and liabilities it incurs as a result of:

a)	Seller breaching any provision of this Clause; and/or
b)	Buyer exercising its rights under any provision of this Clause.

6.3.5	The Material shall be shipped in accordance with IMO Code of Safe Practice for Solid Bulk Cargoes.

6.3.6	The vessel shall furthermore be suitable for draught survey as per conditions stated in the attached Appendix No. 1, performing a constituent part of this Contract.

6.4	For FOB deliveries:

6.4.1	FOB S.T. Newcastle, New South Wales, Australia.

6.4.2	Buyers will instruct owners to keep all involved parties duly informed about vessels itinerary and notices of arrival at loadport.

6.4.3	Seller shall guarantee at load port a loading rate of 10'000 (ten thousand) wmt per workable hatch/hold per WWD SHEX UU (weather working day of 24 consecutive hours, Sundays and holidays excluded, unless used). Remaining loading conditions including demurrage, despatch and shall be as per Buyer's Charter Party.

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6.4.4	Buyer must use its reasonable endeavours to ensure that in relation to each vessel it nominates, the vessel hold shall be shoveled and swept clean before loading.

6.4.5	Seller shall provide at loadport a safe berth always accessible and always afloat at a dock or wharf.

6.4.6	Notice of Readiness (NOR) shall be tendered at the loading port during official port office hours (Office hours shall mean the hours from 08 AM to 05 PM for the days Monday through Saturdays (Sundays and legal holidays excluded) when the vessel is ready in every respect to discharge, whether in berth or not, whether in free pratique or not, whether in customs clearance or not, whether in port or not.

6.4.7	Laytime for loading shall commence at 01 PM the same working day if NOR is tendered until and including 1200 Noon or at 08 AM the next working day if NOR is tendered after 1200 unless loading is sooner commenced in which case actual time used for loading shall count as laytime.

6.4.8	Loading costs of the Material into the carrying vessel, including any extra port charges and/or eventual taxes/dues on cargo to be for Seller's account. Normal port disbursements for vessel to be for vessel's account.

6.4.9	The Material shall be shipped in accordance with IMO Code of Safe Practice for Solid Bulk Cargoes

6.4.10	In the event Buyer elects to take the Material basis FOB S.T. Newcastle, New South Wales, Australia, then the corresponding roll-back from [***] to [***], New South Wales, Australia shall be mutually agreed between Buyer and Seller on a shipment by shipment basis the average of the prevailing spot market rates for lot sizes of 10’000 (ten thousand) wmt. [***]% ([***] percent) of this roll-back shall be paid to Buyer and shall be fully deducted from Buyer’s first provisional payment to the Seller as set out in Clause 10. PAYMENT.

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7.	ISPS Code:

All shipment and delivery of the Material to be shipped hereunder shall comply with the requirements of and conform to the International Code for the Security of Ships and of Port Facilities and the relevant amendments to chapter XI of SOLAS ("ISPS Code" effective since July 1st 2004) and/ or the US Maritime Transportation Security Act 2002 ("MTSA").

The obligations of the Buyer and/ or Seller, which arise out of the ISPS Code and/ or MTSA are defined in the ISPS Code Compliance Agreement, dated 12th December 2005.

8.	PRICE:

The price payable by the Buyer per dmt of the Material shall be the sum of the payments in sub-clause 8.1 less the deductions as specified in sub-clause 8.2 below:

8.1	Payments:

8.1.1	Copper

Pay [***]% ([***] percent) of the final copper content, subject to a minimum deduction of [***] ([***]) unit, at the official LME Cash Settlement Price for Copper Grade "A" in USD, as published on Fastmarkets MB and averaged over the Quotational Period.

8.1.2	Silver

If the final silver content is less than [***] ([***]) grs per dmt of the Material, no payment for silver shall be made by Buyer.

If the final silver content is equal to or above [***] ([***]) grs per dmt of the Material, then pay [***]% ([***] percent) of the final silver content at the London Bullion Brokers Spot Quotation for silver in USc, as published on Fastmarkets MB and averaged over the Quotational Period.

8.1.3	Gold

If the final gold content is less than or equal to [***] ([***]) gram per dmt of the Material, no payment for gold shall be made by Buyer.

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If the final gold content is above [***] ([***]) gram per dmt of the Material, then pay [***]% ([***] percent) of the final gold content at the official daily mean of the LBMA AM (morning)/ PM (afternoon) quotation for gold in USD, as published on Fastmarkets MB and averaged over the Quotational Period.

8.2	Deductions:

8.2.1	Treatment Charge:

a)	For as long as the [***] exists, the treatment charge for each Calendar Year affected shall be as per the annual Benchmark Terms as set out in Clause 1. DEFINITIONS above) as referenced by Brook Hunt/CRU plus a premium of USD [***] ([***]) per dmt of Material in Buyer’s favour.

b)	Once the [***] has ended, the treatment charge for each Calendar Year shall be as per the annual Benchmark Terms as set out in Clause 1. DEFINITIONS above) as referenced by Brook Hunt/CRU.

8.2.2	Copper Refining Charge:

a)	For as long as the [***] exists, the copper refining charge for each Calendar Year affected shall be the annual Benchmark Terms (as set out in Clause 1. DEFINITIONS above) as referenced by Brook Hunt/CRU plus a premium of USc [***] ([***]) per each pound of payable copper, in Buyer’s favour, fractions pro rata.

b)	Once the [***] has ended, the copper refining charge for each Calendar Year shall be the annual Benchmark Terms (as set out in Clause 1. DEFINITIONS above) as referenced by Brook Hunt/CRU.

8.2.3	However, in the event that by the end of a Calendar Year preceding the Calendar Year of delivery, the annual Benchmark Terms for the respective Calendar Year of delivery as referenced by Brook Hunt/CRU are not available, Buyer and Seller will agree a shipping schedule as well as provisional copper treatment and refining charge for invoicing and payment purposes, which shall be adjusted as soon as the annual Benchmark Terms are known.

Should no agreement have been reached between the parties on the annual Benchmark Terms during the Calendar Year of delivery, then the adjustment described in the immediately preceding paragraph will be postponed into the next Calendar Year until the Benchmark terms become available.

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8.2.4	Silver Refining Charge:

USD [***] ([***]) per each ounce of payable silver, fractions pro rata.

8.2.5	Gold Refining Charge:

USD [***] ([***]) per each ounce of payable gold, fractions pro rata.

8.2.6	Penalties:

a)	Arsenic:

USD [***] ([***]) for each 1’000 (one thousand) ppm that the final arsenic content exceeds [***] ([***]) ppm up to a maximum of [***] ([***]) ppm per dmt of the Material, fractions pro rata.

b)	Fluorine:

USD [***] ([***]) for each 100 (one hundred) ppm that the final fluorine content exceeds [***] ([***]) ppm up to a maximum of [***] ([***]) ppm per dmt of the Material, fractions pro rata.

c)	Chlorine:

USD [***] ([***]) for each 100 (one hundred) ppm that the final chlorine content exceeds [***] ([***]) ppm up to a maximum of [***] ([***]) ppm per dmt of the Material, fractions pro rata.

d)	Mercury:

USD [***] ([***]) for each 1 (one) ppm that the final mercury content exceeds [***] ([***]) ppm up to a maximum of [***] ([***]) ppm per dmt of the Material, fractions pro rata.

e)	Zinc:

USD [***] ([***]) for each 1% (one percent) that the final zinc content exceeds [***]% ([***] percent) up to a maximum of [***]% ([***]) per dmt of the Material, fractions pro rata.

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f)	Lead:

USD [***] ([***]) for each 1% (one percent) that the final lead content exceeds [***]% ([***] percent) up to a maximum of [***]% ([***] percent) per dmt of the Material, fractions pro rata.

g)	Cadmium:

USD [***] ([***]) for each 100 (one hundred) ppm that the final cadmium content exceeds [***] ([***]) ppm up to a maximum of [***] ([***]) ppm per dmt of the Material, fractions pro rata.

h)	Bismuth:

USD [***] ([***]) for each 100 (one hundred) ppm that the final bismuth content exceeds [***] ([***]) ppm up to a maximum of [***] ([***]) ppm per dmt of the Material, fractions pro rata.

i)	Antimony:

USD [***] ([***]) for each 100 (one hundred) ppm that the final antimony content exceeds [***] ([***]) ppm up to a maximum of [***] [***]) ppm per dmt of the Material, fractions pro rata.

9.	QUOTATIONAL PERIOD:

The Quotational Period for copper, silver and gold shall be in Buyer’s option and to be declared for each metal separately, on a shipment by shipment basis and [***] ([***]) calendar month following the [***] as evidenced by the bill of lading date, basis Swiss time, and shall be either:

-	the average of the [***] ([***]) calendar month following the Month of Shipment as evidenced by the bill of lading date; or

-	the average of the [***] ([***]) calendar month following the Month of Shipment as evidenced by the bill of lading date.

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10.	PAYMENT:

10.1	All payments shall be made in USD and by telegraphic transfer into Sellers nominated bank account.

10.2	Advance Payment:

Upon commencement of this Contract, Seller has the right to request and receive an advance payment of up to [***]% ([***] percent) of the estimated value of [***] ([***]) wmt lot sizes at mine site. Seller shall pay an interest to Buyer from the date of the advance payment until the contractually agreed provisional payment due date at the Benchmark Interest Rate plus [***]% ([***] percent) per annum.

10.3	Provisional Payment:

[***]% ([***] percent) of the estimated value of the Material shall be paid by telegraphic transfer into Seller’s nominated bank account within [***] ([***]) Working days after bill of lading date and against Seller’s presentation of copies of the following documents:

a)	Seller’s provisional invoice based on the Seller’s provisional weight and moisture certificate, Seller’s provisional assay certificate and the average of the already known final metal quotations, if applicable, otherwise the average of 5 (five) Business days prior to the bill of lading date;
b)	Full set of 3/3 original "clean on board" Bills of Lading issued;
c)	Seller's provisional weight and moisture certificate;
d)	Seller's provisional assay certificate;
e)	Seller's Certificate of Origin.
f)	Seller’s Original Insurance Certificate covering 110% (one hundred and ten percent) of invoice value (in case of CIF delivery only).

Seller shall courier original documents no later than 2 (two) Working days of issue of original Bill of Lading.

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10.4	Final Payment:

10.4.1	The final payment (if applicable) for each shipment or delivery, whichever applicable, of the Material shall be made within [***] ([***]) Business Days of Sellers' final invoice, based on final weights, final assays and final metal quotations determined in accordance with Clauses 12 and 13.

10.4.2	The Buyer and Seller agree to use all reasonable endeavours to ensure that the final weights, final assays and final metal quotations are determined within 45 (forty five) calendar days of samples being provided in accordance with sub-clause 12.5.

10.4.3	If on the date of final settlement, Sellers is indebted to Buyer by reason of having received payments in excess of the amount due in final settlement, then the amount of such indebtedness shall be remitted by Sellers to Buyer promptly in USD and by telegraphic transfer in accordance with Buyer's instructions.

11.	TITLE AND RISK:

11.1	Title to and ownership of the Material of each shipment or delivery shall pass to Buyer upon provisional payment being made in relation to a shipment or delivery in accordance with sub-clause 10.3 above.

11.2	Risk shall pass to Buyer upon the Material has been placed on board of the carrying vessel at the port of loading in accordance with the INCOTERMS 2020.

12.	WEIGHING, SAMPLING AND MOISTURE DETERMINATION:

12.1	Weighing, sampling and determination of the moisture content shall be carried out at discharge port in lot sizes of approximately 500 (five hundred) wet metric ton (wmt) each as specifically agreed between Buyer and Seller or otherwise in accordance with international practice.

12.2	These operations shall be performed under the supervision of an internationally recognised supervision company appointed jointly by Buyer and Seller (the Independent Supervisor). The costs of the supervision company shall be shared equally between Buyer and Seller in case of the conjoint appointment.

12.3	Unless the Parties agree to another form of weight termination, weighing will be determined by shore scale using duly calibrated and certified equipment in accordance with internationally recognised and accepted technical processes.

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12.4	In case of draft survey, the representative of the Buyer, the vessel's appointed draft survey officer and the Seller appointed supervision representative shall jointly perform the draft survey. Each draft survey reading must be unanimously agreed by the three representative surveyors, thus enabling the parties to continue the draft survey until a final undisputed result is attained. Laytime shall end on completion of the final unanimously agreed draft survey.

12.5	The dry weight thus determined will be the final dry weight for settlement purposes.

12.6	The Buyer’s final receiver shall provide 8 (eight) complete sets of sealed samples from each lot for distribution as follows:

-	2 (two) complete sets of sealed samples for Buyer.
-	1 (one) complete set of sealed samples for Seller.
-	2 (two) complete sets of sealed samples for final receiver.

-	1 (one) complete set of sealed samples to be sent to the agreed independent laboratory for final and binding assay between Buyer and Seller
-	2 (two) complete sets of sealed samples to be kept by Independent Supervision company for reserve purposes.

Each sample shall be prepared in the internationally acceptable manner with a minimum sample weight of 250 (two hundred and fifty) grams.

All samples shall be sealed and countersigned by the Independent Supervisor and relevant governmental agencies (if applicable).

13.	ASSAYING:

13.1	The parties may mutually agree that assaying shall be basis final and binding and, in the absence of mutual agreement prior to the commencement of the respective Month of Shipment, it shall be conventional in accordance with sub-clauses 13.2 and 13.3 below.

13.2	Final and Binding:

From the samples taken from each lot in accordance with Clause 12. WEIGHING, SAMPLING AND MOISTURE DETERMINATION above, assaying for the applicable elements will be performed by a mutually agreed internationally recognised laboratory company, from the Umpire List as set out below, conjointly appointed by the Buyer and the Seller on a final and binding basis. These assays provided will govern for final settlement purposes under this Contract.

The assay costs will be shared equally between the Buyer and the Seller.

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13.3	Conventional:

The assays shall be exchanged for copper, silver and gold, or as otherwise mutually agreed, on a lot-by-lot basis and other deleterious elements on a composite basis.

Copper	0.20% (zero decimal two zero percent) per dmt
Silver	10 (ten) grams per dmt
Gold	0.20 (zero decimal two zero) grams per dmt
Fluorine	100 (one zero zero) ppm per dmt
Mercury	2 (two) ppm per dmt
Chlorine	50 (fifty) ppm per dmt

Other Elements: Calculated relative 10.0% (ten decimal zero percent) of the arithmetic mean of the Buyer and the Seller's analysis results will define the calculated splitting limit for the relevant element. For example, if the Buyer’s results are 400 (four hundred) analysis units and the Seller's results are 500 (five hundred) analysis units, the arithmetic mean of the Buyer and the Seller's results would be 450 (four hundred and fifty) analysis units, such that the calculated relative 10% (ten percent) splitting limit would be 45 (forty five) analysis units. The absolute difference is 100 (one hundred) analysis units, so this difference exceeds the calculated 45 (forty five) analysis units splitting limit and the sample will thus go for umpire analysis. Then the exact mean of the 2 (two) results for the relevant specification shall be taken as the agreed assay for final accounting and will be binding on both parties.

(For the purpose of this Clause, Other Elements shall mean to include zinc, lead, cadmium, arsenic, antimony and bismuth.)

In the event of greater difference, the parties shall consult in order to reach an acceptable settlement. In case no agreement has been reached, an umpire assay shall be made by an accredited and internationally recognised umpire laboratory as listed below under sub-clause 13.4 ("Umpire"). Notwithstanding the above, should the Buyer and the Seller's mean assay for penalty elements not exceed the penalty threshold, then the final assay for the element shall not proceed to Umpire for final assay determination.

Should the umpire assay fall between the results of Buyer and Sellers or coincide with either, the arithmetical mean of the umpire assay and the assay of the party which is nearer to the umpire assay shall be taken as the agreed assay. Should the Umpire assay fall outside the exchanged results, the arithmetical mean of the Umpire and the assay of the party which is nearer the umpire’s shall be taken as the agreed assay.

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The cost of the Umpire assays shall be borne by the party whose result is further from the umpire’s. The cost of the Umpire assay shall be borne equally by both parties when the Umpire assay is the exact mean of the exchanged results. Assays determined in accordance with this Clause between Buyer and Sellers shall be final and binding between Buyer and Sellers.

13.4	Umpire List:

Alfred H Knight International Ltd.

Kings Business Park

Kings Drive

Prescot

Knowsley

L34 1PJ

UK

Laboratory Services International BV

Pittsburghstraat 9

3047 BL, Rotterdam

The Netherlands

ALS Inspection UK Ltd. (former Stewart Group)

1 A Caddick Road

Knowsley

Prescot, L34 9HP

England

Bureau Veritas UK Commodities Ltd.

2 Perry Road, Witham

Essex CM8 3TU

United Kingdom

Independent Assay Laboratories (IAL)

34 Buckingham Drive

Wangara

Perth

Western Australia 6065

Or as otherwise mutually agreed between the parties.

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14.	INCOTERMS:

Unless otherwise specified herein INCOTERMS 2020 and/or any amendments or replacement thereof shall apply.

15.	INSURANCE:

15.1	For CIF delivery:

Insurance shall be covered by Seller with a first-class insurance company from the time when the goods is placed on board the vessel for the full provisional CIF value, subject to later adjustment to the final CIF value, with the addition of the customary 10% (ten percent), calculated in accordance with the terms of this Contract against all risks of loss or damage in accordance with Institute Cargo Clauses (A) Cl. 382 01.01.2009 but extended to cover loss caused by inherent vice or nature, including war in accordance with Institute Cargo Clauses War CL 385 01.01.2009 including strikes, riots, civil commotions in accordance with Institute Cargo Clauses Strikes CL 386 01.01.2009, average irrespective of percentage and claim freely payable in US-Dollars in the country of destination.

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15.2	For FOB delivery:

Insurance will be covered by Buyer from the time when the Material has been placed on board of the carrying vessel at port of loading.

16.	TAXES, TARIFFS AND DUTIES:

16.1	Taxes and Tariffs:

All export taxes, duties and charges (except for GST), whether existing or new on the Material and contained metals or on commercial documents relating thereto or on the cargo itself shall be borne by Seller.

All import taxes, duties and charges, whether existing or new on the Material and contained metals or on commercial documents relating thereto or on the cargo itself shall be borne by Buyer.

16.2	GST

The GST treatment of the supply of Material under this document must be determined pursuant to the laws of the jurisdiction where a taxable transaction for GST purposes is deemed to take place.

If GST is payable on any amount payable to the Seller under this document, the Buyer must pay to the Seller an amount equal to the GST at the rate applicable from time to time, provided that such amount is only required to be paid once the Seller provides the Buyer with a valid GST invoice (applicable in the jurisdiction of supply) in relation to that amount.

16.3	Licenses and permits:

Seller confirms that all the necessary licenses and permits required to export the Material contracted herein have been obtained. Buyer confirms that all the necessary licenses and permits required to import the Material contracted herein have been obtained.

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17.	TOTAL AND PARTIAL LOSS:

17.1	Total Loss / Damage:

In the event of total loss of and/or total damage to the Material after risk of Material has passed over from Seller to Buyer (as set out in Clause 11. TITLE AND RISK) final settlement will be made as soon as all the necessary details are available based on the Bill of Lading wet weight, moisture as per the provisional weight and moisture certificate(s) presented to Buyer (as set out in Clause 10. PAYMENT), assays as per the provisional assay certificate presented to Buyer (as set out in Clause 10. PAYMENT) and otherwise in accordance with the terms of this Contract.

17.2	Partial Loss/Damage:

In the event of partial loss of and/or partial damage to the Material after risk of Material has passed over from Seller to Buyer (as set out in Clause 11. TITLE AND RISK), final settlement shall be made as soon as all the necessary details are available based on the Bill of Lading wet weight, moisture as per the provisional weight and moisture certificate(s) presented to Buyer (as set out in Clause 10. PAYMENT) and the final assays determined in accordance with Clause 13. ASSAYING of this contract on that part of the cargo which has been safely delivered and otherwise in accordance with the terms of this Contract.

18.	FORCE MAJEURE:

18.1	Neither party to this Contract shall be liable for any delay in performing or failure to perform its obligations (except for delay or failure to pay money when due) due to events of Force Majeure including but not limited to war, blockade, revolution, riot, insurrection, civil commotion, strike, lockout, explosion, fire, flood, storm, tempest, earthquake, laws, rules or regulations, applicable sanction laws, including but not limited to prohibitions on export or import and/ or prohibitions applying to a nominated or carrying vessel/means of transport or any other cause or causes beyond the reasonable control of either party whether or not similar to the causes enumerated above. Failure to deliver or to accept delivery in whole or in part because of the occurrence of an event of Force Majeure shall not constitute a default hereunder or subject either party to liability for any resulting loss or damage.

18.2	Upon the occurrence of any event of Force Majeure, the party affected by the event of Force Majeure shall within 3 (three) business days of the occurrence notify the other party hereto in writing of such event and shall specify in reasonable detail the facts constituting such event of Force Majeure. Where such notice is not given within the time required, Force Majeure shall not justify the non-fulfillment of any obligations under this Contract.

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18.3	Both parties agree to use their respective reasonable efforts to cure any event of Force Majeure to the extent that it is reasonably possible to do so, it being understood that the settlement of strikes, lockouts, and any other industrial disputes shall be within the sole discretion of the party asserting Force Majeure.

18.4	Failure to deliver or accept delivery of the Material which is excused by or results of an event of Force Majeure shall extend the term of this Contract for a period equal to the period of such failure. If such a failure caused by an event of Force Majeure shall continue for more than 90 (ninety) calendar days, then the party not having declared Force Majeure shall have the right by written notice to cancel the affected quantity of the Material with immediate effect.

In case Buyer is the party not having declared Force Majeure and by written notice cancels the affected quantity of the Material in accordance with the abovementioned, then Seller and Buyer shall mutually discuss in good faith whether Seller shall be permitted to sell the affected quantity (if any) of the Material to a third party.

18.5	Except by Buyer’s written agreement, the aforesaid shall not apply regarding Material in respect of which the Buyer has booked transportation space and/or the Quotational Period has started or been completed and/or for any Material for which pricing has been established. In these cases Buyer and Seller shall find a reasonable solution for both sides in a fair and equitable manner and any payment already made by Buyer to Seller shall become due for repayment by Seller to Buyer according to Buyer’s instructions upon Buyer’s first request.

19.	SUSPENSION OF QUOTATIONS:

The metal price quotations specified under this Contract are the quotations currently in general use for the pricing of the metal contents of the Material. In the event that any of these price quotations ceases to exist, ceases to be published or should no longer be internationally recognised as the basis of the settlement of the Material contracts, then upon the request of either party Buyer and Seller will promptly consult together with a view to agreeing on a new pricing basis and on the date for bringing such basis into effect. The basic objective will be to secure continuity of fair pricing.

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20.	SET OFF:

Only Buyer may at any time without notice to Seller set off any liability of Seller to Buyer against any liability of Buyer to Seller (in either case howsoever arising and whether any such liability is present or future, liquidated or unliquidated and irrespective of the currency of its denomination) and may for such purpose convert or exchange any currency. Any exercise by Buyer of its rights under this clause shall be without prejudice to any other rights or remedies available to Buyer under this contract or otherwise.

21.	ASSIGNMENT:

21.1	Neither party may assign or transfer or purport to assign or transfer any of its rights or obligations hereunder without the other party's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

21.2	The terms and conditions of this Contract will be binding upon and inure to the benefit of the parties' respective successors and assignees.

21.3	Notwithstanding sub-clause 21.1, the Seller may grant security (whether by way of charge, mortgage or otherwise) (Security) over its right, title and interest in and to this agreement (and all proceeds to be received under it) in favour of a financier (or a security trustee or agent on behalf of one or more financiers) (Financier) to secure, among other things, the acquisition of Seller by the Seller Guarantor, without the consent or approval of the Buyer.

21.4	If requested by the Financier, the Buyer agrees to enter into a tripartite agreement with the Financier and the Seller on such terms as the Buyer may agree, acting reasonably. The Buyer agrees that it cannot unreasonably withhold or delay its agreement to the terms of a tripartite agreement which are consistent with accepted market practice for project financing of a resource-based project, including:

21.4.1	agreement of the Buyer that the creation and existence of, and the exercise by the Financier of any rights under, the Security does not in itself constitute a breach or default under this document or relieve the Buyer from performing its obligations under this document;

21.4.2	the Buyer giving a copy to the Financier of each Default Notice when it gives the notice to the Seller;

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21.4.3	the Buyer cannot exercise any right to terminate or suspend its performance of this document unless it has given the Financier a copy of the Default Notice and the Financier (having the right (but not the obligation)) has failed to remedy the default within the relevant cure period specified in the tripartite agreement for a Payment Default or a Performance Default (as the case may be) (or other arrangements acceptable to the Buyer (acting reasonably) are made if the default cannot be remedied, including payment of reasonable compensation to the Buyer). It is acknowledged and agreed that if an Insolvency Event occurs in respect of the Seller, the Insolvency Event itself may be cured by the Financier appointing a receiver or other enforcement official under its Security to the Seller (including the Seller’s rights and obligations under this document) within a time period specified in the tripartite agreement;

21.4.4	the Financier (or a person nominated by the Financier) having the right (but not the obligation) to "step in" and "step out" of this document (to perform obligations of the Seller under this document while the Security is enforceable); and

21.4.5	in exercising any rights under the Security, the Financier (or agent appointed by it under the Security) can (and must) transfer the rights and obligations of the Seller under this document to another person who acquires the Cobar Mine (Transferee) without the consent of the Buyer provided the Buyer is satisfied that the Transferee has the financial capacity and ability (either itself or through contractual arrangements) to perform all of its obligations under this document and the Transferee first enters into a deed in favour of the Buyer agreeing to be bound by the terms of this document in place of the Seller.

22.	SEVERABILITY:

In the event any of these provisions are and/ or become unenforceable under applicable law, such provision shall be modified or limited in its effect to the extent necessary to cause it to be enforceable. Otherwise such provision shall be severed and the remaining provisions of this contract shall continue in full force.

23.	AMENDMENTS:

No amendment of this Contract shall be effective unless made in writing and signed by authorised representatives of both parties.

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24.	CONFIDENTIALITY CLAUSE:

24.1	The contents of this Contract are confidential. Each party represents and undertakes that they will keep confidential any information concerning the other party or its business, which the other party informs them is confidential or which a reasonable person receiving that information in the same circumstances would regard as being confidential ("Information") and not share it with or disclose it to any other party, unless otherwise agreed in writing between the parties to this Contract.

24.2	Subject to sub-clause 24.3, each party may disclose Information:

24.2.1	to any of the party's officers, employees, agents, contractors, or legal, financial or other professional advisers, in each case to the extent necessary to enable the party to perform its obligations and to exercise its rights under this document;

24.2.2	if and to the extent required by any law or other legal requirement or by the rules or regulations of a recognised stock exchange or government agency applicable to the party or any of its related body corporates or pursuant to any order of a court or other competent authority or tribunal, upon as much notice to the other party as reasonably practicable;

24.2.3	to any actual or potential financiers of a party or any related bodies corporate of the party (including in respect of the Seller, the Financiers), and to the legal, financial or other professional advisers of such financiers, in respect of the Cobar Mine;

24.2.4	to bona fide potential purchasers, transferees or assignees of a party's interest under this document and to their legal, financial or other professional advisers; or

24.2.5	to any actual or potential investors in or purchasers of, and the related bodies corporate and legal, financial or other professional advisers of, any actual or potential investors in or purchasers of, the assets of, or shares in, the Cobar Mine, the Seller or any related bodies corporate of the Seller.

24.3	Any disclosure pursuant to sub-clauses 24.2.3 to 24.2.4 may only be made subject to the person to whom disclosure is made undertaking to keep the Information contained in the disclosure confidential on terms materially consistent with this clause 24.

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24.4	The obligations in this Clause 24 survive any termination or expiry of this document for a period of 2 (two) years.

25.	Entire Agreement:

This Contract including all its amendments and addendums constitutes the entire agreement of the parties and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

26.	NOTICES:

Any notice given by either of the parties hereto to the other under this Contract shall be in writing and shall be sent by registered mail or courier or email and shall be directed at the address and to the attention of the respective persons hereafter. If by email the notice shall be sent to all below listed email addresses. Any such notices shall be effective in accordance with the following:

(a) if sent by registered mail or courier at the time of first service (pursuant to the delivery receipt);

(b) if sent by email:

1)	at the time of confirmation of transmission by the transmitting equipment, but on the consecutive business day if time of transmission has been outside normal business hours at the place of receipt; or,
2)	if the sender’s email system does not generate a transmission confirmation report (unless the sender receives a return email notification that the email was not delivered, undeliverable, or similar) at the time the email is sent, but on the consecutive business day if time of transmission has been outside normal business hours at the time of receipt.

A party shall notify a change of address to the other party.

If to Seller:	COBAR MANAGEMENT PTY LIMITED

Louth Road

PO Box 31

Cobar NSW 2835

Australia

Telefax: +61 2 6836 5140

Attn: Mick McMullen

Email: [***]

GLENCORE	Contract No. 101-22-12153-P	Page 30/35

If to Buyer:	GLENCORE INTERNATIONAL AG

Baarermattstrasse 3

P.O. Box 1363

6341 Baar

Switzerland.

[***]

27.	LIMITATION OF LIABILITY:

In no event shall either party be liable for any indirect or consequential damages (including loss of profits) resulting from its performance or non-performance of its obligations hereunder.

28.	Compliance Clause:

28.1	Each party warrants, represents and undertakes to the other that, in connection with the subject matter of this Contract, it, its affiliates and its or their directors, officers, employees, agents, representatives and any other person acting on its or their behalf:

a)	have complied with, and will comply with, all applicable laws, rules and regulations including, without limitation, sanctions, anti-corruption, anti-money laundering and tax laws; and

b)	have not authorized, offered, promised, paid or otherwise given, and will not authorize, offer, promise, pay or otherwise give, whether directly or indirectly, any financial or other advantage to or for the use or benefit of any government official or any private individual (i) for the purpose of inducing or rewarding that person’s improper performance of their relevant function, or (ii) that would be a breach of any applicable law.

28.2	The Seller shall comply with the Glencore Supplier Standards available at https://www.glencore.com/suppliers, as amended from time to time (the “Glencore Supplier Standards”), the terms of which are incorporated into this Contract.

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28.3	Raising Concerns:

Seller may report any concerns relating to conduct of the Buyer in connection with the subject matter of this Contract that breaches Buyer’s Code of Conduct or underlying policies to its contact at Glencore International AG (Buyer) or through the Buyer’s corporate Raising Concerns Programme, details of which are available at https://glencore.raisingconcerns.org/.

29.	SANCTIONS CLAUSE:

Seller represents and warrants to Buyer as at the date of this Contract and throughout its duration that:

(a)	neither it nor any of its subsidiaries (collectively, the “Company”) or directors, senior executives or officers, or to the knowledge of the Company, any person on whose behalf the Company is acting in connection with the subject matter of the Contract, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by, a Person (or Persons) that is the subject of any economic or financial sanctions or trade embargoes administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) the U.S. Departments of State or Commerce, the United Nations Security Council (“UNSC”), the European Union (“EU”), Switzerland or any other applicable sanctions authority (collectively, “Sanctions”) or based, organized or resident in a country or territory that is the subject of comprehensive (i.e., country-wide or territory-wide) Sanctions (including, as of the date of signature of this Contract, Crimea, Cuba, Donetsk People’s Republic, Iran, Luhansk People’s Republic, North Korea and Syria) (a "Sanctioned Country") (collectively, a "Sanctioned Person");

(b)	no Sanctioned Person has any beneficial or other property interest in the Contract nor will have any participation in or derive any other financial or economic benefit from the Contract; and

(c)	it will not use, or make available, the Material or funds (as applicable) provided by Buyer in terms of the Contract (i) to fund or facilitate any activities or business of, with or related to any Sanctioned Country or Sanctioned Person, or (ii) in any manner that would result in a violation of Sanctions , or (iii) for any activities or business that could result in the designation of Glencore as a Sanctioned Person (“Sanctionable Activity”); and

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(d)	the Material has not originated or come from or through any Sanctioned Country and shall procure that the Material will not in future come from or through any Sanctioned Country.

Seller will not be in breach of this clause in respect of a Sanctioned Person where the relevant Sanctions are exclusively sectoral sanctions, meaning any Sanctions that do not freeze or block the assets and/or economic resources of a person or comprehensively freeze or block making available funds or economic resources to such person, but merely restrict the ability of certain individuals or entities to access financing or export or import equipment, goods, technology or services, including, for the, avoidance of doubt, the Sanctions imposed under the Sectoral Sanctions Identification List maintained by OFAC (“Sectoral Sanctions”) and where the relevant activity or business is permitted by those Sectoral Sanctions.

If the Seller becomes a Sanctioned Person or if Buyer is of the reasonable opinion that the Seller has breached or will breach this clause, Buyer may (without incurring any liability of any nature whatsoever) terminate or suspend all or any part of the Contract with immediate effect by notice to the Seller or take any other action it deems necessary in order for Buyer to comply with applicable Sanctions or avoid Sanctionable Activity. The Seller shall be liable for any and all costs, liabilities and expenses whatsoever incurred by Buyer due to Buyer exercising its rights under this clause. Any exercise by Buyer of its right under this clause shall be without prejudice to any other rights or remedies of Buyer under the Contract.

30.	PUBLIC FILINGS:

30.1	The parties acknowledge that the Seller Group may be required to prepare and file a Proxy Statement and/or other filings required by the SEC or under the rules of any securities exchange or regulatory authority (‘Public Filings’).

30.2	To the maximum extent permitted by law and/or the rules of any relevant securities exchange, the Seller must, and must procure that the Seller Guarantor will:

(i)	Promptly give notice of the intended disclosure to, and consult with, the Buyer in respect of the form and content of the Public Filings; and

(ii)	Use its reasonable endeavours to minimize the disclosure of any confidential Information in connection with the preparation, filing and distribution of any Public Filings (including through seeking confidential treatment from the SEC or any other relevant securities exchanges or regulatory authorities and applying appropriate redactions where practicable, in each case, in respect of commercially sensitive information of the Buyer Group set forth in this document, whether disclosed in agreed form or final executed copy).

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31.	Governing law AND ARBITRATION:

31.1	Governing Law:

This Contract, including the arbitration clause, shall be governed by, interpreted and construed in accordance with the substantive laws of England and Wales excluding the United Nations Convention on Contracts for the International Sales of Goods of April 11, 1980 (CISG).

31.2	Arbitration:

Any dispute arising out of or in connection with this Contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration (LCIA), which Rules are deemed to be incorporated by reference into this Clause. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitration shall be English. The number of arbitrators shall be three (one arbitrator to be appointed by each party, and the third to be chosen by the two party-appointed arbitrators). The parties waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority.

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ACCEPTED:

EXECUTED by COBAR MANAGEMENT PTY LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	) ) ) )
)
)
Signature of director	)	Signature of director/company secretary*
)
	)	*delete whichever is not applicable
)
)
Name of director (block letters))
Name of director/company secretary* (block letters)
Date signed:
*delete whichever is not applicable

Date signed:

Signed and Stamped:
GLENCORE INTERNATIONAL AG

by its duly authorised person
Printed Full Name: [***]
Date Signed:
Stamp:

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APPENDIX NO. 1 to CONTRACT NO. 101-22-12153-P

DATED 16th March 2022

Vessel conditions suitable for draft survey:

▪	It is the ship's Owners responsibility to provide suitable ship/barges for accurate draft survey performance.

▪	Vessel's master to take any necessary steps in order to prepare the vessel in the most upright condition as possible (low Trim, no List, ballast tanks in full or empty condition) to the actual circumstances in order to minimise all known errors that may arise during draft survey performance.

▪	There are no accepted damages in the ship's body that may influence the water/weight exchange with environment/sea such that it can't be accurately determined.

▪	While the Surveyor is taking draft readings and/or tank soundings, Master is not to take on or pump ballast at load and discharge ports without obtaining permission of the Charterers, and vessel is not to take on, release or switch from one tank or other compartments to another any ballast, fresh water or fuel oil.

▪	Vessel to change minimum ballast condition between surveys.

▪	Vessel to furnish a certified calibration scale with Trim correction for all tanks including fore and aft peaks and double bottom tanks and deeptanks; Plimsoll marks amidships and draft marks on port and starboard sides bow and stern to be clearly cut and marked on shell plating.

▪	Vessel to furnish complete and reliable hydrostatic information (Displacement, TPC, LCF, MCTC, capacity plan, displacement and deadweight scale) and same to be certified and updated by authorised naval register as to its correctness at the time of loading.

▪	Master has to advise any hidden faults of ship/documentation that may affect the weight determination by draft survey method.

▪	Accept +/- 2 cm draft reading precision on smooth sea condition as method tolerance. During heavy swell, the ship's rolling might affect the accuracy of draft readings and actual ballast sounding, consequently allow a larger margin of error for weight determination by means of draft survey.

▪	Accept ZEAL hydrometer (as recommended by Brown's Nautical Almanac) instead of other brands for determination of apparent density in air of the dock water.

Share Sale Agreement

Annexure F        Registration Rights Agreement

© King & Wood Mallesons 56164620_13	Share Sale Agreemen 16 March 2022	39

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2022, is made and entered into by and among Metals Acquisition Corp, a Cayman Islands exempted company (the “Company”), Green Mountain Metals LLC, a Cayman Islands limited liability company (the “Sponsor”) and each of the undersigned parties listed on the signature pages hereto under “Holders” (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Sponsor and certain security holders named therein entered into the certain Registration Rights Agreement, dated as of July 28, 2021 (the “Existing Registration Rights Agreement”), pursuant to which the Company granted to the security holders named therein certain registration rights with respect to certain securities of the Company;

WHEREAS, the Company has entered into the certain Share Sale Agreement, dated as of March [●], 2022 (as may be amended from time to time, the “Purchase Agreement”), with Glencore Operations Australia Pty Limited, an Australian private company (“Glencore”), and Metals Acquisition Corp. (Australia) Pty Ltd, an Australian private company, pursuant to which the Company will acquire the CSA Copper Mine in New South Wales, Australia for consideration that includes the issuance of 5,000,000 shares of Class A ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”) to Glencore;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth in the Existing Registration Rights Agreement may be amended or modified upon the written consent of the Company and the holders of a majority-in-interest of the “Registrable Securities” (as defined below) at the time in question; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Company and the Holders desire to amend and restate the Existing Registration Rights Agreement in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall mean any merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses, involving the Company.

“Commission” shall mean the United States Securities and Exchange Commission.

“Commission Guidance” means (a) any publicly-available written guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (b) the Securities Act.

“Company” shall have the meaning given in the Preamble.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall mean, as applicable, (a) the applicable Holders making a written demand for the Registration of Registrable Securities pursuant to subsection 2.2.1 or (b) the applicable Holders making a written demand for a Shelf Underwritten Offering of Registrable Securities pursuant to subsection 2.1.3.

“Effectiveness Deadline” shall have the meaning given in in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Founder Shares” shall mean the shares of Class B ordinary shares, par value $0.0001 per share, of the Company and shall be deemed to include the Ordinary Shares issued upon conversion thereof in connection with the transactions contemplated by the Purchase Agreement.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares held by certain of the Holders or their respective Permitted Transferees and any Ordinary Shares issued upon conversion thereof, the period ending on the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the completion of the Business Combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

“Holders” shall have the meaning given in the Preamble.

“Insider Letter” shall mean that certain letter agreement, dated as of the date hereof, by and among the Company, the Sponsor and each of the Company’s officers and directors.

“Long-Form Shelf” shall have the meaning given in subsection 2.1.1.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Minimum Amount” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period, Private Placement Lock-up Period or any other lock-up period, as the case may be, under the Insider Letter, the Private Placement Warrant Agreement, this Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants, that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and the Ordinary Shares issuable upon the exercise of the Private Placement Warrants, that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the completion of the Company’s initial Business Combination.

“Private Placement Warrant Agreement” shall mean that certain private placement warrant agreement, dated July 28, 2021, between the Company and affiliates of the Sponsor, pursuant to which the affiliates of the Sponsor agreed to purchase Private Placement Warrants (as defined below) in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering.

“Private Placement Warrants” shall mean the private placement warrants issued pursuant to the Private Placement Warrant Agreement. Each Private Placement Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per Ordinary Share.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Founder Shares, (b) the Private Placement Warrants (including any Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants), (c) any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (d) any equity securities (including the Ordinary Shares issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder (including the Working Capital Warrants and any Ordinary Shares issued or issuable upon the exercise of the Working Capital Warrants) and (e) any other equity security of the Company issued or issuable with respect to any such Ordinary Share by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Ordinary Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriter in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration or Shelf Underwritten Offering to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Removed Shares” shall have the meaning given in subsection 2.5.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“Short-Form Shelf” shall have the meaning given in subsection 2.1.2.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Working Capital Warrants” shall mean the up to $1,500,000 of working capital loans that the Sponsor, its affiliates or any of the Company’s officers and directors may loan to the Company as the Company may require, which may be convertible into Private Placement Warrants of the post Business Combination entity at a price of $1.50 per warrant at the option of the lender.

ARTICLE II
REGISTRATIONS

2.1 Shelf Registration.

2.1.1 The Company shall, as soon as practicable, but in any event no later than the date that is thirty (30) calendar days after the date hereof, file a Registration Statement under the Securities Act to permit the public resale by the Holders of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) calendar days following the filing deadline (the “Effectiveness Deadline”); provided that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be on a shelf registration statement on Form S-1 or Form F-1 (a “Long-Form Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain a Misstatement.

2.1.2 The Company shall use its reasonable best efforts to convert the Long-Form Shelf filed pursuant to subsection 2.1.1 to a shelf registration statement on Form S-3 or Form F-3 (a “Short-Form Shelf”) as promptly as practicable after the Company is eligible to use a Short-Form Shelf and have the Short-Form Shelf declared effective as promptly as practicable and to cause such Short-Form Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or subsection 2.1.2, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement (a “Shelf Underwritten Offering”), provided that such Holder(s) reasonably expects to sell Registrable Securities yielding aggregate gross proceeds in excess of $50,000,000 from such Shelf Underwritten Offering (the “Minimum Amount”). All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. The Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of subsection 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) business days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders requesting such Shelf Underwritten Offering (which managing Underwriter or Underwriters shall be subject to approval of the Company) and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company. Any Shelf Underwritten Offering effected pursuant to this subsection 2.1.3 shall be counted as a Registration for purposes of the limit on the number of Registrations that can be effected under Section 2.2.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4, Section 2.5 and 3.4 hereof, at any time and from time to time, the Holders of at least fifteen percent (15%) of the then-outstanding number of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Registration Statement has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration Statement have been sold, in accordance with Section 3.1 of this Agreement.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days after the removal, rescission or other termination of such stop order or injunction, of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Sections 2.5 and 3.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3, subject to Section 3.3 and Article IV shall enter into an underwriting agreement in customary form with the Underwriter selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and the Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.3 Withdrawal of Securities. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or a portion of its Registrable Securities included in a Demand Registration pursuant to subsection 2.2.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time prior to (i) in the case of a Demand Registration not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (ii) in the case of any Demand Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, being less than the Minimum Amount), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to and including its withdrawal under this Section 2.3.

2.4 Piggyback Registration.

2.4.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, pursuant to Article II hereof), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.4.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.4.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.4.2 Reduction of Piggyback Registration. If the managing Underwriter in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Ordinary Shares that the Company desires to sell, taken together with (i) the Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.4 hereof, and (iii) the Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.4.1 hereof (pro rata based on the respective number of Registrable Securities that such Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.4.1, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.4.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to (i) in the case of a Piggyback Registration not involving an Underwritten Offering or Shelf Underwritten Offering, the effectiveness of the applicable Registration Statement or (ii), in the case of any Piggyback Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to and including its withdrawal under this subsection 2.4.3.

2.4.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.4 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.

2.5 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of the Underwriter to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

2.5 Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form S-3 or Form F-3 filed pursuant to this Article II is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, that the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires a Holder to be named as an “underwriter,” the Company shall promptly notify each holder of Registrable Securities thereof (or in the case of the Commission requiring a Holder to be named as an “underwriter,” the Holders) and (b) use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. In the event that the Commission refuses to alter its position, the Company shall (a) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (b) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder and, if the Commission requires such Holder to be named as an “underwriter” in such Registration Statement, notwithstanding any provision in this Agreement to the contrary, the Company shall not be under any obligation to include any Registrable Securities of such Holder in such Registration Statement. In the event of a share removal pursuant to this Section 2.5, the Company shall give the applicable Holders at least five (5) days prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the Holders pursuant to this Section 2.5 shall first be applied to Holders on a pro rata basis based on the aggregate amount of Registrable Securities held by the Holders. In the event of a share removal of the Holders pursuant to this Section 2.5, the Company shall promptly register the resale of any Removed Shares pursuant to subsection 2.1.2 hereof. In the case of a Long-Form Shelf filed to register the resale of Removed Shares, upon such date as the Company becomes eligible to register all of the Removed Shares for resale on a Short-Form Shelf pursuant to the Commission Guidance and, if applicable, without a requirement that any of the Holders be named as an “underwriter” therein, the Company shall use its reasonable best efforts to file a Short-Form Shelf as promptly as practicable to replace the applicable Long-Form Shelf and have the Short-Form Shelf declared effective as promptly as practicable and to cause such Short-Form Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities thereunder held by the applicable Holders until all such Registrable Securities have ceased to be Registrable Securities.

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriter and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriter covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

3.1.16 furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriter commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter, its officers and directors and each person who controls such Underwriter (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter, its officers, directors and each person who controls such Underwriter (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: One Penn Plaza, 36th Floor, New York, NY 10119, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Each Holder may assign its rights hereunder to any purchaser or Permitted Transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of a Holder herein and had originally been a party hereto.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the capital shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities without registration pursuant to Rule 144 (or any similar provision) under the Securities Act with no volume or other restrictions or limitations. The provisions of Section 3.5 and Article IV shall survive any termination.

[Signature Page Follows]

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
metals acquisition corp, a Cayman Islands exempted company

By:
Name: Michael James McMullen
Title: Chief Executive Officer

HOLDERS:
green mountain metals LLC, a Cayman Islands limited liability company

By:
Name: Ashley Zumwalt-Forbes
Title: Member

By:
Name: Michael James McMullen

By:
Name: Marthinus J. Crouse

By:
Name: Dan Vujcic

By:
Name: Patrice E. Merrin

By:
Name: Rasmus Kristoffer Gerdeman

By:
Name: Neville Joseph Power

By:
Name: John Rhett Miles Bennett

By:
Name: Charles D. McConnell

[Signature Page to Registration Rights Agreement]

By:
Name: William (Bill) James Beament

By:
Name: Ashley Elizabeth Zumwalt-Forbes

By:
Name: Nicholas Power

glencore Operations Australia pty limited, an Australian private company

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Share Sale Agreement

Annexure G Royalty Deed

© King & Wood Mallesons 56164620_13	Share Sale Agreement 16 March 202	57

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

DRAFT [NO.]: [Date] Marked to show changes from draft [No.]: [Date]

Cobar

Royalty Deed

Dated

Cobar Management Pty. Limited (ACN 083 171 546) (Grantor)
Metals Acquisition Corp (Guarantor)
Glencore Operations Australia Pty Limited (ACN 128 115 140) (Grantee)

King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com

Royalty Deed

Contents

Details	1
General terms	3

1	Interpretation	3
1.1	Definitions	3
1.2	References to certain general terms	10
1.3	Next day	12
1.4	Next Business Day	12
1.5	Headings	12
2	Term	12
3	Registration	12
4	Royalty	12
4.1	Obligation to pay Royalty	12
4.2	Hedging	12
4.3	Payment of Royalty	13
4.4	Deduction from Royalty and other payments	13
4.5	Obligation not to avoid Royalty	13
4.6	Interest on late payment	14
4.7	Reports	14
4.8	Dispute regarding Royalty Statement or Report	14
4.9	Royalty to be free of set-off	15
5	Records, Inspection, audit and technical reports	15
5.1	Records	15
5.2	Inspection	15
5.3	Audit	15
5.4	Technical reports	16
6	Security	16
6.1	Security	16
6.2	Security subordination	17
6.3	Registration	17
6.4	Assistance	18
6.5	Appointment of attorney	18
6.6	Withdrawal and re-lodgement of caveat	19
7	Tenements and conduct of Operations	19
7.1	Grantor obligations	19
7.2	Conduct efficiently	19
7.3	Tailings	20
7.4	Processing and commingling	20
7.5	Samples	20

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8	Termination	21
9	Transfers of interests	21
9.1	Transfer by the Grantor	21
9.2	Consent not to be unreasonably withheld	22
9.3	Unlisted Change of Control of Grantor	22
9.4	Listed Change of Control of Grantor	23
9.5	Intention of the parties	24
9.6	Transfer by Grantee and right of last refusal	24
9.7	Grantee Change of Control	25
10	Guarantee and indemnity	26
10.1	Consideration	26
10.2	Guarantee	26
10.3	Indemnity	26
10.4	Extent of guarantee and indemnity	27
10.5	Obligation to pay interest	27
10.6	Payments	27
10.7	No merger	28
10.8	Rights of Grantee are protected	28
10.9	Guarantor’s rights are suspended	28
10.10	Reinstatement of rights	29
10.11	Liability of Guarantor	29
11	Confidentiality	29
11.1	Confidentiality obligation	29
11.2	Permitted Disclosure	30
11.3	Disclosure to other persons	32
11.4	Notice to other parties	32
11.5	Indemnities	32
11.6	Injunctive relief	32
11.7	Survival of confidentiality obligations	33
11.8	Return of Confidential Information	33
12	Public Statements	33
12.1	Announcements	33
12.2	Actions to be taken if required to make an announcement	33
12.3	Survival of this clause	34
13	Expert determination	34
13.1	General	34
13.2	Independent Expert	34
13.3	Appointment of Independent Expert	34
13.4	Scope of Independent Expert determination	35
13.5	Scope of the Dispute	37
13.6	Decisions	37
13.7	Enforcement	37
13.8	Determination	38
14	Audits	38
14.1	Application	38
14.2	Independent Auditor	38
14.3	Procedure	38
14.4	Access	39

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15	Dispute resolution	39
15.1	Injunctive or interim relief	39
15.2	Good faith	39
15.3	Notice of Dispute	40
15.4	Authorised Officer	40
15.5	Arbitration	40
15.6	Alternative dispute mechanisms	41
15.7	Continuation of rights and obligations	41
15.8	Costs	41
16	Notices	41
16.1	Form	41
16.2	Delivery	41
16.3	When effective	41
16.4	When taken to be received	41
16.5	Receipt - general	42
17	GST	42
17.1	Definitions and interpretation	42
17.2	GST exclusive	42
17.3	Calculation of payments	42
17.4	Payment of GST	42
17.5	Adjustment events	43
17.6	Reimbursements	43
18	General	43
18.1	Entire agreement	43
18.2	Discretion in exercising rights	43
18.3	Failure to exercise rights	43
18.4	No liability for loss	43
18.5	Approvals and consents	43
18.6	Remedies cumulative	43
18.7	Amendment of document	44
18.8	Enurement	44
18.9	Grantee Encumbrance	44
18.10	Severance	44
18.11	Rights and obligations are unaffected	44
18.12	Variation and waiver	44
18.13	No merger	44
18.14	Further steps	44
18.15	Indemnities and reimbursement obligations	44
18.16	Prompt performance	45
18.17	No undisclosed principals or undisclosed trusts	45
18.18	Costs	45
18.19	Stamp duty	45
18.20	Construction	45
18.21	Inconsistent law	45
18.22	Supervening legislation	45
18.23	No representations or warranties	46
18.24	Waiver	46
18.25	Counterparts	46
19	Governing law	46
19.1	Governing law	46

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19.2	Jurisdiction	46
19.3	Serving documents	46

Schedule 1	Tenements	47
Schedule 2	Grantor Deed of Covenant	48
Schedule 3	Grantee Deed of Covenant	52
Signing page		56

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Royalty Deed

Details

Parties	Grantor, Guarantor and Grantee
Grantor	Name	Cobar Management Pty. Limited
	ACN	083 171 546
	ABN	38 083 171 546
	Address	[insert]
	Email	[***]
	Attention	Michael McMullen
Guarantor	Name	Metals Acquisition Corp
	Cayman Islands company registration number	372802
	Address	425 Houston Street, Suite 400, Fort Worth, Texas 76102, United States
	Email	[***]
	Attention	Michael McMullen (CEO and Director)
Grantee	Name	Glencore Operations Australia Pty Limited
	ACN	128 115 140
	ABN	40 128 115 140
	Address	Level 44 Gateway, 1 Macquarie Place, Sydney NSW 2000
	Email	[***]
	Attention	[***]

Recitals	A	The Grantor has agreed, amongst other things, to execute this document and grant the Royalty to the Grantee on the terms and conditions of this document.

B	The Guarantor has agreed to guarantee the obligations of the Grantor on the terms and conditions of this document.

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Governing law	New South Wales, Australia
Date of deed	See Signing page

© King & Wood Mallesons 56132864_10	Royalty Deed	2

Royalty Deed

General terms

43	Interpretation

43.1	Definitions

These meanings apply unless the contrary intention appears:

Accounting Standards means the accounting standards required to be complied with under the Corporations Act and any other relevant accounting standards approved by the Australian Accounting Board and generally accepted accounting principles applied in the Australian mining industry from time to time.

Allowable Deductions means, to the extent actually incurred by the Grantor or its Related Bodies Corporates in relation to the following costs in respect of the applicable Minerals, and without double-counting:

(a)	charges for and expenses related to transportation of such Minerals from the Tenements to the place such Minerals are smelted, refined, beneficiated or otherwise processed or, if such Minerals are in processed form, from the plant producing the concentrates or other saleable products, to the place where such Minerals are sold or delivered to the purchaser thereof, including all road, sea and rail freight, and incidental costs and expenses, including loading and unloading (if any), freight, insurance, security, storage or stockpiling, transportation, handling, port, delay, forwarding, shipping and demurrage costs incurred in respect thereof;

(b)	charges, expenses and costs imposed by a purchaser, smelter, refiner or other processor of such Minerals for processing, treatment or beneficiation (other than milling, concentrating or cathode production), including process charges, costs and penalties;

(c)	all offsite handling and incidental costs and expenses including processing, provisional settlement fees, agency fees or costs, analysing, umpire and representation costs, agency, assaying, sampling, weighing, loading, unloading, stockpiling, storage, penalties and other processor deductions;

(d)	administrative and other general overhead costs that are directly attributable and reasonably allocable to the costs set out in paragraphs (a) to (c) (inclusive) above; and

(e)	sales, marketing and brokerage costs, provided such costs are commercially reasonable,

provided that:

(f)	where such Minerals are sold or disposed of by the Grantor or a Related Body Corporate, to another Related Body Corporate; or

(g)	if smelting, refining and/or other treatment of such Minerals is carried out in facilities owned or controlled (in whole or in part) by the Grantor or any of its Related Bodies Corporate, then all applicable Allowable Deductions shall be those amounts which would have been paid or incurred by the Grantor or its Related Bodies Corporate on Arm’s Length Terms. For greater certainty, in no event may the Grantor, in calculating Allowable Deductions, deduct any processing, smelting or refining charges for any minerals that are not copper (Cu) (including the silver (Ag) refining charge in clause [insert] (“Silver Refining Charge”) of the Offtake Agreement, the cost of mining, milling, concentrating, cathode production, leaching or any other processing costs incurred by the Grantor or its Related Bodies Corporate.

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Annual Report means a life-of-mine production forecast in respect of the Operations.

Arm’s Length Terms means prices and terms which would be paid and agreed to by a third party in an arm’s length transaction under similar circumstances. For the avoidance of doubt, the sale of any Product pursuant to the Offtake Agreement, in its current form as at the date of this document and as may be amended at any time at which the offtaker thereunder is a Related Body Corporate of the Grantee, is acknowledged and agreed by the parties to be on Arm’s Length Terms.

Audit Notice has the meaning given in clause 14.3(a).

Authorised Officer means a director or a secretary of a party or any other person appointed by a party in writing to act as an authorised officer for the purposes of this document.

Benchmark Interest Rate means the daily SOFR rate as adjusted for the spread relating to U.S. dollar LIBOR in accordance with the relevant fixed ISDA spread adjustment published on Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time).

Business Day means a day other than a Saturday, Sunday or public holiday in Sydney, Australia.

Change of Control in respect of a person (“first person”) means:

(a)	if another person, who Controls that first person at the Effective Date or at such later date that a change of Control occurs in accordance with clause 9.3 or 9.4, ceases to Control the first person; and/or

(b)	if another person who did not Control that first person at the relevant date, obtains Control in respect of that first person.

Claim means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Completion has the meaning given in the Sale Agreement.

Confidential Information has the meaning given in clause 11.1.

Control has the meaning given in section 50AA of the Corporations Act.

Control Interest has the meaning given in clause 9.7(a)(ii).

Control Notice has the meaning given in clause 9.7(a).

Control Offer Period has the meaning given in clause 9.7(b).

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Corporations Act means the Corporations Act 2001 (Cth).

Default Rate means the Benchmark Interest Rate plus 5% per annum.

Department means the New South Wales Department of Planning & Environment, or equivalent body governing energy and resources from time to time.

Details means the section of this document headed “Details”.

Disclose includes discussion (or any other communication) or disclosure, by whatever means.

Dispute includes any dispute, controversy, difference or Claim arising out of or in connection with this document or the subject matter of this document, including any question concerning its formation, validity, interpretation, performance, breach and termination.

Duty means any stamp, transaction or registration duty or similar charge which is imposed by any Government Agency, together with any fine, penalty, interest, charge or other amount imposed in connection with them.

Effective Date means the date on which Completion occurs under the Sale Agreement.

Encumbrance means any mortgage, lien, charge, pledge, assignment by way of security, Security Interest, title retention, preferential right or trust arrangement, Claim, covenant, profit a prendre, easement or any other security arrangement or any other arrangement having the same effect and Encumber has a corresponding meaning.

Exploration Tenements means the Tenements listed in Part B of Schedule 1.

Government Agency means any government, governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity and includes any other person authorised by law to give consents or impose requirements in connection with Tax. It also includes a self-regulatory organisation established under statute or by a stock exchange.

Grantee Change of Control means a Change of Control of the Grantee where Glencore plc ceases to be the Ultimate Holding Company of the Grantee.

Grantee Deed of Covenant means a document substantially in the form of the document set out in Schedule 3.

Grantee Group means the Grantee and its Related Bodies Corporate, and Grantee Group Member means any one of them.

Grantee’s Control Offer has the meaning given in clause 9.7(b).

Grantee’s Offer has the meaning given in clause 9.6(c).

Grantor Deed of Covenant means a document substantially in the form of the document set out in Schedule 2.

Grantor Group means the Grantor and its Related Bodies Corporate, and Grantor Group Member means any one of them.

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Gross Revenue Received in respect of an expired Quarter means the aggregate of the total amounts actually received by the Grantor or its Related Bodies Corporate from the sale or other disposition of Product to a person other than the Grantor and its Related Bodies Corporate (“Sales”) during the expired Quarter, less any refunds, claims or discount and without double-counting, provided that where:

(a)	Sales are not effected on Arm’s Length Terms; or

(b)	the Grantor or its Related Bodies Corporate consume any Products in connection with their respective operations,

the Grantor and its Related Bodies Corporate shall be deemed to have received such amounts that would have been received by the Grantor or its Related Bodies Corporate for a sale of the relevant Products on Arm’s Length Terms.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Amount has the meaning given in clause 17.4.

Guarantee means the guarantee and indemnity in clause 10.

Independent Auditor means an independent auditor appointed and acting in accordance with clause 14.

Independent Auditor’s Report has the meaning given in clause 14.3(d)(iv).

Independent Expert means an independent expert appointed and acting in accordance with clause 13.

Independent Expert Notice has the meaning given in clause 13.1(a)(iv).

Insolvency Law means any law relating to liquidation, administration, insolvency or the protection of creditors.

Inspection has the meaning given in clause 5.2(a)(i).

Minerals means any and all marketable and metal-bearing copper (Cu) material in whatever form or state that is mined, produced, extracted or otherwise recovered from the Royalty Area, to the extent of the Royalty Interest in respect of each Tenement, including any such material contained in tailings, reprocessed materials, waste rock, dumps or mined stockpiles derived from the Royalty Area and including ore and other products resulting from the milling, processing or other beneficiation of such materials.

Mining Act means the Mining Act 1992 (NSW) as amended from time to time, including all regulations, by-laws, and other subordinate legislation and guidelines made in connection with the Mining Act.

Net Smelter Return means Gross Revenue Received for the relevant Quarter minus Allowable Deductions for that Quarter.

New Title has the meaning given in clause 6.3(c).

Notices has the meaning given in clause 16.1.

Notification has the meaning given in clause 15.3.

Offer Period has the meaning given in clause 9.6(c).

Offtake Agreement means the offtake agreement between the Grantor and Glencore International AG dated on or around the date of this document.

© King & Wood Mallesons 56132864_10	Royalty Deed	6

Operations means the operations being carried out by or on behalf of the Grantor during the relevant Quarter in the Royalty Area.

Other Minerals means any and all marketable and metal-bearing material in whatever form or state (including ore):

(a)	other than Minerals; or

(b)	that is mined, produced, extracted or otherwise recovered from any location that is not within the Royalty Area.

Osisko means Osisko Bermuda Limited or any Related Body Corporate of it.

PPS Act means the Personal Property Securities Act 2009 (Cth).

Penalty means a charge made by a refinery, in addition to normal refining costs, for removing from the Product, minerals or other substances where the costs of the removal exceed the value of those minerals or other substances.

Prescribed Technical Report has the meaning given in clause 5.4(c).

Product means the Minerals, in whatever form (including concentrates and copper cathode), which are capable of being sold or otherwise disposed of.

Project Information has the meaning given in clause 5.4(a).

Public Filings has the meaning given in clause 11.2(m).

Quarter means each of the periods, during the Royalty Period, from 1 January to 31 March, 1 April to 30 June, 1 July to 30 September and 1 October to 31 December, except that:

(a)	the first Quarter commences on the Effective Date, and ends on the first to occur of 31 March, 30 June, 30 September or 31 December; and

(b)	the final Quarter ends on the date of termination of this document, having commenced on the immediately prior date of 1 January, 1 April, 1 July or 1 October (or the Effective Date, if the first Quarter is also the final Quarter).

Quarterly Report means a report on the Operations for each Quarter, including a production forecast for the following 12 months, which may also (but need not) contain information provided to the Grantee in the Royalty Statement in respect of the relevant Quarter.

Records means the books, accounts, and records maintained by or on behalf of the Grantor and its Related Bodies Corporate and their respective Representatives, showing reasonable detail in relation to:

(a)	the quantity of Product produced during the Royalty Period;

(b)	the quantity of Product sold during the Royalty Period, and the amounts received by the Grantor or its Related Bodies Corporate from those sales;

(c)	the calculation of each component of the Royalty in respect of each Quarter;

(d)	the payment of the Royalty in respect of each Quarter; and

(e)	where there is any commingling of Products in the Royalty Period with materials from areas extracted outside the Royalty Area, the measures, moistures and assays of the minerals and substances in the Products extracted and recovered from the Royalty Area prior to the commingling, including those substances which attract a Penalty.

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Related Body Corporate has the meaning given in the Corporations Act.

Replacement Security means a replacement Security on substantially the same terms as the Security to which the Grantor is party at the relevant time.

Replacement Tenement means any tenement that replaces a Tenement in whole or part.

Report means an Annual Report or a Quarterly Report, as applicable.

Representative of a person includes an employee, agent, officer, director, auditor, advisor, partner, consultant, joint venturer, contractor or sub-contractor of that person or of a Related Body Corporate of that person.

Royalty means the royalty payable by the Grantor to, or at the written direction of, the Grantee pursuant to clause 4.1.

Royalty Amount has the meaning given in clause 4.1.

Royalty Area means the area within the boundaries of the Tenements as at the Effective Date.

Royalty Interest means, in respect of each Tenement, the percentage interest listed alongside the name of that Tenement in Schedule 1.

Royalty Period means the period commencing on and from the Effective Date and continuing indefinitely for the life of the Tenements (including throughout any period that any Product can lawfully be extracted and recovered from the Tenements).

Royalty Statement means for each Quarter in the Royalty Period, a statement prepared in accordance with the Accounting Standards setting out in reasonable detail:

(a)	the quantities and grades of Products recorded and sold during that Quarter;

(b)	the individual elements which make up the calculation of the Royalty Amount;

(c)	the Royalty payable for that Quarter; and

(d)	any other material information which is relevant in explaining the calculation of the Royalty Amount or why a Royalty is not payable.

Sale Agreement means the document entitled “CMPL Share Sale Agreement” entered into between Glencore Operations Australia Pty Limited (ACN 128 115 140), Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) and the Guarantor regarding the acquisition of the Grantor.

Sanctioned Country means any country or territory that is the subject of comprehensive (that is, country-wide or territory-wide) Sanctions (including, as at the date of this document, Crimea, Cuba, Iran, Libya, North Korea, Russia and Syria).

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Sanctioned Person means any individual or entity that is the subject of any Sanctions, or based, organised or resident in any Sanctioned Country.

Sanctions means any economic or financial sanctions or trade embargoes administered or enforced by the Australian Government Department of Foreign Affairs and Trade, the Canadian Government, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Departments of State or Commerce, the United Nations Security Council, the European Union, Switzerland or any other applicable sanctions authority.

Security means the document entitled “Cobar – Mining tenement mortgage” between the Grantor and the Grantee dated on or about the date of this document, and/or any registered mortgage over the interest of the Grantor in the Tenements which replaces, amends or supplements it from time to time (including a Replacement Security).

Security Interest means:

(a)	an interest in or a right:

(i)	reserved over property (including any retention of title to property or any right to set-off or withhold payment of any deposit or other money);

(ii)	created or otherwise arising over property under a mortgage, charge, lien, pledge, trust or right;

(iii)	by way of security for the payment of a debt or other monetary obligation or the performance of or compliance with any other obligation; or

(iv)	which gives a person priority over unsecured creditors in relation to any property;

(b)	any instrument or transaction which reserves, constitutes or evidences the interests and rights referred to in paragraph (a); and

(c)	any other interest which is not included in paragraphs (a) or (b) and which constitutes or is defined as a security interest under the PPS Act.

Senior Lender has the meaning given in clause 6.2(a).

Senior Lender Priority Period has the meaning given in clause 6.2(b).

Senior Lender Security has the meaning given in clause 6.2(a).

Sprott means Sprott Private Resource Lending II (Collector), LP or any Related Body Corporate of it.

SOFR means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person that takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person that takes over the publication of that rate).

Statutory Tenement Expenditure means the minimum expenditure which the holder of each Tenement is required by the Mining Act or the terms of that Tenement to incur in respect of that Tenement in any given Tenement year.

Tailings includes tailings, residues, waste rock, spoiled leach materials and other materials resulting from mining operations and activities conducted on the Royalty Area, whether such operations and activities took place before or after the Effective Date.

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Tax means any tax (including GST), levy, charge, impost, duty, fee, deduction or withholding paid or payable to, or assessed as being payable by, any Government Agency, together with any interest, fine and penalty imposed by any Government Agency on or in respect of any of the above.

Tax Deduction has the meaning given in clause 4.4(b).

Tenements means:

(a)	the mining and exploration tenements (being the leases, licences, claims, permits, and other authorities) and mining and exploration tenement applications listed in Schedule 1 (whether registered or applied for) in each case as may be renewed, extended, substituted, replaced (including where an exploration licence is replaced by a mining or other tenement with production rights) or consolidated; and

(b)	any other mining tenement, lease, licence, claim, permit or authority applied for or granted wholly or partly in respect of the whole or any part of the area which is the subject, as at the Effective Date, of any of the mining or exploration tenements listed in Schedule 1 that is at any time held, or an interest in which is at any time held, by the Grantor or any of its Related Bodies Corporate.

Term has the meaning given in clause 2.

Third Party Buyer has the meaning given in clause 9.6(b)(i).

Third Party Controller has the meaning given in clause 9.7(a)(i).

Trading Activities means streaming, forward sales, futures trading or commodity options trading and other price hedging, price protection, and speculative arrangements (but excluding any offtake, smelting or refining arrangement) which involves the possible physical delivery of Products.

Transfer means sell, assign, novate, transfer, dispose of, Encumber, create a security over (by way of mortgage, charge, lien or any other form of security or security interest) or otherwise deal with.

Transfer Notice has the meaning given in clause 9.6(b).

Transferee means an assignee, novatee or other transferee.

Transferring Interest has the meaning given in clause 9.6(a).

Ultimate Holding Company has the meaning given in the Corporations Act.

43.2	References to certain general terms

Unless the contrary intention appears, a reference in this document to:

(a)	(variations or replacement) a document (including this document) includes any variation or replacement of it;

(b)	(clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this document;

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(c)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	(law) law means common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(e)	(singular includes plural) the singular includes the plural and vice versa;

(f)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association, or any Government Agency;

(g)	(executors, administrators, successors) a particular person or entity includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns, including any person taking by way of novation;

(h)	(two or more persons) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(i)	(jointly and individually) an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

(j)	(reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(k)	(dollars) US dollars, dollars, USD, US$ or $ is a reference to the lawful currency of the United States of America;

(l)	(calculation of time) a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(m)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(n)	(accounting terms) an accounting term is a reference to that term as it is used in accounting standards under the Corporations Act, or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(o)	(meaning not limited) the words “including”, “for example” or “such as” when introducing an example, does not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(p)	(time of day) time is a reference to Sydney time;

(q)	(gender) a reference to one gender is a reference to all genders; and

(r)	(reference to any thing) any thing (including any amount) is a reference to the whole and each part of it.

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43.3	Next day

If an act under this document to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day.

43.4	Next Business Day

If an event under this document must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

43.5	Headings

Headings (including those in brackets at the beginning of paragraphs), and labels used for definitions, are for convenience only and do not affect the interpretation of this document.

44	Term

This document will continue and endure for the benefit of the Grantee unless terminated in accordance with its terms (“Term”).

45	Registration

(a)	The Grantor acknowledges and agrees that the Grantee’s rights and interests under this document, including the right to receive a Royalty, is an equitable interest in each Tenement including as described in section 161 of the Mining Act. The parties intend, subject to the subordination arrangements set out in clause 6.2, that this document, and the Grantee’s equitable interest arising hereunder in the Tenements, be registered pursuant to the Mining Act against each Tenement as soon as practicable. The Grantor irrevocably consents to such registration.

(b)	Registration of this document against each Replacement Tenement must be effected by, and at the expense of, the Grantor.

46	Royalty

46.1	Obligation to pay Royalty

For each Quarter during the Royalty Period, irrespective of the economic performance of the Operations, the Grantor must pay to, or at the written direction of, the Grantee, a royalty equal to 1.5% of Net Smelter Returns for that Quarter (“Royalty Amount”).

46.2	Hedging

The Grantee will not be entitled or required to participate in, any gain or loss of the Grantor or its Related Bodies Corporate in Trading Activities or in the actual marketing or sales of Products delivered pursuant to Trading Activities. In determining the Royalty payable on any Products delivered pursuant to Trading Activities, the Grantor will not be entitled to deduct from Gross Revenue Received any losses suffered by the Grantor or its Related Bodies Corporate in Trading Activities. If the Grantor engages in Trading Activities, then the Royalty will be determined on the basis of the price or proceeds that would have been received for such Products on Arm’s Length Terms as of the date of sale or other disposition without regard to the price or proceeds actually received by the Grantor or its Related Bodies Corporate for, or in connection with, such sale or other disposition or the manner in which such sale or other disposition was made by the Grantor or its Related Bodies Corporate. The parties agree that the Grantee is not a participant in the Trading Activities of the Grantor or its Related Bodies Corporate, and therefore the Royalty will not be diminished or improved by losses or gains of the Grantor or its Related Bodies Corporate in any such Trading Activities.

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46.3	Payment of Royalty

Within 35 days after the end of each Quarter during the Royalty Period, the Grantor must calculate the Royalty Amount payable for that Quarter and:

(a)	give to the Grantee a Royalty Statement for that Quarter;

(b)	give to the Grantee a recipient created tax invoice in respect of the Royalty Amount; and

(c)	pay to, or at the written direction of, the Grantee, the Royalty due to it for that Quarter, in immediately available funds by direct deposit to the bank account nominated by the Grantee, which the Grantee may, by notice in writing to the Grantor, change from time to time.

Unless the parties otherwise agree in writing, all Royalty payments shall be made in US dollars.

46.4	Deduction from Royalty and other payments

(a)	Each party must make all payments due by it under this document free and clear without any withholding or deduction in respect of Taxes unless such withholding or deduction is required by law.

(b)	If the Grantor is required by law to withhold or deduct any such Tax from a payment of the Royalty (“Tax Deduction”), the Grantor must:

(i)	promptly, upon becoming aware that it is required to make the Tax Deduction, or if there is any change in the rate or the basis of the Tax Deduction, notify the Grantee of the amount, date and proposed recipient of the required Tax Deduction;

(ii)	pay to the Grantee those additional amounts as may be necessary so that the net payment after that withholding or deduction (including any further withholding or deduction on such additional amounts) is not less than the payment would have been had there been no Tax Deduction;

(iii)	pay to the relevant taxation authority, before the time required by law to make such payment, the Tax Deduction; and

(iv)	within 7 days of making the payment referred in to in clause 4.4(b)(iii), deliver to the Grantee evidence satisfactory to the Grantee, acting reasonably, that the Tax Deduction has been made and paid to the relevant taxation authority as required.

46.5	Obligation not to avoid Royalty

The Grantor acknowledges and agrees that it will not sell any unprocessed Minerals (including ore that has been milled but not further processed), without the prior written consent of the Grantee, not to be unreasonably withheld.

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46.6	Interest on late payment

(a)	Where any amount payable under this document is not paid on or before the due date, it will bear interest from the due date for payment until the amount is paid in full at the Default Rate and such interest accrues daily.

(b)	If the Grantor does not pay any Royalty due to the Grantee by the date on which it is payable then, without prejudice to any other rights of the Grantee including any rights under the Security, the Grantor agrees to pay the Grantee immediately on demand:

(i)	interest at the Default Rate on the unpaid Royalty calculated daily from the due date for payment until the payment has been made in full; and

(ii)	all costs and expenses (including legal costs and disbursements on a full indemnity basis) incurred by the Grantee attributable to the Grantor’s failure to pay that Royalty by the date for payment.

46.7	Reports

The Grantor must provide to the Grantee:

(a)	within 35 days after the end of a Quarter, a Quarterly Report in respect of that Quarter;

(b)	by 30 November each year during the Royalty Period, an Annual Report; and

(c)	promptly after its lodgement, a copy of any royalty return or equivalent report required by the Mining Act lodged with the Department.

46.8	Dispute regarding Royalty Statement or Report

(a)	If the Grantee does not agree with a Royalty Statement or a Report, it may, within the 6 month period after the date it receives the Royalty Statement or Report, give notice in writing to the Grantor that it disputes the Royalty Statement or Report, in which case the procedures in this clause 4.8 apply. For the avoidance of doubt, any dispute initiated in accordance with this clause does not relieve the Grantor of its obligations to pay to the Grantee the amount stated on a Royalty Statement or Report by the due date for payment of the applicable Royalty.

(b)	If any Dispute arises regarding the Royalty Statement or Report, the parties must meet to consider the accuracy of the Royalty Statement or Report as soon as practicable after delivery of the Grantee’s notice under clause 4.8(a).

(c)	If the parties are unable to resolve the Dispute within 14 days after delivery of the Grantee’s notice under clause 4.8(a), the Grantee may by notice in writing to the Grantor request the appointment of an Independent Expert to determine the Dispute in accordance with clause 13 (that is, to determine the accuracy of the Royalty Statement or Report and to calculate the amount of Royalty payable).

(d)	If the Grantee does not raise a Dispute in respect of a Royalty Statement or Report by the date which is 6 months after the date that the Grantee received the Royalty Statement or Report, the Royalty Statement or Report will, in the absence of fraud or manifest error, be binding on the parties, subject to the Grantee’s rights in connection with an audit pursuant to clause 5.3.

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46.9	Royalty to be free of set-off

A Royalty is to be paid without demand, reduction, deduction (other than a Tax Deduction in accordance with clause 4.4(b)), or set-off for any reason or on any account whatsoever.

47	Records, Inspection, audit and technical reports

47.1	Records

The Grantor must:

(a)	keep, or cause to be kept, true and accurate Records in accordance with the Accounting Standards and generally accepted Australian mining industry practice, in sufficient detail to enable an independent audit to be carried out which is capable of establishing the accuracy of the calculations required to be carried out under clause 4; and

(b)	keep such Records for a period of not less than 7 years from when they are created.

47.2	Inspection

(a)	The Grantor must, upon the giving of reasonable written notice by the Grantee:

(i)	permit the Grantee, its Related Bodies Corporate, and their respective Representatives and agents to access and inspect:

(A)	not more than once every calendar year of the Term (except where also required for the purposes of preparation of a Prescribed Technical Report in accordance with cause 5.4), the Operations and the Tenements, within business hours; and

(B)	the Records,

(in each case, “Inspection”); and

(ii)	provide all reasonable assistance required by the persons identified in clause 5.2(a)(i), to carry out such Inspection, including permitting such persons to take copies of any Records.

(b)	Each party must bear its own costs and expenses associated with any Inspection. This clause 5.2 survives after the end of the Term or termination of this document.

47.3	Audit

The Grantee may request not more than once every calendar year of the Term an audit by the Independent Auditor in accordance with clause 14, of:

(a)	the Records;

(b)	the Operations;

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(c)	the mining and metallurgical accounting conducted by the Grantor in calculating the Product produced from the Royalty Area; and

(d)	any other matter or thing in relation to the production or sale of Product or the calculation of the Royalty.

47.4	Technical reports

If so requested by the Grantee and at the Grantee’s cost, the Grantor shall use its commercially reasonable efforts to assist the Grantee and its Related Bodies Corporate:

(a)	in obtaining copies of any technical reports prepared on all or part of the Tenements, and other technical information (including reserve and resource data), records or information (including access to drill core) pertaining to the Operations in the possession or control of the Grantor (“Project Information”) (to be held by the Grantee subject to clause 11) and related qualified person consents and qualified person certificates; and

(b)	otherwise in conducting their own diligence of the Operations,

in each case:

(c)	if the Grantee or any Related Body Corporate of it prepares and files (or proposes to prepare and file) a technical report on all or part of the Tenements in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators or the 2012 edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves or another reputable mineral disclosure regime (“Prescribed Technical Report”), and such Project Information is reasonably necessary to permit the Grantee or any of its Related Bodies Corporate to prepare such Prescribed Technical Report; or

(d)	to facilitate the reliance by the Grantee or any Related Body Corporate of the Grantee on any exemption available from the requirement to file such Prescribed Technical Report,

provided that, subject always to the Grantee complying with applicable securities legislation, prior to the filing by the Grantee or any of its Related Bodies Corporate of any Prescribed Technical Report, the Grantee shall give the Grantor a reasonable opportunity to review and comment on such Prescribed Technical Report and shall provide to the Grantor a final copy or an advance draft copy of any such Prescribed Technical Report at least 10 Business Days before it is made publicly available.

48	Security

48.1	Security

(a)	The Grantor agrees to enter into the Security with the Grantee on and from the Effective Date to secure the performance of its obligations to the Grantee under this document (including any obligation to pay a Royalty Amount).

(b)	The Grantor acknowledges and agrees that the Grantee’s rights and interests under the Security, including the mortgage and assignment of the Tenements to the Grantee as security, is an equitable interest in each Tenement including as described in section 161 of the Mining Act. The parties intend that the Security, and the Grantee’s equitable interest arising thereunder in the Tenements, be registered pursuant to the Mining Act against each Tenement as soon as practicable. The Grantor irrevocably consents to such registration.

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(c)	Registration of the Security against each Tenement and each Replacement Tenement will be effected by, and at the expense of, the Grantor.

(d)	Subject to clause 6.2, the Grantor shall ensure that the Security at all times constitutes a first ranking Encumbrance on the Tenements and the other collateral Encumbered thereby.

48.2	Security subordination

(a)	The parties acknowledge that the Grantor Group has sought senior financing for the sole purpose of acquiring the Grantor as agreed under the Sale Agreement, and that the Grantor may seek senior debt financing for the sole purposes of development, expansion or operations with respect to the Tenements (but not other forms of senior funding), from a reputable lending institution or institutions (“Senior Lender”), which has necessitated, or may necessitate, the granting of an Encumbrance on standard commercial terms over the Grantor’s assets, including each Tenement (“Senior Lender Security”).

(b)	In the circumstances set out in clause 6.2(a), the Grantor and the Grantee agree to enter into a subordination or priority deed, with the Senior Lender and any other parties providing finance to any Grantor Group Member and taking security from the Grantor, on terms acceptable to the Grantee (acting in good faith and reasonably) to subordinate its rights and entitlements under the Security for the period such Senior Lender financing is in place (“Senior Lender Priority Period”), so as to:

(i)	give the Senior Lender’s (but no other party’s) rights and entitlements under the Senior Lender Security priority over the Tenements; and

(ii)	provide that the Grantee’s rights and entitlements under the Security rank pari passu with the rights and entitlements of Osisko and Sprott (and no other person).

(c)	The Grantor must repay the Senior Lender facilities as soon as reasonably possible and upon repayment in full, request the termination and return of the relevant project finance documents, including release of the Senior Lender Security at which point the Grantee’s subordination to the Senior Lender Security ceases. For the avoidance of doubt, in the event the Senior Lender Security ceases, the Grantee’s rights and entitlements under the Security will continue to rank pari passu with the rights and entitlements of Osisko and Sprott.

(d)	For the avoidance of doubt, nothing in this clause 6.2 (or any intercreditor or priority deed entered into in accordance with this clause 6.2) shall restrict the Grantee from receiving or demanding any payments due to it under this document (including the Royalty Amount) during the Senior Lender Priority Period.

48.3	Registration

(a)	The Grantor at its cost will, as soon as practicable after the Effective Date, execute all documents and do all acts and things necessary or desirable (including evidencing the consent given in clause 6.3(b) below in writing on any document reasonably requested by the Grantee) to register (or procure the registration of) a caveat, on behalf of the Grantee, against each Tenement pursuant to section 124 of the Mining Act 1992 (NSW), and will use best efforts, execute all documents and do all acts and things necessary or desirable, to re-register (or procure the re-registration of) each such caveat from time to time to ensure that a caveat is lodged against each Tenement at all times during the Term.

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(b)	The Grantor consents, for the duration of the Term, to the registration and re-registration or continuance from time to time of each caveat as contemplated by clause 6.3(a) above and the Grantor must not (and must not take any steps to):

(i)	prevent, or cause to be prevented, the registration or re-registration of any such caveat;

(ii)	remove or cancel, or cause to be removed or cancelled, any such caveat; or

(iii)	make any application, commence any proceedings (including by way of summons) or otherwise apply for any order for, or which might cause or lead to, the removal or cancellation of any such caveat,

unless it has obtained the Grantee’s prior written consent.

(c)	If any new mining tenement or other lease, licence, claim, permit or other authority is granted from time to time in substitution for, extension of or upon the variation or renewal of any Tenement (which the parties acknowledge becomes a “Tenement” for the purposes of this document) (“New Title”), the Grantor must at its cost:

(i)	give prompt written notice of the New Title to the Grantee;

(ii)	use best efforts, execute all documents and do all acts and things necessary or desirable to register (or procure the registration of) this document on the document of title of such New Title and to register (or procure the registration of) caveats, on behalf of the Grantee, against each New Title in accordance with the Mining Act; and

(iii)	agree to enter into a new Security in respect of the New Title (on substantially the same terms and conditions as the existing Security), or amend the existing Security such that the New Title is subject to that Security.

48.4	Assistance

The Grantee will give to the Grantor all assistance that the Grantor may reasonably require in carrying out its obligations under this clause 6.

48.5	Appointment of attorney

(a)	Should the Grantor fail to execute the documents as reasonably requested pursuant to clause 6.3, the Grantor irrevocably appoints the Grantee, each director and secretary of the Grantee, and their respective nominees jointly and each of them severally as attorney for the Grantor to execute all such documents as may be reasonably necessary to effect the obligations of the Grantor under this clause 6.

(b)	The Grantee must, within five days, provide the Grantor with copies of any documents executed, under the appointment in this clause 6.5.

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48.6	Withdrawal and re-lodgement of caveat

(a)	The Grantee must withdraw its caveat contemporaneously with a Transfer of the Grantor’s rights, title or interest in, and obligations with respect to, the Tenements, if the Transfer complies with clause 9.1 and the Transferee has executed a Grantor Deed of Covenant and a Replacement Security.

(b)	The Grantor agrees, and prior to agreeing to any Transfer referred to in clause 6.6(a) must procure that any Transferee agrees, that the Grantee may re-lodge its caveat or lodge another caveat, at the cost of the Grantor, immediately after a Transfer referred to in clause 6.6(a) is registered.

49	Tenements and conduct of Operations

49.1	Grantor obligations

The Grantor agrees to, without limiting the obligations of the Grantor under this document:

(a)	comply promptly and diligently with all provisions of the Mining Act insofar as they apply to the Tenements and all statutory requirements which apply to the Operations;

(b)	do all things necessary (including paying all amounts required, and renewing and extending each Tenement when it becomes due for renewal or extension) to keep the Tenements in good standing and free from any liability to forfeiture or non-renewal including ensuring all Statutory Tenement Expenditure conditions are met or exemptions properly obtained; and

(c)	not do or permit to be done any act, matter or thing which may prejudice the Royalty Area or cause the Tenements or any part of them to be forfeited or relinquished, except:

(i)	to the extent required by law or a Government Agency;

(ii)	if the forfeiture or relinquishment is of an Exploration Tenement (or any part of it) where the Exploration Tenement is replaced by a mining or other tenement with production rights, or where the Grantee has confirmed (acting reasonably) that it is not commercially feasible to seek production rights in respect of that Exploration Tenement (or any part of it); or

(iii)	with the prior written consent of the Grantee.

49.2	Conduct efficiently

The Grantor must at all times during the Term:

(a)	cause the Operations to be operated and maintained in a proper and efficient manner, in accordance with the law, the terms and conditions of the Tenements and accepted international mining, processing, engineering and environmental practices prevailing in the mining industry;

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(b)	ensure that all cut-off grade, short-term mine planning, long-term mine planning and production decisions concerning the Tenements are made as though the Grantor has the full economic interest in the Products produced from the Tenements (without regard to its obligation to pay the Royalty); and

(c)	ensure that all offtake arrangements with respect to Products (and all other materials derived from the Royalty Area) are entered into and administrated on Arm’s Length Terms.

49.3	Tailings

If any Tailings are processed or reprocessed at any time during the Term and result in Products, then those Products are subject to payment of the Royalty.

49.4	Processing and commingling

The Grantor may commingle Other Minerals with Minerals (including Product), provided that:

(a)	no Minerals are displaced (or the processing thereof delayed) by the commingling or processing of Other Minerals;

(b)	the Grantor acts in accordance with customary international mining and metallurgical practice applied reasonably when commingling Minerals with Other Minerals;

(c)	before commingling any Minerals with Other Minerals, the Grantor must take, measure and retain representative samples of such Minerals (including Product, if any) for moisture, metal, commercial minerals, penalty substances and other appropriate content so as to be able to determine their metal or mineral content, using the same procedures for each separate source of Minerals or Other Minerals;

(d)	the Grantor must establish and record the methods and practices adopted by it necessary to weigh, sample, assay and perform other measuring or testing necessary to fairly calculate the quantity of Product subject to this document that is produced from Minerals commingled with Other Minerals pursuant to this clause 7.4; and

(e)	the Grantor must retain:

(i)	representative samples taken from Minerals commingled with Other Minerals for a period of not less than 30 days after receipt by the Grantee of the Royalty Statement in respect of the Quarter during which the Product was produced from Minerals commingled with Other Minerals, with the Grantee being entitled to inspect such samples upon providing not less than 2 Business Days’ notice to the Grantor, provided that such right of inspection may be exercised no more than once in respect of a Quarter; and

(ii)	records created pursuant to clause 7.4(d) with respect to a particular Quarter during which Product was produced from Minerals commingled with Other Minerals for a period of not less than 18 months after expiration of that Quarter.

49.5	Samples

The Grantor may, without being liable to pay a Royalty under this document, mine, remove and supply small amounts of Minerals reasonably necessary for sampling, assaying, metallurgical testing and evaluation of the mineral potential of any Tenement.

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50	Termination

This document may be terminated by the written agreement of all parties to this document.

51	Transfers of interests

51.1	Transfer by the Grantor

(a)	Subject to clause 9.1(b), the Grantor may not Transfer, or attempt or purport to Transfer:

(i)	all or any part of its rights or obligations under this document (including its obligations under the Security); or

(ii)	all or any part of its rights, title or interest in, or obligations with respect to, the Tenements or the Operations,

unless:

(iii)	it obtains the prior written consent of the Grantee, which is not to be unreasonably withheld in accordance with clause 9.2;

(iv)	as at the date of the proposed Transfer, the Grantor has paid all amounts that are due and payable under this document, including Royalty payments;

(v)	upon completion of the Transfer:

(A)	all of the rights and obligations of the Grantor under this document (including its obligations under the Security); and

(B)	all of the Tenements and the Operations,

will be held by a single person or by two or more persons that are all Related Bodies Corporate of each other; and

(vi)	the Grantor, the proposed Transferee (including any Transferee that is a Related Body Corporate of the Grantor) and the Ultimate Holding Company of the proposed Transferee first enter into a Grantor Deed of Covenant, a Replacement Security and such other documents as the Grantee may reasonably require, pursuant to which the proposed Transferee agrees to assume, be bound by and perform, and the Ultimate Holding Company of the proposed Transferee guarantees, all of the obligations of the Grantor under this document (including its obligations under the Security) to the extent of the interest being transferred to the proposed Transferee.

(b)	If the proposed Transfer under clause 9.1(a) is to a Related Body Corporate of the Grantor, the written consent of the Grantee is not required, but the Grantor must comply with clauses 9.1(a)(iv), 9.1(a)(v) and 9.1(a)(vi) (except that the reference to the Ultimate Holding Company of the proposed Transferee, will be a reference to the existing Guarantor).

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51.2	Consent not to be unreasonably withheld

The Grantee must provide its consent pursuant to clause 9.1(a)(iii), where the Grantor can demonstrate that:

(a)	the proposed Transferee has sufficient technical and financial capability to carry out the Operations, to the satisfaction of the Grantee acting reasonably. For the purpose of this clause, the Grantor will provide details of the technical and financial capabilities of the Transferee that the Grantee may reasonably require;

(b)	the proposed Transferee is not, nor is it 50% or more owned or controlled by, any Sanctioned Person;

(c)	the proposed Transferee would be reasonably expected to be able to meet the obligations of the Grantor under this document; and

(d)	the Ultimate Holding Company of the proposed Transferee is, in the reasonable opinion of the Grantee:

(i)	financially competent to ensure that the Grantor can carry out the Operations, and its obligations under clauses 4 and 6.1;

(ii)	technically competent to ensure that the Grantor can carry out the Operations, and its obligations under clause 7; and

(iii)	not, nor 50% or more owned or controlled by, a Sanctioned Person.

51.3	Unlisted Change of Control of Grantor

Where a Change of Control of the Grantor is proposed, arises or is reasonably likely to arise (except in the circumstances set out in clause 9.4, in which case clause 9.4 will apply):

(a)	if the Grantor proposes to undergo a Change of Control, it must notify the Grantee in writing as soon as practicable and in any event at least 20 Business Days prior to the proposed Change of Control. If requested by the Grantee, the Grantor must notify the Grantee with details of the identity and the financial and technical capabilities of the person who it is proposed will Control the Grantor (both directly, and their Ultimate Holding Company), within 2 Business Days of that request;

(b)	the Grantor must not undergo a Change of Control without the prior written consent of the Grantee, which is not to be unreasonably withheld in accordance with clause 9.3(c);

(c)	the Grantee must provide its consent to the proposed Change of Control, if:

(i)	upon completion of the Change of Control,

(A)	all of the rights and obligations of the Grantor under this document (including its obligations under the Security); and

(B)	all of the Tenements and Operations,

will be held by a single person or by two or more persons that are all Related Bodies Corporate of each other;

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(ii)	the person who it is proposed will Control the Grantor (both directly, and the Ultimate Holding Company) is, or will be, on and from the proposed Change of Control, in the reasonable opinion of the Grantee:

(A)	financially competent to ensure that the Grantor can carry out the Operations, and its obligations under clauses 4 and 6.1;

(B)	technically competent to ensure that the Grantor can carry out the Operations, and its obligations under clause 7; and

(C)	not, nor 50% or more owned or controlled by, a Sanctioned Person; and

(iii)	the Ultimate Holding Company that it is proposed will Control the Grantor guarantees the obligations of the Grantor on the terms of the Guarantee set out in this document;

(d)	the Grantor must not undergo a Change of Control unless the Grantor has paid all amounts due and owing under this document, including Royalty payments, as at the date of the proposed Change of Control; and

(e)	the parties acknowledge and agree that damages are an insufficient remedy for a breach of this clause 9.3, and that a breach of this clause 9.3 is a breach of a material term of this document.

51.4	Listed Change of Control of Grantor

Where a Change of Control of the Ultimate Holding Company of the Grantor is proposed, arises or is reasonably likely to arise, in circumstances where the Ultimate Holding Company is a publicly listed entity:

(a)	if the Grantor or the Guarantor becomes aware that the Grantor is reasonably likely to undergo such Change of Control, it must promptly notify the Grantee in writing as soon as it becomes aware. If requested by the Grantee, and to the extent known, the Grantor or the Guarantor must notify the Grantee with details of the identity and the financial and technical capabilities of the Ultimate Holding Company that it is anticipated will Control the Grantor, within 2 Business Days of that request;

(b)	to the extent within the Grantor’s or the Guarantor’s direct or indirect control or influence, the Grantor or the Guarantor (as applicable) must not allow the Ultimate Holding Company to undergo a Change of Control if the incoming Ultimate Holding Company is a Sanctioned Person, or 50% or more owned or controlled by a Sanctioned Person;

(c)	at the discretion of the Grantee:

(i)	the Grantor and the Guarantor must procure that the Grantor’s incoming Ultimate Company Holding guarantees the obligations of the Grantor on the terms of the Guarantee set out in this document, on and from the date of the proposed Change of Control; or

(ii)	if the incoming Ultimate Holding Company that obtains or is reasonably likely to obtain Control of the Guarantor is a Sanctioned Person, or 50% or more owned or controlled by a Sanctioned Person, then the Grantee may require the Grantor to provide a replacement Guarantor that is not a Sanctioned Person, or 50% or more owned or controlled by a Sanctioned Person, and is of equal or better financial and technical standing to the Guarantor immediately prior to the Change of Control, to the satisfaction of the Grantee acting reasonably, and to procure the execution of a deed under which the replacement Guarantor guarantees the obligations of the Grantor on the terms of the Guarantee set out in this document; and

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(d)	the parties acknowledge and agree that damages are an insufficient remedy for a breach of this clause 9.3, and that a breach of this clause 9.3 is a breach of a material term of this document.

51.5	Intention of the parties

The parties acknowledge and agree that the rights and obligations of the Grantor under this document are intended to run with ownership of each Tenement and are to be binding upon any successor in title to the Grantor as if named as a party to this document. The parties also intend that the Grantee will always be entitled to the payment of the Royalty calculated by reference to 100% of the production of Product. The Grantor and the Guarantor must not employ any device or technique or participate in any transaction designed to circumvent this intention.

51.6	Transfer by Grantee and right of last refusal

(a)	The Grantee must not Transfer all or any part of its rights and obligations under this document and the Security (“Transferring Interest”) unless it first complies with the process set out in this clause 9.6.

(b)	If the Grantee proposes to Transfer the Transferring Interest, the Grantee must first provide to the Grantor an irrevocable written notice (“Transfer Notice”) specifying:

(i)	the Transferring Interest and the name of the proposed purchaser (“Third Party Buyer”);

(ii)	the consideration to be received for the Transferring Interest, including the Grantee’s calculation of the equivalent market value in cash (estimated, acting reasonably, as at the date of the proposed Transfer) for any non-financial amount (including rights) of which the consideration is comprised;

(iii)	any other material commercial terms and conditions proposed to be agreed between the Grantee and the Third Party Buyer in respect of the proposed Transfer; and

(iv)	a statement to the effect that the Grantor has an option to purchase all (but not part) of the Transferring Interest at the price and on the terms set out in the Transfer Notice.

(c)	Within 15 Business Days after receiving the Transfer Notice (“Offer Period”), the Grantor may notify the Grantee in writing that the Grantor irrevocably agrees to acquire the Transferring Interest from the Grantee on terms and conditions that are no less favourable to the Grantee than the terms and conditions set out in the Transfer Notice (“Grantee’s Offer”) and subject to any necessary changes to reflect that the Transferee will be the Grantor. If the consideration to be received for the Transferring Interest includes any non-financial amount (including rights), then the Grantor must pay the Grantee in cash the equivalent market value, as determined in accordance with clause 9.6(b)(ii), of that non-financial amount.

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(d)	If the Grantor accepts the Grantee’s Offer by notice in writing to the Grantee within the Offer Period, the Grantor must complete the purchase of the Transferring Interest on the terms, subject to clause 9.6(c), set out in the Grantee’s Offer (except that if the time period specified in the Grantee’s Offer for completion of the Transfer is less than 15 Business Days, such time period will be deemed to be 15 Business Days).

(e)	If the Grantor, prior to expiry of the Offer Period:

(i)	does not notify the Grantee in writing that the Grantor agrees to acquire the Transferring Interest in accordance with clause 9.6(c); or

(ii)	notifies the Grantee in writing that the Grantor does not agree to acquire the Transferring Interest,

then the Grantee may agree to Transfer the Transferring Interest on terms and conditions no more favourable to the Grantee than those set out in the Transfer Notice. The Grantor agrees to execute all documents reasonably requested by the Grantee to give effect to such Transfer, as soon as practicable and otherwise within 15 Business Days of request.

(f)	The Grantee may Transfer any or all of its rights and obligations under this document and the Security to a Related Body Corporate or any Grantee Group Member, without complying with the process set out in this clause 9.6 and without consent from the Grantor or the Guarantor. The Grantor agrees to execute all documents reasonably requested by the Grantee to give effect to such Transfer, as soon as practicable and otherwise within 15 Business Days of request.

(g)	The Grantee must not Transfer, nor attempt or purport to Transfer, the Transferring Interest, unless the Grantee and the Third Party Buyer (or the Related Body Corporate, to the extent clause 9.6(f) applies) first enter into a Grantee Deed of Covenant pursuant to which the Third Party Buyer (or the Related Body Corporate, to the extent clause 9.6(f) applies) agrees to assume, be bound by and perform, all of the obligations under this document of the Grantee, to the extent of the Transferring Interest.

51.7	Grantee Change of Control

(a)	Where a Grantee Change of Control is proposed, arises or is reasonably likely to arise, the Grantee must, at least 30 Business Days prior to the Grantee Change of Control, provide to the Grantor an irrevocable written notice (“Control Notice”):

(i)	specifying the name(s) of the person(s) who it is proposed will Control the Grantee (“Third Party Controller”); and

(ii)	containing a statement to the effect that the Grantor has an option to purchase all (but not part) of the Grantee’s rights and obligations under this document and the Security (“Control Interest”) at the price which is the Grantee’s calculation of the net present value in cash (estimated, acting reasonably, as at the date of the proposed Grantee Change of Control) of the Control Interest.

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(b)	Within 15 Business Days after receiving the Control Notice (“Control Offer Period”), the Grantor may notify the Grantee in writing that the Grantor irrevocably agrees to acquire the Control Interest from the Grantee on the terms and conditions set out in the Control Notice (“Grantee’s Control Offer”).

(c)	If the Grantor accepts the Grantee’s Control Offer by notice in writing to the Grantee within the Control Offer Period, the Grantor must complete the purchase of the Control Interest, on the terms and conditions set out in the Control Notice, within 10 Business Days after such acceptance by the Grantor. The Grantor and the Grantee agree to immediately execute all documents reasonably required to give effect to the Grantor’s acceptance of the Grantee’s Control Offer.

(d)	If the Grantor, prior to expiry of the Control Offer Period:

(i)	does not notify the Grantee in writing that the Grantor agrees to acquire the Control Interest in accordance with clause 9.7(b); or

(ii)	notifies the Grantee in writing that the Grantor does not agree to acquire the Control Interest,

then the Grantee is taken to have complied with its obligations under this document in respect of the Grantee Change of Control. The Grantor agrees to execute, for the benefit of the Third Party Controller, a written consent notice in respect of the proposed Grantee Change of Control, as soon as practicable and otherwise within 2 Business Days of request.

52	Guarantee and indemnity

52.1	Consideration

The Guarantor acknowledges that the Grantee is acting in reliance on the Guarantor incurring obligations and giving rights under this Guarantee.

52.2	Guarantee

(a)	The Guarantor unconditionally and irrevocably guarantees to the Grantee the Grantor’s compliance with the Grantor’s obligations in connection with this document (including the Security), including each obligation to pay money.

(b)	If the Grantor does not comply with those obligations on time and in accordance with this document (including the Security), then the Guarantor agrees to comply with those obligations on demand from the Grantee. A demand may be made whether or not the Grantee has made demand on the Grantor.

52.3	Indemnity

The Guarantor indemnifies the Grantee against any liability or loss arising from, and any costs it incurs, if:

(a)	the Grantor does not, or is unable to, comply with an obligation it has (including any obligation to pay money) in connection with this document (including the Security); or

(b)	a representation or warranty by the Grantor in this document is found to have been incorrect or misleading when made or taken to be made.

The Guarantor agrees to pay amounts due under this clause on demand from the Grantee.

The Grantee need not incur expense or make payment before enforcing this right of indemnity.

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52.4	Extent of guarantee and indemnity

Each of the Guarantee in clause 10.2 and the indemnity in clause 10.3 is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Grantor’s obligations in connection with this document (including the Security). The Guarantor waives any right it has of first requiring the Grantee to commence proceedings or enforce any other right against the Grantor or any other person before claiming from the Guarantor under this Guarantee.

52.5	Obligation to pay interest

The Guarantor agrees to pay interest at the Default Rate on any amount under this Guarantee which is not paid on the due date for payment and is not otherwise incurring interest.

The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days.

The Guarantor agrees to pay interest under this clause on demand from the Grantee.

52.6	Payments

(a)	The Guarantor agrees to make payments under this Guarantee:

(i)	in full without set-off or counterclaim, and without any withholding or deduction in respect of Taxes unless required by law; and

(ii)	in the currency in which the payment is due, and otherwise in Australian dollars, in immediately available funds.

(b)	If the Guarantor is required to make any withholding, deduction or payment for or on account of Tax or by any Government Agency, the Guarantor:

(i)	must pay or procure the payment of the full amount of the withholding or deduction, or make or procure the making of the payment, to the appropriate Government Agency under applicable law; and

(ii)	at the same time as the relevant deduction, withholding or payment, pay such additional amount to the Grantee as is required to ensure the net amount received by the Grantee is equal to the full amount which would have been received by the Grantee had no such deduction, withholding or payment been required to be made.

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52.7	No merger

This Guarantee does not merge with or adversely affect, and is not adversely affected by, any of the following:

(a)	any other guarantee, indemnity, mortgage, charge or other encumbrance, or other right or remedy to which the Grantee is entitled; or

(b)	a judgment which the Grantee obtains against the Guarantor, the Grantor or any other person in connection with this document (including the Security).

The Grantee may still exercise its rights under this Guarantee as well as under the judgment, mortgage, charge or other encumbrance or the right or remedy.

52.8	Rights of Grantee are protected

The rights given to the Grantee under this Guarantee, and the Guarantor’s liabilities under it, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)	varying or replacing in any way and for any reason any agreement or arrangement under which the obligations guaranteed under clause 10.2 are expressed to be owing;

(ii)	releasing the Grantor or giving the Grantor a concession (such as more time to pay);

(iii)	releasing any person who gives a guarantee or indemnity in connection with any of the Grantor’s obligations;

(iv)	by which the obligations of any person who guarantees any of the Grantor’s obligations (including obligations under this Guarantee) may become unenforceable;

(v)	by which any person who was intended to guarantee any of the Grantor’s obligations does not do so, or does not do so effectively; or

(vi)	by which a person who is co-surety or co-indemnifier is discharged under an agreement or by operation of law;

(b)	a person dealing in any way with this document or this Guarantee;

(c)	the death, mental or physical disability, or liquidation, administration or insolvency of any person, including the Guarantor or the Grantor;

(d)	changes in the membership, name or business of any person; or

(e)	acquiescence or delay by the Grantor or any other person.

52.9	Guarantor’s rights are suspended

As long as any obligation is required, or may be required, to be complied with in connection with this Guarantee, the Guarantor may not, without the Grantee’s consent:

(a)	reduce its liability under this Guarantee by claiming that it or the Grantor or any other person has a right of set-off or counterclaim against the Grantee; or

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(b)	claim, or exercise any right to claim to be entitled (whether by way of subrogation or otherwise) to the benefit of another guarantee, indemnity, mortgage, charge or other encumbrance:

(i)	in connection with this document (including the Security) or any other amount payable under this Guarantee; or

(ii)	in favour of a person other than the Grantee in connection with any obligations of, or any other amounts payable, by the Grantor to, or for the account of, that other person; or

(c)	claim an amount from the Grantor, or another guarantor, under a right of indemnity or contribution; or

(d)	claim an amount in the liquidation, administration or insolvency of the Grantor or of another guarantor of any of the Grantor’s obligations.

If the Grantee requests, the Guarantor agrees to notify any relevant person of the terms of this clause and other parts of this Guarantee that may be relevant. The Guarantor also authorises the Grantee to do so at any time in its discretion and without first asking the Guarantor to do it. This applies despite anything else in this Guarantee.

This clause continues after this Guarantee ends.

52.10	Reinstatement of rights

Under any Insolvency Law, a person may claim that a transaction (including a payment) in connection with this Guarantee or this document (including the Security) is void or voidable. If a claim is made and upheld, conceded or compromised, then:

(a)	the Grantee is immediately entitled as against the Guarantor to the rights in connection with this Guarantee or this document to which it was entitled immediately before the transaction; and

(b)	on request from the Grantee, the Guarantor agrees to do anything (including signing any document) to restore to the Grantee any mortgage, charge or other encumbrance (including this Guarantee) held by it from the Guarantor immediately before the transaction.

The Guarantor’s obligations under this clause are continuing obligations, independent of the Guarantor’s other obligations under this Guarantee and continue after this Guarantee ends.

52.11	Liability of Guarantor

The Guarantor’s liability in respect of any Claim shall not exceed the Grantor’s liability in respect of that Claim.

53	Confidentiality

53.1	Confidentiality obligation

Subject to clause 11.2, each party must treat as confidential, and keep confidential:

(a)	the terms of this document (and the terms of any agreement, document or instrument entered into in connection with this document); and

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(b)	all information, in whatever form, provided to it by, or on behalf of, another party, relating to:

(i)	this document or the terms of this document or the performance of this document;

(ii)	the negotiations of this document; or

(iii)	that other party or its business, or the business of its Related Bodies Corporate, which has been provided in connection with this document,

other than information that:

(c)	as at the date of this document, was generally and publicly available, or subsequently becomes so available other than by breach of this document or any other duty or obligation as to confidence;

(d)	as at the time it was provided to a party, was already in the possession of that party lawfully and without breach of any duty or obligation as to confidence;

(e)	has been provided to a party but subsequently, through no act or omission of that party (or any person to whom it provided that information), becomes available from another source that is not subject to any duty or obligation as to confidence; or

(f)	the party can demonstrate was generated by it completely independently of and without any reference to or reliance or dependency upon the information provided to the other party,

(“Confidential Information”).

53.2	Permitted Disclosure

No party may Disclose Confidential Information other than:

(a)	to its officers, employees (on a need-to-know basis), or officers and employees of its Related Bodies Corporate, legal advisers and financial advisers, who are aware of the confidential nature of the information and are under an obligation to keep it confidential;

(b)	with the prior written consent of the other party (such consent not to be unreasonably withheld or delayed);

(c)	to any Independent Expert validly appointed in accordance with this document to the extent required to allow them to fulfil their function;

(d)	to any Independent Auditor validly appointed in accordance with this document to the extent required to allow them to fulfil their function;

(e)	to the arbitrators validly appointed in accordance with this document to the extent required to allow them to fulfil their function;

(f)	if the disclosure is reasonably required to enable a party to exercise its rights or perform its obligations under or in connection with this document (including a disclosure to a Government Agency to enable the Grantee to exercise its rights under clause 6);

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(g)	subject to clauses 11.2(m) and 12, to the extent:

(i)	required by law, the rules of any applicable stock exchange or any applicable accounting standards; or

(ii)	ordered by any court,

having to the extent practicable, consulted with the other parties with a view to agreeing the form, content, timing and manner of any such Disclosure;

(h)	if necessary or commercially desirable to be disclosed in any prospectus or information memorandum to investors or proposed or prospective investors:

(i)	for an issue or disposal of any shares in a party or its Related Bodies Corporate;

(ii)	for an issue of debt instruments of a party or a party's Related Body Corporate; or

(iii)	for the purposes of a party obtaining a listing on a stock exchange of any shares;

(i)	if required in connection with any legal proceedings or arbitration, including in connection with this document or for the purpose of advising a party in relation thereto;

(j)	subject to clause 11.4, if necessary or commercially desirable to be disclosed to an existing, or bona fide proposed or bona fide prospective:

(i)	financier of a party or of any of its Related Bodies Corporate; or

(ii)	rating agency in respect of a party or of any of its Related Bodies Corporate;

(k)	provided the disclosing party gives prior written notice to the other parties of the proposed disclosure, if necessary or commercially desirable to be disclosed to any bona fide proposed or prospective:

(i)	Transferee of a party’s rights or obligations under this document (whether directly or indirectly);

(ii)	Transferee of any property to which the Confidential Information relates or of any shares in a party or any Related Body Corporate of a party;

(iii)	financier of such Transferee providing or proposing or considering whether to provide financial accommodation in connection with the party’s rights and obligations under this document; or

(iv)	assignee of rights in respect of any real or personal property to which the information relates under any security granted by a party;

(l)	if necessary or commercially desirable to be Disclosed to Representatives of any of the persons referred to in clause (j) or (k); or

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(m)	by a Grantor Group Member, if that Grantor Group Member is required to prepare and file a Proxy Statement and/or other filings required by the SEC or under the rules of any securities exchange or regulatory authority (“Public Filings”), provided that, to the maximum extent permitted by law and/or the rules of any relevant securities exchange, the Grantor and the Guarantor must:

(i)	promptly give notice of the intended disclosure to, and consult with, the Grantee in respect of the form and content of the Public Filings; and

(ii)	use their respective reasonable endeavours to minimise the disclosure of any Confidential Information in connection with the preparation, filing and distribution of any Public Filings (including through seeking confidential treatment from the SEC or any other relevant securities exchanges or regulatory authorities and applying appropriate redactions where practicable, in each case, in respect of commercially sensitive information of the Grantee Group set forth in this document, whether disclosed in agreed form or final executed copy).

53.3	Disclosure to other persons

If a party Discloses Confidential Information as permitted under clauses 11.2(a), 11.2(b), 11.2(h), 11.2(i), 11.2(j), 11.2(k) and 11.2(l):

(a)	it must use reasonable endeavours to procure that no person to whom it has Disclosed that Confidential Information Discloses it to any other person (other than as contemplated by this document); and

(b)	where Confidential Information is Disclosed under clauses 11.2(j), 11.2(k) or 11.2(l), it must procure that the prospective financier or purchaser or their Representative executes a deed poll in favour of the Grantor (in the case of Disclosures by the Grantee) or Grantee (in the case of Disclosures by the Grantor) under which the prospective financier, purchaser or Representative agrees to keep the Confidential Information confidential in accordance with the terms of this clause 11.

53.4	Notice to other parties

Each party must:

(a)	promptly inform the other party of any request received by that party from any person described in clause 11.2(i) to Disclose Confidential Information under that clause; and

(b)	inform the other party as soon as reasonably practicable after Confidential Information is Disclosed by the party under clause 11.2(i).

53.5	Indemnities

Each party indemnifies the other party against any costs suffered or liabilities incurred by that other party arising out of or in connection with any Disclosure by the first-mentioned party of Confidential Information in contravention of this clause 11.

53.6	Injunctive relief

Each party acknowledges that any breach of this clause 11 will cause material damage to the other parties. Consequently, each party may, in addition to any other remedies available at law or in equity, seek injunctive relief against another party or any of its officers, employees and Related Bodies Corporate in respect of any such breach by that other party or its officers, employees or Related Bodies Corporate.

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53.7	Survival of confidentiality obligations

The obligations of confidentiality imposed by this clause 11 survive the termination of this document and any person who ceases to be a party continues to be bound by those obligations.

53.8	Return of Confidential Information

At the end of the Term, a party that has received Confidential Information from another under this document must, on the request of the other party, immediately deliver to that party all documents and other materials containing or referring to that Confidential Information which are in its possession, power or control or in the possession, power or control of persons who have received Confidential Information from it under clause 11.1 (or confirm in writing to the other party that such Confirmation Information has been permanently erased), except to the extent the Confidential Information is:

(a)	required by that party in connection with any legal proceedings or arbitration, or to fulfil its obligations at law or under this document;

(b)	contained in a party’s director’s papers, or the minutes of a party’s board or board committee meetings, to the extent such papers and minutes contain the level of detail consistent with the normal practices of that party;

(c)	contained in documents created or retained by any legal advisers of a party where those documents are required to be held, or it is the usual practice of the legal adviser to hold those documents, for the purposes of any relevant professional standards, practices, codes or insurance policies applicable to that legal adviser; or

(d)	stored electronically on off-site servers as a result of automatic data back-up in accordance with the normal practices of the party, in circumstances where it would be unduly burdensome to delete that Confidential Information, and provided the party makes no attempt to access that Confidential Information, in each case subject to the relevant party retaining that Confidential Information in accordance with the confidentiality provisions of this document.

54	Public Statements

54.1	Announcements

Without prejudice to clause 11, no party may make any announcement or otherwise publicise this document or its subject matter (including any matter arising in the course of the performance of the obligations under this document) without the prior written consent of the other party other than, subject to clause 12.2, where required by laws, the rules of any applicable stock exchange, any applicable accounting standards or ordered by any court to make an announcement.

54.2	Actions to be taken if required to make an announcement

If a party is required or ordered to make an announcement as set out in clause 12.1, it:

(a)	must in so far as practicable consult with the other parties with a view to agreeing the form, content, timing and manner of making the announcement; and

(b)	must ensure that the announcement includes only information that is required or ordered and does not include any information other than that required or ordered.

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54.3	Survival of this clause

This clause 12 survives for a period of two years after the end of the Term.

55	Expert determination

55.1	General

(a)	This clause 13 applies where:

(i)	any Dispute is expressly to be referred to an Independent Expert under this document; or

(ii)	the parties agree that a Dispute between them should be resolved by an Independent Expert; or

(iii)	there is a Dispute as to the application of any industry or technical standard or any rules, practices or customs of any trade or profession; and

(iv)	a party makes a referral to the Independent Expert by giving written notice to the other party (“Independent Expert Notice”).

(b)	Prior to the resolution of a Dispute, the parties must continue to perform their respective obligations under this document.

55.2	Independent Expert

An Independent Expert appointed under this clause 13 must:

(a)	be appropriately qualified and experienced in the subject matter of the Dispute or matter being referred;

(b)	be independent of, and not an employee, contractor or consultant of, the parties or their Related Bodies Corporate; and

(c)	have no direct or indirect interest or duty which could conflict with the Independent Expert’s function under this clause 13.

55.3	Appointment of Independent Expert

(a)	Where a Dispute or matter has been referred to an Independent Expert, the relevant Independent Expert must be agreed by the parties within 20 Business Days after the date of the Independent Expert Notice.

(b)	If the parties cannot agree on the Independent Expert in the period referred to in clause 13.3(a), or if the agreed Independent Expert does not accept its appointment under clause 13.3(a) or otherwise fails to duly make a determination in respect of any matter referred to it, then upon the application of either party, the Independent Expert will be appointed by the Resolution Institute, or any body which is a successor or equivalent of it. The parties may make written submissions to that body on the choice of candidate.

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(c)	The parties may by agreement appoint two experts, being a financial expert and an operations expert, as the Independent Experts in relation to a Dispute or matter which is referred to an Independent Expert under this document.

(d)	If two Independent Experts are appointed to determine any Dispute or matter pursuant to this clause 13.3, they may only do so unanimously. If they do not reach a unanimous decision then a party may commence arbitration in accordance with clause 15.5 to determine the Dispute or the matter.

(e)	The parties may by agreement make a standing appointment of an Independent Expert (or two Independent Experts) to determine all Disputes or matters referred to an Independent Expert under this document, with such standing appointment to be for a specified period of time or until revoked by written notice by either the Grantor or the Grantee.

(f)	Once selected or appointed, the parties will instruct the Independent Expert to make their decision in relation to any Dispute or matter referred to them from time to time in accordance with this clause 13 as soon as reasonably practicable, and in accordance with clause 13.4(k).

(g)	The terms on which the Independent Expert is appointed must include an obligation to abide by the terms of this document, so far as they are relevant to the Independent Expert.

(h)	The costs of the Independent Expert must be borne equally by the parties, unless expressed otherwise in this document.

55.4	Scope of Independent Expert determination

Where a Dispute or matter is referred to an Independent Expert, the following applies:

(a)	Subject to the express provisions of this document, the Independent Expert will establish the procedure and timetable for determination of the Dispute or matter.

(b)	Each party may provide written submissions, in relation to the Dispute or the matter, to the Independent Expert, and if it does so that party must also provide copies of its submissions to the other party.

(c)	The written determination of the Independent Expert will be final and binding on the parties in the absence of fraud or manifest error.

(d)	The Independent Expert may:

(i)	request any party to deliver written statements relevant to matters in issue in the Dispute, and in which case that party must also provide copies of those written statements to the other party; and

(ii)	request any party to deliver copies of any documents that are relevant to the matters in issue in the Dispute, other than documents subject to legal privilege, and in which case that party must also provide copies of those documents to the other party.

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(e)	The Independent Expert may request either party to make an oral submission or to orally answer queries from the Independent Expert. If it does, the Independent Expert must convene, on not less than 5 Business Days’ notice, a meeting of all parties for the purposes of receiving such oral submissions or answers and each party must ensure that one of its representatives attends every such meeting. Each other party will be provided with a reasonable opportunity to respond to such oral submissions or answers and the provisions of this clause 13.4 will apply to the response.

(f)	The Independent Expert may:

(i)	limit the length of any written or oral submissions;

(ii)	require the attendance before them for questioning of any party or employee or agent of any party;

(iii)	make site visits, provided that the Independent Expert is accompanied by a representative of each party (and each party must ensure that one of its representatives attends every site visit of which it receives not less than 5 Business Days’ notice);

(iv)	make use of their own specialist knowledge;

(v)	obtain advice from specialist consultants, provided that at least one of the parties so requests or consents;

(vi)	review and revise any of their own previous directions; and

(vii)	conduct the proceedings in an inquisitorial manner, and take the initiative in ascertaining the facts and the law.

(g)	The Independent Expert may reach their decision with or without holding an oral hearing.

(h)	The Independent Expert will exercise such powers fairly and impartially, giving each party a reasonable opportunity, in light of the timetable, of putting their case and addressing the case of the other party.

(i)	All correspondence between the Independent Expert and a party must be in writing and copied to the other party.

(j)	The Independent Expert may not:

(i)	consider any written submissions from one party that are not also made available to the other party;

(ii)	receive any oral submissions from one party unless a representative of the other party is present;

(iii)	refuse any party the right at any hearing or meeting to be represented by a representative of that party’s choosing who is present;

(iv)	act or continue to act in the face of a conflict of interest; or

(v)	require any party to pay or make any contribution to the legal costs of the other party.

(k)	The Independent Expert will reach a decision within 20 Business Days of referral or their appointment whichever is the later or such other period as may be unanimously agreed between the Independent Expert and each party.

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(l)	Upon becoming aware that the Dispute or matter is the same, or arises out of substantially the same facts, as a Dispute or matter which has previously been referred to an Independent Expert under this document and a decision has previously been issued by that Independent Expert, the Independent Expert will immediately withdraw from the Dispute or matter, and the previous decision will continue to apply.

(m)	The Independent Expert must act as an expert and not as an arbitrator.

55.5	Scope of the Dispute

(a)	The scope of the Dispute or matter referred to an Independent Expert will be the matters identified in the Independent Expert Notice, together with:

(i)	any further matters which all of the parties unanimously agree in writing should be within the scope of the Dispute or matter; and

(ii)	any further matters which the Independent Expert determines either:

(A)	must be included in order that the determination of the Dispute or matter may be effective and/or meaningful; or

(B)	are related to matters which would be more efficiently dealt with as part of the one matter.

(b)	The Independent Expert may rule upon their own substantive jurisdiction, and as to the scope of the Dispute or matter.

55.6	Decisions

(a)	All decisions of the Independent Expert must be implemented without delay and in accordance with any timetable set out in the final determination. The parties will be entitled to such relief and remedies as are set out in the decision.

(b)	The Independent Expert must in any decision direct the payment of any interest as required by this document.

55.7	Enforcement

(a)	A determination of the Independent Expert must be implemented without delay in accordance with any timetable set out in the final determination. The parties will be entitled to such relief and remedies as are set out in the determination.

(b)	No party will, save in the case of fraud or bad faith on the part of the Independent Expert or as otherwise provided by this document, make any application whatsoever to the courts in relation to the conduct of the Dispute or matter referred to an Independent Expert (or required to be referred to an Independent Expert under this document) or the determination of the Independent Expert until such time as the Independent Expert has made their final determination, or refused to make a final determination.

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55.8	Determination

(a)	Each party is to bear its own costs in relation to the Dispute or matter referred to the Independent Expert. The Independent Expert must decide the proportions in which the parties will bear the costs of the Independent Expert having regard to the extent to which the parties may have acted unreasonably or been at fault.

(b)	If in respect of a Dispute regarding a Royalty Statement, the Independent Expert determines that the Grantor has:

(i)	underpaid the Royalty for the Royalty Period(s) to which the Independent Expert's decision relates, the Grantor must pay the additional Royalty and interest on that amount in accordance with clause 4.6 on the Grantee’s demand within 14 days of the Independent Expert's determination and the costs of the Independent Expert must be borne by the Grantor; or

(ii)	paid the Royalty accurately, or has overpaid the Royalty, for the period to which the Independent Expert's decision relates, then the costs of the Independent Expert must be borne by the Grantee and must be paid within 14 days of the Independent Expert’s determination. In respect of any overpayment by the Grantor, the Grantor will make the requisite adjustment in the next occurring Royalty Statement.

56	Audits

56.1	Application

This clause 14 applies to matters which are to be or have been referred to an Independent Auditor in accordance with this document.

56.2	Independent Auditor

Any Independent Auditor appointed under this clause 14 must:

(a)	be appropriately qualified and experienced in the subject matter of the audit;

(b)	be independent of, and not an employee, contractor or consultant of, any party or its Related Bodies Corporate; and

(c)	have no direct or indirect interest or duty which could conflict with the Independent Auditor’s function under this clause 14.

56.3	Procedure

(a)	Where a party wishes to refer a matter to an Independent Auditor in accordance with this document, it must first provide written notice to the other party (“Audit Notice”). The Audit Notice must identify the clause of this document under which the relevant matter is being referred for audit.

(b)	Where a party has issued an Audit Notice, the Independent Auditor must be agreed by the parties within 20 Business Days after the date of the Audit Notice.

(c)	If the parties cannot reach an agreement within the period referred to in clause 14.3(b), or if the agreed Independent Auditor does not accept the appointment under clause 14.3(b) or otherwise fails to duly make a determination in respect of any matter referred to it, then upon the application of either party, the Independent Auditor will be appointed by the Resolution Institute, or any body which is a successor or equivalent of it. The parties may make written submissions to that body on the choice of candidate.

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(d)	Once selected or appointed, the parties will instruct the Independent Auditor to:

(i)	act fairly and impartially as between the parties;

(ii)	comply with the terms of this document so far as they are relevant to the Independent Auditor, including in respect of confidentiality;

(iii)	determine the matter or matters the subject of the Audit Notice, and which may require it to take into account any information, from the parties or any third party, which it reasonably considers is appropriate; and

(iv)	provide the determination in writing to both parties (“Independent Auditor’s Report”) as soon as reasonably practicable, and in any event within 20 Business Days of their appointment or such other period as may be unanimously agreed between the Independent Auditor and each party.

(e)	Any determination (which is within the scope of this document) contained within the Independent Auditor’s Report is to be final and binding on the parties in the absence of fraud or manifest error.

(f)	The costs of the Independent Auditor are to be paid:

(i)	if the audit reveals that the Grantor’s Royalty calculations have resulted in the Grantee being paid a Royalty Amount that is lower than the Royalty Amount to which the Grantee is entitled, by the Grantor; and

(ii)	in all other circumstances, in equal proportions by the Grantor and the Grantee.

56.4	Access

Subject to the Independent Auditor entering into reasonable confidentiality undertakings, each of the Grantor and the Grantee must provide, and must procure that their respective Related Bodies Corporate provide, access to their records in respect of all information in relation to the matters the subject of the Audit Notice and any other assistance reasonably required by the Independent Auditor for the purposes of preparing the Independent Auditor’s Report.

57	Dispute resolution

57.1	Injunctive or interim relief

Nothing in this document prevents a party seeking urgent injunctive or similar interim relief from a court.

57.2	Good faith

Each party has a general obligation to act in good faith in attempting to resolve any Dispute, however this clause 15 does not require any party to compromise or prejudice its commercial interests.

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57.3	Notice of Dispute

A party claiming that a Dispute has arisen (other than a Dispute or matter to which clause 13 or 14 applies) must notify the other party to the Dispute giving details of the Dispute (“Notification”).

57.4	Authorised Officer

(a)	Unless the Dispute is one that has arisen under the procedure in clause 4.8 (in connection with a Royalty Statement), within 5 Business Days after a Notification has been given (or such other period as the parties to the Dispute may agree), the Dispute must be referred to an Authorised Officer of the Grantor and the Grantee.

(b)	The Authorised Officers must meet within 20 Business Days of the referral and must use reasonable endeavours to resolve the Dispute.

57.5	Arbitration

(a)	Following exhaustion of the procedure in clause 15.4, all Disputes (except those required by this document to be determined by an Independent Auditor or Independent Expert) must be exclusively resolved by binding arbitration upon a party submitting the Dispute to arbitration.

(b)	As soon as reasonably practicable after failure to resolve a Dispute in accordance with clause 15.4, and in any event within two years after the date of the Notification, a party by written notice to the other parties may require that arbitration occur.

(c)	The arbitration shall be conducted by three arbitrators. The Grantor, on the one hand, and the Grantee, on the other hand, shall each select one arbitrator within 10 days of commencement of the arbitration, who shall serve as a neutral arbitrator, and the two nominated arbitrators shall select a third neutral arbitrator within 20 days of their selection. If the two arbitrators cannot agree on selection of a third arbitrator within 20 days of their appointment, the Supreme Court of New South Wales on the application of any party shall select such arbitrator in accordance with the terms of this document.

(d)	Each arbitrator must have a minimum of ten years’ recognised experience in commercial arbitration involving mining and resource disputes.

(e)	The arbitration shall be conducted in the English language and in accordance with the LCIA Arbitration Rules.

(f)	The arbitration shall be seated in Sydney, New South Wales.

(g)	Except as may be required by law, each party and its Representatives cannot disclose the existence, content, or results of any arbitration under this document without the prior written consent of the Grantor and the Grantee.

(h)	The arbitration award shall be final and binding on the parties, and judgment on the award may be entered by any court of competent jurisdiction.

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57.6	Alternative dispute mechanisms

Nothing in this document precludes the parties from agreeing to resolve a Dispute by an alternative dispute resolution mechanism not expressly provided for in this document.

57.7	Continuation of rights and obligations

Despite the existence of a Dispute each party must continue to perform its obligations under this document.

57.8	Costs

Each party must bear its own costs of complying with this clause 15 except pursuant to a court order or an arbitral award to the contrary.

58	Notices

58.1	Form

Unless expressly stated otherwise in this document, all notices, certificates, consents, approvals, waivers and other communications (“Notices”) in connection with this document must be in writing and must be marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the last way notified.

Email communications must state the first and last name of the sender and are taken to be signed by the named sender.

58.2	Delivery

Notices must be:

(a)	left at the address set out or referred to in the Details;

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address referred to in the Details;

(c)	sent by email to the address referred to in the Details; or

(d)	given in any other way permitted by law.

If the intended recipient has notified changed contact details, then the Notice must be to the changed contact details.

58.3	When effective

Notices take effect from the time they are received or taken to be received under clause 16.4 unless a later time is specified in the Notice.

58.4	When taken to be received

Notices are taken to be received:

(a)	if sent by post, 7 days after posting (or 14 days after posting if sent from one country to another); or

(b)	if sent by email:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	4 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that delivery failed,

whichever happens first.

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58.5	Receipt - general

Despite clause 16.4, if a Notice is received after 5.00pm in the place of receipt or on a non-Business Day, it is taken to be received at 9.00am on the next Business Day.

59	GST

59.1	Definitions and interpretation

For the purposes of this clause 17:

(a)	words and phrases which have a defined meaning in the GST Act have the same meaning when used in this clause 17 unless the contrary intention appears; and

(b)	each periodic or progressive component of a supply to which section 156-5(1) of the GST Act applies will be treated as if it were a separate supply.

59.2	GST exclusive

Unless otherwise expressly stated in this document, all consideration to be provided under this document is exclusive of GST.

59.3	Calculation of payments

If an amount payable under this document is to be calculated by reference to the price to be paid or provided for an acquisition then, for the purposes of that calculation, the price is reduced to the extent that an input tax credit is available for the acquisition.

59.4	Payment of GST

(a)	If GST is payable, or notionally payable, on a supply made under or in connection with this document, the party providing the consideration for the supply must pay to the supplier an additional amount equal to the amount of GST payable on that supply (“GST Amount”).

(b)	Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time as the GST-exclusive consideration for the supply, or the first part of the GST-exclusive consideration for the supply (as the case may be), is payable or is to be provided.

(c)	This clause does not apply to the extent that the consideration for the supply is expressly stated to include GST or the supply is subject to a reverse-charge.

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59.5	Adjustment events

If an adjustment event arises for a supply made under or in connection with this document, the GST Amount (or the GST component of any consideration expressed to be inclusive of GST) must be recalculated to reflect that adjustment, the supplier or the recipient (as the case may be) must make any payments necessary to reflect the adjustment and the supplier must issue an adjustment note.

59.6	Reimbursements

Unless expressly stated otherwise in this document, any payment, reimbursement, indemnity or similar obligation that is required to be made under or in connection with this document which is calculated by reference to an amount paid by another party shall be reduced by the amount of any input tax credits which the other party (or the representative member of any GST group of which the other party is a member) is entitled. If the reduced payment is consideration for a taxable supply, clause 17.4 will apply to the reduced payment.

60	General

60.1	Entire agreement

This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

60.2	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this document expressly states otherwise.

60.3	Failure to exercise rights

Except as otherwise set out in this document, any partial exercise, failure to exercise, or delay in exercising, a right or remedy provided under this document or by law does not operate as a waiver or prevent or restrict any further or other exercise of that or any other right or remedy in accordance with this document.

60.4	No liability for loss

Except as otherwise set out in this document, a party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy that is available to it under this document.

60.5	Approvals and consents

By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

60.6	Remedies cumulative

The rights and remedies provided in this document are in addition to other rights and remedies given by law independently of this document.

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60.7	Amendment of document

No modification, variation or amendment of this document will be of any force unless such modification, variation or amendment is in writing and has been signed by each of the parties.

60.8	Enurement

Subject to the provisions of this document, this document will be binding upon and enure to the benefit of each party’s respective successors and assigns who become such in accordance with the terms of this document.

60.9	Grantee Encumbrance

The Grantee shall be entitled at any time and from time to time to grant or allow to exist an Encumbrance in respect of its rights under this document (and the Royalty) in favour of its lenders.

60.10	Severance

If the whole or any part of a provision of this document is void, unenforceable or unlawful in a jurisdiction, it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this document or is contrary to public policy.

60.11	Rights and obligations are unaffected

Rights given to the parties under this document and the parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

60.12	Variation and waiver

A provision of this document or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

60.13	No merger

The warranties, undertakings and indemnities in this document do not merge on the Effective Date.

60.14	Further steps

Subject to the terms of this document and any other obligation of confidentiality to which a party is bound, each party agrees to do anything (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed), which each other party asks and considers necessary to bind the parties and any other person intended to be bound under this document.

60.15	Indemnities and reimbursement obligations

Any indemnity, reimbursement or similar obligation in this document:

(a)	is a continuing obligation despite the satisfaction of any payment or other obligation in connection with this document, any settlement or any other thing;

(b)	is independent of any other obligations under this document; and

© King & Wood Mallesons 56132864_10	Royalty Deed	44

(c)	continues after this document, or any obligation arising under it, ends.

It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity in connection with this document.

60.16	Prompt performance

Each party agrees to perform its obligations under this document promptly, unless a specific time for performance is expressly stated in this document.

60.17	No undisclosed principals or undisclosed trusts

Except as expressly stated in writing in this document, no person enters into this document as an agent for any other person or as trustee of any trust or on behalf or for the benefit of any other person.

60.18	Costs

Each party will pay its own legal costs in connection with the preparation and execution of this document.

60.19	Stamp duty

(a)	Subject to clause 18.19(c), the Grantor agrees to:

(i)	pay or reimburse all Duty chargeable, payable or assessed as being payable in relation to the execution or performance of this document; and

(ii)	indemnify the Grantee against, and agrees to reimburse and compensate the Grantee for, any liability incurred by the Grantee as a result of the Grantor not complying with clause 18.19(a)(i).

(b)	The Grantor agrees to pay amounts due to the Grantee under this clause within 3 Business Days of demand from the Grantee.

(c)	The Grantee is responsible for and must pay all Duty which may be payable on or in connection with a Transfer of its Transferring Interest to any person other than the Grantor under clause 9.6.

60.20	Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this document or any part of it.

60.21	Inconsistent law

To the extent permitted by law, this document prevails to the extent it is inconsistent with any law.

60.22	Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this document with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

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60.23	No representations or warranties

Each party acknowledges that in entering into this document it has not relied on any representations or warranties about its subject matter except as expressly provided by the written terms of this document.

60.24	Waiver

No waiver by any party of a right or a default under this document or any delay or omission in the exercise of any right, remedy or power constitutes a waiver by such party of any subsequent right power, remedy or default whether of a like nature or otherwise.

60.25	Counterparts

This document may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument and the date on which the last counterpart is executed is the date of the document.

61	Governing law

61.1	Governing law

This document is governed by the law in force in the place specified in the Details.

61.2	Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from those courts. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

61.3	Serving documents

Without preventing any other method of service, any document in an action may be served on a party by being delivered or left at that party’s address for services of notice under clause 16.2.

EXECUTED as a deed

© King & Wood Mallesons 56132864_10	Royalty Deed	46

Royalty Deed

Schedule 13     Tenements

Part A – Mining Tenements

Tenement	Royalty Interest
CML 5	100%
MPL 1093	100%
MPL 1094	100%

Part B – Exploration Tenements

Tenement	Royalty Interest
EL 5693	100%
EL 5983	100%
EL 6223	90%
EL 6907	90%

© King & Wood Mallesons 56132864_10	Royalty Deed	47

Royalty Deed

Schedule 14     Grantor Deed of Covenant

Details

Parties	[Insert details of the Grantor Transferee, [Incoming Guarantor,] Grantor, Guarantor and the Grantee]
Recitals	A	The Grantor, the Guarantor and the Grantee are parties to the Royalty Deed.
	B	Pursuant to the Royalty Deed, the Grantee is entitled to a Royalty.
	C	The Grantor has agreed to Transfer, and the Grantor Transferee has agreed to take a Transfer of, [insert details of Tenement(s)] (“Transferred Interest”).
	D	The Grantor Transferee agrees to assume the obligations of the Grantor in respect of the Royalty arising under the Royalty Deed to the extent of the Transferred Interest.
E

The Grantee has agreed to the Transfer of the Transferred Interest from the Grantor to the Grantor Transferee, subject to the Grantor Transferee[, the Incoming Guarantor] and the Guarantor entering into this Deed of Covenant.

	F	The [Guarantor or Incoming Guarantor] has agreed to guarantee the obligations of the Grantor Transferee under the Royalty Deed.
Governing law	New South Wales, Australia
Date of document

[Note to template deed of covenant: If the Grantor Transferee is a Related Body Corporate of the Grantor, the references in square brackets to the Incoming Guarantor are to be deleted.]

© King & Wood Mallesons 56132864_10	Royalty Deed	48

Royalty Deed

General terms

1             Meaning

1.1          Defined terms

(a)	These meanings apply unless the contrary intention appears:

(i)	Details means the section of this document headed “Details”;

(ii)	Effective Date means the date of this document; and

(iii)	Royalty Deed means the “Royalty Deed” between [insert name of the Grantor and ACN], [insert name of Guarantor and ACN] and [insert name of Grantee and ACN], as amended and novated from time to time.

(b)	Unless the context otherwise requires, terms defined in the Royalty Deed (other than terms defined in this document) have the same meaning wherever used in this document.

1.2          Interpretation

Clause 1 of the Royalty Deed applies in the interpretation of this document, subject to clause 1.1 of this document.

2	Assumption

(a)	The Grantor Transferee:

(i)	confirms that it has been supplied with a copy of the Royalty Deed; and

(ii)	with effect on and from the Effective Date, covenants with the Grantee to observe and perform the terms of the Royalty Deed to the extent of the Transferred Interest as if it were a party thereto.

(b)	The Grantor Transferee, with effect on and from the Effective Date, covenants with the Grantee to pay the Royalty to the Grantee pursuant to the terms of the Royalty Deed as if the Grantor Transferee were a party thereto.

3	Consent

Each of the Grantor, the Guarantor and the Grantee (as applicable):

(a)	consents to the Transfer of the Transferred Interest from the Grantor to the Grantor Transferee with effect on and from the Effective Date;

(b)	consents to the Grantor Transferee assuming the obligations of the Grantor in accordance with the Royalty Deed to the extent of the Transferred Interest and consents to the Grantor Transferee becoming a party (as the “Grantor”) to the Royalty Deed to the extent of that Transferred Interest; and

© King & Wood Mallesons 56132864_10	Royalty Deed	49

(c)	agrees that the Grantor Transferee will be entitled to exercise all of the rights, privileges and benefits of the Grantor in respect of the Transferred Interest.

4	Royalty Deed effective

The parties agree that, except as provided above, the provisions of the Royalty Deed remain in full force and effect.

5	Guarantee

The [Guarantor or Incoming Guarantor] unconditionally and irrevocably guarantees to the Grantee the Grantor Transferee’s compliance with the Grantor Transferee’s obligations under and in connection with the Royalty Deed, on the terms set out in the Royalty Deed.

6	Further assurances

The Grantor Transferee and the [Guarantor or Incoming Guarantor] must do all acts, matters and things as may be reasonably necessary or expedient to implement and give full effect to the provisions of this document.

7	Notices

For the purposes of the Royalty Deed, the address of:

(a)	the Grantor Transferee to which all notices must be delivered (until substituted in accordance with clause [notices] of the Royalty Deed) is the address set out in the Details or, if the Grantor Transferee has notified otherwise, then marked for attention in the way last notified;

(b)	[the Incoming Guarantor to which all notices must be delivered (until substituted in accordance with clause [notices] of the Royalty Deed) is the address set out in the Details or, if the Incoming Guarantor has notified otherwise, then marked for attention in the way last notified;] and

(c)	each of the Grantor, the Guarantor and the Grantee is the relevant address set out in the Details section of the Royalty Deed or, if it has notified otherwise, then marked for attention in the way last notified.

8	Costs and stamp duty

8.1          Costs

The Grantor Transferee must pay or cause to be paid all costs of each other party arising out of the negotiation, preparation and execution of this document.

8.2          Stamp duty

As between the parties, all Duty which may be payable on or in connection with this document, any instrument executed under this document, and in respect of a transaction evidenced by the agreement must be borne by the [Grantor or Grantor Transferee]. The [Grantor or Grantor Transferee] must indemnify the other parties to this document on demand against any liability for that Duty.

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9	Governing law

9.1          Governing law

This document is governed by the law in force in the place stated in the Details.

9.2          Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

10	Counterparts

This document may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument and the date on which the last counterpart is executed is the date of the document.

EXECUTED as a deed

© King & Wood Mallesons 56132864_10	Royalty Deed	51

Royalty Deed

Schedule 15     Grantee Deed of Covenant

Details

Parties	[Insert details of the Grantee Transferee, Grantor, Guarantor and the Grantee]
Recitals	A	The Grantor, the Guarantor and the Grantee are parties to the Royalty Deed.
	B	Pursuant to the Royalty Deed, the Grantee is entitled to a Royalty.
	C	The Grantee has agreed to Transfer, and the Grantee Transferee has agreed to take a Transfer of, [insert extent of interest being transferred] of the Grantee’s rights and obligations under the Royalty Deed and the Security (“Transferred Interest”).
	D	The Grantee Transferee agrees to assume the obligations of the Grantee under the Royalty Deed and the Security to the extent of the Transferred Interest.
	E	The Grantor has agreed to the Transfer of the Transferred Interest from the Grantee to the Grantee Transferee, subject to the Grantee Transferee entering into this Deed of Covenant.
	F	The Guarantor has agreed to guarantee to the Grantee Transferee the obligations of the Grantor under the Royalty Deed.
Governing law	New South Wales, Australia
Date of document

© King & Wood Mallesons 56132864_10	Royalty Deed	52

General terms

1	Meaning

1.1          Defined terms

(a)	These meanings apply unless the contrary intention appears:

(i)	Details means the section of this document headed “Details”;

(ii)	Effective Date means the date of this document; and

(iii)	Royalty Deed means the “Royalty Deed” between [insert name of the Grantor and ACN], [insert name of Guarantor and ACN] and [insert name of Grantee and ACN], as amended and novated from time to time.

(b)	Unless the context otherwise requires, terms defined in the Royalty Deed (other than terms defined in this document) have the same meaning wherever used in this document.

1.2          Interpretation

Clause 1 of the Royalty Deed applies in the interpretation of this document, subject to clause 1.1 of this document.

2	Assumption

The Grantee Transferee:

(a)	confirms that it has been supplied with a copy of the Royalty Deed; and

(b)	with effect on and from the Effective Date, covenants with the Grantor to observe and perform the terms of the Royalty Deed to the extent of the Transferred Interest as if it were a party thereto.

3	Consent

Each of the Grantor, the Guarantor and the Grantee (as applicable):

(a)	consents to the Transfer of the Transferred Interest from the Grantee to the Grantee Transferee with effect on and from the Effective Date;

(b)	consents to the Grantee Transferee assuming the obligations of the Grantee in accordance with the Royalty Deed to the extent of the Transferred Interest and consents to the Grantee Transferee becoming a party (as the “Grantee”) to the Royalty Deed to the extent of that Transferred Interest; and

(c)	agrees that the Grantee Transferee will be entitled to exercise all of the rights, privileges and benefits of the Grantee in respect of the Transferred Interest.

4	Royalty Deed effective

The parties agree that, except as provided above, the provisions of the Royalty Deed remain in full force and effect.

5	Guarantee

The Guarantor unconditionally and irrevocably guarantees to the Grantee Transferee the Grantor’s compliance with the Grantor’s obligations under and in connection with the Royalty Deed, on the terms set out in the Royalty Deed.

6	Further assurances

The Grantee Transferee must do all acts, matters and things as may be reasonably necessary or expedient to implement and give full effect to the provisions of this document.

7	Notices

For the purposes of the Royalty Deed, the address of:

(a)	the Grantee Transferee to which all notices must be delivered (until substituted in accordance with clause [notices] of the Royalty Deed) is the address set out in the Details or, if the Grantee Transferee has notified otherwise, then marked for attention in the way last notified; and

(b)	each of the Grantor, the Guarantor and the Grantee is the relevant address set out in the Details section of the Royalty Deed or, if it has notified otherwise, then marked for attention in the way last notified.

8	Costs and stamp duty

8.1          Costs

The Grantee Transferee must pay or cause to be paid all costs of each other party arising out of the negotiation, preparation and execution of this document.

8.2          Stamp duty

As between the parties, all Duty which may be payable on or in connection with this document, any instrument executed under this document, and in respect of a transaction evidenced by the agreement must be borne by the [Grantee or Grantee Transferee]. The [Grantee or Grantee Transferee] must indemnify the other parties to this document on demand against any liability for that Duty.

9	Governing law

9.1          Governing law

This document is governed by the law in force in the place stated in the Details.

9.2          Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

10	Counterparts

This document may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument and the date on which the last counterpart is executed is the date of the document.

EXECUTED as a deed

Signing page

DATED:

SIGNED, SEALED AND DELIVERED by

_________________________________________________________

as attorney for Cobar Management Pty. Limited under power of attorney dated

_________________________________________________________

in the presence of:

_________________________________________________________

Signature of witness

_________________________________________________________

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) )	__________________________________________________________ By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

SIGNED, SEALED AND DELIVERED by

________________________________________________________

as attorney for Glencore Operations Australia Pty LIMITED under power of attorney dated

________________________________________________________

in the presence of:

________________________________________________________

Signature of witness

________________________________________________________

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) )	___________________________________________________________ By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

EXECUTED for Metals Acquisition CorP by:

Signature of director

Name of director (block letters)

Share Sale Agreement

Annexure H       Tenement Mortgage

© King & Wood Mallesons 56164620_13	Share Sale Agreement 17 March 2022	58

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Cobar - Mining tenement mortgage

Cobar Management Pty. Limited (ACN 083 171 546) (Mortgagor)

Glencore Operations Australia Pty Limited (ACN 128 115 140) (Mortgagee)

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

Cobar - Mining tenement mortgage

Contents

Details		4
General terms		5
1	Interpretation	5
1.1	Terms defined in the Royalty Deed	5
1.2	Definitions	5
1.3	General interpretation	8
2	Mortgagor must pay the Secured Money	10
3	Mortgage	10
3.1	Acknowledgment of mortgage	10
3.2	Mandatory action	10
3.3	Consideration	10
3.4	Transfers, variations and replacements	10
3.5	Tenement EL 6223 legal interest	11
4	Dealings with Secured Property	11
4.1	Restricted dealings	11
4.2	Where the law allows for creation of Encumbrance without consent	11
5	Other Encumbrances	11
5.1	Priority agreement	11
5.2	Amount secured by other Encumbrance	11
5.3	Obligations under other Encumbrance	11
5.4	Mortgagee may rely on third party certificates	12
6	Representations and warranties	12
6.1	Representation and warranties	12
6.2	Repetition of representations and warranties	13
6.3	Reliance	13
7	Secured Property	13
7.1	General undertakings	13
7.2	Undertaking relating to Tenements	14
8	Rights such as compensation	14
8.1	Obligation to notify	14
8.2	Mortgagee’s right to oversee claim	14
8.3	Payments to Mortgagee	14
9	Payments	14
9.1	Manner of payment	14
9.2	Currency indemnity	15
9.3	GST	15

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10	Interest	16
10.1	Obligation to pay	16
10.2	Rate of interest	16
10.3	Compounding	16
11	Costs and indemnities	16
11.1	Transaction costs	16
11.2	Other costs	16
11.3	Indemnity	17
11.4	Payment for Mortgagor’s obligations	17
12	Application of payments	17
12.1	Application of money	17
12.2	Order of payment	17
12.3	Suspense account	17
12.4	Remaining money	17
12.5	Credit from date of receipt	18
13	Administrative matters	18
13.1	Deposit of documents	18
13.2	Registration	18
13.3	Further steps	18
14	Rights the Mortgagee may exercise at any time	19
14.1	Authority to deal	19
14.2	Right to rectify	19
14.3	Payment of income to Mortgagee	19
14.4	Mortgagee not mortgagee in possession	19
15	Default	19
15.1	Events of Default	19
15.2	Ensure no default	21
15.3	Investigation of default	21
15.4	Mortgagee’s powers on default	21
15.5	Order of enforcement	21
16	Statutory powers and notices	22
16.1	Exclusion of PPSA provisions	22
16.2	Exercise of rights by Mortgagee	22
16.3	No notice required unless mandatory	22
17	Receivers	23
17.1	Terms of appointment of Receiver	23
17.2	More than one Receiver	23
17.3	Receiver is Mortgagor’s agent	23
17.4	Receiver’s powers	23
18	Disposal of the Secured Property is final	24
19	Power of attorney	24
19.1	Appointment	24
19.2	Powers	24
19.3	Application of insolvency dividends	24

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20	Reinstatement of rights	25
21	Notices and other communications	25
22	General	25
22.1	Prompt performance	25
22.2	Certificates	25
22.3	Set-off	25
22.4	Discretion in exercising rights	26
22.5	Partial exercising of rights	26
22.6	Conditions of consents, approvals or waivers	26
22.7	No liability for loss	26
22.8	Conflict of interest	26
22.9	Mortgagee or Receiver in possession	26
22.10	Remedies cumulative	26
22.11	Other Encumbrances or judgments	26
22.12	Continuing security	27
22.13	Indemnities and reimbursement obligations	27
22.14	Rights and obligations are unaffected	27
22.15	Supervening law	27
22.16	Variation and waiver	27
22.17	Confidentiality	27
22.18	Receipts	28
22.19	Each signatory bound	28
22.20	Counterparts	28
22.21	Governing law and jurisdiction	28
22.22	Serving documents	28
22.23	Deed	28
Schedule – Tenements		29
Signing page		30

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Cobar - Mining tenement mortgage

Details

Parties	Mortgagor and Mortgagee
Mortgagor	Name	Cobar Management Pty. Limited
	ACN	083 171 546
	ABN	38 083 171 546
	Address	[insert]
	Email	[***]
	Attention	Michael McMullen
Mortgagee	Name	Glencore Operations Australia Pty Limited
	ACN	128 115 140
	ABN	40 128 115 140
	Address	Level 44 Gateway, 1 Macquarie Place, Sydney NSW 2000
	Email	[***]
	Attention	[***]

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Cobar - Mining tenement mortgage

General terms

1	Interpretation

1.1	Terms defined in the Royalty Deed

A term which has a defined meaning in the Royalty Deed has the same meaning when used in this mortgage unless it is expressly defined in this mortgage, in which case the meaning in this mortgage applies.

1.2	Definitions

Unless the contrary intention appears, these meanings apply:

Attorney means each attorney appointed by the Mortgagor under clause 19 (“Power of attorney”).

Authorised Officer means:

(a)	in the case of the Mortgagee, a director or secretary of the Mortgagee, or any person who purports to be a “director”, “chief”, “counsel”, “executive”, “head”, “president” or “manager” (or a person performing, or purporting to perform, the functions of any of them) of the Mortgagee or any other person nominated by the Mortgagee to act as an Authorised Officer for the purposes of this mortgage; and

(b)	in the case of a Mortgagor, a director or secretary of the Mortgagor or any other person specified by the Mortgagor as an Authorised Officer for the purposes of this mortgage by a notice to the Mortgagee accompanied by a copy of the person’s signature certified by a director or secretary of the Mortgagor (and in respect of which the Mortgagee has not received notice of revocation of the appointment).

Compulsory Acquisition means an actual or proposed compulsory acquisition, resumption, appropriation or confiscation of, or freezing, restraining or forfeiture order in connection with, assets at law, including a restriction or order under which compensation is payable in connection with assets.

Corporations Act means the Corporations Act 2001 (Cth).

Costs includes costs, charges and expenses, including those incurred in connection with advisers and any legal costs on a full indemnity basis.

Event of Default means an event or circumstance so described in clause 15.1 (“Events of Default”).

A person is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);

(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property;

(c)	it is subject to any arrangement (including a deed of company arrangement or scheme of arrangement), assignment, moratorium, compromise or composition, protected from creditors under any statute, or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Mortgagee);

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(d)	an application or order has been made (and, in the case of an application which is disputed by the person, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, in respect of any of the above paragraphs;

(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand;

(f)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Mortgagee reasonably deduces it is so subject);

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)	something having a substantially similar effect to any of the things described in the above paragraphs happens in connection with that person under the law of any jurisdiction.

Land means the land the subject of each Tenement.

Licence means any licence, permit, entitlement or authorisation (including to discharge hazardous waste, to draw water or manage water rights, or to develop and use property) issued by any authority or other person which allows activity to be carried out, on or in connection with property.

Material Adverse Effect means a material adverse effect on:

(a)	the ability of the Mortgagor to comply with its obligations under the Transaction Documents;

(b)	the rights and remedies of the Mortgagee under the Transaction Documents;

(c)	the business, operation, property, condition (financial or otherwise), cashflows or prospects of the Mortgagor;

(d)	the effectiveness or priority of any Encumbrance granted by the Mortgagor in connection with any Transaction Document or the value of the Secured Property; or

(e)	the validity or enforceability of any Transaction Document.

Mortgagee means the person or persons named in this mortgage as mortgagee.

Mortgagor means the person or persons named in this mortgage as mortgagor. If there are more than one, the Mortgagor means each of them individually and every two or more of them jointly.

Mortgagor Group means the Mortgagor and its Related Entities, and Mortgagor Group Member means any of them.

Permitted Encumbrance means:

(a)	any Encumbrance over the Secured Property granted by the Mortgagor in accordance with clause 6.2 (“Security Subordination”) of the Royalty Deed; or

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(b)	any other Encumbrance which is permitted under any intercreditor or priority deed to which the Mortgagee is party.

Potential Event of Default means an event or circumstance described in clause 15.1 (“Events of Default”) which, with the giving of notice, lapse of time or fulfilment of any condition, would be likely to become an Event of Default.

PPSA means the Personal Property Securities Act 2009 (Cth).

Receiver includes a receiver or receiver and manager.

Related Entity has the meaning it has in the Corporations Act.

Royalty Deed means the document entitled “Cobar Royalty Deed” dated on or about the date of this mortgage between, among others, the Mortgagor and the Mortgagee.

Secured Money means all money which:

(a)	at any time;

(b)	for any reason or circumstance in connection with the Royalty Deed (including transactions in connection with it);

(c)	whether under law or otherwise (including liquidated or unliquidated damages for default or breach of any obligation); and

(d)	whether or not of a type within the contemplation of the parties at the date of this mortgage:

(i)	the Mortgagor is or may become actually or contingently liable to pay to the Mortgagee in connection with the Royalty Deed; or

(ii)	the Mortgagor would have been liable to pay the Mortgagee in connection with the Royalty Deed but the amount remains unpaid by reason of the Mortgagor’s Insolvency.

Subject to paragraphs (a) through (d) of this definition, this definition applies:

(e)	irrespective of the capacity in which the Mortgagor or the Mortgagee became entitled to, or liable in respect of, the amount concerned;

(f)	whether the Mortgagor or the Mortgagee is liable as principal debtor, as surety, or otherwise;

(g)	whether the Mortgagor is liable alone, or together with another person;

(h)	even if the Mortgagor owes an amount or obligation to the Mortgagee because it was assigned to the Mortgagee, whether or not:

(i)	the assignment was before, at the same time as, or after the date of this mortgage; or

(ii)	the assigned obligation was secured before the assignment; or

(i)	if the Mortgagor is a trustee, whether or not it has a right of indemnity from the trust fund.

Secured Property means the following property:

(a)	the Tenements; and

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(b)	any certificate, registration, title or other evidence of ownership of, or rights to, anything described in connection with the Tenements.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) paid, payable or assessed as being payable by any authority together with any fines, penalties and interest in connection with them.

Tenements means:

(a)	all of the Mortgagor’s legal and/or beneficial interest in the mining and exploration tenements (being the leases, licences, claims, permits, and other authorities) and mining and exploration tenement applications listed in the Schedule to this mortgage (whether registered or applied for) each case as may be renewed, extended, substituted, replaced (including where an exploration licence is replaced by a mining or other tenement with production rights) or consolidated; and

(b)	any other mining tenement, lease, licence, claim, permit or other authority that is designated as a ‘Tenement’ pursuant to clause 6.3(c)(iii) of the Royalty Deed.

Title Documents means each original, duplicate and counterpart certificate, confirmation, grant, assurance, conveyance, deed and other document of title or evidencing the Mortgagor’s title to, interest in, or rights to acquire, possess, use or dispose of, any Secured Property

Transaction Documents means:

(a)	this mortgage;

(b)	the Royalty Deed;

(c)	any document which the Mortgagor and Mortgagee agree in writing is a Transaction Document for the purposes of this definition; and

(d)	any document entered into for the purpose of varying, novating, supplementing, extending, replacing or restating any of the above.

1.3	General interpretation

Headings are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this mortgage:

(a)	labels used for definitions are for convenience only and do not affect interpretation;

(b)	the singular includes the plural and vice versa;

(c)	a reference to a document includes any agreement or other legally enforceable arrangement created by it (whether the document is in the form of an agreement, deed or otherwise);

(d)	a reference to a document also includes any variation, replacement or novation of it;

(e)	the meaning of general words is not limited by specific examples introduced by “including”, “for example” or “such as” or similar expressions;

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(f)	a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;

(g)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)	a reference to a time of day is a reference to Sydney time;

(i)	a reference to, dollars, $ or US$ is a reference to the currency of the United States of America;

(j)	a reference to “law” includes common law, principles of equity and legislation (including regulations);

(k)	a reference to any legislation includes regulations under it and any consolidations, amendments, re-enactments or replacements of any of them;

(l)	a reference to "regulations" includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations);

(m)	an agreement, representation or warranty in favour of 2 or more persons is for the benefit of them jointly and each of them individually;

(n)	a reference to a group of persons is a reference to any 2 or more of them jointly and to each of them individually;

(o)	a reference to any thing (including an amount) is a reference to the whole and each part of it;

(p)	a reference to accounting standards is a reference to accounting standards, principles and practices generally accepted in the relevant place, consistently applied;

(q)	a reference to an accounting term in an accounting context is a reference to that term as it is used in relevant accounting standards;

(r)	a reference to “property” or “asset” includes any present or future, real or personal, tangible or intangible property, asset or undertaking and any right, interest or benefit under or arising from it;

(s)	an Event of Default or Potential Event of Default is “continuing” if it has occurred and has not been waived in writing by, or remedied to the satisfaction of, the Mortgagee;

(t)	a reference to “control” includes control as defined in the PPSA;

(u)	a reference to “possession” includes possession as defined in the PPSA; and

(v)	a reference to “this mortgage” means the mortgage constituted by the mortgage form and this mortgage and includes each other security interest created by this mortgage.

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2	Mortgagor must pay the Secured Money

The Mortgagor agrees to pay the Secured Money in accordance with the terms of any agreement in writing to do so. However, if either:

(a)	there is no such agreement; or

(b)	an Event of Default is continuing,

the Mortgagee may declare at any time by notice to the Mortgagor that the Secured Money is either payable on demand or immediately due for payment.

3	Mortgage

3.1	Acknowledgment of mortgage

(a)	The Mortgagor acknowledges that it mortgages the Secured Property to the Mortgagee as security for the Secured Money on the terms set out in this mortgage.

(b)	The Mortgagor does this as absolute or beneficial owner (unless otherwise stated in the Schedule).

(c)	To the extent that the Secured Property constitutes a beneficial interest in a Tenement, the Mortgagor grants a security interest to the Mortgagee in respect of that interest as security for the Secured Money.

3.2	Mandatory action

To the extent that any legislation requires that something must be done (such as obtaining consent) before the Mortgagor may validly grant a mortgage in any Secured Property, the mortgage referred to in clause 3.1 (“Acknowledgment of mortgage”) only takes effect in relation to that Secured Property when the thing required is done. The Mortgagor agrees to do everything necessary to ensure that it is done.

3.3	Consideration

The Mortgagor acknowledges granting this mortgage and incurring obligations and giving rights under this mortgage for valuable consideration.

3.4	Transfers, variations and replacements

(a)	The Mortgagor acknowledges that the Royalty Deed may be Transferred by the Mortgagee, or varied or replaced, from time to time, in the manner prescribed by the Royalty Deed.

(b)	The Mortgagor confirms that the Secured Money includes any amount payable under the Royalty Deed as so Transferred, varied or replaced. The Mortgagor confirms that this applies regardless of:

(i)	how the Royalty Deed is Transferred, varied or replaced;

(ii)	the reasons for the Transfer, variation or replacement; and

(iii)	whether the Secured Money decreases or increases or the Royalty Deed is otherwise more onerous as a result of the Transfer, variation or replacement, provided, in the case of a Transfer, in each case to the extent the Mortgagee complies with the Royalty Deed in connection with such Transfer.

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3.5	Tenement EL 6223 legal interest

The parties acknowledge that as at the date of this mortgage, the Tenement EL 6223 is not legally held by the Mortgagor. The Mortgagor agrees that if after the date of this mortgage Tenement EL 6223 becomes legally held, whether wholly or partly, by any Mortgagor Group Member(s), that the Mortgagor will, and will procure that the relevant Mortgagor Group Member(s) will, grant a legal mortgage in respect of Tenement EL 6223 to the Mortgagee as security for the Secured Money on the terms set out in this mortgage.

4	Dealings with Secured Property

4.1	Restricted dealings

The Mortgagor must not, and must not agree or attempt to, sell, assign, transfer, dispose or part with possession of, lease, licence, cancel, surrender, forfeit, lose, alter, encumber or otherwise deal with, any of the Secured Property, or the rights of the Mortgagor in the Secured Property or the Land, except:

(a)	if required to under, and then in accordance with, the Mining Act;

(b)	by way of a Permitted Encumbrance; or

(c)	as permitted by the Royalty Deed.

4.2	Where the law allows for creation of Encumbrance without consent

If a law entitles the Mortgagor to create another Encumbrance over the Secured Property without the consent of the Mortgagee, this clause 4 does not operate to require the Mortgagor to obtain the Mortgagee’s consent before creating that other Encumbrance. However if the Mortgagor intends to create another Encumbrance (other than a Permitted Encumbrance), it agrees to notify the Mortgagee at least seven days before it proposes to do so.

5	Other Encumbrances

5.1	Priority agreement

Without derogating from the obligation of the Mortgagee under clause 6 of the Royalty Deed, if the Mortgagee asks, the Mortgagor agrees to obtain an agreement acceptable to the Mortgagee, acting reasonably, regulating priority between this mortgage and any other Encumbrance over the Secured Property.

5.2	Amount secured by other Encumbrance

The Mortgagor agrees to ensure that the amount secured under any other Encumbrance (other than a Permitted Encumbrance) over the Secured Property is not increased without the Mortgagee’s consent (not to be unreasonably withheld).

5.3	Obligations under other Encumbrance

The Mortgagor agrees to comply with all obligations in connection with any other Encumbrance over the Secured Property.

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5.4	Mortgagee may rely on third party certificates

The Mortgagee may rely on a certificate from any other person with an Encumbrance over the Secured Property as to the amount that is owed to that other person.

6	Representations and warranties

6.1	Representation and warranties

The Mortgagor represents and warrants (except in relation to matters disclosed to the Mortgagee and accepted by the Mortgagee in writing) that:

(a)	(owner of the Secured Property) it has good title to and is the beneficial owner of, the Secured Property free from any Encumbrance, other than any Permitted Encumbrance;

(b)	(no Compulsory Acquisition) there is no Compulsory Acquisition affecting it, the Land or any Secured Property;

(c)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(d)	(power) it has power to enter into this mortgage, comply with its obligations under it and to exercise its rights under it;

(e)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this mortgage do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)	any law binding on or applicable to it or the Secured Property; or

(iii)	any Encumbrance or document binding on or applicable to it or its assets or constitute a review event, event of default, termination, cash cover requirement, prepayment or similar event (each however described) under the Encumbrance or the document where this has had or is likely to have a Material Adverse Effect;

(f)	(authorisations) it has in full force and effect each authorisation necessary for it to:

(i)	enter into this mortgage, to comply with its obligations and exercise its rights under it, and to allow them to be enforced; and

(ii)	carry on any business it conducts to the extent that failure to obtain, comply with or maintain that authorisation would be likely to have a Material Adverse Effect;

(g)	(validity of obligations) its obligations under this mortgage are valid and binding and are enforceable against it in accordance with its terms subject to any stamping and registration requirements, applicable equitable principles and laws generally affecting creditors’ rights;

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(h)	(Event of Default) no Event of Default or Potential Event of Default is continuing;

(i)	(not a trustee) it does not enter into this mortgage or hold any asset as trustee; and

(j)	(no immunity) neither it nor any of its assets has immunity from the jurisdiction of a court or from legal process.

6.2	Repetition of representations and warranties

The representations and warranties in this clause 6 are taken to be made on the date of this mortgage and also (by reference to the then current circumstances):

(a)	on each date on which the Mortgagor acquires Secured Property; and

(b)	every 3 months after the date of this mortgage.

Any disclosure against a representation and warranty does not limit the Mortgagee’s rights under this mortgage (including under clause 15.1 (“Events of Default”)).

6.3	Reliance

The Mortgagor acknowledges that the Mortgagee has entered into the Transaction Documents to which it is a party in reliance on the representations and warranties in this clause 6.

7	Secured Property

7.1	General undertakings

The Mortgagor agrees:

(a)	(authorisations) to obtain, comply with and maintain each authorisation necessary for it to:

(i)	enter into the Transaction Documents to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced; and

(ii)	carry on its business as it is now being carried on to the extent that failure to do so would be likely to have a Material Adverse Effect;

(b)	(comply with laws) to comply with all laws binding on, or applicable to, it or the Secured Property where failure to comply is likely to have a Material Adverse Effect;

(c)	(Taxes)

(i)	to pay all rates Taxes due and payable by it, except those which it is contesting in good faith; and

(ii)	to pay all rates and Taxes contested in good faith which remain due and payable by it after final determination or settlement of the contest;

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(d)	(notices or orders) to give the Mortgagee a copy of any notice, order, summons or conviction from, or correspondence with, an authority (such as a local council) or Government Agency involving it, the Land or the Secured Property which has had or is likely to have a Material Adverse Effect;

(e)	(use of Land) obtain the Mortgagee’s consent before it changes the purpose for which the Land is used; and

(f)	(caveats, notifications or dealings) do everything within the Mortgagor’s power necessary to remove any caveat, notification or dealing placed on the title to the Secured Property or the Land, other than any Permitted Encumbrance or other security contemplated in the Royalty Deed.

7.2	Undertaking relating to Tenements

The Mortgagor agrees to comply with each obligation under clause 7 (“Tenements and conduct of Operations”) of the Royalty Deed.

8	Rights such as compensation

8.1	Obligation to notify

The Mortgagor agrees to notify the Mortgagee if the Mortgagor has a right to claim or receive a payment in connection with the Mortgagor’s ownership of the Secured Property or the Land (such as compensation if there is a Compulsory Acquisition).

8.2	Mortgagee’s right to oversee claim

The Mortgagor agrees to claim payment in the manner directed by the Mortgagee. However, if the Mortgagee notifies the Mortgagor, the Mortgagee may take over the Mortgagor’s rights to make, pursue or settle the Mortgagor’s claim. The Mortgagee may then exercise those rights in any manner the Mortgagee chooses (including signing releases for the payment in the name of the Mortgagor or the Mortgagee).

8.3	Payments to Mortgagee

The Mortgagor agrees to use its reasonable endeavours to ensure that any payments made under this clause 8 are paid to the Mortgagee, to the extent necessary for the Mortgagor to comply with the Royalty Deed. If, despite this, they are paid to the Mortgagor, the Mortgagor agrees to pay them to the Mortgagee. In each case, the Mortgagee agrees to then use the payments as set out in clause 12 (“Application of payments”).

9	Payments

9.1	Manner of payment

The Mortgagor agrees to make payments (including by way of reimbursement) under this mortgage:

(a)	in full without set-off or counterclaim, and without any deduction or withholding in respect of Taxes unless prohibited by law;

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(b)	if the Mortgagor is compelled by law to deduct any such Tax, it must pay to the Mortgagee those additional amounts as may be necessary so that the net payment after that deduction (including any further deduction on such additional amounts) is not less than the payment would have been had there been no deduction; and

(c)	if the payment relates to the Secured Money, in the currency in which the payment is due, and otherwise in Australian dollars in immediately available funds.

9.2	Currency indemnity

The Mortgagor waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if the Mortgagee receives an amount in a currency other than that in which it is due:

(a)	the Mortgagee may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and

(b)	the Mortgagor satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.

If a judgment, order or proof of debt for an amount in connection with this mortgage is expressed in a currency other than that in which it is due, then the Mortgagor indemnifies the Mortgagee against, and agrees to reimburse and compensate the Mortgagee for, any difference arising from converting the other currency if the rate of exchange used by the Mortgagee under this clause is less favourable to the Mortgagee than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt.

The Mortgagor agrees to pay amounts due under this indemnity on demand from the Mortgagee.

9.3	GST

(a)	Unless expressly stated otherwise in this mortgage, all amounts payable or consideration to be provided under this mortgage are exclusive of GST.

(b)	If GST is payable on any supply made under this mortgage, for which the consideration is not expressly stated to include GST, the recipient agrees to pay to the supplier an additional amount equal to the GST at the same time that the consideration for the supply, or the first part of the consideration for the supply (as the case may be), is to be provided. However:

(i)	the recipient need not pay the additional amount until the supplier gives the recipient a tax invoice or an adjustment note; and

(ii)	if an adjustment event arises in respect of the supply, the additional amount must be adjusted to reflect the adjustment event and the recipient or the supplier (as the case may be) must make any payments necessary to reflect the adjustment; and

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(iii)	this clause 9.3 does not apply to the extent that the GST on the supply is payable by the recipient under Division 84 of the GST Act.

(c)	If a party is required under this mortgage to indemnify another party or pay or reimburse Costs of another party, the party agrees to pay the relevant amount less any input tax credits to which the other party (or to which the representative member for a GST group of which the other party is a member) is entitled.

(d)	A term which has a defined meaning in the GST Law has the same meaning used in this clause 9.3. GST Law has the same meaning it has in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

10	Interest

10.1	Obligation to pay

The Mortgagor agrees to pay interest on any part of the Secured Money which is due for payment but which is not otherwise incurring interest. The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment (both before and after judgment as an independent obligation) and is calculated on actual days elapsed using a year of 360 or 365 days (as determined by reference to usual market practice for the relevant currency).

The Mortgagor agrees to pay interest under this clause on demand from the Mortgagee.

10.2	Rate of interest

The rate of interest applying to each daily balance is the Default Rate.

10.3	Compounding

Interest accrued but which has not been paid under clause 10.1 (“Obligation to pay”) is added to the overdue amount at the end of each period of 30 days (or any other period the Mortgagee reasonably chooses). The first period begins on (and includes) the date for payment of the overdue amount. Interest is payable on the increased overdue amount at the rate set out in clause 10.2 (“Rate of interest”) and in the manner set out in clause 10.1 (“Obligation to pay”).

11	Costs and indemnities

11.1	Transaction costs

Each party will pay its own legal costs in connection with the preparation, execution and administration of this mortgage.

11.2	Other costs

The Mortgagor agrees, within 3 Business Days of demand, to pay or reimburse:

(a)	(other costs) the Mortgagee’s and any Attorney’s or Receiver’s Costs of exercising, enforcing or preserving rights, powers or remedies (or considering doing so) in connection with this mortgage; and

(b)	(taxes) all stamp duty, registration fees and similar taxes or fees payable or assessed as being payable in connection with this mortgage or any other transaction contemplated by this mortgage (including any fees, fines, penalties and interest in connection with any of those amounts). However, the Mortgagor need not pay or reimburse any fees, fines, penalties or interest to the extent they have been imposed because of the Mortgagee’s delay.

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11.3	Indemnity

The Mortgagor agrees, within 3 Business Days of demand, to indemnify the Mortgagee against, and to reimburse and compensate it for, any liability or loss arising from, and any Costs incurred in connection with:

(a)	an Event of Default, the Mortgagor not complying with any of its obligations under this mortgage or a representation, warranty or statement made, or taken to be made, by or on behalf of a Mortgagor in this mortgage being incorrect or misleading (including by omission) when made or taken to be made;

(b)	the Mortgagee exercising, enforcing or preserving rights, powers or remedies in connection with this mortgage (or considering doing so); or

(c)	the Secured Property (including any indemnity the Mortgagee gives a Controller or administrator of the Mortgagor).

The amount payable under this clause includes any liability or loss and any Costs of the kind referred to in this indemnity incurred by the Mortgagee’s officers, employees, agents or contractors or any Attorney, and any lessee, purchaser or occupier of any Secured Property.

11.4	Payment for Mortgagor’s obligations

Notwithstanding clause 11.1, the Mortgagor agrees to pay for anything that it agrees to do under this mortgage.

12	Application of payments

12.1	Application of money

The Mortgagee must apply money it receives under this mortgage towards paying the Secured Money in accordance with the Transaction Documents unless the Mortgagee is obliged to pay the money to anyone with a prior claim.

12.2	Order of payment

The Mortgagee may use money received under this mortgage towards paying any part of the Secured Money the Mortgagee chooses, including by paying a later instalment before an earlier instalment. This applies even if that part only falls due after the Mortgagee gives a notice of demand.

12.3	Suspense account

The Mortgagee may place in a suspense account any payment it receives from the Mortgagor for as long as it considers prudent and need not apply it towards satisfying the Secured Money.

12.4	Remaining money

The Mortgagee agrees to pay any money remaining after the Secured Money is paid either to the Mortgagor (which the Mortgagee may do by paying it into an account in the Mortgagor’s name) or to another person entitled to it (such as another person with an Encumbrance over the Secured Property). In doing so, it does not incur any liability to the Mortgagor. The Mortgagee is not required to pay the Mortgagor interest on any money remaining after the Secured Money is paid.

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12.5	Credit from date of receipt

The Mortgagor is only credited with money from the date the Mortgagee actually receives it (including, where the Mortgagee has appointed a Receiver, the date the Receiver pays money to the Mortgagee).

13	Administrative matters

13.1	Deposit of documents

The Mortgagor agrees to deposit with the Mortgagee:

(a)	all Title Documents; and

(b)	any other documents the Mortgagee requests,

relating to the Secured Property.

However, the Mortgagor need not deposit them if another person is holding them under an Encumbrance over the Secured Property:

(c)	in connection with Senior Lender Security or any other Security contemplated under the Royalty Deed; or

(d)	to which the Mortgagee has consented and which has priority over this mortgage.

13.2	Registration

The Mortgagee may, at the Mortgagor’s expense, apply for any registration, or give any notification, in connection with this mortgage. This includes registration under the PPSA for whatever collateral class the Mortgagee thinks fit. The Mortgagor consents to any such registration or notification and agrees not to make an amendment demand.

13.3	Further steps

The Mortgagor agrees to do anything (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed), which the Mortgagee asks and considers necessary to:

(a)	provide more effective security over the Secured Property for payment of the Secured Money;

(b)	ensure that this mortgage is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective;

(c)	ensure this mortgage has the priority required by the Royalty Deed;

(d)	enable the Mortgagee to exercise the Mortgagee’s rights in connection with the Secured Property;

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(e)	bind the Mortgagor and any other person intended to be bound under this mortgage;

(f)	enable the Mortgagee to obtain the consent to this mortgage of any other person;

(g)	enable the Mortgagee to register the power of attorney in clause 19 (“Power of attorney”) or a similar power; or

(h)	show whether the Mortgagor is complying with the Transaction Documents.

14	Rights the Mortgagee may exercise at any time

14.1	Authority to deal

Subject to the terms of the Royalty Deed, the Mortgagee may assign or otherwise deal with its rights under this mortgage in any way it considers appropriate. If the Mortgagee does this, the Mortgagor may not claim against any assignee (or any other person who has an interest in this mortgage) any right of set-off or other rights the Mortgagor has against the Mortgagee.

14.2	Right to rectify

The Mortgagee may do anything which the Mortgagor should have done under this mortgage but which the Mortgagor either has not done, or in the Mortgagee’s opinion (acting reasonably), has not done properly. If the Mortgagee does so, the Mortgagor agrees to pay the Mortgagee’s Costs on demand.

14.3	Payment of income to Mortgagee

If an Event of Default is continuing and the Mortgagee asks, the Mortgagor agrees to ensure that rent and other income from the Secured Property are paid to the Mortgagee in connection with its obligations under the Royalty Deed. If, despite this, they are paid to the Mortgagor, the Mortgagor agrees to pay them to the Mortgagee. In each case, the Mortgagee agrees to use the money it receives as set out in clause 12 (“Application of payments”).

14.4	Mortgagee not mortgagee in possession

The Mortgagee does not become a mortgagee in possession because it exercises its rights under clause 14.3 (“Payment of income to Mortgagee”) or otherwise exercise any right of inspection under the Royalty Deed.

15	Default

15.1	Events of Default

Each of the following is an Event of Default:

(a)	(non-compliance with obligations) the Mortgagor does not:

(i)	pay when due (or within 2 Business Days after the due date if the Mortgagor demonstrates to the reasonable satisfaction of the Mortgagee that failure to pay is caused by administrative or technical error beyond the control of the Mortgagor any amount payable by it under any Transaction Document in the manner required under it;

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(ii)	comply with any other obligation under any Transaction Document and, if the non-compliance can be remedied, does not remedy the non-compliance within 10 Business Days of the Mortgagee notifying the Mortgagor, or the Mortgagor becoming aware of the failure to comply (whichever is the earlier); or

(iii)	comply with any undertaking given to the Mortgagee or its solicitors by or on behalf of the Mortgagor or another person in connection with (but not in) a Transaction Document within the period specified in the undertaking or, where no period is specified and the undertaking is not an ongoing undertaking, within 10 Business Days after the date of the undertaking;

(b)	(misrepresentation) a representation, warranty or statement made, or taken to be made, by or on behalf of the Mortgagor in a Transaction Document (or any document given by or on behalf of a Mortgagor in connection with a Transaction Document) is incorrect or misleading when made or taken to be made and, if the circumstances giving rise to the misrepresentation can be remedied, the Mortgagor does not remedy them within 10 Business Days of the Mortgagee notifying the Mortgagor becoming aware of the relevant circumstances (whichever is the earlier);

(c)	(voidable, loss of priority, repudiation or unlawful)

(i)	a Transaction Document or any transaction in connection with it is or becomes (or is claimed to be by anyone other than the Mortgagee) wholly or partly void, voidable or unenforceable;

(ii)	a Transaction Document or any transaction in connection with it does not have (or is claimed not to have by anyone other than the Mortgagee) the priority which the Royalty Deed intended it to have;

(iii)	the Mortgagor or any party to a Transaction Document other than the Mortgagee rescinds or repudiates a Transaction Document (or the Mortgagor or another party attempts or takes any step to do so); or

(iv)	it is or becomes unlawful for the Mortgagor to comply with any of its obligations under the Transaction Documents;

(d)	(prior claims) a person asserts that they have a better claim than the Mortgagor in respect of any Secured Property unless that claim is an Encumbrance over the Secured Property that has priority over this mortgage as permitted under this mortgage or the Royalty Deed or to which the Mortgagee has consented to;

(e)	(Material Adverse Effect) an event occurs which has, or is likely to have (or a series of events occur which, together, have or are likely to have) a Material Adverse Effect;

(f)	(Encumbrance) the Mortgagor attempts to create an Encumbrance over the Secured Property or allows one to exist or an Encumbrance comes into existence over the Secured Property, otherwise than in accordance with a Transaction Document;

(g)	(Compulsory Acquisition) a Compulsory Acquisition occurs or a planning instrument affecting the Secured Property or the Land is imposed or varied, which in either case means that the use to which the Secured Property is being put must cease or be materially varied;

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(a)	(non-production of title deed) a title deed or instrument which has to be produced to an authority as a prerequisite to lodgment or registration of this mortgage is not produced within seven days after the Mortgagee requests the production (which need not be in writing);

(b)	(failure to notify dealing number) registration of this mortgage depends on this mortgage being connected with documents lodged with a prior unregistered dealing and the Mortgagor does not notify the Mortgagee’s solicitors of the dealing number within seven days after the Mortgagee requests that number;

(c)	(default under other Transaction Document) an event occurs which is called an “event of default” under any Transaction Document (other than this mortgage), or any other event occurs which renders enforceable an Encumbrance granted by the Mortgagor under the Transaction Documents;

(d)	(Insolvency) the Mortgagor becomes Insolvent; or

(e)	(ceasing business) the Mortgagor stops payment, ceases to carry on its business or a material part of it, or threatens to do either of those things, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Mortgagee.

15.2	Ensure no default

The Mortgagor agrees to ensure that no Event of Default occurs.

15.3	Investigation of default

If the Mortgagee reasonably believes that an Event of Default is or may be continuing, the Mortgagee may appoint a person to investigate this and report to the Mortgagee.

The Mortgagor agrees to co-operate with the appointed person and comply with every reasonable request they make (and ensure that its officers, employees, agents and attorneys do the same).

The Mortgagor agrees, within 10 Business Days of demand, to pay or reimburse the Mortgagor its Costs in connection with the investigation.

15.4	Mortgagee’s powers on default

If an Event of Default is continuing, the Mortgagee may do one or more of the following in addition to anything else the law allows the Mortgagee to do as mortgagee:

(a)	sue the Mortgagor for the Secured Money;

(b)	appoint one or more Receivers;

(c)	do anything that a Receiver could do under clause 17.4 (“Receiver’s powers”).

15.5	Order of enforcement

The Mortgagee may enforce this mortgage before it enforces other rights or remedies:

(a)	against any other person; or

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(b)	under another document, such as another Encumbrance.

If the Mortgagee has more than one Encumbrance, it may enforce them in any order it chooses.

16	Statutory powers and notices

16.1	Exclusion of PPSA provisions

To the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)	the Mortgagee need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii)	sections 142 and 143 are excluded;

(b)	for the purposes of section 115(7) of the PPSA, the Mortgagee need not comply with sections 132 and 137(3);

(c)	if the PPSA is amended after the date of this mortgage to permit the Mortgagor and the Mortgagee to agree to not comply with or to exclude other provisions of the PPSA, the Mortgagee may notify the Mortgagor that any of these provisions is excluded, or that the Mortgagee need not comply with any of these provisions as notified to the Mortgagor by the Mortgagee; and

(d)	the Mortgagor agrees not to exercise its rights to make any request of the Mortgagee under section 275 of the PPSA, to authorise the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section.

16.2	Exercise of rights by Mortgagee

If the Mortgagee exercises a right, power or remedy in connection with this mortgage, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Mortgagee states otherwise at the time of exercise. However, this clause does not apply to a right, power or remedy which can only be exercised under the PPSA.

16.3	No notice required unless mandatory

To the extent the law permits, the Mortgagor waives:

(a)	its rights to receive any notice that is required by:

(i)	any provision of the PPSA (including a notice of a verification statement); or

(ii)	any other law before a secured party or Receiver exercises a right, power or remedy; and

(b)	any time period that must otherwise lapse under any law before a secured party or Receiver exercises a right, power or remedy.

If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the law allows to be agreed (whichever is the longer).

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However, nothing in this clause prohibits the Mortgagee or any Receiver from giving a notice under the PPSA or any other law.

17	Receivers

17.1	Terms of appointment of Receiver

In exercising its power to appoint a Receiver, the Mortgagee may:

(a)	appoint a Receiver to all or any part of the Secured Property or its income; and

(b)	set a Receiver’s remuneration at any figure the Mortgagee determines appropriate, remove a Receiver and appoint a new or additional Receiver.

17.2	More than one Receiver

If the Mortgagee appoints more than one Receiver, the Mortgagee may specify whether they may act individually or jointly.

17.3	Receiver is Mortgagor’s agent

Any Receiver appointed under this mortgage is the Mortgagor’s agent unless the Mortgagee notifies the Mortgagor that the Receiver is to act as the Mortgagee’s agent. The Mortgagor is solely responsible for anything done, or not done, by a Receiver and for the Receiver’s remuneration and Costs.

17.4	Receiver’s powers

Unless the terms of appointment restrict a Receiver’s powers, the Receiver may do one or more of the following:

(a)	improve the Secured Property;

(b)	sell, transfer or otherwise dispose of the Secured Property or any interest in it;

(c)	lease, sub-lease or licence the Secured Property, or any interest in it, or deal with any existing lease, sub-lease or licence (including allowing a surrender or variation);

(d)	take or give up possession of the Secured Property as often as it chooses;

(e)	sever, remove and sell fixtures attached to the Land;

(f)	if the Mortgagor is not a corporation to which the Corporations Act applies, do anything which the law would allow a Receiver to do if the Mortgagor was a corporation incorporated (or deemed to be incorporated) under the Corporations Act;

(g)	do anything else the law allows an owner or a Receiver of the Secured Property to do.

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18	Disposal of the Secured Property is final

The Mortgagor agrees that if the Mortgagee or a Receiver sells or otherwise disposes of the Secured Property:

(a)	the Mortgagor will not challenge the acquirer’s right to acquire the Secured Property (including on the ground that the Mortgagee or the Receiver was not entitled to dispose of the Secured Property or that the Mortgagor did not receive notice of the intended disposal) and the Mortgagor will not seek to reclaim that property; and

(b)	the person who acquires the Secured Property need not check whether the Mortgagee or the Receiver has the right to dispose of the Secured Property or whether the Mortgagee or the Receiver exercises that right properly.

19	Power of attorney

19.1	Appointment

The Mortgagor irrevocably appoints the Mortgagee, each Authorised Officer of the Mortgagee, and each Receiver individually as the Mortgagor’s attorney and agrees to ratify anything an Attorney does under clause 19.2 (“Powers”).

19.2	Powers

If an Event of Default is continuing, an Attorney may:

(a)	do anything which the Mortgagor can lawfully authorise an attorney to do in connection with this mortgage, the Secured Property or a Licence for any activity carried out on or in connection with the Secured Property, or which the Attorney believes is expedient to give effect to any of the Mortgagee’s or a Receiver’s rights, powers or remedies in connection with this mortgage or at law (these things may be done in the Mortgagor’s name or the Attorney’s name, and they include signing and delivering documents, transferring, selling or leasing the Secured Property, transferring, selling or surrendering any lease, lodging or withdrawing caveats, starting, conducting and defending legal proceedings, and dealing with a Licence for any activity carried out on or in connection with the Secured Property and sending any instructions, messages or communications by which the Secured Property can be transferred or otherwise dealt with);

(b)	delegate their powers (including this power) and revoke a delegation; and

(c)	exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

19.3	Application of insolvency dividends

An Attorney need not account to the Mortgagor for any dividend received on exercising the right of proof under clause 19.2 (“Powers”) except to the extent that any dividend remains after the Mortgagee has received all of the Secured Money and all other amounts payable under this mortgage.

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20	Reinstatement of rights

Under law relating to Insolvency, a person may claim that a transaction (including a payment) in connection with the Secured Money is void or voidable. If a claim is made and upheld, conceded or compromised, then:

(a)	the Mortgagee is immediately entitled as against the Mortgagor to the rights in respect of the Secured Money to which it was entitled immediately before the transaction; and

(b)	on request from the Mortgagee, the Mortgagor agrees to do anything (including signing any document) to restore to the Mortgagee any Encumbrance (including this mortgage) it held from the Mortgagor immediately before the transaction.

The Mortgagor’s obligations under this clause are continuing obligations, independent of the Mortgagor’s other obligations under this mortgage and continue after this mortgage ends.

21	Notices and other communications

All notices, certificates, consents, approvals, waivers and other communications in connection with this mortgage must be given in accordance with clause 16 (“Notices”) of the Royalty Deed.

22	General

22.1	Prompt performance

If this mortgage specifies when a party agrees to perform an obligation, the party agrees to perform it by the time specified. Each party agrees to perform all other obligations promptly. Time is of the essence in this mortgage in respect of an obligation of the Mortgagor to pay money.

22.2	Certificates

The Mortgagee may give the Mortgagor a certificate about an amount payable or other matter in connection with this mortgage. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

22.3	Set-off

If an Event of Default is continuing, the Mortgagee may set off any amount owing by the Mortgagee to the Mortgagor (whether or not due for payment) against any amount due for payment by the Mortgagor to the Mortgagee in connection with this mortgage.

The Mortgagee may do anything necessary to effect any set-off under this clause (including varying the date for payment of any amount owing by the Mortgagee to the Mortgagor and making currency exchanges). This clause applies despite any other agreement between the Mortgagor and the Mortgagee.

A security interest created by this mortgage over any account with the Mortgagee into which money is credited is subject to the Mortgagee’s rights under this clause. This clause also applies despite any other agreement between the Mortgagor and the Mortgagee.

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22.4	Discretion in exercising rights

The Mortgagee or a Receiver may exercise a right, power or remedy or give or refuse its consent, approval or a waiver in connection with this mortgage in its absolute discretion (including by imposing conditions).

22.5	Partial exercising of rights

If the Mortgagee or a Receiver does not exercise a right, power or remedy in connection with this mortgage fully or at a given time, the Mortgagee or Receiver may still exercise it later.

22.6	Conditions of consents, approvals or waivers

The Mortgagor agrees to comply with all conditions in any consent, approval or waiver given in connection with this mortgage.

22.7	No liability for loss

Neither the Mortgagee nor a Receiver is liable for any loss, liability or Costs arising in connection with the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right, power or remedy in connection with this mortgage.

22.8	Conflict of interest

The Mortgagee and a Receiver may exercise their rights, powers and remedies in connection with this mortgage even if this involves a conflict of interest or the Mortgagee or Receiver has a personal interest in their exercise.

22.9	Mortgagee or Receiver in possession

If the Mortgagee exercises any right, power or remedy in connection with this mortgage or at law to enter or take possession of the Secured Property, it:

(a)	has complete and unfettered discretion as to how the Secured Property is managed; and

(b)	is liable to account only for rents and profits actually received by it.

The same applies to any Receiver when acting as agent of the Mortgagee.

22.10	Remedies cumulative

The rights, powers and remedies of the Mortgagee or a Receiver in connection with this mortgage are in addition to other rights, powers and remedies given in any other document or by law independently of this mortgage.

22.11	Other Encumbrances or judgments

This mortgage does not merge with or adversely affect, and is not adversely affected by, any of the following:

(a)	any Encumbrance or other right, power or remedy to which the Mortgagee is entitled; or

(b)	a judgment which the Mortgagee obtains against the Mortgagor in connection with the Secured Money.

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The Mortgagee may still exercise its rights, powers or remedies under this mortgage as well as under the judgment, other Encumbrance or the right, power or remedy.

22.12	Continuing security

This mortgage is a continuing security despite any intervening payment, settlement or other thing until the Mortgagee releases all of the Secured Property from this mortgage.

22.13	Indemnities and reimbursement obligations

Any indemnity, reimbursement, payment or similar obligation in this mortgage given by the Mortgagor:

(a)	is a continuing obligation despite the satisfaction of any payment or other obligation in connection with this mortgage, any settlement or any other thing;

(b)	is independent of the Mortgagor’s other obligations under this mortgage or any other document; and

(c)	continues after this mortgage, or any obligation arising under it, ends.

It is not necessary for the Mortgagee to incur expense or make payment before enforcing a right of indemnity in connection with this mortgage.

22.14	Rights and obligations are unaffected

The Mortgagee’s or a Receiver’s rights, powers and remedies and the Mortgagor’s obligations in connection with this mortgage are not affected by anything which might otherwise affect them at law.

22.15	Supervening law

Any present or future law which operates to vary the obligations of the Mortgagor in connection with this mortgage with the result that the Mortgagee’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

22.16	Variation and waiver

A provision of this mortgage, or right, power or remedy created under it, may not be varied or waived except in writing signed by the party or parties to be bound.

22.17	Confidentiality

Each party agrees not to disclose information provided by any other party (including the existence or contents of any Transaction Document) except:

(a)	information that is publicly available;

(b)	to any person in connection with an exercise of rights or a dealing with rights or obligations under this mortgage in connection with preparatory steps such as negotiating with any potential transferee of the Mortgagee’s rights or any other person who is considering contracting with the Mortgagee or a Receiver in connection with this mortgage;

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(c)	to officers, employees, agents, contractors, legal and other advisers and auditors of the Mortgagor, the Mortgagee or a Receiver;

(d)	to any party to this mortgage or any Related Entity of any of them, provided the recipient agrees to act consistently with this clause 22.17;

(e)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(f)	any disclosure the disclosing party reasonably believes is required by any law, stock exchange or rating agency (except this paragraph does not permit the Mortgagee to disclose any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies).

Each party consents to disclosures made in accordance with this clause 22.17.

22.18	Receipts

The receipt of a Receiver, the Mortgagee or an Authorised Officer of the Mortgagee releases the person paying money to the Receiver or the Mortgagee in connection with this mortgage from:

(a)	liability to enquire whether the Secured Money has become payable;

(b)	liability for the money paid or expressed to be received; and

(c)	being concerned to see to its application or being answerable or accountable for its loss or misapplication.

22.19	Each signatory bound

This mortgage binds each person who signs as Mortgagor even if another person who was intended to sign does not sign it or is not bound by it.

22.20	Counterparts

This mortgage may consist of a number of copies, each signed by one or more parties to it. If so, the signed copies are treated as making up a single document.

22.21	Governing law and jurisdiction

The law in force in the state or territory where the Secured Property is situated governs this mortgage. The parties submit to the non-exclusive jurisdiction of the courts of that place. To the extent permitted by law, the law of the Commonwealth as it applies in that jurisdiction governs this mortgage.

22.22	Serving documents

Without preventing any other method of service any document in an action in connection with this mortgage may be served on a party by being delivered or left at that party’s address for service of notices under clause 21 (“Notices and other communications”).

22.23	Deed

This mortgage is executed as a deed.

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Schedule – Tenements

Mining Tenements

Tenement	Mortgaged interest
CML 5	100% legal and beneficial interest
MPL 1093	100% legal and beneficial interest
MPL 1094	100% legal and beneficial interest

Exploration Tenements

Tenement	Mortgaged interest
EL 5693	100% legal and beneficial interest
EL 5983	100% legal and beneficial interest
EL 6223	0% legal interest (subject to clause 3.5), and 90% beneficial interest
EL 6907	100% legal and 90% beneficial interest

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Signing page

DATED:______________________

Mortgagor

SIGNED, SEALED AND DELIVERED by as attorney for Cobar Management Pty. Limited under power of attorney dated in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) )	By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

Mortgagee

SIGNED, SEALED AND DELIVERED by as attorney for Glencore Operations Australia Pty LIMITED under power of attorney dated in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) )	By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

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